    As filed with the Securities and Exchange Commission on August 17, 2000
                                                        Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                INFOSPACE, INC.
             (Exact name of Registrant as specified in its charter)

         Delaware                     7375                   91-1718107
     (State or other           (Primary Standard          (I.R.S. Employer
     jurisdiction of               Industrial          Identification Number)
     incorporation or         Classification Code
      organization)                 Number)

                       601 108th Avenue N.E., Suite 1200
                           Bellevue, Washington 98004
                                 (425) 201-6100
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                ----------------

                              ELLEN B. ALBEN, Esq.
                             Senior Vice President,
                           Legal and Business Affairs
                                InfoSpace, Inc.
                       601 108th Avenue N.E., Suite 1200
                           Bellevue, Washington 98004
                                 (425) 201-6100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------

                                   Copies to:
   LAWRENCE J. STEELE, Esq.                    FRANCIS J. FEENEY, Jr., Esq.
CHRISTOPHER J. BELLAVIA, Esq.                      LAURA S. SARAH, Esq.
    DREW G. MARKHAM, Esq.                      Hutchins, Wheeler & Dittmar
   Wilson Sonsini Goodrich &                    A Professional Corporation
          Rosati, P.C.                              101 Federal Street
     5300 Carillon Point                       Boston, Massachusetts 02109
  Kirkland, Washington 98033                          (617) 951-6600
        (425) 576-5800

                                ----------------

  Approximate date of commencement of proposed sale to the public: Upon consummation of the merger described herein.
  If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------
------------------------------------------------------------------------------
 Title of each Class of                                            Amount of
    Securities to be     Amount to be      Proposed Maximum       Registration
       Registered         Registered  Aggregate Offering Price(1)    Fee(2)
------------------------------------------------------------------------------
Common stock, par value
 $0.0001 per share.....   82,619,191        $2,220,299,707          $586,159
------------------------------------------------------------------------------
------------------------------------------------------------------------------

(1) Based upon the estimated number of shares of common stock of the Registrant to be issued to stockholders of Go2Net, Inc. pursuant to the merger described herein based on the shares of Go2Net, Inc. common stock outstanding on the date hereof and issuable upon the conversion of shares of Go2Net, Inc. preferred stock outstanding on the date hereof and the exercise of vested options to purchase Go2Net, Inc. common stock.
(2) Pursuant to Rule 457(c) and (f) under the Securities Act of 1933, as amended, the registration fee has been calculated based on the average of the high and low prices per share of Go2Net, Inc.'s common stock on August 16, 2000 as reported on the Nasdaq National Market multiplied by the shares of Go2Net, Inc. common stock outstanding on the date hereof and issuable upon the conversion of shares of Go2Net, Inc. preferred stock outstanding on the date hereof and the exercise of vested options to purchase Go2Net, Inc. common stock.

                                ----------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this Joint Proxy Statement/Prospectus is not complete and + +may be changed. We may not issue the Common Stock to be issued in connection + +with the merger described in this Joint Proxy Statement/Prospectus until the + +registration statement filed with the Securities and Exchange Commission is + +effective. Any representation to the contrary is a criminal offense. This + +Joint Proxy Statement/Prospectus is not an offer to sell these securities, +
+and neither InfoSpace nor Go2Net is soliciting an offer to buy these          +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                  Subject to completion, Dated August 17, 2000


[LOGO OF INFOSPACE]                                             [LOGO OF GO2NET]

                        JOINT PROXY STATEMENT/PROSPECTUS

                          INFOSPACE, INC./GO2NET, INC.

To the stockholders of InfoSpace, Inc. and Go2Net, Inc.:

  After careful consideration, the boards of directors of InfoSpace and Go2Net have unanimously approved a merger between InfoSpace and Go2Net.

  If the merger is completed, each share of Go2Net common stock will be exchanged for 1.82 shares of InfoSpace common stock. InfoSpace common stock is traded on the Nasdaq National Market under the trading symbol "INSP," and on August 15, 2000, the closing price of InfoSpace common stock was $27.625 per share. Based on the capitalization of the two companies as of July 31, 2000, 73,587,875 shares of InfoSpace common stock in the aggregate would be issued to Go2Net stockholders in connection with the merger, representing approximately 23.9% of the outstanding shares of InfoSpace common stock after the merger.

  The merger cannot be completed unless a quorum of the outstanding shares of InfoSpace and Go2Net are represented in person or by proxy at each of the stockholder meetings described below, and not less than a majority of the shares represented at the InfoSpace meeting and the holders of a majority of the outstanding shares of Go2Net vote in favor of the proposals presented relating to the merger. The attached joint proxy statement/prospectus provides detailed information concerning InfoSpace, Go2Net, the merger and proposals related to the merger. Please give all of the information contained in the joint proxy statement/prospectus your careful attention. In particular, you should carefully consider the discussion in the section entitled "Risk Factors" beginning on page 10 of this joint proxy statement/prospectus.

  After careful consideration, the boards of directors of both InfoSpace and Go2Net have unanimously determined the merger to be fair to the stockholders of their companies and in their best interests. The boards of directors of both companies unanimously recommend its approval to the stockholders of their respective companies.

  Stockholders of InfoSpace and Go2Net are cordially invited to attend stockholder meetings to vote on the proposals related to the merger:

  . The special meeting of InfoSpace stockholders will be held on [September
    29], 2000 at 9:00 a.m. local time at       . Only stockholders who hold
    shares of InfoSpace at the close of business on [August 28], 2000 will be entitled to vote at this special meeting.

  . The special meeting of Go2Net stockholders will be held on [September 29],
    2000 at 9:00 a.m. local time at    . Only stockholders who hold shares of
    Go2Net at the close of business on [August 28], 2000 will be entitled to vote at this special meeting.

  YOUR VOTE IS VERY IMPORTANT. Please use this opportunity to take part in the affairs of InfoSpace and Go2Net by voting on the proposals related to the merger. Whether or not you plan to attend the InfoSpace or Go2Net meeting, please complete, sign, date and return the accompanying proxy in the enclosed self-addressed stamped envelope. Returning the proxy does NOT deprive you of your right to attend the appropriate meeting and to vote your shares in person.

  We appreciate your consideration of this matter.

/s/ Naveen Jain         /s/ Arun Sarin          /s/ Russell C. Horowitz

 Naveen Jain         Arun Sarin                  Russell C. Horowitz
 Chairman            Chief Executive Officer     Chairman and Chief
 InfoSpace, Inc.     InfoSpace, Inc.             Executive Officer
                                                 Go2Net, Inc.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.


 This joint proxy statement/prospectus is dated    , 2000 and was first mailed
                     to stockholders on or about    , 2000

                      WHERE YOU CAN FIND MORE INFORMATION

  This joint proxy statement/prospectus incorporates important business and financial information about Go2Net from other documents that are not included in or delivered with the joint proxy statement/prospectus. We will provide to you a copy of this information or information regarding InfoSpace, without charge, upon your written or oral request. You should make any request for documents by September 21, 2000 to ensure timely delivery of the documents.

  Requests for documents relating   Requests for documents relating to Go2Net
  to InfoSpace should be directed             should be directed to:
                to:
                                                   Go2Net, Inc.
                                                     Pier 70
          InfoSpace, Inc.                  2801 Alaskan Way, Suite 200
       601 108th Avenue N.E.                    Seattle, WA 98121
            Suite 1200                            (206) 357-4000
    Bellevue, Washington 98004           Attention: Ethan Caldwell, Esq.
          (425) 201-6100
  Attention: Ellen B. Alben, Esq.

  See "Documents Incorporated by Reference" which begins on page 151.

                                INFOSPACE, INC.
                       601 108th Avenue N.E., Suite 1200
                           Bellevue, Washington 98004
                                 (425) 201-6100

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
               TO BE HELD ON [SEPTEMBER 29,] 2000 at [9:00] a.m.

To Our Stockholders:

  A Special Meeting of Stockholders of InfoSpace, Inc. will be held at
            , on [September 29,] 2000 at [9:00] a.m., Pacific time, for the following purposes:

  1. To approve the issuance of shares of InfoSpace common stock in the proposed merger of a wholly- owned subsidiary of InfoSpace with and into Go2Net, Inc., as contemplated by the Agreement and Plan of Reorganization dated as of July 26, 2000, by and among InfoSpace, Go2Net and a wholly-owned subsidiary of InfoSpace. InfoSpace will issue 1.82 shares of common stock in exchange for each outstanding share of common stock of Go2Net, and Go2Net will become a wholly-owned subsidiary of InfoSpace.

  2. To transact any other business that properly comes before the Special Meeting or any adjournments or postponements thereof.

  The accompanying joint proxy statement/prospectus describes the proposed merger in more detail. We encourage you to read the entire document carefully.

  We have fixed the close of business on [August 28], 2000 as the record date for the determination of our stockholders entitled to vote at this meeting.

                                          By order of the board of directors
                                          of InfoSpace, Inc.

                                          /s/ Ellen B. Alben

                                          Ellen B. Alben
                                          Secretary

Bellevue, Washington
      , 2000

   Whether or not you expect to be present at the meeting, to assure that your shares are represented at the meeting, please mark, date and sign the enclosed proxy card and return it in the envelope which has been provided. No postage is required for mailing in the United States. In the event you are able to attend the meeting, you may revoke your proxy and vote your shares in person.

                                  GO2NET, INC.
                                    Pier 70
                          2801 Alaskan Way, Suite 200
                               Seattle, WA 98121
                                 (206) 357-4000

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
               TO BE HELD ON [SEPTEMBER 29,] 2000 at [9:00] a.m.

To Our Stockholders:

  A Special Meeting of Stockholders of Go2Net, Inc. will be held at
             , on [September 29,] 2000, at 9:00 a.m. for the following purposes:

1. To consider and vote on the adoption of the Agreement and Plan of Reorganization, dated as of July 26, 2000, by and among InfoSpace, Inc., Go2Net, and a wholly-owned subsidiary of InfoSpace, and the approval of the proposed merger of the wholly-owned subsidiary of InfoSpace with and into Go2Net, as contemplated by this merger agreement. In the merger, InfoSpace will issue 1.82 shares of its common stock in exchange for each outstanding share of common stock of Go2Net, and Go2Net will become a wholly-owned subsidiary of InfoSpace.

2. To transact any other business that properly comes before the Special Meeting or any adjournments or postponements thereof.

  The accompanying joint proxy statement/prospectus describes the proposed merger in more detail. We encourage you to read the entire document carefully.

  We have fixed the close of business on [August 28], 2000, as the record date for the determination of our stockholders entitled to vote at the meeting.

                                          By order of the board of directors
                                           of
                                          Go2Net, Inc.

                                          /s/ Ethan A. Caldwell, Esq.
                                          Ethan A. Caldwell, Esq.
                                          Secretary

Seattle, Washington
       , 2000

   Whether or not you expect to be present at the meeting, to assure that your shares are represented at the meeting, please mark, date and sign the enclosed proxy card and return it in the envelope which has been provided. No postage is required for mailing in the United States. In the event you are able to attend the meeting, you may revoke your proxy and vote your shares in person.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS...........................   1
  The Companies...........................................................   2
  We are proposing a merger of InfoSpace and Go2Net.......................   3
  Our reasons for proposing the merger of InfoSpace and Go2Net............   4
  Steps for you to take...................................................   5
  Other matters to consider...............................................   7


FORWARD-LOOKING STATEMENTS................................................   9


RISK FACTORS..............................................................  10
  General Risks Related to the Merger.....................................  10
  Risks Relating to InfoSpace.............................................  14
  Risks Relating to Go2Net................................................  24


PRO FORMA COMBINED CONSOLIDATED FINANCIAL DATA............................


INFOSPACE SELECTED CONSOLIDATED FINANCIAL DATA............................  32


GO2NET SELECTED CONSOLIDATED FINANCIAL DATA...............................  34


COMPARATIVE PER SHARE DATA................................................  35


MARKET PRICE AND DIVIDEND INFORMATION.....................................  36


THE INFOSPACE MEETING.....................................................  38


THE GO2NET MEETING........................................................  41


THE MERGER................................................................  44
  Background of the merger................................................  44
  Recommendation of InfoSpace's board of directors and InfoSpace's reasons for the merger.........................................................  46
  Recommendation of Go2Net's board of directors and Go2Net's reasons for the merger.............................................................  48
  Opinion of InfoSpace's financial advisor................................  50
  Opinion of Go2Net's financial advisor...................................  56
  Interests of certain persons in the merger..............................  65
  Completion and effectiveness of the merger..............................  65
  Structure of the merger and conversion of Go2Net common stock...........  66
  Exchange of Go2Net stock certificates for InfoSpace stock certificates..  66
  No dividends............................................................  66
  Material United States federal income tax considerations................  66
  Accounting treatment for the merger.....................................  68
  Regulatory filings and approvals required to complete the merger........  68
  Certain securities laws considerations..................................  69
  No appraisal rights.....................................................  69
  Listing on the Nasdaq National Market of InfoSpace common stock to be issued in the merger...................................................  69
  Delisting and deregistration of Go2Net common stock after the merger....  69
  Conduct of business if merger is not completed..........................  69


THE MERGER AGREEMENT......................................................  70
  General.................................................................  70
  The exchange ratio and treatment of Go2Net preferred stock and common stock..................................................................  70
  Treatment of restricted stock of Go2Net.................................  70
  Treatment of Go2Net stock options.......................................  70
  Exchange of certificates................................................  71

                                                                           Page
                                                                           ----
  Representations and warranties.........................................   71
  Conduct of business before completion of the merger....................   72
  No solicitation by Go2Net..............................................   73
  Go2Net stockholder's meeting...........................................   75
  InfoSpace stockholder's meeting........................................   75
  Employee benefits matters..............................................   75
  Conditions to completion of the merger.................................   76
  Termination of the merger agreement....................................   77
  Payment of termination fee by Go2Net...................................   78
  Operations after the merger............................................   79
  Extension, waiver and amendment of the merger agreement................   79


AGREEMENTS RELATED TO THE MERGER.........................................   80
  InfoSpace Voting Agreements............................................   80
  Go2Net Voting Agreements...............................................   80
  InfoSpace Affiliate Agreements.........................................   81
  Go2Net Affiliate Agreements............................................   81
  Option Agreement.......................................................   81


INFOSPACE BUSINESS.......................................................   84


INFOSPACE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS...................................................   97


INFOSPACE MANAGEMENT.....................................................  112


INFOSPACE PRINCIPAL STOCKHOLDERS.........................................  120


INFOSPACE TRANSACTIONS WITH RELATED PARTIES..............................  122


GO2NET BUSINESS..........................................................  124


GO2NET PRINCIPAL STOCKHOLDERS............................................  125


UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS...........  127


DESCRIPTION OF INFOSPACE CAPITAL STOCK...................................  137


COMPARISON OF STOCKHOLDER RIGHTS AND CORPORATE GOVERNANCE MATTERS........  142


MATERIAL CONTACTS........................................................  149


LEGAL MATTERS............................................................  149


EXPERTS..................................................................  149


STOCKHOLDER PROPOSALS....................................................  150


DOCUMENTS INCORPORATED BY REFERENCE......................................  151


INDEX TO FINANCIAL STATEMENTS............................................  F-1


ANNEX A   The Merger Agreement
ANNEX B   Opinion of InfoSpace's Financial Advisor, Morgan Stanley & Co.
          Incorporated
ANNEX C   Opinion of Go2Net's Financial Advisor, Merrill Lynch, Pierce,
          Fenner & Smith Incorporated

                SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS

  This joint proxy statement/prospectus pertains to the merger of a wholly-owned subsidiary of InfoSpace with and into Go2Net, and it is being sent to the holders of InfoSpace common stock and the holders of Go2Net common stock and preferred stock. This summary may not contain all of the information that is important to you. You should read carefully this entire document, including the merger agreement and its exhibits and other documents attached to this joint proxy statement/prospectus and the other documents referenced in it for a more complete understanding of the merger. In particular, you should read the merger agreement (and the exhibits to the merger agreement), which is attached as Annex A and is incorporated by reference into this joint proxy statement/prospectus, the opinion of Morgan Stanley & Co. Incorporated, which is attached as Annex B, and the opinion of Merrill Lynch Pierce Fenner & Smith Incorporated, which is attached as Annex C.

                                 The Companies

                              [LOGO OF INFOSPACE]

                                InfoSpace, Inc.
                             601 108th Avenue, N.E.
                                   Suite 1200
                               Bellevue, WA 98004
                                 (425) 201-6100

                            http://www.infospace.com

  InfoSpace is an international information infrastructure services company. InfoSpace provides commerce, information and communication infrastructure services for wireless devices, merchants and Web sites. Our affiliates utilize and distribute these services through a network of wireless and other devices including PCs, cellular phones, pagers, screen telephones, television set-top boxes, online kiosks and personal digital assistants as well as PC-based Web sites. We have relationships with AT&T Wireless, Verizon Wireless, Vodafone AirTouch, ALLTEL, Voicestream, Qwest, Intel, Ericsson, Nokia, Mitsui and Acer America. InfoSpace's affiliate network also consists of more than 3,100 Web sites that include America Online, Microsoft's MSN, Disney's GO Network, NBC's Snap, Lycos, Go2Net and ABC LocalNet, among others.


                                [LOGO OF GO2NET]


                                  Go2Net, Inc.
                                    Pier 70
                          2801 Alaskan Way, Suite 200
                               Seattle, WA 98121
                                 (206) 357-4000

                             http://www.go2net.com

  Go2Net is a provider of Internet applications and infrastructure technologies for both narrowband and broadband devices. Go2Net offers services in the categories of search and directory, small business and electronic commerce, personal finance and multi-player games. Go2Net also offers electronic commerce solutions to online merchants by providing payment authorization and other services to small and medium-sized businesses. Go2Net is using its proprietary, scaleable technology platforms to develop private label portal and electronic commerce solutions for strategic partners to extend the distribution of its products and services. We have relationships with a number of companies, including Amazon.com, Ameritech, Hasbro, Inc., JP Morgan & Co., Merrill Lynch
& Co., National Discount Brokers, Inc., Net2Phone, Inc., Office Max and US West. Since inception, a significant portion of Go2Net's revenue has been derived from advertising sales.

               We are proposing a merger of InfoSpace and Go2Net

Q: What is the proposed merger? (see page 44)

A. In the proposed merger, a wholly-owned subsidiary of InfoSpace will merge with and into Go2Net. Go2Net will survive the merger as a wholly-owned subsidiary of InfoSpace. The merger agreement is attached to this joint proxy statement/prospectus as Annex A. You are encouraged to read it carefully.

Q: What will the Go2Net stockholders receive in the merger? (see page 70)

A. Following the merger:

   . Go2Net common stockholders will receive, in exchange for each of their Go2Net shares, 1.82 shares of InfoSpace common stock.

   . Each option to purchase Go2Net common stock outstanding immediately before the completion of the merger will automatically become an option to purchase shares of InfoSpace common stock. The number of shares of InfoSpace common stock which may be purchased under such option will be equal to the product of the number of Go2Net shares that were purchasable before the merger multiplied by 1.82. The exercise price per share will be the pre-merger exercise price divided by 1.82.

   . Instead of fractional shares in the merger, Go2Net stockholders will receive cash in an amount equal to such fraction multiplied by the average closing prices reported on the Nasdaq National Market for InfoSpace common stock for the five (5) trading days immediately preceding the effective date of the merger.

Q: When do you expect the merger to be completed?

A. InfoSpace and Go2Net are working toward completing the merger as quickly as possible. We hope to complete the merger no later than December 31, 2000.

Q: Are there risks involved in undertaking the merger?

A. Yes. In evaluating the merger, you should carefully consider the factors discussed in the section of the joint proxy statement/prospectus entitled "Risk Factors" beginning on page 10.

Q: What are the conditions to completion of the merger? (see page 76)

A. InfoSpace's and Go2Net's respective obligations to complete the merger are subject to the satisfaction or waiver of specified closing conditions. If either InfoSpace or Go2Net waives any conditions, each company will consider the facts and circumstances at that time and make a determination whether a resolicitation of proxies from its respective stockholders is appropriate.

Q: What stockholder approvals are required for approval of the merger? (see pages 38 and 41)

A. The holders of a majority of the shares of InfoSpace common stock (including the outstanding preferred stock which votes together with the common stock) present or represented by proxy at the stockholders' meeting must approve the issuance of InfoSpace common stock in the merger.

   The holders of a majority of the outstanding shares of Go2Net common stock (including shares of Go2Net preferred stock voting on an as-converted basis) and the holders of a majority of the Go2Net preferred stock (voting as a separate class) must adopt the merger agreement and approve the merger.

Q: Are there any stockholders already committed to voting in favor of the merger and the share issuance? (see pages 38 and 41)

A. Yes.

   . InfoSpace stockholders who collectively held approximately 24.1% of the outstanding InfoSpace common stock as of

     July 26, 2000 entered into voting agreements requiring them to vote all of their shares in favor of the issuance of InfoSpace common stock in the merger.

   . Go2Net stockholders who collectively held approximately 36.8% of the voting power of the Go2Net common stock (including shares of Go2Net preferred stock voting on an as-converted basis) outstanding as of July 26, 2000 entered into voting agreements requiring them to vote all of their shares in favor of adoption of the merger agreement and the approval of the merger.

Q: Who will be the directors of InfoSpace following the merger? (see page 65)

A. Following the merger, the board of directors of InfoSpace is expected to consist of five of the then current members of InfoSpace's board of directors, and Russell C. Horowitz, William D. Savoy and a designee of Messrs. Horowitz and Savoy acceptable to InfoSpace.

Q: Who will be the executive officers of InfoSpace following the merger?

A. Following the merger, the executive management team of InfoSpace is expected to include:

   . Naveen Jain, as Chairman;

   . Arun Sarin, as Vice Chairman and Chief Executive Officer;

   . Russell Horowitz, as Vice Chairman and President; and

   . Rand L. Rosenberg, as Chief Financial Officer.


          Our reasons for proposing the merger of InfoSpace and Go2Net

Q: Why are InfoSpace and Go2Net proposing the merger? (see page 44)

A. InfoSpace and Go2Net are proposing the merger to create an infrastructure services company to deliver an end-to-end integrated platform of applications and technologies for multiple platforms including narrowband and broadband PCs, TVs, personal digital assistants, pagers, cellular phones and other Web appliances.

Q: Does the board of directors of InfoSpace recommend voting in favor of issuing InfoSpace shares in the merger? (see page 46)

A. Yes. After careful consideration, InfoSpace's board of directors unanimously recommends that its stockholders vote in favor of the issuance of InfoSpace common stock to the stockholders of Go2Net in the merger.

Q: Does the board of directors of Go2Net recommend voting in favor of the merger agreement and the merger? (see page 48)

A. Yes. After careful consideration, Go2Net's board of directors unanimously recommends that its stockholders vote in favor of adoption of the merger agreement and the approval of the proposed merger.

Q: Do persons involved in the merger have interests which may conflict with mine? (see page 13)

A. Yes. When considering the recommendations of InfoSpace's and Go2Net's boards of directors, you should be aware that certain Go2Net directors and officers have interests in the merger that are different from, or are in addition to, yours. These interests include the employment of some Go2Net executive officers by InfoSpace after the merger, the appointment of some Go2Net directors to the InfoSpace board and the indemnification of directors and officers of Go2Net against certain liabilities both before and after the merger.

Q: Did InfoSpace's and Go2Net's financial advisors render favorable opinions concerning the merger? (see pages 50 and 56)

A. Yes.

   . In connection with the merger, InfoSpace's board of directors considered the opinion it received from the company's financial advisor, Morgan Stanley & Co. Incorporated, as to the fairness, from a financial point of view, to InfoSpace, of the exchange ratio provided for in the merger agreement.

   . Go2Net's board of directors considered the opinion it received from the company's financial advisor, Merrill Lynch Pierce Fenner & Smith Incorporated, as to the fairness, from a financial point of view, to the holders of Go2Net common stock, of the exchange ratio provided for in the merger agreement.

   . The full text of the written opinions of the financial advisors are attached to the back of this document as Annex B and Annex C, you should read them carefully in their entirety to understand the procedures followed, the assumptions made, matters considered and limitations on the review undertaken in providing the opinions. The opinion of Morgan Stanley & Co. Incorporated is directed to the InfoSpace board, and the opinion of Merrill Lynch is directed to the Go2Net board. These opinions do not address the prices at which InfoSpace's common stock will trade after the proposed merger and do not constitute a recommendation to any stockholder as to how to vote with respect to any matter relating to the proposed merger.

                             Steps for you to take

Q: What do I need to do now? (see page 38 or 41)

A. After carefully reading and considering the information contained in this joint proxy statement/prospectus, please mail your signed proxy card in the enclosed return envelope.

   If you do not include instructions on how to vote your properly signed proxy card, your common stock will be voted "FOR" approval of matters related to the merger.

   Your vote is important regardless of the number of shares that you own.

Q: When and where will the vote take place? (see page 38 or 41)

A. Special meeting of InfoSpace stockholders. The InfoSpace special meeting
   will be held at [   ] on September 29, 2000, starting at 9:00 a.m., Pacific
   time.

Special meeting of Go2Net stockholders. The Go2Net special meeting will be held
   at [      ] on September 29, 2000, starting at 9:00 a.m., Pacific time.

Q: Should I send in my Go2Net stock certificates now?

A. No. After the merger is completed, InfoSpace will send you written instructions for exchanging your Go2Net stock certificates for InfoSpace stock certificates.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A. Your broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

Q: What do I do if I want to change my vote? (see page 38 or 41)

A. You can change your vote at any time before your proxy is voted at your special meeting. There are three ways for you to do this:

   1. Send written notice to the secretary of InfoSpace or Go2Net (as appropriate) that you wish to change or revoke your proxy,

   2. Sending a completed proxy bearing a later date than your original proxy prior to the vote at the special meeting, or

   3. Attend the stockholder meeting and vote in person.

Q: What happens if a Go2Net stockholder does not vote? (see page 42)

A. If a Go2Net stockholder fails to submit a proxy or vote at the special meeting, it will have the same effect as a vote against adoption of the merger agreement and approval of the merger.

   . If you return your proxy and do not indicate how you want to vote, your proxy will be counted as a vote to adopt the merger agreement and approve the merger.

   . If you submit a proxy and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum but will not be voted at the special meeting. Consequently, your abstention will have the same effect as a vote against adoption of the merger agreement and approval of the merger.

Q: What happens if an InfoSpace stockholder doesn't vote? (see page 39)

A. If you are an InfoSpace stockholder and do not submit a proxy or vote at the special meeting, your shares will not be counted as present for purposes of determining the presence or absence of a quorum and will have no effect on the outcome of the proposal to approve the issuance of InfoSpace common stock in the merger.

   . If you submit a proxy and do not indicate how you want to vote, your proxy will be counted as a vote to approve the issuance of shares of InfoSpace common stock in connection with the merger.

   . If you submit a proxy and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum but will not be voted at the special meeting. Consequently, your abstention will have the same effect as a vote against the issuance of InfoSpace's common stock in connection with the merger.

Q: Am I entitled to dissenters' or appraisal rights in connection with the merger? (see page 69)

A. No. Under Delaware law, neither stockholders of InfoSpace nor stockholders of Go2Net are entitled to dissenters' or appraisal rights in connection with the merger.

                           Other matters to consider

Q: How do the market prices of InfoSpace and Go2Net common stock compare?
   (see page 36)

A. Shares of InfoSpace common stock and Go2Net common stock are listed on the Nasdaq National Market. InfoSpace's trading symbol is "INSP," and Go2Net's trading symbol is "GNET." On July 25, 2000, the last full trading day prior to the public announcement of the proposed merger, the last reported sale prices were:

   . $46.3125 per share of InfoSpace common stock, and

   . $62.125 per share of Go2Net common stock.

   On August 15, 2000 the last reported sale prices were:

   . $27.625 per share of InfoSpace common stock, and

   . $49.3125 per share of Go2Net common stock.

   InfoSpace and Go2Net urge you to obtain current market quotations.

Q: What are the United States federal income tax consequences of the merger?
   (see page 66)

A. We expect that, in general, InfoSpace, Go2Net and Go2Net's stockholders will not recognize gain or loss for United States federal income tax purposes as a result of the merger, except for gain or loss attributable to cash received by Go2Net stockholders instead of fractional shares. It is a condition to the merger that both InfoSpace and Go2Net receive legal opinions to the effect that the merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

   Set forth in "The Merger--Material United States Federal Income Tax Considerations" is a description of the material current United States federal income tax consequences of the transaction. The tax consequences to each Go2Net stockholder will depend on the facts of that stockholder's own situation. Therefore, Go2Net stockholders are urged to consult their own tax advisors to determine their particular tax consequences.

Q: How will the merger be accounted for? (see page 68)

A. InfoSpace intends to account for the merger as a "pooling-of-interests" for financial accounting purposes, in accordance with accounting principles generally accepted in the United States of America. As a result, for accounting and financial reporting purposes, we will treat our companies as if they had always been one company.

Q: Does the merger agreement permit termination of the merger? (see page 77)

A. Yes. The merger agreement may be terminated by either InfoSpace or Go2Net prior to the effectiveness of the merger under some circumstances.

Q: Could payment of a termination fee be required in connection with the merger? (see page 78)

A. Yes. If the merger agreement is terminated upon some specified occurrences, Go2Net may be required to pay to InfoSpace a termination fee of $120,000,000. In addition, Go2Net granted InfoSpace an option to purchase the number of its shares of common stock equal to 19.9% of its shares outstanding as of July 26, 2000 for an exercise price of $84.28 per share. InfoSpace may exercise the option if specified events occur which give InfoSpace or Go2Net the right to terminate the merger agreement. However, the total profit that InfoSpace receives in connection with the termination fee and this option may not exceed $120,000,000.

Q: May Go2Net negotiate with other parties? (see page 73)

A. Generally, no. Go2Net agreed, subject to limited exceptions for responses to or negotiations in connection with unsolicited bona fide offers, not to initiate or engage in discussions with another party concerning a business combination with a party other than InfoSpace while the merger is pending.

Q: Are there restrictions on the ability to sell InfoSpace stock received as a result of the merger? (see page 69)

A. All InfoSpace common stock received by Go2Net stockholders in connection with the merger will be freely transferable unless the holder is considered an affiliate of either InfoSpace or Go2Net under the Securities Act of 1933, as amended. Shares of InfoSpace held by its affiliates may only be sold pursuant to a registration statement or an exemption from the registration requirements of the Securities Act.

   In addition, certain InfoSpace stockholders and Go2Net stockholders that will hold in the aggregate approximately 104,709,063 million shares of InfoSpace common stock following the merger have agreed not to sell or transfer such shares for a period ending on the date InfoSpace publicly announces financial results covering at least 30 days of combined operations of InfoSpace and Go2Net.

                           FORWARD-LOOKING STATEMENTS

  You should not rely on forward-looking statements in this joint proxy statement/prospectus. This joint proxy statement/prospectus contains forward-looking statements that involve risks and uncertainties. InfoSpace and Go2Net use words such as "anticipates," "believes," "plans," "expects," "future," "intends," "may," "will," "should," "estimates," "predicts," "potential," "continue" and similar expressions to identify such forward-looking statements. When used by InfoSpace or Go2Net in this joint proxy statement/prospectus, these forward-looking statements include, but are not limited to statements regarding:

   .  their business and growth strategy,

   . the expected demand for and benefits of their services for their affiliates, advertisers, content providers and distribution partners,

   . anticipated benefits from the businesses and technologies they have acquired or intend to acquire,

   .  future carriage fees,

   .  increased advertising and public relations expenditures,

   .  increased operating expenses and the reasons for such increases,

   .  expected operating losses,

   .  increased costs of revenues,

   .  increased product development expenses,

   .  increased sales, general and administrative expenses,

   .  anticipated capital equipment expenditures and

   .  anticipated cash needs.

  This joint proxy statement/prospectus also contains forward-looking statements attributed to third parties relating to their estimates regarding the growth of certain markets. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause InfoSpace's and Go2Net's and the Internet services industry's actual results, levels of activity, performance, achievements and prospects to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and other factors include, among others, those identified under "Risk Factors" and elsewhere in this joint proxy statement/prospectus.

  These forward-looking statements apply only as of the date of this joint proxy statement/prospectus. InfoSpace and Go2Net undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed in this joint proxy statement/prospectus might not occur.

                                  RISK FACTORS

  The merger involves a high degree of risk. By voting in favor of the merger or the share issuance, as applicable, current Go2Net stockholders will be choosing to invest in InfoSpace common stock, and current InfoSpace stockholders will face dilution of their ownership interest in InfoSpace. An investment in InfoSpace common stock involves a high degree of risk. In addition to the other information contained in this joint proxy statement/prospectus, you should carefully consider all of the following risk factors relating to the proposed merger, the combined company, InfoSpace and Go2Net in deciding whether to vote for the merger or the share issuance.

General Risks Related to the Merger

  InfoSpace's stock price is volatile. The value of InfoSpace common stock issued in the merger will depend on its market price at the time of the merger, and no adjustment will be made as a result of changes in the market price of InfoSpace's common stock.

  At the closing of the merger, each share of Go2Net common stock will be exchanged for 1.82 shares of InfoSpace common stock. This exchange ratio will not be adjusted for changes in the market price of InfoSpace common stock or Go2Net common stock. In addition, neither InfoSpace nor Go2Net may terminate or renegotiate the merger agreement, and Go2Net may not resolicit the vote of its stockholders solely because of changes in the market price of InfoSpace common stock or Go2Net common stock. Any reduction in InfoSpace's common stock price will result in Go2Net stockholders receiving less value in the merger at closing. Go2Net stockholders will not know the exact value of InfoSpace's common stock to be issued to them in the merger at the time of the special meeting of Go2Net stockholders.

  The market price of InfoSpace's common stock, like that of the shares of many other technology and Internet companies, has been and is expected to continue to be volatile. For example, since InfoSpace's initial public offering on December 15, 1998, InfoSpace common stock traded as high as $138.50 per share and as low as $1.88 per share.

  Recently, the stock market in general and the shares of Internet companies in particular have experienced significant price fluctuations. The market price of InfoSpace common stock is expected to continue to fluctuate significantly in response to various factors, including:

  . actual or anticipated variations in quarterly results of operations;

  . the addition or loss of affiliates or content providers;

  . announcements of technological innovations, new products or services by InfoSpace or its competitors;

  . changes in financial estimates or recommendations by securities analysts;

  . conditions or trends in the Internet and online commerce industries;

  . changes in the market valuations of other Internet, online service or software companies;

  . InfoSpace's announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

  . additions or departures of key personnel;

  . sales of its common stock;

  . general market conditions; and

  . other events or factors, many of which are beyond InfoSpace's control.

  In addition, the stock market in general, and the Nasdaq National Market and the market for Internet and technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors may materially and adversely affect InfoSpace's stock price, regardless of its operating performance.

InfoSpace will face significant challenges in integrating InfoSpace and Go2Net and, as a result, may not realize the expected benefits of the merger.
  Integrating the operations, systems and personnel of InfoSpace and Go2Net will be a complex process, and InfoSpace is uncertain that the integration will be completed in a timely manner or will achieve the anticipated benefits of the merger. The challenges involved in this integration include:

  . retaining existing customers and strategic partners of each company;

  . retaining and integrating management and other key employees of both
    InfoSpace and Go2Net;

  . coordinating research and development activities to enhance introduction of new products, services and technologies;

  . combining product and service offerings effectively and quickly;

  . transitioning all systems to a common information technology system;

  . persuading employees that the business cultures of InfoSpace and Go2Net are compatible;

  . offering products and services of InfoSpace and Go2Net to each other's customers and partners;

  . bringing together the companies' marketing efforts so that the industry receives useful information about the merger; and

  . developing and maintaining uniform standards, controls, procedures and policies.

  It is not certain that InfoSpace and Go2Net can be successfully integrated in a timely manner or at all or that any of the anticipated benefits will be realized. Risks to successful integration of the companies include:

  . the impairment of relationships with employees, customers and business partners as a result of the integration of management and other key personnel;

  . the potential disruption of InfoSpace's ongoing business and distraction of its management;

  . the difficulty of incorporating acquired technology and rights into the product and service offerings of InfoSpace; and

  . unanticipated expenses related to integration of the two companies.

  InfoSpace may not succeed in addressing these risks or any other problems encountered in connection with the merger. The diversion of the attention of InfoSpace's management and any difficulties encountered in the process of combining the companies could cause the disruption of, or a loss of momentum in, the activities of InfoSpace's business. Further, neither InfoSpace nor Go2Net can assure you that the growth rate of the combined company will equal the historical growth rates experienced by InfoSpace or Go2Net.

If InfoSpace does not successfully integrate Go2Net or the merger's benefits do not meet the expectations of investors or financial or industry analysts, the market price of InfoSpace common stock may decline.

  The market price of InfoSpace common stock may decline as a result of the merger if:

  . the combined company is unable to obtain additional capital on acceptable terms when required;

  . the integration of InfoSpace and Go2Net is not completed in a timely and efficient manner;

  . InfoSpace does not achieve the benefits of the merger as rapidly as, or to the extent, anticipated by financial or industry analysts;

  . InfoSpace's assumptions about Go2Net's business model and operations, considered on a stand-alone basis, such as the ability of Go2Net to distribute applications and infrastructure technologies through narrowband and broadband platforms and to continue to execute its strategic plan, prove incorrect, thereby requiring additional capital to fund the operating losses of such facilities;

  . the effect of the merger on InfoSpace's financial results is not consistent with the expectations of financial or industry analysts; or

  . significant stockholders of InfoSpace following the merger decide to dispose of their shares because the results of the merger are not consistent with their expectations.

Failure to complete the merger could negatively impact the market price of Go2Net common stock and InfoSpace common stock.

  If the merger is not completed for any reason, Go2Net and InfoSpace will be subject to a number of material risks, including:

  . the provision in the merger agreement that Go2Net could be required to pay InfoSpace a termination fee in the amount of $120 million;

  . the market price of Go2Net common stock and InfoSpace common stock may decline to the extent that the current market price of such shares reflects a market assumption that the merger will be completed;

  . costs related to the merger, such as legal and accounting fees and a portion of the investment banking fees, must be paid even if the merger is not completed;

  . benefits that InfoSpace expects to realize from the merger, such as the potentially enhanced financial and competitive position of the combined company, would not be realized;

  . Go2Net stockholders may experience dilution to their stock ownership because the stock option granted to InfoSpace by Go2Net may become exercisable;

  . Go2Net may no longer qualify as an entity that may be a party to a business combination for which pooling-of-interests accounting would be available; and

  . the diversion of management attention from the day-to-day business of Go2Net, the scaling back of marketing and capital spending and the unavoidable disruption to its employees and its relationships with customers and suppliers, during the period before consummation of the merger, may make it difficult for Go2Net to regain its financial and market position if the merger does not occur.

  If the merger is terminated and the Go2Net board of directors seeks another merger or business combination, Go2Net stockholders cannot be certain that Go2Net will be able to find a partner willing to pay an equivalent or more attractive price than the price to be paid by InfoSpace in the merger.

During the pendency of the merger, Go2Net may not be able to enter into a merger or business combination with another party at a favorable price because of restrictions in the merger agreement.

  Until the merger is completed or the merger agreement is terminated, subject to specified exceptions, Go2Net is prohibited from entering into or soliciting, initiating or encouraging any inquiries or proposals that may lead to a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, tender offer, sale of shares of capital stock or other similar transactions with any person or entity other than InfoSpace. As a result of these prohibitions, Go2Net may not be able to enter into an alternative transaction at a favorable price.

Go2Net's officers and directors have conflicts of interest that may influence them to support or approve the merger.

  The directors and officers of Go2Net participate in arrangements and have continuing indemnification against liabilities that provide them with interests in the merger that are different from, or in addition to, those of other Go2Net stockholders, including the following:

  . directors and officers and their respective affiliates, representing a significant percentage of Go2Net stockholders, have agreed to vote in favor of the merger agreement and the merger;

  . upon completion of the merger, two current Go2Net directors, Russell C.
    Horowitz and William D. Savoy, and their designee acceptable to InfoSpace, will become directors of InfoSpace;

  . upon completion of the merger, the current chairman and chief executive officer of Go2Net, Russell C. Horowitz, will become vice chairman and president of InfoSpace;

  . upon completion of the merger, InfoSpace may enter into employment agreements with some executive officers of Go2Net; and

  . InfoSpace has agreed to cause the surviving corporation in the merger to indemnify each present and former Go2Net officer and director against liabilities arising out of such person's services as an officer or director. InfoSpace will cause the surviving corporation to maintain officers' and directors' liability insurance to cover any such liabilities for the next six years.

  The directors and officers of Go2Net may therefore have been and may be more likely to vote to adopt the merger agreement and approve the merger than if they did not have these interests. Go2Net stockholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger. You should read more about these interests under "The Merger--Interests of Certain Persons in the Merger" on page 65.

Uncertainties associated with the merger may cause Go2Net to lose key personnel.

  Current and prospective Go2Net employees may experience uncertainty about their future roles with InfoSpace. This uncertainty may adversely affect Go2Net's ability to attract and retain key management, sales, marketing and technical personnel.

The merger could adversely affect combined financial results.

  InfoSpace and Go2Net expect to incur direct transaction costs of approximately $35.0 million in connection with the merger. If the benefits of the merger do not exceed the costs associated with the merger, including any dilution to InfoSpace stockholders resulting from the issuance of shares in connection with the merger, InfoSpace's financial results, including earnings per share, could be adversely affected. In addition, if the merger is not accounted for as a pooling-of-interests, the combined company could experience significant adverse impact to its net income due to the amortization of goodwill and other intangibles in light of the impact of purchase accounting for the merger.

Failure to qualify for pooling-of-interests accounting treatment may harm the future operating results of the combined company.

  If, after completion of the merger, events occur that cause the merger to fail to qualify for pooling-of-interests accounting treatment, the purchase method of accounting would apply. Purchase accounting treatment would harm the reported operating results of the combined company. Under purchase accounting, InfoSpace would record the estimated fair value of InfoSpace common stock issued in the merger as the cost of the merger. A portion of the purchase price would be charged to in process research and development expense. The remainder would be allocated to the net assets acquired, with the excess of the estimated fair value of InfoSpace common stock issued in the merger over the fair value of net assets acquired recorded as goodwill or other intangible assets. This goodwill would be amortized in future periods. The estimated fair value of the InfoSpace common stock to be issued in the merger is much greater than the historical net book value at which Go2Net carries assets in its accounts.

InfoSpace and Go2Net may not be able to obtain the required regulatory approvals for completion of the merger.

  InfoSpace and Go2Net must obtain, as a condition to their obligation to complete the merger, clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. InfoSpace and Go2Net have made the initial, and will make all required, filings with the Department of Justice and Federal Trade Commission. There can be no assurance that these consents and approvals will be obtained, or that these consents and approvals will be obtained without materially adverse restrictions or conditions that would have a material adverse effect on InfoSpace and Go2Net on a combined basis. Even if regulatory approvals are obtained, any federal, state or foreign governmental agency or private person may challenge the merger at any time before or after its completion.

Risks Relating to InfoSpace

  InfoSpace operates in a rapidly emerging environment that involves many risks, some of which are beyond InfoSpace's control. The following highlights some of these risks.

We have a limited operating history and a history of losses.

  We have a limited operating history, which makes it difficult to evaluate our business and prospects. We have incurred net losses from our inception in March 1996 through June 30, 2000. At June 30, 2000, we had an accumulated deficit of approximately $213.5 million. We expect to incur operating losses on a quarterly basis in the future. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as Internet services. To address the risks we face and to be able to achieve and sustain profitability, we must, among other things:

  . develop and maintain strategic relationships with potential affiliates, distribution partners and content providers;

  . identify and acquire the rights to additional content, technology and services;

  . successfully integrate new features with our consumer, merchant and wireless services;

  . expand our sales and marketing efforts, including relationships with third parties to sell our merchant services;

  . successfully expand into international markets;

  . retain and motivate qualified personnel; and

  . successfully respond to competitive developments.

  If we do not effectively address the risks we face, our business will suffer and we may not sustain profitability. See "InfoSpace Selected Consolidated Financial Data" and "InfoSpace Management's Discussion and Analysis of Financial Condition and Results of Operations."

Our financial results are likely to fluctuate.

  Our financial results have varied on a quarterly basis and are likely to fluctuate substantially in the future. These fluctuations may be caused by several factors, many of which are beyond our control. These factors include:

  . the addition or loss of affiliates;

  . variable demand for our consumer, merchant and wireless services by our affiliates and distribution providers;

  . the cost of acquiring and the availability of content, technology and services;

  . the growth and overall level of demand for consumer, merchant and wireless services;

  . our ability to attract and retain advertisers, content providers, affiliates and distribution partners;

  . seasonal trends in Internet usage and advertising placements;

  . the amount and timing of fees we pay to our affiliates to include our information services on their Web sites and wireless devices;

  . the productivity of our direct sales force and the sales forces of our distribution partners;

  . the amount and timing of increased expenditures for expansion of our operations, including the hiring of new employees, capital expenditures and related costs;

  . our ability to continue to enhance, maintain and support our technology;

  . the result of litigation that is currently ongoing against InfoSpace, or any litigation that is filed against us in the future;

  . our ability to attract and retain personnel;

  . our ability to successfully integrate and manage newly acquired companies;

  . the introduction of new or enhanced services by us, our affiliates or distribution partners, or other companies that compete with us or our affiliates;

  . price competition or pricing changes in Internet information infrastructure services, such as ours;

  . technical difficulties, system downtime, system failures or Internet brown-outs;

  . political or economic events and governmental actions affecting Internet operations or content; and

  . general economic conditions and economic conditions specific to the Internet.

  If one or more of these factors or other factors occur, our business could suffer.

  In addition, because InfoSpace only began operations in March 1996, and because the market for Internet infrastructure services such as ours is new and evolving, it is very difficult to predict future financial results. As a result of our recent acquisitions and continued global expansion, we have significantly increased our sales and marketing, research and development and general and administrative expenses and intend to continue to do so for the remainder of the year 2000. Our expenses are partially based on our expectations regarding future revenues and estimated expenses from our acquisitions, which are largely fixed in nature, particularly in the short term. As a result, if our revenues in a period do not meet our expectations, our financial results will likely suffer.

Pending and potential acquisitions involve risks.

  We have acquired complementary technologies or businesses in the past, and intend to do so in the future. Acquisitions may involve potentially dilutive issuances of stock, the incurrence of additional debt and contingent liabilities or large one-time write-offs and amortization expenses related to goodwill and other intangible assets. Any of these factors could adversely affect our results of operations or stock price. Acquisitions involve numerous risks, including:

  . difficulties in assimilating the operations, products, technology, information systems and personnel of the acquired company;

  . diverting management's attention from other business concerns;

  . impairing relationships with our employees, affiliates, content providers and distribution partners;

  . being unable to maintain uniform standards, controls, procedures and policies;

  . entering markets in which we have no direct prior experience; and

  . losing key employees of the acquired company.

  We may not be able to successfully integrate the technology and personnel we have acquired or the other businesses, technologies or personnel that we acquire in the future. We and the businesses acquired by us may require substantial additional capital, and there can be no assurance as to the availability of such capital when needed, nor as to the terms on which such capital might be made available to us. We have retained, and may in the future retain, existing management of acquired companies or technologies, under the overall supervision of our senior management. The success of the operations of these acquired companies and technologies will depend, to a great extent, on the continued efforts of the management of the acquired companies.

We need to manage our growth and maintain procedures and controls.

  We have rapidly and significantly expanded our operations and anticipate further significant expansion to accommodate expected growth in our customer base and market opportunities. We have increased the number of employees from 15 at January 1, 1998 to 502 at June 30, 2000. We now have offices in Bellevue, Washington; San Francisco, San Mateo and Mountain View, California; New York City and Rochester, New York; Toronto and Ottawa, Canada; Papendrecht, Netherlands; and London, United Kingdom. This expansion has placed, and is expected to continue to place, a significant strain on our management and operational resources. We do not have experience managing multiple offices with multiple facilities and personnel in disparate locations. As a result, we may not be able to effectively manage our resources, coordinate our efforts, supervise our personnel or otherwise successfully manage our resources. We have recently added a number of key managerial, technical and operations personnel and we expect to add additional key personnel in the near future. We also plan to continue to significantly increase our employee base. These additional personnel may further strain our management resources.

  Our relationships with affiliates and distribution partners, content providers and advertisers are subject to frequent change. Prior to implementing procedures and controls in this area, these changes were often informal. In particular, we may have failed to perform our obligations under certain commercial contracts that may have been modified or terminated by verbal agreement. We believe that any failure to perform our obligations was not significant. This practice of the modification or termination of past written agreements by verbal agreement has resulted, and may result in the future, in disputes regarding the existence, interpretation and circumstances regarding modification or termination of commercial contracts. If our relationships with affiliates and distribution partners, content providers and advertisers evolve in an adverse manner, if we get into contractual disputes with affiliates and distribution partners, content providers or advertisers or if any agreements with such persons are terminated, our business could suffer. See "InfoSpace Business--Legal Proceedings."

  The rapid growth of our business has strained our ability to meet customer demands and manage the growing number of affiliate relationships. In addition, our affiliate relationships are also growing in their size and complexity of services. As a result of the growth in the size, number, and complexity of our relationships we may be unable to meet the demands of our customer relationships, which could result in the loss of customers, subject us to penalties under our affiliate agreements and harm our business reputation.

  To manage the expected growth of our operations and personnel, we must continue maintaining and improving or replacing existing operational, accounting and information systems, procedures and controls. Further, we must manage effectively our relationships with various Internet content providers, distribution partners, wireless carriers, advertisers, affiliates and other third parties necessary to our business. If we are unable to manage growth effectively, our business could suffer. See "--We are subject to pending legal proceedings" and "InfoSpace Management's Discussion and Analysis of Financial Condition and Results of Operations."

We depend on third parties for content.

  We typically do not create our own content. Rather, we acquire rights to information from more than 85 third-party content providers, and our future success is critically dependent upon our ability to maintain relationships with these content providers and enter into new relationships with other content providers.

  We typically license content under short-term arrangements that do not require us to pay royalties or other fees for the use of the content. However, we do enter into revenue-sharing arrangements with certain content providers, and we pay certain content providers a one-time fee, a periodic fee or a fee for each query from Web users. In the future, we expect that certain of our content providers will likely demand a greater portion of advertising revenues or increase the fees that they charge us for their content. If we fail to enter into and maintain satisfactory arrangements with content providers, our business will suffer. See "--We need to manage our growth and maintain procedures and controls."

We depend on key personnel.

  Our performance depends on the continued services of our executive officers and other key personnel, particularly within our merchant services and wireless services business areas. We maintain key person life insurance on Naveen Jain, our Chairman, in the amount of $5.0 million. We do not maintain key person life insurance policies on any of our other employees. If we lose the services of any of our executive officers or other key employees, our business could suffer. See "InfoSpace Business--Employees" and "InfoSpace Management-- Executive Officers and Directors."

We need to hire additional personnel.

  Our future success depends on our ability to identify, attract, hire, train, retain and motivate highly skilled technical, managerial, sales and marketing and business development personnel. We intend to hire a significant number of technical, sales and marketing, business development and administrative personnel during the next year. Our services and the industries to which we provide our services are relatively new, particularly with respect to our wireless and merchant services. As a result, qualified technical personnel with relevant experience to our business are scarce and therefore difficult to recruit. If we fail to successfully attract, assimilate and retain a sufficient number of qualified technical, managerial, sales and marketing, business development and administrative personnel, our business could suffer.

Our international expansion plans involve risks.

  A key component of our strategy is expanding our operations into international markets. We have entered into a joint venture agreement with Thomson Directories Limited to replicate our infrastructure services in Europe. The joint venture, TDL InfoSpace (Europe) Limited, launched content services in the United Kingdom in the third quarter of 1998. On July 26, 2000, we entered into a definitive agreement to acquire all of the issued and outstanding stock of TDLI.com Limited. This will give us complete control of TDL InfoSpace. In March 1999, we began providing infrastructure services to Canadian affiliates through our wholly-owned subsidiary, InfoSpaceCanada.com. We expect to launch InfoSpace.com India to provide comprehensive localized consumer, merchant and wireless services to the Indian market. In addition, with our acquisition of Saraide, we have begun to expand our wireless services into Europe, Japan and Canada. We have also entered into agreements to expand our services into Brazil, China and Australia and are currently investigating other international opportunities.

  To date, we have limited experience in developing and syndicating localized versions of our information infrastructure services internationally, and we may not be able to successfully execute our business model in these markets. In addition, international markets experience lower levels of Internet usage and Internet advertising than the United States. We rely on our business partner in Europe for U.K. directory information and local sales forces and may enter into similar relationships if we expand into other international markets. Accordingly, our success in these markets will be directly linked to the success of our business partners in such activities. If our business partners fail to successfully establish operations and sales and marketing efforts in these markets, our business could suffer. See "InfoSpace Business--International Expansion."

  In addition, we face a number of risks inherent in doing business in international markets, including, among others:

  . unexpected changes in regulatory requirements;

  . potentially adverse tax consequences;

  . export controls relating to encryption technology;

  . tariffs and other trade barriers;

  . difficulties in staffing and managing foreign operations;

  . changing economic conditions;

  . exposures to different legal standards (particularly with respect to intellectual property, data privacy, distribution of information over the Internet and employment laws);

  . burdens of complying with a variety of foreign laws;

  . fluctuations in currency exchange rates; and

  . seasonal reductions in business activity during the summer months in Europe and certain other parts of the world.

  If any of these risks occur, our business could suffer.

Our business is highly competitive.

  We operate in the Internet information infrastructure services market, which is extremely competitive and is rapidly changing. Our current and prospective competitors include many large companies that have substantially greater resources than we have.

  Some of the companies we compete with are currently customers of ours, the loss of which could harm our business. We may also face increased competition from traditional media companies expanding onto the Internet. Many of our current customers have established relationships with certain of our current and potential future competitors. If our competitors develop Internet information infrastructure services that are superior to ours or that achieve greater market acceptance than ours, our business will suffer. For a description of our competitors and competitive factors in our industry, see "InfoSpace Business--Competition."

Our business relies on the performance of our systems.

  Our success depends, in part, on the performance, reliability and availability of our consumer, merchant and wireless services. Our revenues depend, in large part, on the number of users that access our consumer, merchant and wireless services. We are currently transitioning our computer and communications hardware from our former headquarters in Redmond, Washington to our new headquarters in Bellevue, Washington.

  With the acquisitions of Prio and Saraide, we have data centers in Mountain View, California serving the promotions technology and Papendrecht, Netherlands serving wireless customers in Europe. None of our data centers are currently redundant. Our success on a global basis will depend in part on our ability to create carrier class infrastructure systems and build network operations centers worldwide that can support the delivery of integrated consumer, merchant and wireless services and the expected growth of these services. We may be unable to develop or successfully manage the infrastructure necessary to meet current or future demands for reliability and scalability of our systems.

  The Company has entered into Service Level Agreements with certain merchant services distributors including merchant banks and most of our wireless customers. These agreements call for system up times and 24/7 support, and include penalties for non-performance. We may be unable to fulfill these commitments, which could subject us to penalties under our agreements, harm our reputation and result in the loss of customers and distributors, which would harm our business.

  Our systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, Internet breakdown, break-in, earthquake and similar events. We do not have a formal disaster recovery plan, and we do not carry business interruption insurance that is adequate to compensate us for all the losses that may occur. In addition, systems that use sophisticated software may contain bugs, which could also interrupt service. Any system interruptions resulting in the unavailability of our consumer, merchant and wireless services would reduce the volume of users able to access our consumer, merchant and wireless services and the attractiveness of our service offerings to our affiliates, advertisers and content providers, which could harm our business.

We rely on advertising and transaction revenues.

  We have derived a significant amount of our revenues from the sale of national and local advertisements, and transaction fees from our affiliates who use our consumer services, and we expect this to continue into the third quarter of 2000. Our ability to increase and diversify our revenues will depend upon a number of factors, including the following:

  . the acceptance of the Internet as an advertising medium by national and local advertisers;

  . the acceptance and regular use of our information infrastructure services by a large number of users who have demographic characteristics that are attractive to advertisers;

  . the availability of attractive advertising space within our private label solutions;

  . the ability of our business development and sales personnel to effectively sell our broad suite of consumer, merchant and wireless services;

  . the development of the Internet as an attractive platform for electronic commerce;

  . the use of our integrated merchant tools by small and medium sized online and offline merchants;

  . the adoption of our wireless services and solutions by wireless carriers and device manufacturers; and

  . the use of our information services by subscribers on their wireless devices.

  Our ability to maintain or increase our advertising revenues will also be affected by changes in fee levels and structures. Many of our advertising contracts provide for fees to be paid for us on a cost per thousand impressions
(CPM) basis. If CPMs decrease in future contracts, or we fail to provide required minimum levels of user impressions, our revenue growth may slow or revenues may even decrease.

We rely on our relationships with affiliates.

  We will be able to continue generating revenues from advertising, transaction fees and promotions only if we can secure and maintain distribution for our information infrastructure services on acceptable commercial terms through a wide range of affiliates. In particular, we expect that a limited number of our affiliates, including America Online, Inc., its CompuServe and Digital City divisions and its Netscape

Communications subsidiary and Microsoft Network, LLC, will account for a substantial portion of our affiliate traffic. Our distribution arrangements with our affiliates typically are for limited durations of between six months and two years and automatically renew for successive terms thereafter, subject to termination on short notice. We cannot assure you that such arrangements will not be terminated or that such arrangements will be renewed upon expiration of their terms. We generally share with each affiliate a portion of the revenues generated by advertising on the Web pages that deliver our content services. We pay carriage fees to certain affiliates, including AOL. These relationships may not be profitable or result in benefits to us that outweigh the costs of the relationships. In addition, if we lose a major affiliate, we may be unable to timely or effectively replace the affiliate with other affiliates with comparable traffic patterns and user demographics. The loss of any major affiliate could harm our business.

Our affiliates may be unable to raise sufficient capital or may experience adverse business conditions.

  As a result of unfavorable conditions in the public equity markets, some of our affiliates may have difficulty raising sufficient capital to support their long-term operations. As a result, these affiliates may not be able to pay us some or all of the fees they are required to pay us under their existing agreements. In addition, our affiliates may experience adverse business conditions due to market conditions, industry conditions or other factors, which may render them unable to fulfill their contractual obligations to us. Such conditions may also prevent potential affiliates to enter into contractual relationships or other strategic business relationships with us.

We rely on a small number of customers.

  We derive a substantial portion of our revenues from a small number of customers. We expect that this will continue in the foreseeable future.

  Our top ten customers represented 53% of our revenues in the first six months of 2000 and 57% of our revenues for fiscal year 1999. In particular, Knight Ridder, Inc. and 800-U.S. Search, Inc. each accounted for approximately 11% of our revenues for the six months ended June 30, 2000, and 800-U.S. Search, Inc. accounted for approximately 21% of our revenues for the year ended December 31, 1999. If we lose any of these customers, or if any of these customers are unable or unwilling to pay us amounts that they owe us, our financial results will suffer.

Our industry is experiencing consolidation.

  The Internet industry has recently experienced substantial consolidation. For example, AOL has acquired Netscape and has agreed to acquire Time Warner, At Home has acquired Excite, and Compaq has acquired ZIP2. We expect this consolidation to continue. These acquisitions could affect us in a number of ways, including:

  . companies from whom we acquire content could be acquired by one of our competitors and stop licensing us content;

  . our customers could be acquired by one of our competitors and terminate their relationship with us; and

  . our customers could merge with other customers, which could reduce the size of our customer base.

  This consolidation in the Internet industry could harm our business.

We rely on internally developed software and systems.

  We have developed custom software for our network servers and our private label solutions. This software may contain undetected errors, defects or bugs. Although we have not suffered significant harm from any errors or defects to date, we may discover significant errors or defects in the future that we may or may not be able to fix. We must expand and upgrade our technology, transaction-processing systems and network infrastructure if the volume of traffic on our Web site or our affiliates' Web sites increases substantially. In addition, as we continue to expand our merchant and wireless services, we may have to significantly modify our systems. We could experience periodic temporary capacity constraints, which may cause unanticipated system disruptions, slower response times and lower levels of customer service. We may be unable to accurately project the rate or timing of increases, if any, in the use of our consumer, merchant and wireless services or expand and upgrade our systems and infrastructure to accommodate these increases in a timely manner. Any inability to do so could harm our business.

Rapid technological change affects our business.

  Rapidly changing technology, evolving industry standards, evolving customer demands and frequent new product and service introductions characterize our market. Our market's early stage of development exacerbates these characteristics. Our future success depends in significant part on our ability to develop and introduce compelling services on a timely and competitive basis and to improve the performance, content and reliability of our consumer, merchant and wireless services in response to both the evolving demands of the market and competitive product offerings. Our efforts in these areas may not be successful. If a large number of affiliates adopt new Internet technologies or standards, we may need to incur substantial expenditures modifying or adapting our enabling technologies and Internet information infrastructure services.

We rely on the Internet system infrastructure.

  Our success depends, in large part, on other companies maintaining the Internet system infrastructure. In particular, we rely on other companies to maintain a reliable network backbone that provides adequate speed, data capacity and security and to develop products that enable reliable Internet access and services. If the Internet continues to experience significant growth in the number of users, frequency of use and amount of data transmitted, the Internet system infrastructure may be unable to support the demands placed on it, and the Internet's performance or reliability may suffer as a result of this continued growth. In addition, the Internet could lose its commercial viability as a form of media due to delays in the development or adoption of new standards and protocols to process increased levels of Internet activity. Any such degradation of Internet performance or reliability could cause advertisers to reduce their Internet expenditures. If other companies do not develop the infrastructure or complementary products and services necessary to establish and maintain the Internet as a viable commercial medium, or if the Internet does not become a viable commercial medium or platform for advertising, promotions and electronic commerce, our business could suffer.

We receive information that may subject us to liability.

  We obtain content and commerce information from third parties. When we integrate and distribute this information over the Internet, we may be liable for the data that is contained in that content. This could subject us to legal liability for such things as defamation, negligence, intellectual property infringement and product or service liability. Many of the agreements by which we obtain content do not contain indemnity provisions in favor of us. Even if a given contract does contain indemnity provisions, these provisions may not cover a particular claim. We carry general business insurance, however, this coverage may be inadequate.

  In addition, individuals whose names appear in our yellow pages and white pages directories have occasionally contacted us. These individuals believed that their phone numbers and addresses were unlisted, and our directories are not always updated to delete phone numbers or addresses when they are changed from listed to unlisted. While we have not received any claims from these individuals, we may receive claims in the future. Any liability that we incur as a result of content we receive from third parties could harm our financial results.

  We also gather personal information from users in order to provide personalized services. Gathering and processing this personal information may subject us to legal liability for negligence, defamation, invasion of privacy, product or service liability. We may also be subject to laws and regulations, both in the United States and abroad, regarding user privacy. See "InfoSpace Business--Governmental Regulation."

We may become subject to governmental regulation.

  Because of the increasing use of the Internet, the government may adopt laws and regulations with regard to the Internet covering issues such as user privacy, pricing, content, taxation, copyrights, distribution and product and services quality. For a description of certain risks relating to government regulation, see "InfoSpace Business--Governmental Regulation."

Our networks face security risks.

  Even though we have implemented security measures, our wireless and wireline networks may be vulnerable to unauthorized access by hackers or others, computer viruses and other disruptive problems. Someone who is able to circumvent security measures could misappropriate our proprietary information or cause interruptions in our Internet operations. Internet and online service providers have in the past experienced, and may in the future experience, interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees or others. Our wireless Internet services may present additional security risks that could lead to interruptions in services, security breaches and related problems. We may need to expend significant capital or other resources protecting against the threat of security breaches or alleviating problems caused by breaches. Although we intend to continue to implement industry-standard security measures, persons may be able to circumvent the measures that we implement in the future. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to users accessing Web pages that deliver our content services, any of which could harm our business. See "InfoSpace Business--Technology and Infrastructure--Data Network Infrastructure."

  Users of online commerce services are highly concerned about the security of transmissions over public networks. Concerns over security and the privacy of users may inhibit the growth of the Internet and other online services generally, and the Web in particular, especially as a means of conducting commercial transactions. As we expand our merchant services, we intend to rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to securely transmit confidential information, such as member profiles and customer credit card numbers. Users could possibly circumvent the measures we take to protect customer transaction data. To the extent that our activities involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability. Any compromise of our security could harm our business.

We may be unable to adequately protect or enforce our intellectual property rights.

  Our success depends significantly upon our proprietary technology. To protect our proprietary rights, we rely on a combination of copyright and trademark laws, patents, trade secrets, confidentiality agreements with employees and third parties and protective contractual provisions. Despite our efforts to protect our proprietary rights, unauthorized parties may copy aspects of our products or services or obtain and use information that we regard as proprietary. In addition, others could possibly independently develop substantially equivalent intellectual property. If we do not effectively protect our intellectual property, our business could suffer.

  Companies in the computer industry have frequently resorted to litigation regarding intellectual property rights. We may have to litigate to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of other parties' proprietary rights. From time to time, we have received, and we may receive in the future, notice of claims of infringement of other parties' proprietary rights. Any such claims could be time-consuming, result in costly litigation, divert management's attention, cause product or service release delays, require us to redesign our products or services or require us to enter into royalty or licensing agreements. These royalty or licensing agreements, if required, may not be available on acceptable terms or at all. If a successful claim of infringement were made against us and we could not develop non-infringing technology or license the infringed or similar technology on a timely and cost-effective basis, our business could suffer. See "InfoSpace Business-- Intellectual Property" and "--Legal Proceedings."

We are subject to pending legal proceedings.

  From time to time we have been, and expect to continue to be, subject to legal proceedings and claims in the ordinary course of our business, including claims of alleged infringement of third-party trademarks and other intellectual property rights by us. Such claims, even if not meritorious, could require the expenditure of significant financial and managerial resources, which could harm our business.

  On February 8, 2000, we reached a settlement with an alleged former employee. Under the terms of the settlement, we paid the alleged employee a cash payment of $10.5 million.

  On December 15, 1999, a former employee filed a complaint against us alleging claims for breach of contract, fraud, negligent misrepresentation, and promissory estoppel. The former employee contends he agreed to work for us on the basis of certain misrepresentations, that he entered into an agreement with us that entitles him to an option to purchase 300,000 shares of our common stock, and that he was terminated without cause. The former employee is seeking the right to purchase the shares of stock, unspecified compensatory and punitive damages, and litigation costs and attorney's fees.

  On December 23, 1998, we filed a complaint against Internet Yellow Pages, Inc., or IYP, and Greg Crane, asserting claims for (a) account stated, (b) breach of contract, and (c) fraud. IYP has asserted counterclaims against us for breach of contract, fraud, extortion and violation of the Washington Consumer Protection Act, and seeks relief consisting of $1,500,000 and other unquantified money damages, punitive damages, treble damages and attorney's fees.

  We believe we have meritorious defenses to all of these claims against us. Nevertheless, litigation is inherently uncertain, and we may not prevail in these suits.

  We had discussions with a number of individuals in the past regarding employment by us and also hired and subsequently terminated a number of individuals as employees or consultants. Furthermore, primarily during our early stage of development, our procedures with respect to the manner of granting options to new employees were not clearly documented. As a result of these factors, and in light of the receipt of the above claims, we have in the past received, and may in the future receive, similar claims from one or more individuals asserting rights to acquire shares of our stock or to receive cash compensation. We cannot predict whether such future claims will be made or the ultimate resolution of any currently outstanding or future claim. See "InfoSpace Business--Legal Proceedings."

We may require additional funding.

  Although we believe that our cash reserves and cash flows from operations will be adequate to fund our operations for at least the next 12 months, such sources may be inadequate. Consequently, we may require additional funds during or after such period. Additional financing may not be available on favorable terms or at all. If we raise additional funds by selling stock, the percentage ownership of our then current stockholders will be reduced. If we cannot raise adequate funds to satisfy our capital requirements, we may have to limit our operations significantly. Our future capital requirements depend upon many factors, including, but not limited to:

  . the rate at which we expand our sales and marketing operations;

  . the amount and timing of fees paid to affiliates to include our consumer, merchant and wireless services on their site or service;

  . the extent to which we expand our consumer, merchant and wireless services;

  . the extent to which we develop and upgrade our technology and data network infrastructure;

  . the occurrence, timing, size and success of acquisitions;

  . the cash requirements of entities we have acquired;

  . the number and amount of investments we make in privately held technology companies;

  . the rate at which we expand internationally; and

  . the response of competitors to our service offerings.

  See "InfoSpace Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

Management owns a large percentage of our stock.

  As of July 31, 2000, our officers, directors and affiliated persons beneficially owned approximately 32% of our common stock. Naveen Jain, our Chairman, beneficially owned approximately 22% of our common stock as of that date. As a result, our officers, directors and affiliated persons may effectively be able to:

  . elect, or defeat the election of, our directors;

  . amend or prevent amendment of our Certificate of Incorporation or Bylaws;

  . effect or prevent a merger, sale of assets or other corporate transaction; and

  . control the outcome of any other matter submitted to the stockholders for vote.

  Our public stockholders may have little control over the outcome of such transactions. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of InfoSpace, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Relating to Go2Net

  Go2Net operates in a rapidly changing environment that involves a number of risks, some of which are beyond Go2Net's control. The following discussion highlights some of these risks. These risks should be read in conjunction with the "Factors Affecting Go2Net's Business, Operating Results and Financing Condition" section included in Go2Net's Form 10-K for the fiscal year ended September 30, 1999.

Go2Net's arrangements with advertisers and sponsors may expose it to significant financial risks.

  Go2Net enters into advertising arrangements with third parties to provide services on its Web sites, which involve a unique rate structure. Specifically, Go2Net receives sponsorship fees and, under certain circumstances, a portion of transaction revenues received by third party sponsors from users originated through its Web sites, in return for minimum levels of user impressions or user requests for additional information made by clicking on the promotional hyperlink or advertisement. To the extent implemented, these arrangements expose Go2Net to potentially significant financial risks, including the risk that Go2Net fails to deliver required minimum levels of user impressions (in which case, these agreements typically provide for adjustments to the fees payable thereunder or "make good" periods) and that third party sponsors do not renew the agreements at the end of their terms. Some of these arrangements also require Go2Net to integrate advertisers' or sponsors' content with its services, which requires the dedication of resources and significant programming and design efforts to accomplish. Go2Net cannot assure you that it will be able to attract additional advertisers or sponsors or that it will be able to renew existing advertising arrangements when they expire. In addition, Go2Net has granted exclusivity provisions to some of its sponsors and may in the future grant additional exclusivity provisions. These exclusivity provisions may have the effect of preventing Go2Net, for the duration of the exclusivity arrangements, from accepting advertising or sponsorship arrangements within a particular subject matter in its Web sites or across its entire service. Go2Net's inability to enter into further sponsorships or advertising arrangements as a result of its exclusivity arrangements could have a material adverse impact its business, financial condition and operating results.

Risks relating to Go2Net's broadband services

  Go2Net's broadband business is unproven, and it may not achieve profitability.

  Go2Net's broadband business is unproven, and it may not achieve widespread consumer or commercial acceptance. Go2Net has had difficulty predicting whether the pricing models or revenue sharing arrangements with its cable and other high speed access providers for its broadband services will prove to be viable, the level of demand for its broadband services at the prices these broadband partners are anticipated to charge for its broadband services or whether pricing levels will be sustainable. If these pricing levels are not achieved or sustained or if its broadband services do not achieve or sustain broad market acceptance, its business will be significantly harmed.

  Growth of Go2Net's broadband service may be inhibited by factors beyond its control.

  Go2Net's ability to increase the number of subscribers to its broadband service to achieve its business plans and generate future revenues will depend on many factors which are beyond its control. For instance, some of Go2Net's cable and other high speed access providers have not achieved the subscriber levels that they had originally anticipated. Other factors include:

  . the rate at which Go2Net's current and future broadband partners upgrade their broadband infrastructures for two-way data services and the commercial availability of hardware and software necessary for these services;

  . Go2Net's ability and the ability of its broadband partners to coordinate timely and effective marketing campaigns with the availability of broadband infrastructure upgrades;

  . the success of its broadband partners in marketing and installing broadband service in their local service areas;

  . the prices that Go2Net's broadband partners set for broadband service and for its installation;

  . the speed at which Go2Net's broadband partners can complete the installations required to initiate service for new subscribers;

  . the commercial availability of self-installable, two-way modems that comply with the recently adopted interface standards known as DOCSIS, and the success of the roll-out of these products with broadband services; and

  . the quality of customer and technical support Go2Net's broadband partners provide.

  If Go2Net does not develop new and enhanced features, products and services for its Broadband Services, Go2Net may not be able to attract and retain a sufficient number of users.

  Because of the competitiveness of the broadband market, Go2Net believes it is important to introduce additional or enhanced features, products and services in the future in order to differentiate its services and attract users. If Go2Net introduces a feature, product or service that is not favorably received, people will not use its service, and they may choose a competing service.

  Go2Net will need to continually enhance its products and services to incorporate rapidly changing technologies. Go2Net could incur substantial development costs if Go2Net needs to modify its products, services or infrastructure to adapt. Go2Net's business could be harmed if Go2Net incurs significant costs to adapt to these changes. If Go2Net cannot adapt to these changes, users may discontinue using its services.

  Go2Net may also experience difficulties that could delay or prevent it from introducing its broadband features, products or services. Furthermore, these features, products or services may contain errors that are discovered after the feature, product or services are introduced. Go2Net may need to modify the design of them significantly to correct these errors. In addition, Go2Net must consult with and involve its principal cable partners in the development and design of new features, products or services for its broadband services. Therefore, the process of introducing new broadband features, products and services is time consuming and if Go2Net's principal cable partners object to a new feature, product or service, Go2Net could be prohibited from offering it in particular areas. Go2Net's business could be adversely affected if Go2Net experiences difficulties in introducing new products and services or if users do not accept these new products or services.

Go2Net depends on continued growth in electronic commerce and Internet infrastructure development.

  Use of the Internet by businesses and consumers as a medium for electronic commerce is at an early stage of development and is subject to a level of uncertainty. Go2Net depends on the growing use and acceptance of the Internet as an effective medium of commerce by merchants and customers. The use of and interest in the Internet is a relatively recent development. Go2Net cannot be certain that acceptance and use of the Internet will continue to develop as a medium for commerce or that a sufficiently broad base of merchants and consumers will adopt, and continue to use, the Internet as a medium of commerce.

  The emergence of the Internet as a commercial marketplace may occur more slowly than anticipated for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. If the number of Internet users or their use of Internet resources continues to grow, it may overwhelm the existing Internet infrastructure. Delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity could also have a detrimental effect. These factors could result in slower response times or adversely affect usage of the Internet, resulting in lower numbers ecommerce transactions and lower demand for Go2Net's services.

  Go2Net's success also depends on its ability to grow, or scale, its ecommerce transaction systems to accommodate increases in the volume of traffic on its systems, especially during peak periods of demand. Go2Net may not be able to anticipate increases in the use of its systems and successfully expand the capacity of its network infrastructure. Go2Net's inability to expand its systems to handle increased traffic could result in system disruptions, slower response times and other difficulties in providing services to its merchant customers, which could materially harm its business.

Go2Net is exposed to electronic commerce security risks.

  A requirement of the continued growth of e-commerce is the secure transmission of confidential information over public networks. Go2Net relies on public key cryptography and digital certificate technology to provide the security and authentication necessary for secure transmission of confidential information. Various regulatory and export restrictions may prohibit Go2Net from using the strongest and most secure cryptographic protection available and thereby expose Go2Net to a risk of data interception. A party who is able to circumvent Go2Net's security measures could misappropriate proprietary information or interrupt its operations. Any such compromise or elimination of Go2Net's security could reduce demand for its services.

The market for Go2Net's products and services has a low barrier of entry.

  The market for Internet-based products and services is relatively new, intensely competitive and rapidly evolving. There are minimal barriers to entry, and current and new competitors can launch new Internet sites at a relatively low cost within relatively short time periods. In addition, Go2Net competes for the time and attention of Internet users with thousands of non-profit Internet sites operated by individuals, government and educational institutions. Existing and potential competitors also include magazine and newspaper publishers, cable television companies and start-up ventures attracted to the Internet market. As a result, Go2Net expects competition to persist and intensify and the number of competitors to increase significantly in the future. As Go2Net attempts to expand the scope of its Internet sites and product offerings, Go2Net will compete with a greater number of Internet sites and other companies. Because the operations and strategic plans of existing and future competitors are undergoing rapid change, it is extremely difficult for Go2Net to anticipate which companies are likely to offer competitive products and services in the future. There can be no assurance that Go2Net's Internet sites will compete successfully.

Go2Net's success depends on its ability to maintain advertising, licensing and electronic commerce revenues.

  Go2Net derives a significant portion of its revenues from the sale of advertising on its Internet sites. Go2Net will not be able to maintain or increase its advertising revenues in the future if its advertising customers move their advertising to competing Internet sites or to traditional forms of media. Additionally, in selling Internet-based advertising, Go2Net depends in part on advertising agencies, which exercise substantial control over the placement of advertising for their clients. Go2Net derives a significant portion of its revenues from licensing and electronic commerce. Go2Net depends on its ability to continue to license its technology and applications to third parties. Additionally, Go2Net must increase the number of merchants that use its payment process platform and increase the volume of transactions that it processes. Go2Net's success will depend on its ability to retain, broaden and diversify its future base of advertising, licensing and electronic commerce customers.

Alliances may make it more difficult to access Go2Net's products and media properties.

  The acquisitions and alliances among Go2Net's competitors will result in greater competition as more users of the Internet consolidate on fewer services that incorporate search and retrieval features. In addition, providers of software and other Internet products and services are incorporating search and retrieval features into their offerings. For example, Web browsers offered by Netscape and Microsoft increasingly incorporate prominent search buttons that direct search traffic to competing services. These features could make it more difficult for Internet users to find and use Go2Net's products and services. In the future, Netscape, Microsoft and other browser suppliers may also more tightly integrate products and services similar to Go2Net into their browsers or their browsers' pre-set home pages. Any of these companies could take actions that would make it more difficult for consumers to find and use Go2Net's services. Microsoft signed a long term partnership with LookSmart to provide directory services in the Microsoft Network and other Microsoft online properties. These search services may be tightly integrated into future versions of the Microsoft operating system, the

Internet Explorer browser, and other software applications, and Microsoft may promote these services within the Microsoft Network or through other Microsoft affiliated end-user services such as MSNBC or WebTV Networks. Each of these situations creates a potential competitive advantage over Go2Net because their Internet navigational offerings may be more conveniently accessed by users.

Go2Net's competitors have greater resources than Go2Net does.

  Many, if not all, of Go2Net's competitors have significantly greater resources than Go2Net does. In particular, Go2Net's competitors have greater financial, editorial, technical and marketing resources, longer operating histories, greater name recognition, and greater experience than Go2Net does. Additionally, Go2Net's competitors have established relationships with more advertisers and advertising agencies. And they are able to undertake more extensive marketing campaigns, adopt more aggressive advertising and subscription price policies and devote substantially more resources to developing Internet-based products and services than Go2Net is. There can be no assurance that Go2Net will be able to compete successfully against current or future competitors or that competitive pressures faced by Go2Net will not materially adversely affect Go2Net's business, financial condition and operating results.

Increased competition may exert downward pricing pressure on advertising contracts.

  Go2Net competes with online services, other Web site operators and advertising networks, as well as traditional offline media such as television, radio and print for a share of advertisers' total advertising budgets. Go2Net believes that the number of companies selling Web-based advertising and the available inventory of advertising space has recently increased substantially. Accordingly, Go2Net may face increased pricing pressure for the sale of advertisements, which could reduce its advertising revenues. In addition, Go2Net's sales may be adversely affected to the extent that its competitors offer superior advertising services that better target users or provide better reporting of advertising results.

Go2Net must develop and maintain a "brand identity" for its products.

  Go2Net believes that maintaining and building the Go2Net brand is a critical aspect of its efforts to attract an Internet audience. In addition, Go2Net believes that the importance of brand recognition will increase due to the anticipated increase in the number of Internet sites and the relatively low barriers to entry to providing Internet-based products and services. Promoting the Go2Net brand name will depend on Go2Net's continued ability to develop and deliver original and compelling Internet-based products and services. If Internet users do not continue to perceive Go2Net's Internet sites to be of sufficient interest and usefulness, Go2Net will be unsuccessful in promoting and maintaining its brand. If Go2Net expands the focus of its operations beyond providing its current Internet sites, Go2Net risks diluting its brand, confusing users and advertisers, and decreasing the attractiveness of its audience to advertisers. In order to respond to competitive pressures, Go2Net may find it necessary to increase its budget for developing its products and services or otherwise to increase substantially its financial commitment to creating and maintaining a distinct brand loyalty among users. If Go2Net is unable to provide internet-based products and services or otherwise fails to promote and maintain the Go2Net brand, or if Go2Net incurs significant expenses in an attempt to improve its products and services or promote and maintain its brand, its business, financial condition and operating results will be adversely affected.

The Internet is characterized by rapid technological changes, and Go2Net must adapt quickly to these changes to compete effectively.

  The market for Internet products and services is characterized by rapid technological developments, evolving industry standards and customer demands, and frequent new product introductions and enhancements. For example, to the extent that higher bandwidth Internet access becomes more widely available, Go2Net may be required to make significant changes to the design and content of its products and media properties. Failure to effectively adapt to these or any other technological developments could adversely affect Go2Net's business, operating results and financial condition.

Go2Net may have difficulty managing its growth and integrating recently acquired companies.

  Go2Net's recent growth has placed a significant strain on its managerial, operational, and financial resources. To manage its growth, Go2Net must continue to implement and improve its operational and financial systems and to expand, train, and manage its employee base. Any inability to manage growth effectively could have a material adverse effect on Go2Net's business, operating results, and financial condition.

Go2Net depends upon third parties for critical elements of its business.

  Go2Net depends upon third parties in order to advertise its Internet sites on other Internet sites. In addition, the willingness of the owners and operators of these sites to direct users to Go2Net's Internet sites through hypertext links are critical to the success of its Internet operations. There can be no assurance that Go2Net will establish or maintain such arrangements in the future.

Go2Net depends on third parties for content development of its Internet sites.

  Go2Net's ability to develop original and compelling Internet-based products and services is also dependent on maintaining relationships with and using products provided by third-party vendors. Developing and maintaining satisfactory relationships with third parties could become more difficult and more expensive as competition increases among Internet sites. If Go2Net is unable to develop and maintain satisfactory relationships with third parties on terms acceptable to Go2Net, or if Go2Net's competitors are better able to leverage these relationships, its business, financial condition and operating results will be materially adversely affected. Go2Net has relied, and will continue to rely substantially, on the product and service development efforts of third parties. For example, Go2Net relies on S&P Comstock, Dow Jones & Company, Inc., New York Stock Exchange, Inc., The Nasdaq Stock Market, Inc., Reuters and Market Guide, Inc. to provide a significant portion of the information included on Go2Net's Internet sites. There can be no assurance Go2Net will maintain its relationships in the future. Any failure of third parties to provide this information to Go2Net could have a material adverse effect on its business, financial condition and operating results.

Go2Net's performance depends on the success of the Metacrawler license.

  Go2Net entered into a License Agreement with Netbot, Inc. (the "MetaCrawler License Agreement"), in which Netbot, Inc. granted Go2Net an exclusive (subject to some limited exceptions), worldwide license to provide the MetaCrawler Service. As part of the MetaCrawler License Agreement, Go2Net has the exclusive right to operate, modify and reproduce the MetaCrawler Service (including, without limitation, the exclusive right to use, modify and reproduce the name "MetaCrawler" and the MetaCrawler URL in connection with the operation of the MetaCrawler Service). A material portion of the traffic to Go2Net's Internet sites is currently derived from users of the MetaCrawler Service. A termination of the MetaCrawler License Agreement or the inability of Go2Net to continue to provide access to the search engines included in the MetaCrawler Service, could have a material adverse effect on Go2Net's business, financial condition and operating results. Netbot has licensed the MetaCrawler Service and the other intellectual property rights associated therewith from the University of Washington on an exclusive basis. The license has been granted to Go2Net by Netbot on an exclusive basis, but Netbot has reserved the right to use, modify, reproduce and license the MetaCrawler search engine for any purpose other than the provision of the MetaCrawler Service. The license is subject to the rights of the University of Washington to use, modify and reproduce the MetaCrawler search engine and derivatives of the MetaCrawler site to operate Internet sites for internal purposes within the University of Washington domain and to use, modify and reproduce any of the licensed technologies for research, instructional and academic purposes. The search technology underlying the MetaCrawler Service and the MetaCrawler trademark is licensed to or owned by Netbot and sublicensed to Go2Net pursuant to the MetaCrawler License Agreement.

Go2Net is subject to U.S. and foreign government regulation of the Internet, the impact of which is difficult to predict.

  There are currently few laws or regulations directly applicable to the Internet. The application of existing laws and regulations to Go2Net relating to issues such as user privacy, defamation, pricing, advertising, taxation, gambling, sweepstakes, promotions, content regulation, quality of products and services, and intellectual property ownership and infringement can be unclear. In addition, Go2Net will also be subject to new laws and regulations directly applicable to its activities. Any existing or new legislation applicable to Go2Net could expose Go2Net to substantial liability, including significant expenses necessary to comply with these laws and regulations, and dampen the growth in use of the Web.

  Other nations, including Germany, have taken actions to restrict the free flow of material deemed to be objectionable on the Web. The European Union has recently adopted privacy and copyright directives that may impose additional burdens and costs on Go2Net's international operations. In addition, several telecommunications carriers, including America's Carriers' Telecommunications Association, are seeking to have telecommunications over the Web regulated by the FCC in the same manner as other telecommunications services. Many areas with high Web use have begun to experience interruptions in phone service, and local telephone carriers, such as Pacific Bell, have petitioned the FCC to regulate ISPs and OSPs and to impose access fees. A number of proposals have been made at the federal, state and local level that would impose additional taxes on the sale of goods and services through the Internet. If any such proposals are adopted, it could substantially impair the growth of the Internet and adversely affect Go2Net.

  Several recently passed federal laws could have an impact on Go2Net's business. The Digital Millennium Copyright Act is intended to reduce the liability of online service providers for listing or linking to third-party Web sites that include materials that infringe copyrights or other rights of others. The Children's Online Protection Act and the Children's Online Privacy Protection Act are intended to restrict the distribution of materials deemed harmful to children and impose additional restrictions on the ability of online services to collect user information from minors. In addition, the Protection of Children From Sexual Predators Act of 1998 requires online service providers to report evidence of violations of federal child pornography laws under some circumstances. Such legislation may impose significant additional costs on Go2Net's business or subject Go2Net to additional liabilities.

  Due to the global nature of the Web, it is possible that the governments of other states and foreign countries might attempt to regulate its transmissions or prosecute Go2Net for violations of their laws. Go2Net might unintentionally violate these laws. These laws may be modified, or new laws enacted, in the future. Any such developments could have a material adverse effect on Go2Net's business, results of operations, and financial condition.

Go2Net may be subject to a variety of legal uncertainties that impair its business.

  As a publisher and a distributor of content over the Internet, Go2Net faces potential liability for defamation, negligence, copyright, patent or trademark infringement and other claims based on the nature and content of the materials that Go2Net publishes or distributes. In addition, Go2Net could be exposed to liability with respect to the content or unauthorized duplication of material indexed in its search services. Although Go2Net carries liability insurance, its insurance may not cover potential claims of this type or may not be adequate to indemnify Go2Net for all liability that may be imposed.

  Go2Net hosts a wide variety of services that enable individuals to exchange information, generate content, conduct business and engage in various online activities, including services relating to online auctions and the homesteading and other services. The law relating to the liability of providers of these online services for activities of their users is currently unsettled. Claims could be made against Go2Net for defamation, negligence, copyright or trademark infringement, unlawful activity, tort, including personal injury, fraud or other theories based on the nature and content of information that Go2Net provides links to or that may be posted online or generated by its users or with respect to auctioned materials. These types of claims have been brought, and sometimes successfully prosecuted, against online service providers in the past. In addition, Go2Net is aware that governmental agencies are currently investigating the conduct of online auctions.

  Go2Net also periodically enters into arrangements to offer third-party products, services, or content under the Go2Net brand or via distribution on Go2Net's properties, including stock quotes and trading information. Go2Net may be subject to claims concerning these products, services or content by virtue of its involvement in marketing, branding, broadcasting or providing access to them, even if Go2Net does not itself host, operate, provide, or provide access to these products, services or content. While Go2Net's agreements with these parties often provide that Go2Net will be indemnified against such liabilities, such indemnification may not be adequate.

  It is also possible that, if any information provided directly by Go2Net contains errors or is otherwise negligently provided to users, third parties could make claims against it. For example, Go2Net offers Web-based email services, which expose Go2Net to potential risks, such as liabilities or claims resulting from unsolicited email, lost or misdirected messages, illegal or fraudulent use of email, or interruptions or delays in email service.

Go2Net is subject to pending legal proceedings.

  From time to time, Go2Net is, and expects to continue to be, subject to legal proceedings and claims in the ordinary course of its business, including claims of alleged infringement of third-party trademarks and other intellectual property rights by Go2Net. These claims, even if not meritorious, could require the expenditure of significant financial and managerial resources which could harm Go2Net's business.

  Authorize.Net Corporation, a subsidiary of Go2Net, has been named as a defendant in a suit filed in June 2000 which purports to be a class action brought on behalf of persons who leased "virtual terminals" from Authorize.Net among a myriad of other non-Authorize.Net products in connection with actual or proposed internet businesses. The leases were allegedly financed by a third-party unaffiliated leasing company in connection with sales efforts by a third-party unaffiliated reseller. The suit, insofar as it relates to Authorize.Net, alleges that the leases of the products at issue were actually sales and that they were financed by the leasing company at usurious rates. The suit further alleges that the reseller was acting as an agent of Authorize.Net in these activities. Go2Net believes that Authorize.Net has meritorious defenses to this claim against it. Nevertheless, litigation is inherently uncertain, and Authorize.Net may not prevail in this suit.

Go2Net's success depends on its ability to protect its proprietary technology.

  Go2Net's success is dependent upon its ability to protect and leverage the value of its original Internet technologies, software, content and its trademarks, trade names, service marks, domain names and other proprietary rights Go2Net either currently has or may have in the future. Go2Net has filed service marks for its logo and name, as well as for the names of each of its sites. In addition, given the uncertain application of existing copyright and trademark laws to the Internet, there can be no assurance that existing laws will provide adequate protection for Go2Net's technologies, sites or domain names. Policing unauthorized use of Go2Net's technologies, content and other intellectual property rights entails significant expenses and could otherwise be difficult or impossible to do given the global nature of the Internet. Actions of other parties in enforcing their intellectual property rights could prohibit us from offering new products that are complementary to our business model.

                 PRO FORMA COMBINED CONSOLIDATED FINANCIAL DATA

  Pro forma combined consolidated balance sheet data for 1999 and pro forma combined statement of operations data for fiscal years ended 1997, 1998 and 1999 can be found in the unaudited pro forma combined consolidated financial statements included elsewhere in this joint proxy statement/prospectus. Pro forma combined consolidated balance sheet data for years ended 1995 through 1998 and pro forma combined statement of operations data for fiscal years ended 1995 and 1996 are not presented herein as there would be no material pro forma adjustments.

                 INFOSPACE SELECTED CONSOLIDATED FINANCIAL DATA
                     (in thousands, except per share data)

  The following selected consolidated financial data should be read in conjunction with "InfoSpace Management's Discussion and Analysis of Financial Condition and Results of Operations," our Consolidated Financial Statements and Notes thereto and other financial information included elsewhere in this joint proxy statement/prospectus. The selected consolidated statements of operations data for the years ended December 31, 1997, 1998 and 1999 and the selected consolidated balance sheet data at December 31, 1998 and 1999 are derived from our audited consolidated financial statements which have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports included elsewhere herein, and are included elsewhere in this joint proxy statement/prospectus. The consolidated financial statements give retroactive effect to the acquisition of Prio, Inc., which has been accounted for as pooling-of-interests as described in Note 7 to InfoSpace's consolidated financial statements included elsewhere herein. The balance sheet of Prio (a development stage enterprise) as of December 31, 1998, and the related statements of operations, shareholders' deficiency, and cash flows for each of the years in the two-year period ended December 31, 1998, have been audited by KPMG LLP, independent auditors, as stated in their report included elsewhere herein, and are included elsewhere in the joint proxy statement/prospectus. The selected consolidated statements of operations data for the six months ended June 30, 1999 and 2000 and the selected consolidated balance sheet data as of June 30, 2000 are derived from unaudited consolidated financial statements included elsewhere in this joint proxy statement/prospectus. The selected consolidated statements of operations data for the period from March 1, 1996 (inception of InfoSpace) to December 31, 1996 and the selected consolidated balance sheet data at December 31, 1996 and 1997 have been derived from audited consolidated financial statements that have not been included herein.

  The data presented below for the periods prior to the inception of InfoSpace relate to Prio only. The selected consolidated statements of operations data for the year ended December 31, 1995 and the selected consolidated balance sheet data at December 31, 1995 have been derived from unaudited financial statements of Prio. This data, in the opinion of management, includes all adjustments that are necessary for a fair presentation of Prio's financial position and results of operations for these periods.

                                                                        Six Months Ended
                                 Years Ended December 31,                   June 30,
                         --------------------------------------------  -------------------
                          1995    1996     1997      1998      1999      1999      2000
                         ------  -------  -------  --------  --------  --------  ---------
Consolidated Statements
 of Operations Data:
 Revenues............... $  --   $   199  $ 1,817  $  9,632  $ 37,390  $ 12,240  $  43,578
 Cost of revenues.......    --        96      493     2,331     7,267     2,954      7,596
                         ------  -------  -------  --------  --------  --------  ---------
   Gross profit.........    --       103    1,324     7,301    30,123     9,286     35,982
 Operating expenses:
   Product development..    250    1,989    4,560     7,567    11,316     4,925     10,427
   Sales, general and
    administrative......    262    2,576    6,546    18,161    60,137    18,702     35,468
   Amortization of
    intangibles.........    --       --        64       710     3,223       604     27,428
   Acquisition and
    related charges.....    --       --       --      2,800    13,351     4,969     86,599
   Other--non-recurring
    charges.............    --       --       137     4,500    11,359       209      2,888
                         ------  -------  -------  --------  --------  --------  ---------
     Total operating
      expenses..........    512    4,565   11,307    33,738    99,386    29,409    162,810
                         ------  -------  -------  --------  --------  --------  ---------
 Loss from operations...   (512)  (4,462)  (9,983)  (26,437)  (69,263)  (20,123)  (126,828)
 Other income, net......      6       95       39       468    11,691     4,626      6,046
 Unrealized gain on
  investments...........    --       --       --        --        --        --      15,150
 Minority interest......    --       --       --        --        --        --      (6,398)
 Restructuring
  charges...............    --       --       --        --        --        --      (2,171)
 Income tax expense.....    --       --       --        --        --        --         (24)
 Cumulative effect of
  change in accounting
  principle.............    --       --       --        --        --        --        (719)
                         ------  -------  -------  --------  --------  --------  ---------
 Net loss............... $ (506) $(4,367) $(9,944) $(25,969) $(57,572) $(15,497) $(114,944)
                         ======  =======  =======  ========  ========  ========  =========
 Basic and diluted net
  loss per share........ $(0.38) $ (0.07) $ (0.11) $  (0.23) $  (0.29) $  (0.08) $   (0.51)
                         ======  =======  =======  ========  ========  ========  =========
 Shares used in
  computing basic net
  loss per share........  1,315   64,455   91,470   114,519   196,222   189,086    223,708
                         ======  =======  =======  ========  ========  ========  =========
 Shares used in
  computing diluted net
  loss per share........  1,315   64,455   91,697   114,519   196,222   189,086    223,708
                         ======  =======  =======  ========  ========  ========  =========

                                       December 31,
                         --------------------------------------------  June 30,
                          1995    1996     1997      1998      1999      2000
                         ------  -------  -------  --------  --------  --------
Consolidated Balance
 Sheet Data:
 Cash and short-term
  investments........... $  236  $ 3,125  $11,961  $114,266  $162,705  $143,415
 Working capital........    (17)   3,284   10,561   108,753   169,562   172,195
 Total assets...........    284    4,859   14,470   133,670   365,587   676,675
 Total stockholders'
  equity................     30    3,884   11,061   119,730   339,875   620,143

                  GO2NET SELECTED CONSOLIDATED FINANCIAL DATA

  The following selected historical financial data of Go2Net has been derived from Go2Net's historical financial statements and related notes and should be read together with those financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations," contained in Go2Net's annual reports, quarterly reports and other information on file with the Securities and Exchange Commission and incorporated by reference in this joint proxy statement/prospectus. The Statements of Operations Data and Balance Sheet Data as of and for the years ended September 30, 1995, 1996, 1997, 1998 and 1999 were derived from Go2Net's audited financial statements.

                                        Years ended September 30,                      Nine Months Ended June 30,
                         ------------------------------------------------------------  ---------------------------
                           1995       1996        1997         1998          1999          1999           2000
                         ---------  ---------  -----------  -----------  ------------  -------------  ------------
                                                                                              (unaudited)
Statement of Operations
 Data:
 Revenues............... $  46,863  $ 301,247  $ 1,627,964  $ 7,109,432  $ 22,435,035    $12,651,287  $ 54,994,862
 Cost of revenues.......    14,555     18,847      371,810    2,295,194     4,604,193      2,832,068     9,002,838
 Operating expenses:
   Sales and marketing..       295     15,541      531,758    2,044,086     6,347,873      4,034,825    15,287,451
   General and
    administrative......     3,818    163,408    1,711,380    2,454,620     6,068,647      3,756,141    10,028,451
   Product development..    30,686    544,966      798,146    1,376,238     2,703,874      1,938,613     6,277,352
   Merger and
    acquisition related
    costs...............       --         --           --     1,035,494       873,094        650,257           --
   Stock compensation
    expense.............       --         --        71,156      212,841       773,584            --            --
   Impairment loss......       --         --           --       398,126           --             --            --
   Amortization of
    intangibles.........       --         --           --           --     19,432,304      2,740,763    59,965,499
                         ---------  ---------  -----------  -----------  ------------  -------------  ------------
     Total operating
      expenses..........    34,799    723,915    3,112,440    7,521,405    36,199,376     13,120,599    91,558,753
                         ---------  ---------  -----------  -----------  ------------  -------------  ------------
 Loss from operations...    (2,491)  (441,515)  (1,856,286)  (2,707,167)  (18,368,534)    (3,301,380)  (45,566,729)
 Interest income........       --      12,752      249,488      510,529     6,810,866      3,151,426    12,284,259
                         ---------  ---------  -----------  -----------  ------------  -------------  ------------
 Loss before taxes......    (2,491)  (428,763)  (1,606,798)  (2,196,638)  (11,557,668)      (149,954)  (33,282,470)
 Income tax expense
  (benefit).............       800        800       67,347       69,220      (714,862)        18,533       940,164
                         ---------  ---------  -----------  -----------  ------------  -------------  ------------
 Net loss before
  cumulative effect of
  a change in
  accounting
  principle.............    (3,291)  (429,563)  (1,674,145)  (2,265,858)  (10,842,806)      (168,487)  (34,222,634)
 Cumulative effect on
  prior year of change
  in accounting
  principle.............       --         --           --           --            --             --        488,748
                         ---------  ---------  -----------  -----------  ------------  -------------  ------------
 Net loss...............    (3,291)  (429,563)  (1,674,145)  (2,265,858)  (10,842,806)      (168,487)  (34,711,382)
 Preferred stock
  dividend..............       --         --           --           --            --     159,930,733           --
                         ---------  ---------  -----------  -----------  ------------  -------------  ------------
 Net loss applicable to
  common stockholders... $  (3,291) $(429,563) $(1,674,145) $(2,265,858) $(10,842,806) $(160,099,220) $(34,711,382)
                         =========  =========  ===========  ===========  ============  =============  ============
 Net loss applicable to
  common stockholders
  per share............. $   (0.00) $   (0.07) $     (0.08) $     (0.09) $      (6.44) $       (6.23) $      (1.13)
 Shares used in
  computing net loss
  per share (1)......... 1,305,280  6,577,996   20,107,816   24,817,559    26,524,025     25,668,028    30,668,756

                          September 30, September 30, September 30, September 30, September 30,   June 30,
                              1995          1996          1997          1998          1999          2000
                          ------------- ------------- ------------- ------------- ------------- ------------
Balance Sheet Data:
 Cash, cash equivalents
  and marketable
  securities............     $44,567     $  891,468    $11,071,214   $ 8,885,602  $217,786,513  $227,250,959
 Working capital........      44,675        900,265     11,088,806     9,310,587   220,322,365   222,943,702
 Total assets...........     107,346      1,287,589     13,218,870    12,535,209   508,259,068   582,360,944
 Stockholders' equity...     107,346      1,224,359     12,820,747    10,971,576   480,931,375   522,817,110

--------
(1) Net loss per share is calculated using the weighted average number of shares of Go2Net common stock outstanding during such period. See Note 1 to Financial Statements in Go2Net's Form 10-K for the fiscal year ended September 30, 1999 which is incorporated by reference into this joint proxy statement/prospectus.

                           COMPARATIVE PER SHARE DATA

  The following table reflects (a) the historical net loss and book value per share of InfoSpace common stock and the historical net loss and book value per share of Go2Net common stock in comparison with the unaudited pro forma net loss and book value per share after giving effect to the proposed merger of a wholly-owned subsidiary of InfoSpace with and into Go2Net, and (b) the equivalent historical net loss and book value per share attributable to 1.82 shares of InfoSpace common stock which will be received for each share of Go2Net common stock.

  The historical book value per share is computed by dividing stockholders' equity, by the actual common stock outstanding. The pro forma per share net loss from continuing operations is computed by dividing the pro forma net loss from continuing operations by the pro forma weighted average number of shares outstanding, assuming InfoSpace had merged with Go2Net at the beginning of the earliest period presented and Go2Net shares were converted to InfoSpace shares at an exchange ratio of 1.82. The pro forma combined book value per share is computed by dividing total pro forma stockholders' equity by the pro forma number of common shares outstanding, assuming the merger (and conversion of shares) had occurred on that date.

  The following information should be read in conjunction with the separate audited historical consolidated financial statements and related notes of InfoSpace and Go2Net, the unaudited pro forma condensed combined financial information and related notes of InfoSpace and the selected historical and selected unaudited pro forma financial data included elsewhere in this joint proxy statement/prospectus. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger of InfoSpace and Go2Net had been consummated as of the beginning of the earliest period presented, nor is it necessarily indicative of the future operating results or financial position of the combined company.

                                                 Years Ended
                                                 December 31,        Six Months
                                             ----------------------  Ended June
                                              1997    1998    1999    30, 2000
                                             ------  ------  ------  ----------
HISTORICAL INFOSPACE:
  Basic and diluted net loss from continuing
   operations per share..................... $(0.11) $(0.23) $(0.29)   $(0.51)
  Book value per share at the end of the
   period................................... $ 0.12  $ 0.67  $ 1.60    $ 2.67

                                                 Years Ended
                                                September 30,        Six Months
                                             ----------------------  Ended June
                                              1997    1998    1999    30, 2000
                                             ------  ------  ------  ----------
HISTORICAL GO2NET:
  Basic and diluted net loss from continuing
   operations per share..................... $(0.08) $(0.09) $(6.44)   $(0.74)
  Book value per share at the end of the
   period................................... $ 0.62  $ 0.44  $18.13    $16.87

                                                           Fiscal
                                                          Year End   Six Months
                                                        December 31, Ended June
                                                            1999      30, 2000
                                                        ------------ ----------
INFOSPACE AND GO2NET PRO FORMA COMBINED CONSOLIDATED:
  Pro forma net loss from continuing operations per
   InfoSpace share--basic and diluted..................    $(0.28)     $(0.49)
  Pro forma book value per InfoSpace share at the end
   of the period.......................................    $ 3.15      $ 3.96

                     MARKET PRICE AND DIVIDEND INFORMATION

  InfoSpace common stock has been traded on the Nasdaq National Market under the symbol "INSP" since December 15, 1998, the date of InfoSpace's initial public offering. Go2Net's common stock traded on the Nasdaq SmallCap Market under the symbol "GNET" from its initial public offering on April 23, 1997 until October 1, 1998. On October 1, 1998, Go2Net's common stock was approved for trading on the Nasdaq National Market and has traded on the Nasdaq National Market since that time. Prior to such dates, there was no established public trading market for either company's capital stock. The following table sets forth for the periods indicated the quarterly high and low sale prices per share of InfoSpace common stock and Go2Net common stock as reported on the Nasdaq SmallCap Market or the Nasdaq National Market, as appropriate.

                                                   INFOSPACE (1)   GO2NET (2)
                                                   -------------- ------------
Quarters ended:                                     High    Low    High   Low
---------------                                     ----    ---    ----   ---
June 30, 1997 (commencing April 23, 1997 for
 Go2Net)..........................................     --     --    2.75  1.31
September 30, 1997................................     --     --    2.45  1.41
December 31, 1997.................................     --     --    2.56  1.63


March 31, 1998....................................     --     --    4.69  1.72
June 30, 1998.....................................     --     --    9.75  4.09
September 30, 1998................................     --     --    8.75  3.20
December 31, 1998 (commencing December 15, 1998
 for InfoSpace)...................................    6.50   1.88  12.94  3.50


March 31, 1999....................................   12.41   3.56  78.00  8.84
June 30, 1999.....................................   18.16   8.81  99.50 45.00
September 30, 1999................................   14.73   9.22  96.50 46.06
December 31, 1999.................................   54.25   9.69 111.75 50.25


March 31, 2000....................................  138.50  40.25 103.00 70.38
June 30, 2000.....................................   78.25  37.13  82.25 35.75
September 30, 2000 (through August 15, 2000)......   60.00  27.31  66.50 43.38

--------
(1) InfoSpace's stock prices have been adjusted to give effect to two-for-one stock splits of InfoSpace's common stock consummated in May 1999, in January 2000 and in April 2000.
(2) Go2Net's stock prices have been adjusted to give effect to two-for-one stock splits of Go2Net's common stock consummated in February 1999 and in June 1999.

Recent Share Price

  The table below presents the per share closing prices of InfoSpace common stock and Go2Net common stock on the Nasdaq National Market and the pro forma equivalent market value of InfoSpace common stock to be issued for Go2Net common stock in the merger as of the dates specified. July 26, 2000 was the last trading date before announcement of the merger. August 15, 2000 was the latest practicable trading day before the printing of this joint proxy statement/prospectus. The table also sets forth the equivalent per share price for Go2Net common stock, which was determined by multiplying the closing prices of the InfoSpace common stock as of the specified dates by the exchange ratio of 1.82.

                                                                   InfoSpace
                                       InfoSpace      Go2Net      Common Stock
                                      Common Stock Common Stock Equivalent Value
                                      ------------ ------------ ----------------
July 26, 2000........................   $46.3125     $ 62.125       $84.2888
August 15, 2000......................   $ 27.625     $49.3125       $50.2775

  Go2Net stockholders are advised to obtain current market quotations for InfoSpace common stock and Go2Net common stock. No assurance can be given as to the market prices of InfoSpace common stock or Go2Net common stock at any time before the consummation of the merger or as to the market price of InfoSpace common stock at any time after the merger. Because the exchange ratio is fixed, the exchange ratio will not be adjusted to compensate Go2Net stockholders for decreases in the market price of InfoSpace common stock which have and could occur before the merger becomes effective. In the event the market price of InfoSpace common stock decreases or increases prior to the consummation of the merger, the value of the InfoSpace common stock to be received in the merger in exchange for Go2Net common stock would correspondingly decrease or increase.

Dividends

  Neither InfoSpace nor Go2Net has ever declared or paid cash dividends on its capital stock. Pursuant to the merger agreement, each of InfoSpace and Go2Net has agreed not to pay cash dividends pending the consummation of the merger, without the written consent of the other. If the merger is not consummated, the Go2Net board anticipates that it would continue its policy of retaining any and all earnings to finance the expansion of its business. InfoSpace expects to retain any and all earnings for use in the operation and expansion of its business and does not anticipate paying any cash dividends before or after the merger.

                             THE INFOSPACE MEETING

Date, time and place of the InfoSpace special meeting

  The date, time and place of the special meeting of InfoSpace stockholders are as follows:

                              [September 29], 2000
                             9:00 a.m. Pacific Time
                                   at

Purpose of the special meeting

  InfoSpace is furnishing this joint proxy statement/prospectus to its stockholders in connection with the solicitation of proxies by InfoSpace's board of directors. The InfoSpace board of directors will use the proxies at the special meeting of stockholders of InfoSpace to be held on [September 29], 2000 and at any adjournment or postponement thereof.

  The special meeting is being held so that InfoSpace stockholders may consider and vote upon the following proposals:

  1. To approve the issuance of shares of InfoSpace common stock in the proposed merger of a wholly-owned subsidiary of InfoSpace with and into Go2Net, Inc., as contemplated by the Agreement and Plan of Reorganization dated as of July 26, 2000, by and among InfoSpace, Go2Net and a wholly-owned subsidiary of InfoSpace. InfoSpace will issue 1.82 shares of common stock in exchange for each share of outstanding common stock of Go2Net and Go2Net will become a wholly-owned subsidiary of InfoSpace.

  2. To transact any other business that properly comes before the special meeting or any adjournments or postponements thereof.

Record date and outstanding shares

  InfoSpace's board of directors has fixed the close of business on [August 28], 2000 as the record date for the special meeting. Only holders of record of InfoSpace's common stock at the close of business on the record date are entitled to notice of and to vote at the meeting. As of August 15, there were 233,290,397 shares of common stock outstanding and entitled to vote. These shares were held of record by approximately 659 stockholders, although InfoSpace has been informed that there are in excess of 150,000 beneficial owners of its common stock.

Vote and quorum required

  Holders of InfoSpace common stock are entitled to one vote for each share held as of the record date. Approval of the proposals to be voted upon by InfoSpace stockholders requires the affirmative vote of a majority of the total voting power of the outstanding common stock of InfoSpace present in person or represented by proxy at the meeting. Attendance at the meeting in person or by proxy of holders of shares representing a majority of the outstanding shares of InfoSpace common stock is required for a quorum.

  As of July 31, 2000, directors, executive officers and affiliates of InfoSpace as a group beneficially owned 107,224,105 shares of common stock, which represents approximately 45.9% of the total voting power represented by InfoSpace's outstanding common stock. Three affiliated stockholders of InfoSpace have entered into voting agreements with Go2Net that obligates them to vote all of their shares, a total of approximately 24.1% of the total voting power represented by InfoSpace's common stock outstanding as of July 26, 2000, in favor of approval of the issuance of common stock in connection with the merger.

Abstentions; broker non-votes

  Any abstention will be counted for purposes of determining a quorum, and will have no effect on the outcome of the proposal to approve the issuance of InfoSpace common stock in the merger.

  In the event that a broker, bank, custodian, nominee or other record holder of InfoSpace's common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, which is called a "broker non-vote," those shares will not be considered for purposes of determining the number of shares entitled to vote with respect to a particular proposal on which the broker has expressly not voted, but will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Expenses of proxy solicitation

  InfoSpace will pay the expenses of soliciting proxies to be voted at the meeting, except that Go2Net will share equally the expenses incurred in connection with filing and printing this joint proxy statement/prospectus. Following the original mailing of the proxies and other soliciting materials, InfoSpace will request brokers, custodians, nominees and other record holders of InfoSpace common stock to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of InfoSpace common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, InfoSpace will reimburse such holders for their reasonable expenses.

  InfoSpace has retained D.F. King & Co., Inc. to aid in the solicitation of proxies and to verify records relating to the solicitations. D.F. King will receive $9,000 and customary expense reimbursement for these services. In addition to solicitation by mail, directors, officers and key employees of InfoSpace may solicit proxies in person or by telephone, telegram or other means of communication. These persons will receive no additional compensation for solicitation of proxies but may be reimbursed for reasonable out-of-pocket expenses.

Voting of proxies

  The proxy accompanying this joint proxy statement/prospectus is solicited on behalf of the InfoSpace board of directors for use at the meeting. Please complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to InfoSpace. All properly signed proxies that InfoSpace receives prior to the vote at the meeting and that are not revoked will be voted at the meeting according to the instructions indicated on the proxies or, if no direction is indicated, such proxies will be voted FOR each of the proposals to be considered at the special meeting. You may revoke your proxy at any time before it is exercised at the meeting by taking any of the following actions:

  . delivering a written notice to the secretary of InfoSpace by any means, including facsimile, bearing a date later than the date of the proxy, stating that the proxy is revoked;

  . signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the meeting; or

  . attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares.

  InfoSpace's board of directors does not know of any matter that is not referred to in this joint proxy statement/prospectus to be presented for action at the meeting. If any other matters are properly brought before the meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

Recommendation of the board of directors

  The board of directors of InfoSpace has unanimously determined that the terms of the merger agreement and the issuance of common stock in the merger are in the best interests of InfoSpace and the InfoSpace stockholders. Accordingly, the InfoSpace board of directors unanimously recommends that InfoSpace stockholders vote FOR the proposal to approve the issuance of common stock in the merger.


   To assure that your shares are represented at the meeting, please complete, date and sign the enclosed proxy and mail it promptly in the postage-paid envelope provided, whether or not you plan to attend the meeting. You may revoke your proxy at any time before it is voted.

                               THE GO2NET MEETING

Date, time and place of the Go2Net special meeting

  The date, time and place of the special meeting of Go2Net stockholders are as follows:

                              [September 29,] 2000
                             9:00 a.m. Pacific Time
                                   at

Purpose of the special meeting

  Go2Net is furnishing this joint proxy statement/prospectus to holders of Go2Net common stock and series A preferred stock in connection with the solicitation of proxies by Go2Net's board of directors for use at the special meeting of stockholders of Go2Net to be held on [September 29,] 2000, and any adjournment or postponement thereof.

  The special meeting is being held so that stockholders may consider and vote on the following proposals:

  1. To consider and vote upon a proposal to approve the merger of Giants Acquisition Corp., a wholly owned subsidiary of InfoSpace, Inc., with and into Go2Net, Inc. and to adopt the merger agreement among InfoSpace, Inc., Giants Acquisition Corp., a wholly owned subsidiary of InfoSpace, Inc., and Go2Net, Inc., under which each outstanding share of Go2Net common stock will be converted into the right to receive 1.82 shares of InfoSpace common stock; and

  2. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Record date and outstanding shares

  The Go2Net board of directors has fixed the close of business on [August 28], 2000 as the record date for the special meeting. Only holders of record of Go2Net common stock and series A preferred stock on the record date are entitled to notice of and to vote at the special meeting. As of August 15, 2000, Go2Net had outstanding and entitled to vote 40,453,912 shares of common stock (including shares of series A preferred stock on an as converted basis), held of record by approximately 450 stockholders although Go2Net has been informed that there are in excess of 60,000 beneficial owners of common stock. At the close of business on this date, Go2Net had outstanding and entitled to vote 300,000 shares of preferred stock held of record by one stockholder.

Vote and quorum required

  Holders of Go2Net common stock are entitled to one vote for each share held as of the record date. Each record holder of preferred stock will be entitled to one vote for each share of common stock into which the holder's preferred stock may be converted. Approval of the merger and adoption of the merger agreement will require the affirmative vote of a majority of the outstanding shares of Go2Net common stock (including shares of Go2Net common stock issuable upon conversion of shares of Go2Net preferred stock) as well as a majority of the outstanding shares of Go2Net preferred stock voting as a separate class. Attendance at the meeting in person or by proxy of the shares representing a majority of the shares of Go2Net common stock (including shares of Go2Net common stock issuable upon conversion of share of Go2Net preferred stock) issued and outstanding on the record date is required for a quorum.

  On July 31, 2000, directors and executive officers of Go2Net and their affiliates beneficially owned, and were entitled to vote, 18,011,984 shares of Go2Net common stock (including shares of Go2Net common stock issuable upon conversion of shares of Go2Net preferred stock), or approximately 44.5% of the outstanding voting shares. Three affiliated stockholders of Go2Net who as of July 26, 2000 together owned a total of approximately 36.8% of the voting power of Go2Net capital stock (including shares of common stock issuable upon conversion of shares of Go2Net preferred stock), have entered into voting agreements and have agreed to vote in favor of the adoption of the merger agreement. In order to receive the required number of votes to approve the merger and adopt the merger agreement, holders of approximately 13.3% of the Go2Net common stock who are not party to the voting agreements, must vote their shares in favor of the approval of the merger and adoption of the merger agreement.

Abstentions and broker non-votes

  Abstentions and broker non-votes each will be included in determining the number of shares present and voting at the meeting for the purpose of determining the presence of a quorum. Because approval of the merger and adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of Go2Net common stock (including shares of common stock issuable upon conversion of shares of Go2Net preferred stock) entitled to vote and of a majority of the outstanding shares of Go2Net preferred stock entitled to vote, abstentions and broker non-votes will have the same effect as votes against the approval of the merger and adoption of the merger agreement. In addition, the failure of a Go2Net stockholder to return a proxy or vote in person will have the effect of a vote against the approval of the merger and adoption of the merger agreement. Brokers holding shares for beneficial owners cannot vote on the actions proposed in this joint proxy statement/prospectus without the owners' specific instructions. Accordingly, Go2Net stockholders are urged to return the enclosed proxy card marked to indicate their vote.

Expenses of proxy solicitation

  Go2Net will pay the costs of soliciting proxies to be voted at the Go2Net special meeting, except that InfoSpace will share equally the expenses incurred in connection with filing and printing this joint proxy statement/prospectus. Following the original mailing of the proxies and other soliciting materials, Go2Net will request brokers, custodians, nominees and other record holders of Go2Net stock to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Go2Net stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, Go2Net will reimburse such holders for their reasonable expenses.

  Go2Net retained D.F. King & Co. Inc. to aid in the solicitation of proxies and to verify records relating to the solicitations. D.F. King will receive $6,500 and customary expense reimbursement for these services. In addition to solicitation by mail, directors, officers and key employees of Go2Net may solicit proxies in person or by telephone, telegram or other means of communication. These persons will receive no additional compensation for solicitation of proxies but may be reimbursed for reasonable out-of-pocket expenses.

Voting of proxies

  The proxy accompanying this joint proxy statement/prospectus is solicited on behalf of the Go2Net board of directors for use at the special meeting. Please complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to Go2Net. All properly signed proxies that Go2Net receives prior to the vote at the meeting and that are not revoked will be voted at the meeting according to the instructions indicated on the proxies or, if no direction is indicated, such proxies will be voted FOR each of the proposals to be considered at the special meeting. Brokers will provide directions on how to instruct the broker to vote the shares to the beneficial owners of such shares. You may revoke your proxy at any time before it is exercised at the meeting by taking any of the following actions:

  . delivering a written notice to the secretary of Go2Net by any means, including facsimile, bearing a date later than the date of the proxy, stating that the proxy is revoked;

  . signing and delivering a proxy relating to the same shares and bearing a later date before the vote at the meeting; or

  . attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares.

  Go2Net's board of directors does not know of any matter that is not referred to in this joint proxy statement/prospectus to be presented for action at the meeting. If any other matters are properly brought before the meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

Recommendations

  The Go2Net board has determined that the merger and the reorganization agreement are advisable and fair to and in the best interests of Go2Net and its stockholders. Accordingly after careful consideration, the Go2Net board unanimously has approved the merger and the merger agreement and unanimously recommends that the stockholders vote for the approval of the merger and the adoption of the merger agreement.

  Do not send in any stock certificates with your proxy. The exchange agent will mail transmittal forms with instructions for the surrender of stock certificates for Go2Net shares to former Go2Net stockholders as soon as practicable after the completion of the merger.


   To assure that your shares are represented at the meeting, please complete, date and sign the enclosed proxy and mail it promptly in the postage-paid envelope provided, whether or not you plan to attend the meeting. You may revoke your proxy at any time before it is voted.

                                   THE MERGER

  This section of the joint proxy statement/prospectus describes the proposed merger. While InfoSpace and Go2Net believe that the description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents InfoSpace and Go2Net referred to for a more complete understanding of the merger.

Background of the merger

  Naveen Jain, Chairman of InfoSpace, and Russell C. Horowitz, Chief Executive Officer of Go2Net, have met periodically since the fall of 1997 to discuss potential business development activities between the two companies. In late fall of 1999, Mr. Horowitz and Mr. Jain discussed generally the synergies and the low degree of redundancy between the two businesses.

  At this meeting in the fall of 1999, Mr. Horowitz and Mr. Jain exchanged preliminary due diligence information between the two companies.

  In December of 1999, InfoSpace experienced a material increase in its stock price, and, therefore, the parties agreed to terminate their discussions about a potential combination of the two companies at that time.

  In May 2000, Mr. Horowitz and Mr. Jain discussed potential business development opportunities between Go2Net payment processing technologies and InfoSpace storefront technology. Mr. Horowitz and Mr. Jain also discussed business opportunities along the lines of distribution of a Go2Net desktop portal through InfoSpace's wireless distribution network. Mr. Horowitz and Mr. Jain agreed to meet in person to continue the discussions around the business development of these two ideas.

  Mr. Horowitz and Mr. Jain met in late May 2000. At the meeting, Mr. Jain introduced Arun Sarin, the new Chief Executive Officer of InfoSpace, to Mr. Horowitz. While continuing the earlier discussion of potential business development opportunities, Mr. Sarin suggested that rather than pursue business development opportunities, the two companies should consider a merger. Mr. Horowitz agreed that while conceptually a merger was a logical conclusion, no discussions along these lines could be had unless InfoSpace was willing to consider a transaction at a consideration amount that would be compelling to the Go2Net stockholders.

  In late June 2000, Mr. Jain and Mr. Sarin phoned Mr. Horowitz and indicated that InfoSpace would be interested in pursuing a business combination with Go2Net. During the week of July 3, the parties engaged in preliminary discussions regarding the proposed business combination.

  On July 7, 2000, Mr. Horowitz sent an informal e-mail memo to the Go2Net board of directors soliciting their approval to move forward with negotiations regarding a possible business combination of Go2Net and InfoSpace.

  Also on July 7, 2000, representatives of InfoSpace presented a draft non-disclosure agreement. The parties negotiated the non-disclosure agreement over the next several days and signed it on July 12, 2000.

  Also on July 7, 2000, InfoSpace retained Morgan Stanley & Co., Incorporated as its financial advisor with respect to the merger. InfoSpace's board subsequently ratified this engagement and InfoSpace entered into an engagement letter with Morgan Stanley & Co. dated July 24, 2000.

  On July 9, 2000, Messrs. Horowitz, Jain and Sarin as well as Rand Rosenberg, Chief Financial Officer of InfoSpace, met to explore a potential strategic transaction further.

  On July 10, 2000, Mr. Rosenberg had a teleconference with Michael J. Riccio, Jr., Chief Operating Officer of Go2Net, to discuss conducting due diligence.

  Also on July 10, 2000, Go2Net met with representatives of Merrill Lynch & Co. to discuss the possibility of Merrill Lynch acting as its financial advisor with respect to the merger. Go2Net's board subsequently ratified this engagement, and Go2Net entered into an engagement letter with Merrill Lynch & Co. dated July 17, 2000.

  In the period between July 12 and July 17, a series of meetings were held between the executives of both companies for the purpose of conducting due diligence. Representatives of Morgan Stanley & Co. and Merrill Lynch & Co. attended these meetings.

  On July 12, 2000, Wilson Sonsini Goodrich & Rosati, as legal representative of InfoSpace, and Hutchins, Wheeler & Dittmar, as legal representative of Go2Net, participated in several conference calls regarding the logistics of conducting the due diligence process. Representatives of both parties conducted their business, legal, accounting and financial due diligence in Seattle between July 12 and July 23, 2000. During this period, senior management of both companies held numerous discussions regarding various business, financial, operational and technical issues.

  On July 14, 2000, the InfoSpace board of directors met to discuss the merger. Representatives of Wilson Sonsini Goodrich & Rosati attended the meeting, which included a presentation of the financial analysis performed by Morgan Stanley & Co. regarding the merger.

  On July 18, 2000, Go2Net's board of directors, together with senior management of Go2Net and representatives of Hutchins, Wheeler & Dittmar and Merrill Lynch & Co., held an extensive discussion regarding some of the relative merits and risks of the potential transaction, including financial analyses of the two companies and the possible synergies of the potential combined company. Hutchins, Wheeler & Dittmar outlined the directors' legal duties and responsibilities in connection with considering the merger. The Go2Net board decided to continue discussions with InfoSpace about a possible transaction.

  On July 18, 2000, Wilson Sonsini Goodrich & Rosati distributed a draft of the merger agreement and related agreements.

  On July 19, 2000, Messrs. Jain, Sarin, Rosenberg, Horowitz and Riccio, as well as representatives of Morgan Stanley & Co. met in San Mateo, California to discuss potential synergies that might be present in the combined company. Merrill Lynch & Co. separately held extensive discussions with members of Go2Net management regarding potential synergies that might result from the merger.

  On July 20, 2000, Hutchins, Wheeler & Dittmar provided its initial comments on the draft merger agreement. From July 20, 2000 until July 26, 2000, representatives of Wilson Sonsini Goodrich & Rosati and Hutchins, Wheeler & Dittmar participated in a series of negotiations on the terms of the merger agreement and related agreements.

  On July 21, 2000, the InfoSpace board of directors met to further discuss the merger and the financial analyses performed by Morgan Stanley & Co. regarding the merger. Management of InfoSpace presented the results of their due diligence and Wilson Sonsini Goodrich & Rosati discussed the status of negotiations regarding the merger agreement.

  On July 22, 2000, Go2Net's board members held a telephonic board meeting to review drafts of the merger agreement and related agreements. During the call, representatives of Merrill Lynch & Co. and Hutchins, Wheeler & Dittmar reviewed and discussed with Go2Net's board the material terms of the draft merger agreement. In particular, Go2Net's board reviewed the proposed termination fees, opportunity to entertain alternative proposals and termination rights. Representatives of Merrill Lynch & Co. made a presentation to Go2Net's board regarding the financial analyses Merrill Lynch & Co. had performed regarding Go2Net, InfoSpace and the merger. The Go2Net board reviewed the status of the negotiations and directed management to continue negotiations with InfoSpace.

  On July 25, 2000, the InfoSpace board met to further discuss the financial analyses prepared by Morgan Stanley & Co. regarding the merger. Mr. Rosenberg discussed the results of financial due diligence performed at Go2Net, and Wilson Sonsini Goodrich & Rosati discussed the fiduciary duties of the board and legal issues related to the merger.

  On July 26, 2000, the InfoSpace board held a special meeting and approved the proposed exchange ratio of the transaction, the issuance of the InfoSpace common stock in the merger, the merger agreement and related agreements. Morgan Stanley & Co. made a final presentation after which it rendered an oral opinion, subsequently confirmed by delivery of a written opinion, dated July 26, 2000, that, as of such date, the exchange ratio provided in the merger agreement was fair to InfoSpace from a financial point of view.

  On July 26, 2000, Go2Net's board also held a special meeting to analyze and approve the final terms of the merger agreement and related agreements. Merrill Lynch & Co. rendered an oral opinion, subsequently confirmed by delivery of a written opinion dated July 26, 2000, that, as of that date, the exchange ratio provided in the merger agreement was fair to the Go2Net stockholders, other than InfoSpace and its affiliates, from a financial point of view. Go2Net's board unanimously approved the final terms of the merger agreement and the related agreements and resolved to recommend that the Go2Net stockholders adopt the merger agreement and approve the merger.

  The merger agreement and related documents were signed by the parties on July 26, 2000. On the evening of July 26, 2000, after the close of the market, InfoSpace and Go2Net issued a joint press release announcing the transaction.

Recommendation of InfoSpace's board of directors and InfoSpace's reasons for the merger

  At a meeting held on July 26, 2000, the board of directors of InfoSpace concluded that the merger was in the best interests of InfoSpace and its stockholders and determined to recommend that the InfoSpace stockholders approve the issuance of the shares of InfoSpace common stock in the merger. The summary set forth below briefly describes certain of the reasons, factors and information taken into account by the InfoSpace board in reaching its conclusion. The InfoSpace board did not assign any relative or specific weights to the factors considered in reaching such determination, and individual directors may have given differing weights to different factors.

  In reaching its determination, the InfoSpace board consulted with InfoSpace's management and legal and financial advisors, and carefully considered a number of factors, including:

  . The potential strategic benefits of the merger;

  . Historical information concerning InfoSpace's and Go2Net's respective businesses, prospects, financial performance and condition, operations, technology, management and competitive position, including public reports concerning results of operations for each company filed with the SEC;

  . InfoSpace management's view of the financial condition, results of operations and businesses of InfoSpace and Go2Net before and after giving effect to the merger;

  . Current financial market conditions and historical market prices, volatility and trading information with respect to InfoSpace's common stock and Go2Net's common stock;

  . The benefits to be received by InfoSpace and the dilution to InfoSpace's stockholders in the merger and the relationship between the current and historical market values of InfoSpace's common stock and Go2Net's common stock and a comparison of comparable merger transactions;

  . The belief that the terms of the merger agreement, including the parties' respective representations, warranties and covenants, and the conditions to their respective obligations, are reasonable;

  . The prospects of InfoSpace independent of Go2Net;

  . The potential for other parties to enter into strategic relationships with or to acquire InfoSpace or Go2Net;

  . Detailed financial analysis and pro forma and other information with respect to the companies presented to the board, including the opinion of Morgan Stanley that the exchange ratio pursuant to the merger was fair from a financial point of view to InfoSpace. This opinion is subject to assumptions and limitations noted in the opinion and described under "Opinion of InfoSpace's Financial Advisor," and you should carefully read both that section and the opinion that is attached to this document as Annex B;

  . The expectation that the merger will be treated as a tax-free reorganization for federal income tax purposes;

  . The impact of the merger on InfoSpace's customers and employees; and

  . Reports from management, legal and financial advisors as to the results of the due diligence investigation of Go2Net.

  In its decision to recommend and approve the merger and the share issuance, the most important benefits identified by the board of directors of InfoSpace were the following:

  . InfoSpace management believes that, given the complementary nature of the technologies and business strategies of InfoSpace and Go2Net, the merger will enhance the opportunity for the potential realization of InfoSpace's strategic objectives;

  . InfoSpace's stockholders would have the opportunity to participate in the potential for growth of the combined company after the merger;

  . The combination of Go2Net's applications and technology infrastructure for both narrowband and broadband with InfoSpace's merchant and consumer infrastructure services for wireless and other platforms will allow the combined company to offer an end-to-end integrated platform of applications and technologies across the narrowband and broadband platforms;

  . The combination of InfoSpace's and Go2Net's merchant bases and merchant services will allow the combined company to distribute a more complete solution to a wider merchant network;

  . Go2Net's broadband technologies and applications will facilitate
    InfoSpace's entry into the broadband market;

  . The broader customer base of the combined company will allow it to mitigate the risk of customer concentration to which InfoSpace is currently exposed;

  . The stronger financial position of the combined company; and

  . The depth of experience provided by the combined management team.

  Potential risks or other negative factors identified by the InfoSpace board of directors include the following:

  . The risk that the potential benefits of the merger may not be realized;

  . The challenges of integrating the management teams, strategies, cultures and organizations of the two companies;

  . The risk of disruption of sales momentum as a result of uncertainties created by the announcement of the merger;

  . The risk that the merger might not be consummated despite the parties' efforts, even if approved by each company's stockholders;

  . If the merger is not accounted for as a pooling-of-interests, the significant adverse impact to the net income of the combined company that will arise due to the amortization of goodwill and other intangibles in light of the impact of purchase accounting for the merger;

  . The substantial charges to be incurred in connection with the merger, including costs of integrating the businesses and transaction expenses arising from the merger;

  . The effect of public announcement of the merger and the possibility that the merger might not be consummated on (a) InfoSpace's sales and operating results, (b) InfoSpace's ability to attract and retain key management, marketing and technical personnel and (c) progress of certain development projects; and

  . Other applicable risks described in the section of this joint proxy statement/prospectus entitled "Risk Factors" (see page 10).

  The foregoing discussion of the information and factors considered by the InfoSpace board of directors is not intended to be exhaustive but includes material factors considered by the InfoSpace board of directors. In view of the complexity and wide variety of information and factors, both positive and negative, considered by the InfoSpace board of directors, it did not find it practical to quantify, rank or otherwise assign relative or specific weights to the factors considered. In addition, the InfoSpace board did not reach any specific conclusion with respect to each of the factors considered, or any aspect of any particular factor. Instead, the InfoSpace board of directors conducted an overall analysis of the factors described above, including discussions with InfoSpace's management and legal, financial and accounting advisors. In considering the factors described above, individual members of the InfoSpace board of directors may have given different weight to different factors.

  The InfoSpace board considered all these factors as a whole and believed the factors supported its determination to approve the merger.

  After taking into consideration all of the factors set forth above, InfoSpace's board of directors unanimously concluded that the merger was fair to, and in the best interests of, InfoSpace and its stockholders and that InfoSpace should proceed with the merger.

Recommendation of Go2Net's board of directors and Go2Net's reasons for the merger

  The board of directors of Go2Net unanimously concluded that the merger agreement and the merger are fair to and in the best interests of Go2Net and its stockholders. The Go2Net board determined to recommend that the stockholders approve the merger and adopt the merger agreement. This decision was based upon several potential benefits of the merger that Go2Net's board believes will contribute to the success of the combined company compared to Go2Net continuing to operate as an independent business. The Go2Net board believes that reasons the merger will be beneficial to Go2Net and its stockholders include the following:

  . the ability of the two companies to combine their product lines to create a leading infrastructure provider offering an end-to-end integrated platform of applications across narrowband and broadband platforms;

  . InfoSpace's wireless technologies and applications will facilitate
    Go2Net's entry into the wireless market;

  . the increased customer base of the combined company;

  . the potential revenue synergies including cross-selling opportunities for the products of both companies;

  . Go2Net's stockholders would have the opportunity to participate in the future growth potential for the combined company following the merger;

  . Go2Net management believes that, given the complementary nature of the technologies and business strategies of Go2Net and InfoSpace, the merger will enhance the opportunity for the potential realization of Go2Net's strategic objectives;

  . the strong financial position of the combined company; and

  . the premium over the market price for their Go2Net common stock immediately prior to the announcement of the merger that Go2Net stockholders would have an opportunity to receive.

  Go2Net's board reviewed a number of factors in evaluating the merger, including, but not limited to, the following:

  . information concerning InfoSpace's business, financial performance and condition, operations and management;

  . information concerning the financial condition, results of operations and businesses of InfoSpace and Go2Net before and after giving effect to the merger;

  . current financial market conditions and historical market prices, volatility and trading information with respect to InfoSpace common stock and Go2Net common stock;

  . the consideration InfoSpace will issue in the merger in light of comparable merger transactions;

  . the belief that the terms of the merger agreement and related agreements are reasonable;

  . the ability of Go2Net's board, in exercise of its fiduciary duties in accordance with the merger agreement, to authorize Go2Net to provide information to, engage in negotiations with and, subject to the payment of a termination fee, enter into a transaction with another party as described under "The Merger Agreement;"

  . the impact of the merger on the customers and employees of Go2Net and the combined company;

  . results of the due diligence investigation conducted by Go2Net's management, financial advisors and legal counsel; and

  . the analyses and presentations prepared by Merrill Lynch & Co. and Merrill Lynch's written opinion (the full text of which is attached as Annex C to this joint proxy statement/prospectus) to the effect that, as of July 26, 2000, and based upon and subject to the qualifications, assumptions and limitations set forth in its opinion, the exchange ratio was fair to Go2Net's stockholders, other than InfoSpace and its affiliates, from a financial point of view.

  The Go2Net board also identified and considered a number of potentially negative factors in its deliberations concerning the merger including the following:

  . the risk that the potential benefits of the merger may not be realized;

  . the risk that the merger may not be consummated, notwithstanding the voting agreements obtained from holders of Go2Net capital stock and holders of InfoSpace common stock;

  . the risk of management and employee disruption associated with the merger, including that despite the efforts of the combined company, key technical, sales and management personnel might not remain employed by the combined company; and

  . other applicable risks described in this joint proxy statement/prospectus under "Risk Factors."

  The foregoing discussion of the information and factors considered by the Go2Net board of directors is not intended to be exhaustive but includes material factors considered by the Go2Net board of directors. In view of the complexity and wide variety of information and factors, both positive and negative, considered by the Go2Net board of directors, it did not find it practical to quantify, rank or otherwise assign relative or specific weights to the factors considered. In addition, the Go2Net board did not reach any specific conclusion with respect to each of the factors considered, or any aspect of any particular factor. Instead, the Go2Net board of directors conducted an overall analysis of the factors described above, including discussions with Go2Net's management and legal, financial and accounting advisors. In considering the factors described above, individual members of the Go2Net board of directors may have given different weight to different factors.

  The Go2Net board considered all these factors as a whole and believed the factors supported its determination to approve the merger.

  After taking into consideration all of the factors set forth above, Go2Net's board of directors unanimously concluded that the merger was fair to, and to the best interests of, Go2Net and its stockholders (other than InfoSpace and its affiliates) and that Go2Net should proceed with the merger.

Opinion of InfoSpace's financial advisor

  Under an engagement letter dated July 24, 2000, InfoSpace retained Morgan Stanley & Co. Incorporated to provide financial advisory services and a financial fairness opinion in connection with the merger. InfoSpace's board of directors selected Morgan Stanley to act as InfoSpace's financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of Internet and Internet infrastructure industries. At a telephonic meeting of InfoSpace's board of directors on July 26, 2000, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that, as of July 26, 2000 and based upon and subject to the various considerations set forth in the written opinion, the exchange ratio pursuant to the merger agreement was fair to InfoSpace from a financial point of view.

  The full text of the written opinion of Morgan Stanley, dated July 26, 2000, is attached as Annex B to this document and sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. InfoSpace stockholders are urged to, and should, read the opinion carefully and in its entirety. Morgan Stanley's opinion is directed to InfoSpace's board of directors and addresses only the fairness to InfoSpace from a financial point of view of the exchange ratio pursuant to the merger agreement as of the date of the opinion. It does not address any other aspect of the merger and does not constitute a recommendation to any holder of InfoSpace common stock or Go2Net common stock as to how to vote at either the InfoSpace special meeting or the Go2Net special meeting.

The summary of the opinion of Morgan Stanley set forth in this document is qualified in its entirety by reference to the full text of the written opinion.

  In connection with rendering its opinion, Morgan Stanley, among other things:

  (i) reviewed certain publicly available financial statements and other information of Go2Net and InfoSpace;

  (ii) reviewed certain internal financial statements and other financial and operating data concerning Go2Net prepared by the management of Go2Net;

  (iii) reviewed certain financial projections prepared by the management of Go2Net;

  (iv) reviewed certain internal financial statements and other financial and operating data concerning InfoSpace prepared by the management of InfoSpace;

  (v) reviewed certain financial projections prepared by the management of InfoSpace;

  (vi) reviewed the past and current operations and financial condition and the prospects of Go2Net and InfoSpace, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of Go2Net and InfoSpace, respectively;

  (vii) reviewed the pro forma impact of the merger on InfoSpace's financial performance, including revenue per share and earnings per share;

  (viii) reviewed the reported prices and trading activity for Go2Net common stock and InfoSpace common stock;

  (ix) compared the financial performance of Go2Net and InfoSpace and the prices and trading activity of Go2Net common stock and InfoSpace common stock with that of certain other publicly-traded companies comparable with Go2Net and InfoSpace, respectively, and their securities;

  (x) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  (xi) participated in discussions and negotiations among representatives of Go2Net and InfoSpace and their financial and legal advisors;

  (xii) reviewed a draft of the merger agreement dated July 26, 2000, and certain related documents; and

  (xiii) performed such other analyses and considered such other factors as we have deemed appropriate

  Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the merger, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Go2Net and InfoSpace, respectively. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the draft merger agreement dated July 26, 2000, including that the merger will be treated as a tax-free reorganization and/or exchange, each pursuant to the Internal Revenue Code of 1986.

  Morgan Stanley relied upon, without independent verification, the assessment by the management of Go2Net and InfoSpace of the strategic benefits expected to result from the transaction. Morgan Stanley also relied upon, without independent verification, the assessment by the management of Go2Net and InfoSpace of the technologies and products of Go2Net and InfoSpace, the timing and risks associated with the integration of Go2Net and InfoSpace and the validity of, and risks associated with, Go2Net's and InfoSpace's existing and future products and technologies.

  Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Go2Net or InfoSpace, nor was Morgan Stanley furnished with any such appraisals. Morgan Stanley's opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of its opinion.

  The following is a brief summary of certain of the analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion dated July 26, 2000. Certain of these summaries of financial analyses include information presented in tabular format. In order to understand fully the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

  Exchange Ratio Analysis. Morgan Stanley reviewed the ratios of the closing prices of Go2Net common stock to the corresponding closing prices of InfoSpace common stock over various periods from July 24, 1999 through July 24, 2000. Morgan Stanley examined the premiums represented by the exchange ratio of 1.820x over the averages of these daily ratios over various periods:

                                                     Period      Transaction
                                                    Average     Exchange Ratio
   Period Ended July 24, 2000                    Exchange Ratio    Premium
   --------------------------                    -------------- --------------
   July 24, 2000................................     1.222x          48.9%
   Last 10 Days.................................     1.087           67.4%
   Last 30 Days.................................     0.922           97.3%
   Last 60 Days.................................     0.891          104.2%
   Last 90 Days.................................     0.943           92.9%

Go2Net

  Trading Range. Morgan Stanley reviewed the range of closing prices of Go2Net common stock prior to July 24, 2000. Morgan Stanley observed the following:

                                                                 Value Per
   Period Prior to July 24, 2000                                   Share
   -----------------------------                               --------------
   52 weeks................................................... $35.75-$111.75

  Comparable Company Trading Analysis. Morgan Stanley compared certain publicly available financial information of Go2Net with publicly available information for selected companies comparable to the business or businesses of Go2Net. The following table lists the relevant comparable companies analyzed by Morgan
Stanley:

Go2Net Comparable Companies

  America Online, Inc.
  Yahoo! Inc.
  Excite@Home Corporation
  OpenTV Corp.
  Exodus Communications, Inc.
  Inktomi Corporation
  Critical Path, Inc.

  In conducting its analysis, Morgan Stanley applied the relevant financial multiples of the comparable companies to publicly available securities research analyst estimates of various financial statistics for Go2Net. Morgan Stanley then estimated the implied value per share of Go2Net as of July 24, 2000. Morgan Stanley estimated the following:

     Calendar Year                              Comparable    Implied Value per
  Financial Statistic                        Company Multiple  Share of Go2Net
  -------------------                        ---------------- -----------------
     2000 Estimated Revenues................   20.0x-60.0x        $47-$125
     2001 Estimated Revenues................   15.0x-40.0x        $53-$128

  Based on the comparable company analysis, Morgan Stanley estimated an implied value range per share of Go2Net of $50 to $126.

  No company utilized in the comparable company analysis is identical to Go2Net or InfoSpace. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Go2Net and InfoSpace, such as the impact of competition on the businesses of Go2Net or InfoSpace and the industry in general, industry growth and the absence of any material adverse change in the financial condition and prospects of Go2Net or InfoSpace or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable company data.

  Precedent Transactions Analysis. Based on publicly available information as of July 24, 2000, Morgan Stanley compared the premiums paid in selected precedent merger and acquisition transactions to the relevant financial statistics for Go2Net implied by the exchange ratio and the share price of InfoSpace common stock as of July 24, 2000. The following table presents certain of the precedent transactions analyzed by Morgan Stanley:

Selected Precedent Transactions

Acquiree/Acquiror:

  Lycos Inc./Terra Networks, S.A.
  Verio Inc./NTT Communications Corp.

  Spyglass, Inc./OpenTV Corp.
  Network Solutions, Inc./Verisign, Inc.
  InterVU Inc./Akamai Technologies, Inc.
  Time Warner Inc./America Online, Inc.
  Mapquest.com, Inc./America Online, Inc.
  Flycast Communications Corporation/CMGI, Inc.
  Earthlink, Inc./Mindspring Enterprises, Inc.

  Selected Precedent Transactions

  iMall, Inc./Excite@Home Corporation
  Abacus Direct Corporation/DoubleClick Inc.
  Broadcast.com, Inc./Yahoo! Inc.
  GeoCities/Yahoo! Inc.
  Excite, Inc./@Home Corporation
  Netscape Communications Corporation/America Online, Inc.

  Based on its analysis of the precedent transactions, Morgan Stanley applied the following premiums to the historical trading performance of Go2Net and InfoSpace common stock:

                                                             Implied Value per
     Trading Performance Statistic                 Premium    Share of Go2Net
     -----------------------------               ----------- -----------------
   Go2Net Current Price (as of July 24, 2000)... 10.0%-75.0%      $61-$96
   10-day Average Exchange Ratio................ 10.0%-85.0%      $54-$91
   30-day Average Exchange Ratio................ 10.0%-95.0%      $46-$81
   60-day Average Exchange Ratio................ 10.0%-80.0%      $44-$72
   90-day Average Exchange Ratio................ 10.0%-80.0%      $47-$77

  No transaction utilized in the precedent transactions analysis is identical to the merger. In evaluating the transactions listed above, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of InfoSpace and Go2Net, such as the impact of competition on the businesses of Go2Net or InfoSpace and the industry in general, industry growth and the absence of any material adverse change in the financial condition and prospects of InfoSpace or Go2Net or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable transaction data.

  Relative Contribution. Morgan Stanley analyzed the relative contributions of certain financial statistics of Go2Net and InfoSpace to the pro forma financial performance of the combined company based on selected financial statistics. The relevant information for Go2Net and InfoSpace was obtained from selected research analyst estimates available as of July 24, 2000. Morgan Stanley then compared the pro forma ownership of Go2Net implied by the relative contribution analysis to the pro forma ownership of Go2Net implied by the exchange ratio. Morgan Stanley observed the following:

        Calendar Year                                         Implied Go2Net
     Financial Statistic                                    Pro Forma Ownership
     -------------------                                    -------------------
   2000 Estimated Revenues.................................        50.0%
   2001 Estimated Revenues.................................        42.3%
   2000 Estimated Gross Profit.............................        50.7%
   2001 Estimated Gross Profit.............................        42.9%
   2001 Estimated Operating Income.........................        88.6%
   Based on the Exchange Ratio.............................        24.3%

  Discounted Equity Value. Morgan Stanley performed a discounted future equity value analysis to estimate the present value per share of Go2Net. The projections of financial performance were based on securities research analyst estimates available as of July 24, 2000.

  The following table presents the multiples and discount rates applied to the projected financial performance of Go2Net:

       Calendar Year              Next Calendar               Implied Value Per
    Financial Statistic           Year Multiple Discount Rate  Share of Go2Net
    -------------------           ------------- ------------- -----------------
   2002 Estimated Revenues.......  15.0x-40.0x      25.0%         $59-$145
   2003 Estimated Revenues.......  15.0x-40.0x      25.0%         $64-$161

  Based on the foregoing multiples and discount rate, Morgan Stanley estimated an implied value range per share of Go2Net of $61 to $153.

InfoSpace

  Trading Range. Morgan Stanley reviewed the range of closing prices of InfoSpace common stock prior to July 24, 2000. Morgan Stanley observed the following:

   Period Prior to July 24, 2000                                 Value Per Share
   -----------------------------                                 ---------------
   52 weeks.....................................................  $9.22-$138.50

  Comparable Company Trading Analysis. Morgan Stanley compared certain publicly available financial information of InfoSpace with publicly available information for selected companies comparable to the business or businesses of InfoSpace. The following table lists the relevant comparable companies analyzed by Morgan Stanley:

InfoSpace Comparable Companies

  Phone.com, Inc.
  Aether Systems Inc.
  724 Solutions Inc.
  Puma Technology, Inc.
  Exodus Communications, Inc.
  Inktomi Corporation
  Critical Path, Inc.

  In conducting its analysis, Morgan Stanley applied the relevant financial multiples of the comparable companies to publicly available securities research analyst estimates of various financial statistics for InfoSpace. Morgan Stanley then estimated the implied value per share of InfoSpace as of July 24, 2000. Morgan Stanley estimated the following:

       Calendar Year                           Comparable    Implied Value per
    Financial Statistic                     Company Multiple Share of InfoSpace
    -------------------                     ---------------- ------------------
   2000 Estimated Revenues.................   30.0x-280.0x        $12-$98
   2001 Estimated Revenues.................    20.0x-90.0x        $17-$67

  Based on the comparable company analysis, Morgan Stanley estimated an implied value range per share of InfoSpace of $14 to $82.

  Discounted Equity Value. Morgan Stanley performed a discounted future equity value analysis to estimate the present value per share of InfoSpace. The projections of financial performance were based on securities research analyst estimates available as of July 24, 2000.

  The following table presents the multiples and discount rates applied to the projected financial performance of InfoSpace:

       Calendar Year          Next Calendar                   Implied Value
    Financial Statistic       Year Multiple Discount Rate Per Share of InfoSpace
    -------------------       ------------- ------------- ----------------------
   2002 Estimated Revenues..   20.0x-90.0x      25.0%            $19-$80
   2003 Estimated Revenues..   20.0x-90.0x      25.0%            $22-$93

  Based on the foregoing multiples and discount rate, Morgan Stanley estimated an implied value range per share of InfoSpace of $20 to $87.

  Pro Forma Merger Analysis. Morgan Stanley analyzed the pro forma impact of the merger on InfoSpace's combined projected revenues per share and earnings per share for the calendar year 2000 and 2001 and for each quarter from calendar fourth quarter 2000 through calendar fourth quarter 2001. Such analysis was based on projections by securities research analysts for InfoSpace and Go2Net. Excluding the effect of any potential synergies resulting from the merger, Morgan Stanley observed the following:

                                                 Accretion/(Dilution)
                                       -----------------------------------------
   Period of Time                      Revenue Per Share Cash Earnings Per Share
   --------------                      ----------------- -----------------------
   Fourth Quarter 2000................        38%            Not Meaningful
   Calendar Year 2000.................        48%            Not Meaningful
   First Quarter 2001.................        32%            Not Meaningful
   Second Quarter 2001................        30%            Not Meaningful
   Third Quarter 2001.................        26%                  98%
   Fourth Quarter 2001................        25%                  72%
   Calendar Year 2001.................        28%                 186%

  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of InfoSpace or Go2Net. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of InfoSpace or Go2Net. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

  The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness from a financial point of view to InfoSpace of the exchange ratio pursuant to the merger agreement and were conducted in connection with the delivery of Morgan Stanley's opinion. The analyses do not purport to be appraisals or to reflect the prices at which InfoSpace or Go2Net might actually be sold.

  The exchange ratio pursuant to the merger agreement was determined through arm's-length negotiations between InfoSpace and Go2Net and was approved by the InfoSpace board of directors. Morgan Stanley provided advice to InfoSpace during such negotiations; however, Morgan Stanley did not recommend any specific form or amount of consideration to InfoSpace or that any specific form or amount of consideration constituted the only appropriate form or amount of consideration in connection with the merger.

  In addition, Morgan Stanley's opinion and presentation to the InfoSpace board of directors was one of many factors taken into consideration by InfoSpace's board of directors in making its decision to approve the merger. Consequently, the Morgan Stanley analyses as described above should not be viewed as determinative of the opinion of the InfoSpace board of directors with respect to the merger or of whether the InfoSpace board of directors would have been willing to agree to a transaction with a different form or amount of consideration.

  The InfoSpace board of directors retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, may trade or otherwise effect transactions, for its own account or for the account of customers in the securities of InfoSpace, Go2Net or any of the other parties to the transaction.

  Under the engagement letter, Morgan Stanley provided financial advisory services and the financial fairness opinion in connection with the merger, and InfoSpace agreed to pay Morgan Stanley a customary fee. In addition, InfoSpace has agreed to reimburse Morgan Stanley for any out-of-pocket expenses incurred by Morgan Stanley in connection with its engagement and to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement.

Opinion of Go2Net's financial advisor

  Go2Net retained Merrill Lynch, Pierce, Fenner & Smith Incorporated to act as its financial advisor with respect to the merger. In connection with that engagement, Go2Net requested that Merrill Lynch evaluate the fairness, from a financial point of view, to the holders of shares of Go2Net common stock (other than InfoSpace and its affiliates) of the exchange ratio in the merger. At the meeting of the board of directors of Go2Net on July 26, 2000, Merrill Lynch rendered its oral opinion to the board of directors of Go2Net, subsequently confirmed in writing, that as of July 26, 2000, based upon the assumptions made, matters considered and limits of such review, as set forth in its opinion, the exchange ratio in the merger was fair to the holders of shares of Go2Net common stock (other than InfoSpace and its affiliates), from a financial point of view.

  The full text of Merrill Lynch's opinion, which sets forth material information relating to Merrill Lynch's opinion that the exchange ratio was fair, from a financial point of view, to holders of Go2Net common stock (other than InfoSpace and its affiliates), including the assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by Merrill Lynch, is attached as Annex C and is incorporated in this joint proxy statement/prospectus by reference. This description of Merrill Lynch's opinion should be reviewed together with the full text of the opinion, and stockholders of Go2Net are urged to read the opinion and consider it carefully. Merrill Lynch's opinion is addressed to Go2Net's board of directors and addresses only the fairness, from a financial point of view, of the exchange ratio in the merger to the holders of Go2Net common stock (other than InfoSpace and its affiliates). The terms of the merger, including the exchange ratio, were determined through negotiations between Go2Net and InfoSpace and were not determined or recommended by Merrill Lynch. Merrill Lynch's opinion does not address the merits of the underlying decision of Go2Net to engage in the merger and does not constitute, nor should it be construed as, a recommendation to any stockholder of Go2Net or InfoSpace as to how to vote on the merger or any matter related to the merger.

  In arriving at its opinion, Merrill Lynch, among other things:

  (1) Reviewed certain publicly available business and financial information relating to Go2Net and InfoSpace that Merrill Lynch deemed to be relevant;

  (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and liabilities and prospects of Go2Net and InfoSpace, furnished to it or discussed with it by Go2Net and InfoSpace;

  (3) Conducted discussions with members of senior management of Go2Net and InfoSpace concerning their respective businesses and prospects, and potential financial benefits of the merger;

  (4) Reviewed the historical market prices and trading activity for Go2Net common stock and InfoSpace common stock and compared them with that of certain publicly traded companies which Merrill Lynch deemed to be reasonably similar to Go2Net and InfoSpace, respectively;

  (5) Compared the results of operations of Go2Net and InfoSpace with those of certain companies which Merrill Lynch deemed to be reasonably similar to Go2Net and InfoSpace, respectively;

  (6) Compared the proposed financial terms of the transactions contemplated by the merger agreement with the financial terms of certain other mergers and acquisitions which Merrill Lynch deemed to be relevant;

  (7) Reviewed the merger agreement; and

  (8) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as Merrill Lynch deemed necessary, including its assessment of general economic, market and monetary conditions.

  In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available, and Merrill Lynch did not assume any responsibility for independently verifying such information or undertaking an independent evaluation or appraisal of any of the assets or liabilities of InfoSpace or Go2Net, nor was Merrill Lynch furnished with any such evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct, nor did Merrill Lynch conduct any physical inspection of the properties or facilities of InfoSpace or Go2Net. Neither Go2Net nor InfoSpace made available to Merrill Lynch any internal management forecasts of future financial performance. For purposes of its analysis, Merrill Lynch used the publicly available estimates of certain research analysts and Merrill Lynch assumed, with consent of the respective managements of Go2Net and InfoSpace, that such estimates had been reasonably prepared and reflected the best then available estimates of Go2Net's and InfoSpace's future financial performance. Merrill Lynch further assumed that the merger would qualify as a tax-free reorganization for United States federal income tax purposes. Merrill Lynch also assumed that the final form of the merger agreement would be substantially similar to the drafts made available to and reviewed by Merrill Lynch.

  Merrill Lynch's opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on the date of the Merrill Lynch opinion, and on the information made available to Merrill Lynch as of the date of the opinion. According to the terms of its engagement by Go2Net, Merrill Lynch has no obligation to update its opinion to take into account events occurring after the date that its opinion was delivered to Go2Net's board of directors. As a result, circumstances could develop prior to consummation of the merger that, if known at the time Merrill Lynch rendered its opinion, would have altered such opinion. Merrill Lynch expresses no opinion as to the prices at which shares of Go2Net common stock or InfoSpace common stock will trade following the announcement or consummation of the merger.

  The matters considered by Merrill Lynch in arriving at its opinion are based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions, many of which are beyond the control of InfoSpace and Go2Net, and involve the application of complex methodologies and educated judgment. Any estimates incorporated in the analyses performed by Merrill Lynch are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than these estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future.

  At the meeting of Go2Net's board of directors held on July 26, 2000, Merrill Lynch presented certain financial analyses accompanied by written materials in connection with the delivery of its oral opinion at that meeting and its subsequent written opinion. The following is a summary of certain material financial analyses performed by Merrill Lynch in arriving at its opinion.

Premiums Analysis

  Premium to Historical Stock Price and Exchange Ratio. Merrill Lynch reviewed, over various periods, both the average closing stock price of Go2Net as well as the average historical exchange ratio of the Go2Net common share price to that of the Infospace common share price. Merrill Lynch then reviewed the premiums represented by the implied transaction offer price ($84.29) to the average closing stock prices of Go2Net and the premiums represented by the transaction exchange ratio (1.820x) to the average historical exchange ratios over such periods:

                                                                     Premium
                                      Period    Premium    Period  Represented
                                      Average Represented Average      by
          Period Ended One Day        Go2Net    by the     Go2Net  Transaction
        Prior to the Transaction       Stock    Implied   Exchange  Exchange
           Announcement Date           Price  Offer Price  Ratio      Ratio
        ------------------------      ------- ----------- -------- -----------
   1 Day............................. $62.13     35.7%     1.341x      35.7%
   10 Day Average....................  53.93     56.3%     1.120       62.4%
   1 Month Average...................  50.57     66.7%     0.992       83.5%
   3 Month Average...................  48.27     74.6%     0.898      102.6%
   6 Month Average...................  63.94     31.8%     0.931       95.6%

  Merrill Lynch observed that the implied offer price and the transaction exchange ratio represented a premium range of 31.8% to 74.6% and 35.7% to 102.6% to the average closing price of Go2Net common stock and the historical exchange ratio, respectively for the one day, ten day, one, three and six month periods.

Go2Net

  Trading Analysis. Merrill Lynch reviewed the recent trading performance of shares of Go2Net common stock. The per share closing price trading data for the six, three and one month periods prior to and including the day prior to announcement on July 26, 2000 are summarized in the table below:

   Period                                                       Low ($) High ($)
   ------                                                       ------- --------
   6 Months....................................................  36.00   97.00
   3 Months....................................................  36.00   62.13
   1 Month.....................................................  43.75   62.13

  Merrill Lynch observed that the implied offer price for Go2Net was in the range of the six month trading range and above the three and one month trading performance of the Go2Net stock.

  Selected Public Trading Multiples. Using publicly available Wall Street equity analyst forecasts and other information, Merrill Lynch compared selected financial data of Go2Net with similar data for selected publicly traded companies engaged in businesses that Merrill Lynch judged to be reasonably comparable to Go2Net. These companies were:

  OpenTV, Corp.
  Yahoo!, Inc.
  Liberate Technologies, Inc.

  Lycos, Inc.
  LookSmart, Ltd.
  America Online, Inc.
  GoTo.com, Inc.
  Excite@Home Corporation
  AskJeeves, Inc.

  Merrill Lynch selected these companies because they engage in businesses reasonably comparable to those of Go2Net. Merrill Lynch used publicly available financial projections by equity analysts covering each comparable company to determine the ratio of market capitalization to projected revenues for calendar years 2000 and 2001 for each of these companies. The following table presents a comparison of the mean and median revenue multiples of the comparable companies.

                                                                   Mean  Median
                                                                   ----- ------
   2000 Revenue Multiple.......................................... 34.8x 18.3x
   2001 Revenue Multiple.......................................... 22.5x 13.3x

  Merrill Lynch observed that the implied multiples of 2000 and 2001 forecasted revenue of Go2Net being paid by InfoSpace exceeded the mean and median of the comparable company revenue multiples for each of 2000 and 2001.

  It should be noted that no company utilized in the analysis above is identical to Go2Net. In evaluating companies identified by Merrill Lynch as comparable to Go2Net, Merrill Lynch made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Go2Net, such as the impact of competition on the business of Go2Net and the industry generally, industry growth and the absence of any material change in the financial condition and prospects of Go2Net or the industry or in the financial markets in general. A complete analysis involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading values of such comparable companies to which they are being compared; mathematical analysis (such as determining the mean or the median) is not in itself a meaningful method of using selected company data.

  Equity Analyst Research Review. Using publicly available Wall Street equity research analyst forecasts and other information, Merrill Lynch reviewed the twelve-month stock price target estimates of certain Wall Street equity research analysts. Utilizing a discount rate of 22.5% Merrill Lynch calculated the implied current value of the Go2Net stock price based on such estimates.

                                                             Low ($) High ($)
                                                             ------- --------
   Implied Current Wall Street Equity Research Value for
    Go2Net per Share........................................  61.25   106.25

  Merrill Lynch observed that the implied offer price for Go2Net was in the range of the implied current Wall Street equity research value for Go2Net per share.

  Comparable Transaction Analysis. Using publicly available Wall Street equity research analyst forecasts and other information, Merrill Lynch examined the following transactions that Merrill Lynch deemed to be relevant to determine the ratio of transaction value to projected next calendar year revenues where "transaction value" is generally defined as the sum of the per share offer price for the target company multiplied by the number of company shares outstanding and the number of target company options outstanding, net of option proceeds, plus the preferred equity at liquidation, if any, the short-term debt, the long-term debt and any minority interests, less cash, marketable securities and exercisable option proceeds. Merrill Lynch also calculated the premiums paid to the one month average stock price of the companies acquired in such transactions:

  SoftAware Networks/Digital Island, Inc.
  Lycos, Inc./Terra Networks, S.A.

  Octane Software, Inc./E.piphany, Inc.
  Silknet Software, Inc./Kana Communications, Inc.
  InterVU, Inc./Akamai Technologies, Inc.
  Andover.Net, Inc./VA Linux Systems, Inc.
  Direct Hit Technologies, Inc./Ask Jeeves, Inc.
  mySimon, Inc./CNET Networks, Inc.
  Yesmail.com, Inc./CMGI, Inc.
  Gamesville.com/Lycos, Inc.
  Bluemountain.com/Excite@Home Corporation
  Interactive Pictures Corporation/Bamboo.com, Inc.
  Flycast Communications Corporation/CMGI, Inc.
  AdForce, Inc./CMGI, Inc.
  MSN Sidewalk/Ticketmaster Online, Inc.
  iMall, Inc./Excite@Home Corporation
  Infoseek Corporation/The Walt Disney Company
  NetGravity/DoubleClick, Inc.
  AltaVista Company/Shopping.com/Zip2/CMGI, Inc.
  AboveNet Communications, Inc./Metromedia Fiber Network, Inc.
  Abacus Direct Corporation/DoubleClick, Inc.
  Telebanc Financial Corporation/E*TRADE Group, Inc.
  Broadcast.com, Inc./Yahoo!, Inc.
  MovieFone, Inc./America Online, Inc.
  GeoCities/Yahoo!, Inc.
  Excite, Inc./@Home Corporation
  Shopping.com/Compaq Computer Corporation/AltaVista Company

  All multiples and premiums paid for the selected transactions were based on public information available at the time of public announcement, and Merrill Lynch's analysis did not take into account different market and other conditions during the period in which the selected transactions occurred. The comparable transaction analysis yielded the following mean and median multiples of projected next calendar year revenues and premiums paid to the one month average closing stock price of the acquired company:

                                                                    Mean  Median
                                                                    ----  ------
   Transaction Value/Next CY Revenue............................... 23.6x  18.6x
   Premium Paid to 1 Month Average Closing Stock Price............. 57.0%  54.3%

  Merrill Lynch observed that the implied transaction value to next calendar year's revenue multiple for Go2Net as well as the implied offer price premium over the one month average closing price of Go2Net's share price exceeded the mean and median of the comparable transaction revenue multiples for next calendar year and the premiums paid of the comparable transactions.

  It should be noted that no transaction utilized in the analysis above is identical to the Go2Net-InfoSpace merger. A complete analysis involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved in these transactions and other factors that could affect the transaction multiples or premiums paid in such comparable transactions to which the merger is being compared; mathematical analysis (such as determining the mean or the median) is not in itself a meaningful method of using selected transaction data.

  Discounted Cash Flow Analysis. Merrill Lynch performed a discounted cash flow analysis of Go2Net, without giving effect to the merger, for the years 2001 through 2005. Merrill Lynch calculated a range of equity values per share for Go2Net based upon the sum of the discounted net present value of Go2Net's five-year stream of projected unlevered free cash flows plus the discounted net present value of the terminal value based on a range of multiples of its projected 2006 revenue.

  Using discount rates ranging from 20% to 25% and terminal value multiples of estimated 2006 revenue ranging from 10.0x to 15.0x, Merrill Lynch calculated the following range of implied equity values per share for Go2Net common stock:

                                                              Low ($) High ($)
                                                              ------- --------
   Implied Equity Value Per Share of Go2Net Common Stock.....  56.25   89.50


  Merrill Lynch observed that the implied offer price for Go2Net was near the high end of the range of the implied equity value per share of Go2Net common stock as determined by the discounted cash flow analysis.

InfoSpace

  Trading Analysis. Merrill Lynch reviewed the recent common stock trading performance of shares of InfoSpace. The per share closing price trading data for the six, three and one month periods prior to and including the day prior to announcement on July 26, 2000 are summarized in the table below:

   Period                                                       Low ($) High ($)
   ------                                                       ------- --------
   6 Months....................................................  41.50   103.53
   3 Months....................................................  41.50    72.00
   1 Month.....................................................  43.38    59.25

  Merrill Lynch observed that the InfoSpace share price one day prior to the transaction announcement date, was in the low end of the range of the six month, three and one month trading performance of the InfoSpace stock.

  Selected Public Trading Multiples. Using publicly available Wall Street equity analyst forecasts and other information, Merrill Lynch compared selected financial data of InfoSpace with similar data for selected publicly traded companies engaged in businesses that Merrill Lynch judged to be reasonably comparable to InfoSpace. These companies were:

  Aether Systems, Inc.
  Akamai Technologies, Inc.
  VeriSign, Inc.
  Software.com, Inc.
  Phone.com, Inc.
  Inktomi Corporation
  Portal Software, Inc.

  Merrill Lynch selected these companies because they engage in businesses reasonably comparable to those of InfoSpace. Merrill Lynch used publicly available financial projections by equity analysts covering each comparable company to determine the ratio of market capitalization to projected calendar year revenues for 2000 and 2001 for each of these companies. The following table presents a comparison of the median revenue multiples of the comparable companies.

                                                                   Mean  Median
                                                                   ----- ------
   2000 Revenue Multiple.......................................... 87.3x 65.2x
   2001 Revenue Multiple.......................................... 43.7x 43.8x

  Merrill Lynch observed that the trading multiple of InfoSpace exceeded the median and mean of the comparable company revenue multiples for each of 2000 and 2001.

  It should be noted that no company utilized in the analysis above is identical to InfoSpace. In evaluating companies identified by Merrill Lynch as comparable to InfoSpace, Merrill Lynch made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of InfoSpace, such as the impact of competition on the business of InfoSpace and the industry generally, industry growth and the absence of any material change in the financial condition and prospects of InfoSpace or the industry or in the financial markets in general. A complete analysis involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading values of such comparable companies to which they are being compared; mathematical analysis (such as determining the mean or the median) is not in itself a meaningful method of using selected company data.

  Equity Analyst Research Review. Using publicly available Wall Street equity analyst forecasts and other information, Merrill Lynch reviewed the twelve-month stock price target estimates of certain Wall Street equity research analysts. Utilizing a discount rate of 22.5% Merrill Lynch calculated the implied current value of the InfoSpace stock price based on such estimates.

                                                             Low ($) High ($)
                                                             ------- --------
   Implied Current Wall Street Equity Research Value for
    InfoSpace Per Share.....................................  81.75   126.50

  Merrill Lynch observed that the InfoSpace share price, the day prior to the transaction announcement, was below the range of the implied current value share price as observed by Wall Street equity research analysts.

  Discounted Cash Flow Analysis. Merrill Lynch performed a discounted cash flow analysis of InfoSpace, without giving effect to the merger, for the years 2001 through 2005. Merrill Lynch calculated a range of equity values per share for InfoSpace based upon the sum of the discounted net present value of InfoSpace's five-year stream of projected unlevered free cash flows plus the discounted net present value of the terminal value based on a range of multiples of its projected 2006 revenue.

  Using discount rates ranging from 20% to 25% and terminal value multiples of estimated 2006 revenue ranging from 30.0x to 50.0x, Merrill Lynch calculated the following range of implied equity values per share for InfoSpace common stock:

                                                               Low ($) High ($)
                                                               ------- --------
   Implied Equity Value Per Share of InfoSpace Common Stock..   44.50   88.50

  Merrill Lynch observed that the InfoSpace share price, the day prior to the transaction announcement, was within the low end of the range of the implied equity value per share of InfoSpace common stock as determined by the discounted cash flow analysis.

Relative Valuation Analysis

  Relative Historical Exchange Ratio Analysis. Merrill Lynch reviewed the historical stock prices of Go2Net and InfoSpace common stock and the implied market exchange ratios determined by dividing the closing price per share of Go2Net common stock by the price per share of InfoSpace common stock. The implied exchange ratios for the six, three and one month period up to and including the day prior to the announcement on July 26, 2000 are summarized in the table below:

   Period                                                           Low    High
   ------                                                          ------ ------
   6 Months....................................................... 0.621x 1.341x
   3 Months....................................................... 0.720x 1.341x
   1 Month........................................................ 0.785x 1.341x

  Merrill Lynch observed that the offer exchange ratio of 1.820 InfoSpace shares per Go2Net share exceeded the historical implied range of market exchange ratios determined by dividing the price per share of Go2Net common stock by the price per share of InfoSpace common stock for the six, three and one month periods.

  Relative Equity Analyst Research Review. Merrill Lynch calculated the exchange ratio implied by dividing the Implied Wall Street Equity research current value per share of Go2Net by the implied Wall Street equity research current value of InfoSpace per share (as calculated above). The implied low and high exchange ratios are summarized as follows:

                                                                  Low    High
                                                                 ------ ------
   Implied Exchange Ratio....................................... 0.484x 1.300x

  Merrill Lynch observed that the offer exchange ratio exceeded the range of implied exchange ratios determined by dividing the Implied Wall Street equity research current value of Go2Net per share by the implied Wall Street equity research current value of InfoSpace per share.

  Relative Contribution to Operating Results. Merrill Lynch analyzed the relative contributions of revenue and earnings before interest, taxes, depreciation and amortization, commonly known as EBITDA, for the forecasted years 2001 and 2005 of Go2Net and InfoSpace to the combined entity. These analyses were performed without taking into account any potential synergies resulting from the merger. Using the forecasted revenue and EBITDA projections and the treasury stock method of calculating shares outstanding for each company Merrill Lynch observed the following range of implied exchange ratios:

                                                              Low   High(/1/)
                                                             ------ ---------
   Implied Exchange Ratio -- Contribution of 2001 and 2005
    Revenue and EBITDA...................................... 1.943x  4.327x

  Merrill Lynch observed that the offer exchange ratio was below the range of implied exchange ratios as calculated by the contribution of operating results to the combined entity.

  Relative Growth Contribution to Operating Results. Merrill Lynch calculated the relative contributions of the growth in revenue and EBITDA for the forecasted period from 2001 to 2005 of Go2Net and InfoSpace to the combined entity. Using the forecasted revenue and EBITDA projections for each company Merrill Lynch observed the following range of implied exchange ratios:

                                                                 Low    High
                                                                ------ ------
   Implied Exchange Ratio -- Revenue and EBITDA Growth
    Contribution from 2001 to 2005............................. 1.503x 3.005x

  Merrill Lynch observed that the offer exchange ratio was in the range of the implied exchange ratio as calculated by the growth contribution of operating results to the combined entity.

  Comparable Transaction Exchange Premiums Analysis. Using publicly available information, Merrill Lynch examined the following comparable transactions to determine the premiums paid to the one-month average exchange ratio of the companies acquired in such transactions:

  SoftAware Networks/Digital Island, Inc.
  Lycos, Inc./Terra Networks, S.A.
  Octane Software, Inc./E.piphany, Inc.
  Silknet Software, Inc./Kana Communications, Inc.
  InterVU, Inc./Akamai Technologies, Inc.
  Andover.Net, Inc./VA Linux Systems, Inc.
  Direct Hit Technologies, Inc./Ask Jeeves, Inc.
  mySimon, Inc./CNET Networks, Inc.
--------
(/1/)Excludes 2001 estimated EBITDA contribution.

  Yesmail.com,Inc./CMGI, Inc.
  Gamesville.com/Lycos, Inc.
  Bluemountain.com/Excite@Home Corporation
  Interactive Pictures Corporation/Bamboo.com, Inc.
  Flycast Communications Corporation/CMGI, Inc.
  AdForce, Inc./CMGI, Inc.
  MSN Sidewalk/Ticketmaster Online, Inc.
  iMall, Inc./Excite@Home Corporation
  Infoseek Corporation/The Walt Disney Company
  NetGravity/DoubleClick, Inc.
  AltaVista Company/Shopping.com/Zip2/CMGI, Inc.
  AboveNet Communications, Inc./Metromedia Fiber Network, Inc.
  Abacus Direct Corporation/DoubleClick, Inc.
  Telebanc Financial Corporation/E*TRADE Group, Inc.
  Broadcast.com,Inc./Yahoo!, Inc.
  MovieFone, Inc./America Online, Inc.
  GeoCities/Yahoo!, Inc.
  Excite, Inc./@Home Corporation
  Shopping.com/Compaq Computer Corporation/AltaVista Company

  The comparable transaction analysis yielded the following mean and median percentage premiums paid:

                                                                    Mean  Median
                                                                    ----  ------
   Percentage Premiums Paid to One Month
    Average Exchange Ratio......................................... 47.7%  37.3%

  Merrill Lynch observed that percentage premium to the one-month average exchange ratio of Go2Net share price divided by InfoSpace share price was in excess of both the mean and median premiums paid in comparable transactions. A complete analysis involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved in comparable transactions and other factors that could affect the exchange ratio premiums in such comparable transactions to which the merger is being compared; mathematical analysis (such as determining the mean or the median) is not in itself a meaningful method of using selected company data.

  Relative Discounted Cash Flow Analysis. Merrill Lynch, utilizing the standalone discounted cash flow analyses (as described in this section) calculated the implied exchange ratio, by the division of the discounted cash flow equity value per share of Go2Net by the discounted equity value per share of InfoSpace. Based upon this analysis, Merrill Lynch calculated the following implied exchange ratio range:

                                                                    Low    High
                                                                   ------ ------
   Implied Discounted Cash Flow
    Analysis Exchange Ratio....................................... 0.636x 2.009x

  Merrill Lynch observed that the offer exchange ratio was in the range of the implied discounted cash flow exchange ratio.

Other items

  The summary set forth above does not purport to be a complete description of the analyses performed by Merrill Lynch in arriving at its opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore; such an opinion is not readily susceptible to partial analysis or summary description, and taking portions of the analyses set out above, without considering the analysis as a whole, would, in the view of Merrill Lynch, create an incomplete and misleading picture of the processes underlying the analyses considered in rendering Merrill Lynch's opinion. In arriving at its opinion, Merrill Lynch did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create a misleading view of the analyses underlying Merrill Lynch's opinion.

  Go2Net retained Merrill Lynch based upon Merrill Lynch's experience and expertise. Merrill Lynch is an internationally recognized investment banking firm with substantial experience in transactions similar to the merger. Merrill Lynch, as part of its investment banking business, is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions and for other purposes and has substantial experience in transactions similar to the merger.

  Under the terms of the engagement letter between Merrill Lynch and Go2Net, Merrill Lynch provided financial advisory services and the financial fairness opinion in connection with the merger, and Go2Net agreed to pay Merrill Lynch a customary fee. In addition, Go2Net has agreed to indemnify Merrill Lynch and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling, Merrill Lynch or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Merrill Lynch's engagement.

  In the ordinary course of its business, Merrill Lynch may actively trade in the securities of Go2Net and InfoSpace, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Interests of certain persons in the merger

  When considering the recommendations of Go2Net's board of directors, you should be aware that the directors and officers of Go2Net have interests in the merger and have arrangements that are different from, or are in addition to, those of Go2Net stockholders generally. These include:

  . Directors. Three new directors, including Russell Horowitz, William Savoy and a third director designated by Messrs. Horowitz and Savoy and acceptable to InfoSpace, will be appointed to the InfoSpace board of directors.

  . Employment. Some executive officers of Go2Net have employment agreements under which they will be entitled to salary continuation and accelerated vesting of their outstanding options, including the Go2Net options assumed by InfoSpace in the merger, in the event that they are not offered employment by InfoSpace in a comparable position and at a comparable salary, or their employment is terminated by InfoSpace without cause during the term of their employment agreement. In addition, some executive officers of Go2Net will become executive officers of InfoSpace.

  . Indemnification. Go2Net directors and executive officers have customary rights to indemnification against losses incurred as a result of actions or omissions occurring prior to the effective time of the merger. In addition, the merger agreement provides that for a period of six years after the effective time, InfoSpace will maintain directors' and officers' liability insurance covering persons who are covered by Go2Net's directors' and officers' insurance policy.

  As a result, these directors, executive officers and stockholders could be more likely to vote in favor of recommending the merger agreement and the merger than if they did not have these interests.

Completion and effectiveness of the merger

  The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including adoption of the merger agreement and approval of the merger by the stockholders of

Go2Net and approval of the issuance of InfoSpace common stock in the merger by the stockholders of InfoSpace. The merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware.

Structure of the merger and conversion of Go2Net common stock

  Pursuant to the merger agreement, Giants Acquisition Corp., a wholly-owned Delaware subsidiary of InfoSpace, will merge with and into Go2Net. Immediately following this merger, Go2Net will be a wholly-owned subsidiary of InfoSpace.

  Upon completion of the merger, each outstanding share of Go2Net common stock will be converted into the right to receive 1.82 shares of InfoSpace common stock. No fractional shares of InfoSpace common stock will be issued pursuant to the merger. In lieu of the issuance of any fractional shares of InfoSpace common stock, InfoSpace will pay a cash amount equal to the product of such fractional share amount, after aggregating all fractional shares to which a former holder of Go2Net common stock would be entitled, and the average closing price of InfoSpace common stock as reported on Nasdaq for the five trading days immediately preceding the effective time of the merger.

Exchange of Go2Net stock certificates for InfoSpace stock certificates

  When the merger is completed, InfoSpace's exchange agent will mail to Go2Net stockholders a letter of transmittal and instructions for use in surrendering Go2Net stock certificates in exchange for InfoSpace stock certificates. When former Go2Net stockholders deliver their Go2Net stock certificates to the exchange agent along with an executed letter of transmittal and any other required documents, the Go2Net stock certificates will be canceled, and former Go2Net stockholders will receive InfoSpace stock certificates representing the number of full shares of InfoSpace common stock to which they are entitled under the merger agreement. They will receive payment in cash, without interest, in lieu of any fractional shares of InfoSpace common stock which would have been otherwise issuable to them in the merger.

  Go2Net stockholders should not submit their Go2Net stock certificates for exchange until they receive the transmittal instructions and a form of letter of transmittal from the exchange agent.

No dividends

  Go2Net stockholders are not entitled to receive any dividends or other distributions on InfoSpace common stock until the merger is completed and they have surrendered their Go2Net stock certificates in exchange for InfoSpace stock certificates.

  Subject to the effect of applicable laws, promptly following surrender of Go2Net stock certificates and the issuance of the corresponding InfoSpace certificates, Go2Net stockholders will be paid the amount of dividends or other distributions, without interest, with a record date after the completion of the merger which were previously paid with respect to their whole shares of InfoSpace common stock.

  InfoSpace will only issue Go2Net stockholders an InfoSpace stock certificate or a check in lieu of a fractional share in the name in which the surrendered Go2Net stock certificate is registered. If Go2Net stockholders wish to have their certificates issued in another name they must present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that they paid any applicable stock transfer taxes.

Material United States federal income tax considerations

  The following is a summary description of the material current United States federal income tax consequences of the merger generally applicable to holders of Go2Net common stock who, pursuant to the merger, exchange their Go2Net common stock for InfoSpace common stock, assuming that the merger is effected pursuant to applicable state law and as described in the merger agreement and in this joint proxy statement/prospectus. This summary is not a comprehensive description of all of the tax consequences that may be relevant to Go2Net stockholders. For example, this discussion does not describe tax consequences that arise from rules that apply to some classes of taxpayers. This discussion also does not describe tax consequences that are generally assumed to be known by investors.

  The following discussion is based on and subject to the Internal Revenue Code, as amended, the regulations promulgated under the Internal Revenue Code, and existing administrative rulings and court decisions, all as in effect on the date of this joint proxy statement/prospectus and all of which are subject to change, possibly with retroactive effect. This discussion also is based upon assumptions, limitations, representations and covenants, including those contained in certificates of InfoSpace, Giants Acquisition Corp., and Go2Net, and may not be relied upon if any of such assumptions, limitations, representations or covenants are, or later become, inaccurate.

  In addition, this discussion assumes that Go2Net stockholders hold their shares of common stock as a capital asset and does not address all the United States federal income tax consequences that may be relevant to Go2Net stockholders in light of their particular circumstances or if Go2Net stockholders are persons subject to special rules, such as rules applicable to:

  . banks and other financial institutions;

  . tax-exempt organizations and pension funds;

  . insurance companies;

  . dealers or traders in securities;

  . Go2Net stockholders who received their Go2Net common stock through the exercise of employee stock options or similar derivative securities or otherwise as compensation;

  . Go2Net stockholders who are subject to the alternative minimum tax provisions of the Internal Revenue Code;

  . Go2Net stockholders whose functional currency is not the United States dollar;

  . Go2Net stockholders who are not citizens or residents of the United
    States; and

  . Go2Net stockholders who held Go2Net common stock as part of a hedge, appreciated financial position, straddle or conversion transaction.

  This discussion does not address any consequences arising under the laws of any state, locality or foreign jurisdiction. This discussion also does not address the tax consequences of an exchange or conversion of options or warrants for Go2Net common stock into options or warrants for InfoSpace common stock.

  Completion of the merger is conditioned on the receipt by InfoSpace of an opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, InfoSpace's tax counsel, and the receipt by Go2Net of an opinion from Hutchins, Wheeler & Dittmar, A Professional Corporation, Go2Net's tax counsel, stating that the merger will be a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. These opinions will be based upon the existing law and the continuing truth and accuracy of the representations of Go2Net and InfoSpace described above, and will be subject to certain assumptions and qualifications, including the assumption that the merger will be effected pursuant to applicable state law and otherwise completed according to the terms of the merger agreement. The tax opinions are not binding on the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will not take a contrary view. No ruling from the Internal Revenue Service has been or will be sought. Future legislative, judicial or administrative changes or interpretations could alter or modify the statements and conclusions set forth herein, and any such changes or interpretations could be retroactive and could affect the tax consequences of the merger to InfoSpace, Go2Net, or the stockholders of Go2Net.

  Counsel to InfoSpace and Go2Net have stated in writing to InfoSpace and Go2Net, respectively, their respective views that the discussion in the five bullet points below fairly presents the material current United States federal income tax consequences generally applicable to the merger, based upon the opinions of counsel described above and the foregoing assumptions:

  . no gain or loss will be recognized by InfoSpace or Go2Net as a result of the merger;

  . no gain or loss will be recognized by Go2Net stockholders upon the receipt of InfoSpace common stock solely in exchange for Go2Net common stock in the merger, except to the extent of cash received in lieu of a fractional share of InfoSpace;

  . cash payments received by Go2Net stockholders in lieu of a fractional share of InfoSpace common stock will result in capital gain (or loss) measured by the difference between the cash payment received and the portion of the aggregate adjusted tax basis in the shares of Go2Net common stock surrendered that is allocable to such fractional share. Such gain (or loss) will be long-term capital gain (or loss) if the holding period of the Go2Net common stock deemed to have been exchanged for the fractional share of InfoSpace common stock is more than one year at the effective time of the merger;

  . the aggregate tax basis of the InfoSpace common stock received by Go2Net stockholders in the merger will be the same as the aggregate adjusted tax basis of the Go2Net common stock surrendered in exchange, reduced by any tax basis allocable to a fractional share for which cash is received; and

  . the holding period of InfoSpace common stock received by each Go2Net stockholder in the merger will include the holding period of the Go2Net common stock surrendered in exchange.

  A successful Internal Revenue Service challenge to the "reorganization" status of the merger would result in a Go2Net stockholder recognizing gain or loss with respect to each share of Go2Net common stock surrendered in the merger, equal to the difference between the Go2Net stockholder's adjusted tax basis in such share and the fair market value, as of the effective time of the merger, of the InfoSpace common stock received in exchange. In such event, a Go2Net stockholder's aggregate tax basis in the InfoSpace common stock received would equal its fair market value as of the effective time of the merger, and the Go2Net stockholder's holding period for such stock would begin the day after the merger.

  Tax matters are very complicated, and the tax consequences of the merger to Go2Net stockholders will depend on their particular situation. Go2Net stockholders are encouraged to consult their own tax advisor regarding the specific tax consequences of the merger, including tax return reporting requirements, the applicability of federal, state, local and foreign tax laws and the effect of any proposed change in the tax laws. This discussion is not intended to be a complete analysis or description of all potential tax consequences of the merger.

Accounting treatment for the merger

  InfoSpace intends to account for the merger as a "pooling-of-interests" for financial reporting and accounting purposes, under United States generally accepted accounting principles. This accounting method means that after the merger Infospace will report financial results as if Go2Net had always been combined with InfoSpace.

Regulatory filings and approvals required to complete the merger

  This merger is subject to review by the Department of Justice and the Federal Trade Commission to determine whether it is in compliance with applicable antitrust laws. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the merger may not be consummated until the specified waiting period requirements of that Act have been satisfied. InfoSpace and Go2Net filed notification reports, together with requests for early termination of the waiting period, with the Department of Justice and the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, on August 8, 2000. Two Go2Net affiliates have also filed notification reports with the Federal Trade Commission. In addition, the completion of this merger is subject to the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part and compliance with applicable corporate laws of the State of Delaware.

Certain securities laws considerations

  The issuance of the shares of InfoSpace common stock to be issued in the merger will be registered under the Securities Act of 1933, as amended. These shares will be freely transferable under the Securities Act, except for InfoSpace common stock issued to any person who is deemed to be an affiliate of Go2Net. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with Go2Net and may include some of Go2Net's officers and directors, as well as its principal stockholders. Go2Net's affiliates may not sell their InfoSpace common stock acquired in the merger except pursuant to (1) an effective registration statement under the Securities Act covering the resale of those shares, (2) an exemption under paragraph (d) of Rule 145 under the Securities Act or (3) any other applicable exemption under the Securities Act.

No appraisal rights

  Under Delaware corporate law, holders of InfoSpace common stock and holders of Go2Net common stock are not entitled to appraisal rights in connection with the merger because, on the record date, Go2Net common stock was designated and quoted for trading on the Nasdaq National Market and will be converted into shares of InfoSpace common stock which at the effective time of the merger will be listed on the Nasdaq National Market.

Listing on the Nasdaq National Market of InfoSpace common stock to be issued in the merger

  InfoSpace has agreed to cause the shares of InfoSpace common stock to be issued in the merger to be approved for listing on the Nasdaq National Market, subject to official notice of issuance prior to the effective time of the merger.

Delisting and deregistration of Go2Net common stock after the merger

  If the merger is completed, Go2Net's common stock will be delisted from the Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934, as amended.

Conduct of business if merger is not completed

  If the merger is not consummated, Go2Net will carry on its business in the usual, regular and ordinary course consistent with past practice.

                              THE MERGER AGREEMENT

  This section of the joint proxy statement/prospectus describes the merger agreement. While InfoSpace and Go2Net believe that the description covers the material terms of the merger agreement, this summary may not contain all of the information that is important to you. The merger agreement is attached to this joint proxy statement/prospectus as Annex A, and InfoSpace and Go2Net urge you to read it carefully.

General

  Following the adoption of the merger agreement and approval of the merger by Go2Net stockholders, the approval of the share issuance by the InfoSpace stockholders and the satisfaction or waiver of the other conditions to the merger, the transitory subsidiary, a wholly-owned subsidiary of InfoSpace, will merge with and into Go2Net. Go2Net will survive the merger as a wholly-owned subsidiary of InfoSpace. If all conditions to the merger are satisfied or waived, the merger will become effective at the time of the filing by Go2Net of a duly executed certificate of merger with the Secretary of State of the State of Delaware.

The exchange ratio and treatment of Go2Net preferred stock and common stock

  Immediately prior to the effective time of the merger, each issued and outstanding share of Go2Net preferred stock will be converted into 30.2526 shares of Go2Net common stock. At the effective time of the merger, each issued and outstanding share of Go2Net common stock will be converted into the right to receive 1.82 shares of InfoSpace common stock. However, any shares owned by Go2Net or any of its wholly-owned subsidiaries will be cancelled without conversion. InfoSpace will adjust the exchange ratio to reflect any reclassification, stock split, stock dividend, reorganization or other similar change with respect to InfoSpace common stock or Go2Net common stock occurring before the effective time of the merger.

  Based on the exchange ratio of 1.82, and based on the number of shares of Go2Net common stock, preferred stock and vested options to purchase Go2Net common stock outstanding as of July 19, 2000, a total of approximately 79,926,641 shares of InfoSpace common stock and options to purchase InfoSpace common stock will be issued or granted in the merger.

Treatment of restricted stock of Go2Net

  Any shares of Go2Net capital stock outstanding at the effective time of the merger which are subject to a repurchase option, risk of forfeiture or other condition under any restricted stock purchase agreement or other arrangements will be converted into unvested shares of InfoSpace common stock based on the exchange ratio and will remain subject to the same terms, restrictions and vesting schedules as were applicable prior to the effective time of the merger. InfoSpace will assume any rights Go2Net held prior to the effective time of the merger to repurchase these unvested shares.

Treatment of Go2Net stock options

  At the effective time of the merger, InfoSpace will assume each outstanding option, whether vested or unvested, to purchase shares of Go2Net common stock and convert them into options to purchase InfoSpace common stock subject to the same terms and conditions as were applicable prior to the effective time of the merger, including, without limitation, any repurchase rights or vesting provisions. The number of shares of InfoSpace common stock issuable upon the exercise of these stock options will be adjusted based on the exchange ratio. Any fractional share of InfoSpace common stock resulting from such adjustment will be rounded down to the nearest whole number. The exercise price per share of InfoSpace common stock issuable under each Go2Net option will equal the exercise price per share of the Go2Net common stock purchasable under the Go2Net option divided by the exchange ratio. The exercise price will be rounded up to the nearest whole cent.

  InfoSpace will reserve for issuance a sufficient number of shares of its common stock for delivery upon a Go2Net optionholder's exercise of his or her option. InfoSpace will file a registration statement on Form S-8 with respect to the assumed Go2Net stock options.

  As of the effective time of the merger, Go2Net's Employee Stock Purchase Plan will be terminated, and participants of that plan will become participants in InfoSpace's Employee Stock Purchase Plan.

Exchange of certificates

  Exchange Agent; Exchange Procedures; No Further Ownership Rights. After the effective time of the merger, InfoSpace's exchange agent will mail to each record holder of Go2Net common stock a letter of transmittal and instructions for surrendering their certificates. Only those holders who properly surrender their certificates in accordance with the instructions will receive certificates representing InfoSpace common stock, cash in lieu of any fractional InfoSpace common stock and any dividends or distributions to which they are entitled. The surrendered certificates representing shares of Go2Net common stock will be cancelled. After the effective time of the merger, each certificate representing shares of Go2Net common stock that have not been surrendered will only represent (1) the number of whole shares of common stock of InfoSpace into which such shares have been converted, (2) the right to receive cash in lieu of any fractional share of InfoSpace common stock and (3) any dividends or distributions that may be applicable. Following the effective time of the merger, Go2Net will not register any transfers of Go2Net common stock on its stock transfer books.

  No Fractional Shares. InfoSpace will not issue any fractional shares of common stock in the merger. Instead, each holder of shares of Go2Net common stock exchanged in the merger who would otherwise be entitled to receive a fraction of a share of common stock of InfoSpace will receive cash, without interest, equal to such fraction multiplied by the average closing price per share of InfoSpace common stock on the Nasdaq National Market for the five trading days immediately preceding the effective time of the merger.

  Distributions With Respect to Unexchanged Shares. After the effective date of the merger, dividends or other distributions declared or made after the closing of the merger with respect to InfoSpace common stock will be paid to the holder of any unsurrendered Go2Net certificate when the holder surrenders its Go2Net certificate in accordance with the letter of transmittal.

  Lost Certificates. If any Go2Net common stock certificate is lost, stolen or destroyed, a Go2Net stockholder must provide an appropriate affidavit certifying that fact. InfoSpace may require a Go2Net stockholder to deliver a bond as indemnity against any claim that may be made against InfoSpace with respect to any lost, stolen or destroyed certificate.

  Holders of Go2Net common stock should not send in their certificates until they receive a letter of transmittal from the exchange agent.

Representations and warranties

  InfoSpace and Go2Net each made a number of representations and warranties in the merger agreement regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the merger.

 Representations and warranties

  Each of the companies made representations and warranties as to:

  . corporate organization and qualification to do business;

  . certificate of incorporation and bylaws;

  . capitalization;

  . authorization of the merger agreement;

  . the effect of the merger on obligations under applicable laws;

  . the vote of stockholders required to approve the merger or the share issuance (as applicable);

  . regulatory approvals required to complete the merger;

  . filings and reports with the Securities and Exchange Commission;

  . financial statements;

  . liabilities;

  . changes in business since June 30, 2000;

  . taxes;

  . intellectual property used;

  . compliance with applicable laws;

  . restrictions on the conduct of business;

  . permits required to conduct business and compliance with those permits;

  . litigation;

  . payments, if any, required to be made to brokers and agents on account of the merger;

  . employee benefit plans;

  . title to the properties owned and leased;

  . applicable environmental laws;

  . labor relations;

  . material agreements, contracts and commitments;

  . information supplied in this joint proxy statement/prospectus and the related registration statement filed by InfoSpace;

  . approval by the board of directors;

  . the inapplicability of state takeover statues to the merger; and

  . the fairness opinion received by each company from its financial advisor.

  All representations and warranties of Go2Net and InfoSpace expire at the effective time of the merger.

  The representations and warranties contained in the merger agreement are complicated and not easily summarized. You are urged to carefully read the articles of the merger agreement entitled "Representations and Warranties of Company," relating to Go2Net and "Representations and Warranties of Parent and Merger Sub," relating to InfoSpace and Giants Acquisition Corp.

Conduct of business before completion of the merger

  Go2Net and InfoSpace each agreed that, until the earlier of the completion of the merger or termination of the merger agreement or unless the other consents in writing, each company will use its commercially reasonable efforts consistent with past practices and policies to:

  . preserve intact its present business organization;

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  . keep available the services of its present officers and employees; and

  . preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings.

  Go2Net and InfoSpace each also agreed that until the earlier of the completion of the merger or termination of the merger agreement or unless the other consents in writing, each company will conduct its business in compliance with certain specific restrictions relating to the following:

  . restricted stock and stock options;

  . employees and employee benefits, including severance and termination payments;

  . intellectual property;

  . the issuance of dividends or other distributions;

  . the issuance, encumbrance and redemption of securities;

  . amendment to its certificate of incorporation and bylaws;

  . the acquisition of assets or other entities;

  . the sale, lease, license and disposition of assets;

  . the incurrence of indebtedness;

  . the adoption, amendment or increase of employee benefit plans, policies or arrangements;

  . payment or settlement of liabilities;

  . modification, amendment or termination of material contracts;

  . revaluation of assets or changing of accounting policies and procedures;

  . actions which could be expected to impact treatment of the merger as a "reorganization" under the Internal Revenue Code; and

  . making of tax elections.

  The agreements related to the conduct of Go2Net's and InfoSpace's businesses in the merger agreement are complicated and not easily summarized. You are urged to carefully read the sections of the merger agreement entitled "Conduct of Business by Company," relating to Go2Net and "Conduct of Business By Parent," relating to InfoSpace.

No solicitation by Go2Net

  Go2Net further agreed to cease, as of the date of the merger agreement, any and all existing activities, discussions or negotiations with any parties conducted prior to that date with respect to any Acquisition Proposal (as defined below).

  Until the merger is completed or the merger agreement is terminated, Go2Net and its subsidiaries agreed not to directly or indirectly take any of the following actions:

  . solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal;

  . except as provided below with respect to an unsolicited bona fide proposal, furnish to any person any non-public information with respect to any Acquisition Proposal;

  . take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to any Acquisition Proposal;

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  . except as provided below with respect to an unsolicited bona fide proposal, engage in discussions or negotiations with any person with respect to any Acquisition Proposal;

  . subject to limited exceptions, approve, endorse or recommend any Acquisition Proposal; or

  . enter into any contract relating to any Acquisition Transaction.

  Go2Net's board of directors may, without breaching the merger agreement, respond to an unsolicited, bona fide written Acquisition Proposal by discussing the proposal with the party making the proposal, furnishing information to the party making the proposal, recommending a Superior Offer to Go2Net's stockholders or terminating the merger agreement with InfoSpace in order to immediately thereafter enter into a Superior Offer (as defined below), if certain of the following conditions are met:

  . Go2Net's board determines in good faith, after consulting with its outside legal counsel, that this action is necessary to comply with its fiduciary obligations under applicable laws;

  . Go2Net receives from such person an executed confidentiality agreement;

  . Go2Net gives prior written notice to InfoSpace of discussions or negotiations with, or furnishing of information to, the party making the proposal;

  . when furnishing nonpublic information to the party making the proposal, Go2Net contemporaneously furnishes the same information to InfoSpace, to the extent it has not already been received by InfoSpace; and

  . neither Go2Net nor any representative of Go2Net or its subsidiaries shall have violated any of the non-solicitation provisions contained in the merger agreement; and

  . in the case of a termination of the merger agreement or a change of recommendation, Go2Net's board concludes in good faith that the proposal constitutes a Superior Offer.

  For purposes of the foregoing, any action by any officer, director, affiliate or employee of Go2Net or any investment banker, attorney or other advisor or representative of Go2Net is deemed to be an action by Go2Net.

  An "Acquisition Proposal" is any offer, inquiry or proposal relating to any Acquisition Transaction, other than an offer, inquiry or proposal from InfoSpace.

  An "Acquisition Transaction" is any transaction or series of related transactions, other than the InfoSpace/Go2Net merger, involving any of the following:

  . the acquisition or purchase from Go2Net of more than a 15% interest in the total outstanding voting securities of Go2Net or any of its subsidiaries;

  . any tender offer or exchange offer that if consummated would result in any person or group beneficially owning 15% or more of the total outstanding voting securities of Go2Net or any of its subsidiaries;

  . any merger, consolidation, business combination or similar transaction involving Go2Net pursuant to which the stockholders of Go2Net immediately preceding such transaction hold less than 85% of the equity interests in the surviving or resulting entity;

  . any sale, lease outside the ordinary course of business, exchange, transfer, license outside the ordinary course of business, acquisition or disposition of more than 15% of the assets of Go2Net; or

  . any liquidation or dissolution of Go2Net.

  A "Superior Offer" is an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions, and which Go2Net's board of directors determines in its reasonable judgment

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(based on written advice of its nationally recognized financial advisor) is more favorable to its stockholders from a financial point of view than the merger with InfoSpace:

  . a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Go2Net in which the stockholders Go2Net just prior to the transaction would hold less than 51% of the equity interest in the resulting entity after the transaction;

  . a sale or disposition by Go2Net of assets, excluding inventory and used equipment sold in the ordinary course of business, which comprise more than 51% of the market value of Go2Net's business just prior to the sale; or

  . the acquisition of beneficial ownership of more than 51% of the voting power of Go2Net's outstanding stock.

  Go2Net has agreed to promptly inform InfoSpace of any request for information that Go2Net reasonably believes would lead to an Acquisition Proposal, or of any Acquisition Proposal, or any inquiry with respect to or which Go2Net reasonably believes would lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Acquisition Proposal or inquiry. Go2Net further agreed to keep InfoSpace informed in all material respects of the status and details, including material amendments or proposed amendments, of any such request, Acquisition Proposal or inquiry, and to provide InfoSpace with advance notice of any meeting of the Go2Net board of directors at which the board of directors is reasonably expected to consider an Acquisition Proposal or recommend a Superior Proposal to Go2Net's stockholders.

Go2Net stockholder's meeting

  Regardless of whether there has been a Superior Offer, unless the merger agreement has been terminated, Go2Net is obligated to hold and convene the Go2Net special meeting of stockholders for purposes of voting for adoption of the merger agreement and approval of the merger. Go2Net's board of directors will recommend that Go2Net's stockholders vote in favor of adoption of the merger agreement and approval of the merger; provided, however, that the board can withhold, withdraw, amend or modify its recommendation if:

  . a Superior Offer is made to Go2Net;

  . neither Go2Net nor any of its representatives have violated the non-solicitation provisions and thereby breached the merger agreement;

  . Go2Net's board determines in good faith, after consulting with its outside legal counsel, that this action is necessary to comply with its fiduciary obligations under applicable laws; and

  . Go2Net gives InfoSpace at least forty-eight (48) hours notice and the opportunity to meet with Go2Net and its legal counsel.

InfoSpace stockholder's meeting

  Unless the merger agreement is terminated, InfoSpace is obligated under the merger agreement to hold and convene the InfoSpace special meeting of stockholders for purposes of voting on the issuance of shares of InfoSpace common stock in the merger. InfoSpace's board of directors will recommend that InfoSpace's stockholders vote in favor of the issuance of InfoSpace's shares in connection with the merger.

Employee benefits matters

  Individuals who continue to be employed by Go2Net after the merger is completed who become participants or are subject to InfoSpace's employee benefit plans will, subject to certain qualifications, receive credit for length of service with Go2Net prior to the merger for eligibility and vesting purposes.

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Conditions to completion of the merger

  The obligations of InfoSpace and Go2Net to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver, to the extent legally permissible, of each of the following conditions before completion of the merger:

  . the merger agreement must be adopted and the merger must be approved by the requisite vote of holders of Go2Net stock;

  . the issuance of InfoSpace's shares to Go2Net's stockholders must be approved by the requisite vote of InfoSpace stockholders under applicable laws;

  . InfoSpace's registration statement on Form S-4 must be effective, no stop order suspending its effectiveness can be in effect and no proceedings for suspension of its effectiveness can have been initiated or threatened by the SEC;

  . no law, regulation or order has been enacted or issued which has the effect of making the merger illegal or otherwise prohibiting completion of the merger;

  . all applicable waiting periods under applicable antitrust laws must have expired or been terminated;

  . InfoSpace and Go2Net must each receive from their respective tax counsel an opinion to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

  . the shares of InfoSpace's common stock to be issued in the merger will have been authorized for listing on the Nasdaq National Market.

  Go2Net's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

  . InfoSpace's representations and warranties must be true and correct as of July 26, 2000 and at and as of the date the merger is to be completed as if made at and as of that time except:

   --to the extent InfoSpace's representations and warranties address matters only as of a particular date, they must be true and correct as of that date; and

   --if any of InfoSpace's representations and warranties (other than representations and warranties relating to authority to enter into the merger, board approval, inapplicability of state takeover statutes and receipt of a fairness opinion) are not true and correct but the effect, in the aggregate, of the inaccuracies of these representations and breaches of these warranties does not have a material adverse effect on InfoSpace, then this condition will be deemed satisfied;

  . InfoSpace must perform or comply in all material respects with all of its agreements and covenants required by the merger agreement to be performed or complied with by InfoSpace at or before completion of the merger; and

  . InfoSpace has had no material adverse change since July 26, 2000.

  InfoSpace's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

  . Go2Net's representations and warranties must be true and correct as of July 26, 2000 and at and as of the date the merger is to be completed as if made at and as of that time except:

   --to the extent Go2Net's representations and warranties address matters only as of a particular date, they must be true and correct as of that date; and

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   --if any of Go2Net's representations and warranties (other than representations and warranties relating to authority to enter into the merger, board approval, inapplicability of state takeover statutes and receipt of a fairness opinion) are not true and correct but the effect, in the aggregate, of the inaccuracies of these representations and breaches of these warranties does not have a material adverse effect on Go2Net, then this condition will be deemed satisfied;

  . Go2Net must perform or comply in all material respects with all of its agreements and covenants required by the merger agreement to be performed or complied with by Go2Net at or before completion of the merger; and

  . Go2Net has had no material adverse change since July 26, 2000.

Termination of the merger agreement

  The merger agreement may be terminated at any time prior to completion of the merger, whether before or after adoption of the merger agreement and approval of the merger by Go2Net stockholders and InfoSpace's stockholders:

  . by mutual consent of the board of directors of InfoSpace and Go2Net;

  . by InfoSpace or Go2Net, if the merger is not completed before January 31, 2001 except that this right to terminate the merger agreement is not available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the merger to occur on or before January 31, 2001 and this action or failure to act constitutes a material breach of the merger agreement;

  . by InfoSpace or Go2Net, if there is any final and nonappealable action of a court or governmental authority having jurisdiction over either InfoSpace or Go2Net permanently restraining, enjoining or prohibiting the completion of the merger;

  . by InfoSpace or Go2Net, if the stockholders of Go2Net fail to adopt the merger agreement and approve the merger at a Go2Net stockholders' meeting, or if the stockholders of InfoSpace fail to approve the share issuance at an InfoSpace stockholders' meeting, except that this right to terminate the merger agreement is not available to any party where the failure to obtain the requisite stockholder vote was caused by that party's action or failure to act which constitutes a breach of the merger agreement;

  . by Go2Net, upon InfoSpace's breach of any covenant or agreement in the merger agreement, or if any of InfoSpace's representations or warranties are or become untrue so that the corresponding condition to completion of the merger would not be met. However, if the breach or inaccuracy is curable by InfoSpace, and InfoSpace exercises commercially reasonable efforts to cure the breach, Go2Net may not terminate the merger agreement for 30 days after delivery of written notice from Go2Net to InfoSpace of the breach;

  . by InfoSpace, upon Go2Net's breach of any covenant or agreement in the merger agreement, or if any of Go2Net's representations or warranties are or become untrue so that the corresponding condition to completion of the merger would not be met. However, if the breach or inaccuracy is curable by Go2Net and Go2Net exercises commercially reasonable efforts to cure the breach, InfoSpace may not terminate the merger agreement for 30 days after delivery of written notice from InfoSpace to Go2Net of the breach;

  . by InfoSpace if any of the following shall have occurred:

   --Go2Net's board of directors withdraws, modifies or changes its recommendation of the merger agreement or the merger in a manner adverse to InfoSpace or its stockholders;

   --Go2Net's board of directors approves or recommends any Acquisition
     Proposal or Go2Net enters into an agreement or contract accepting an Acquisition Proposal;

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   --Go2Net breaches any of the non-solicitation provisions of the merger agreement; or

   --an Acquisition Proposal is announced or becomes publicly known to Go2Net's board of directors, or a tender offer or exchange offer relating to at least 15% of Go2Net's outstanding capital stock is commenced and, in either case, Go2Net's board of directors fails to recommend against that proposal or fails to reconfirm its approval and recommendation of the merger agreement and the merger, within ten business days; or

  . by Go2Net before the vote of its stockholders on the merger agreement, if after receiving a Superior Offer and in the absence of any breach of the non-solicitation provisions of the merger agreement, the Go2Net board of directors determines in good faith, after consulting with its outside legal counsel, that termination of the merger agreement is necessary to comply with its fiduciary duties under applicable law. Go2Net may not terminate the merger agreement, however, until two business days after notifying InfoSpace of the Go2Net board's determination and until Go2Net has paid InfoSpace the termination fee set forth in the merger agreement.

Payment of termination fee by Go2Net

  Go2Net will pay InfoSpace a termination fee of $120 million if any of the following conditions occur:

  . InfoSpace terminates the merger agreement because of any of the following:

   --Go2Net's board of directors withdraws, modifies or changes its recommendation of the merger agreement or the merger in a manner adverse to InfoSpace or its stockholders;

   --Go2Net's board of directors approves or recommends any Acquisition
     Proposal;

   --Go2Net breaches any of the non-solicitation provisions of the merger agreement;

   --an Acquisition Proposal is announced or becomes publicly known to Go2Net's board of directors, or a tender offer or exchange offer relating to at least 15% of Go2Net's outstanding capital stock is commenced and, in either case, Go2Net's board of directors fails to recommend against that proposal or fails to reconfirm its approval and recommendation of the merger agreement and the merger, within ten business days; or

  . Go2Net terminates the merger agreement prior to the vote of its stockholders, because it received a Superior Offer which the Go2Net board of directors determined in good faith, after consulting with its outside legal counsel, necessitated terminating the merger agreement in order to comply with its fiduciary duties under applicable law.

  Further, Go2Net will pay to InfoSpace the termination fee of $120 million if the merger agreement is terminated because the merger is not consummated by January 31, 2001 or Go2Net's stockholders do not approve the merger agreement and:

  . prior to termination a third party announces an Acquisition Proposal; and

  . within twelve months following the termination of the merger agreement any of the following is consummated or Go2Net enters into an agreement or binding letter of intent providing for any of the following transactions (which transaction is subsequently consummated):

   --a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Go2Net pursuant to which stockholders of Go2Net immediately prior to the transaction hold less than 60% of the aggregate equity interests of the resulting entity;

   --a sale or disposition by Go2Net of assets representing greater than 60% of the market value of its business immediately before that sale; or

   --the acquisition of beneficial ownership of greater than 50% of the voting power of Go2Net's outstanding capital stock.

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  Additionally, Go2Net granted InfoSpace an option to purchase such number of shares equal to 19.9% of Go2Net's common stock outstanding as of July 26, 2000 for an exercise price of $84.28 per share. This option is exercisable by InfoSpace upon the occurrence of any event which causes the termination fee to become payable by Go2Net to InfoSpace under the merger agreement. For more information regarding the option, you should refer to the "Option Agreement" included as Exhibit B to the merger agreement and see page 81 of this joint proxy statement/prospectus.

Operations after the merger

  Following the merger, it is expected that Go2Net will continue its operations as a wholly-owned subsidiary of InfoSpace. The stockholders of Go2Net will become stockholders of InfoSpace, and their rights as stockholders will be governed by the InfoSpace certificate of incorporation and bylaws, as currently in effect, and the laws of Delaware. See "Comparison of Stockholder Rights and Corporate Governance Matters" on page 142 of this joint proxy statement/prospectus.

Extension, waiver and amendment of the merger agreement

  InfoSpace and Go2Net may amend the merger agreement before completion of the merger by mutual written consent. In addition, either InfoSpace or Go2Net may extend the other's time for the performance of any of the obligations or other acts under the merger agreement, waive any inaccuracies in the other's representations and warranties and waive compliance by the other with any of the agreements or conditions contained in the merger agreement.

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                        AGREEMENTS RELATED TO THE MERGER

  This section of the joint proxy statement/prospectus describes agreements related to the merger agreement, including the InfoSpace Voting Agreements, the Go2Net Voting Agreements, the InfoSpace Affiliate Agreements, the Go2Net Affiliate Agreements and the Option Agreement. While InfoSpace and Go2Net believe that these descriptions cover the material terms of these agreements, these summaries may not contain all of the information that is important to you. Forms of these agreements are attached as exhibits to Annex A of this joint proxy statement/prospectus.

InfoSpace Voting Agreements

  The following significant InfoSpace stockholders entered into voting agreements: Naveen Jain, Arun Sarin and Rufus Lumry (on behalf of Acorn Ventures). By entering into the voting agreements these InfoSpace stockholders have irrevocably appointed the directors of Go2Net as their lawful attorney and proxy. These proxies give Go2Net the limited right to vote the shares of InfoSpace common stock beneficially owned by these InfoSpace stockholders and affiliated entities, subject to the voting agreements, in favor of the approval of the issuance of InfoSpace common stock under the merger agreement. These InfoSpace stockholders may vote their shares of InfoSpace common stock on all other matters.

  As of July 26, 2000, the date of the merger agreement, these InfoSpace stockholders entered into voting agreements with respect to approximately 72,201,680 million shares of InfoSpace common stock beneficially owned by them, which represented approximately 24% of all outstanding InfoSpace common stock. None of the InfoSpace stockholders who are parties to the voting agreements were paid additional consideration in connection with them.

  Each InfoSpace stockholder who is a party to a voting agreement agreed not to sell the InfoSpace stock and options owned, controlled or acquired, either directly or indirectly, by that person until the earlier of the termination of the merger agreement or the completion of the merger, unless each person to which any of those securities or any interest in any of those securities is transferred agrees to be bound by the terms and provisions of the voting agreement.

  The voting agreements will terminate upon the earlier to occur of the termination of the merger agreement or the completion of the merger. The form of InfoSpace voting agreement is attached as Exhibit A-2 to the merger agreement which is attached as to this joint proxy statement/prospectus as Annex A, and you are urged to read it in its entirety.

Go2Net Voting Agreements

  The following significant Go2Net stockholders entered into voting agreements:
Russel Horowitz, John Keister, Michael Riccio and Vulcan Ventures Incorporated. By entering into the voting agreements these Go2Net stockholders have irrevocably appointed the directors of InfoSpace as their lawful attorney and proxy. These proxies give InfoSpace the limited right to vote the shares of Go2Net common stock beneficially owned by these Go2Net stockholders, subject to the voting agreements, in favor of the adoption of the merger agreement. These Go2Net stockholders may vote their shares of Go2Net common stock on all other matters.

  As of July 26, 2000, the date of the merger agreement, these Go2Net stockholders entered into voting agreements with respect to approximately 14,866,277 million shares of Go2Net common stock beneficially owned by them (including shares of Go2Net common stock issuable upon conversion of shares of Go2Net preferred stock) which represented approximately 36.8% of the voting power of Go2Net capital stock on July 19, 2000 (assuming that all outstanding shares of preferred stock were converted into common stock). None of the Go2Net stockholders who are parties to the voting agreements were paid additional consideration in connection with them.

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  Each Go2Net stockholder who is a party to a voting agreement agreed not to sell the Go2Net stock and options owned, controlled or acquired, either directly or indirectly, by that person until the earlier of the termination of the merger agreement or the completion of the merger, unless each person to which any of those securities or any interest in any of those securities is transferred agrees to be bound by the terms and provisions of the voting agreement.

  The Go2Net voting agreements will terminate upon the earlier to occur of the termination of the merger agreement and the completion of the merger. The form of Go2Net voting agreement is attached as Exhibit A-1 to the merger agreement which is attached to this joint proxy statement/prospectus as Annex A, and you are urged to read it in its entirety.

InfoSpace Affiliate Agreements

  Each member of the InfoSpace board of directors, each executive officer of InfoSpace and certain significant stockholders of InfoSpace have each executed an affiliate agreement. Under the affiliate agreements, these InfoSpace officers, directors and stockholders agreed not to transfer or otherwise reduce their risk relative to any shares of InfoSpace common stock during the period from the date 30 days prior to the merger effective date until InfoSpace publicly announces financial results covering at least 30 days of combined operations of InfoSpace and Go2Net. In accordance with the affiliate agreements, InfoSpace will be entitled to issue stop transfer instructions to the transfer agent for the InfoSpace common stock held by these directors, officers and significant stockholders. The form of InfoSpace affiliate agreement is attached as Exhibit C-2 to the merger agreement which is attached to this joint proxy statement/prospectus as Annex A, and you are urged to read it in its entirety.

Go2Net Affiliate Agreements

  Each member of the Go2Net board of directors, each executive officer of Go2Net and certain significant stockholders of Go2Net have each executed an affiliate agreement. Under the affiliate agreements, these Go2Net officers, directors and stockholders agreed not to transfer or otherwise reduce their risk relative to any shares of Go2Net common stock during the period from the date 30 days prior to the merger effective date until InfoSpace publicly announces financial results covering at least 30 days of combined operations of InfoSpace and Go2Net. Further, these persons have also acknowledged the resale restrictions imposed by Rule 145 under the Securities Act on shares of InfoSpace common stock to be received by them in the merger. In accordance with the affiliate agreements, InfoSpace will be entitled to place appropriate legends on these Go2Net stockholders' certificates evidencing any InfoSpace common stock to be received by them and to issue stop transfer instructions to the transfer agent for the InfoSpace common stock held by them. The form of Go2Net affiliate agreement is attached as Exhibit C-1 to the merger agreement which is attached to this joint proxy statement/prospectus as Annex A, and you are urged to read it in its entirety.

Option Agreement

  As a condition to InfoSpace's willingness to enter into the merger agreement, Go2Net granted to InfoSpace an irrevocable option to acquire up to 6,239,917 shares of common stock, which was equal to 19.9% of Go2Net's outstanding shares as of July 26, 2000. The exercise price payable for these shares is $84.28 per share, payable in cash. The number of shares issuable upon exercise of the option and the exercise price of the option are subject to adjustment to prevent dilution. The form of option agreement is attached as Exhibit B to the merger agreement, which is attached to this proxy statement/prospectus as Annex A, and you are urged to read it in its entirety.

  The option is intended to increase the likelihood that the merger will be completed. Some of the aspects of the stock option agreement may have the effect of discouraging persons who might now or at any time be interested in acquiring all or a significant interest in Go2Net or its assets before completion of the merger.

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  Exercise Events. InfoSpace may exercise the option, in whole or part, at any time or from time to time, upon the occurrence of any of the following events:

  . the termination of the merger agreement by InfoSpace if Go2Net's board of directors withdraws, modifies, or changes its recommendation of the merger agreement or the merger in a manner adverse to InfoSpace;

  . the termination of the merger agreement by InfoSpace if Go2Net fails to include in this joint proxy statement its recommendation in favor of the adoption of the merger agreement and approval of the merger;

  . the termination of the merger agreement by InfoSpace if:

  --Go2Net's board of directors recommends an Acquisition Proposal to Go2Net's stockholders other than the transaction contemplated by the merger agreement;

  --Go2Net enters into any agreement or contract accepting any Acquisition
    Proposal other than the transaction contemplated by the merger agreement;

  --a tender or exchange offer relating to at least 15% of Go2Net's outstanding stock is commenced by a third party, and Go2Net fails to recommend rejection of such offer within 10 business days; or

  --an acquisition proposal is publicly announced and Go2Net fails to reaffirm its recommendation within ten days of InfoSpace's request;

  . the termination of the merger agreement by Go2Net after it receives a Superior Offer;

  . the termination of the merger agreement by InfoSpace if Go2Net fails to comply with the provisions in the merger agreement regarding nonsolicitation; or

  . the termination of the merger agreement because the required approval of the Go2Net stockholders has not been obtained and prior to this transaction a bona fide acquisition proposal was announced or otherwise became publicly known and within 12 months after such termination, Go2Net enters into a binding letter of intent or definitive acquisition agreement providing for an acquisition of Go2Net or an acquisition of Go2Net is consummated, other than the acquisition contemplated by the merger agreement.

  Termination. The option will terminate and cease to be exercisable upon the earliest of any of the following:

  . the completion of the merger;

  . 12 months after termination of the merger agreement based on a failure of the merger to be consummated by January 31, 2001 or the failure to obtain the required approval of Go2Net stockholders if no event causing the termination fee to become payable has occurred;

  . 12 months after termination of the merger agreement based on Go2Net's:

   --board of directors' withdrawing, modifying or changing its recommendation regarding the merger adverse to InfoSpace;

   --board of directors' recommendation of another Acquisition Proposal;

   --failure to comply with the nonsolicitation provisions;

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   --board of directors' failure to recommend against acceptance and reconfirm its approval of the merger agreement and related transactions after the public announcement of a bona fide Acquisition Proposal or other public knowledge of such an acquisition;

   --entering into any agreement or contract accepting any acquisition proposal other than the transaction contemplated by the merger agreement;

   --failure to recommend rejection of a tender or exchange offer relating to at least 15% of Go2Net's outstanding stock by a third party within 10 business days; or

   --termination of the merger agreement after receiving a Superior Offer;

  . 12 months after payment of the termination fee in connection with a termination of the merger agreement based on a failure of the merger to have been consummated by January 31, 2001 or failure to obtain the required approval of Go2Net's stockholders; and

  . the date on which the merger agreement is otherwise terminated.

  Repurchase at the Option of InfoSpace. During the period when the option is exercisable, InfoSpace may require Go2Net to repurchase from InfoSpace the unexercised portion of the option at a price, referred to as the Market/Tender Offer Price, equal to the difference between: (a) the higher of (i) the highest price per share offered pursuant to any acquisition proposal and (ii) the highest closing sale price of Go2Net common stock on the Nasdaq National Market for the 20 preceding trading days; and (b) the option exercise price. InfoSpace can also require Go2Net to repurchase from InfoSpace shares that InfoSpace purchased upon exercise of the option at a repurchase price equal to the exercise price plus the difference between the Market/Tender Offer Price and the option exercise price multiplied by the number of shares purchased. In no event will Go2Net be required to pay in excess of an aggregate of $120,000,000 minus the amount of the total termination fee paid by Go2Net to InfoSpace pursuant to the merger agreement.

  Economic Benefit to InfoSpace is Limited. The option agreement limits the maximum profit to InfoSpace, including the amount, if any, paid to InfoSpace as a termination fee under the merger agreement, which may be received by InfoSpace to $120 million.

  Registration Rights. The option agreement grants registration rights to InfoSpace with respect to the shares of Go2Net common stock represented by the option, including the right to demand that Go2Net register all or part of such shares with the Securities and Exchange Commission, provided that InfoSpace will only be able to make two such demands, and has the right to register all or part of such shares if Go2Net otherwise register effects a registration for its own account.

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                               INFOSPACE BUSINESS

Overview

  InfoSpace is an international information infrastructure services company. InfoSpace provides commerce, information and communication infrastructure services for wireless devices, merchants and Web sites. Our affiliates utilize and distribute these services through a network of wireless and other non-PC devices including PCs, cellular phones, pagers, screen telephones, television set-top boxes, online kiosks, and personal digital assistants as well as PC-based Web sites. We have relationships with AT&T Wireless, Verizon Wireless, Vodafone AirTouch, ALLTEL, VoiceStream, Qwest, Intel, Ericsson, Nokia, Mitsui and Acer America. InfoSpace's affiliate network also consists of more than 3,100 Web sites that include America Online, Microsoft's MSN, Disney's GO Network, NBC's Snap, Lycos, Go2Net and ABC LocalNet, among others.

Our Infrastructure Services

  We have developed a scalable, flexible technology platform that enables us to deliver a broad, integrated suite of services to Web sites, merchants and wireless carriers. All of our consumer, merchant and wireless services utilize the same core technology platform within the same operational infrastructure. Our consumer services are designed for the end user and are distributed through wireless devices and Web sites. These services include four main components:
(1) unified communication services, including device-independent email and instant messaging; (2) information services, such as integrated directory, news, and lifestyle information; (3) community services, including the "sticky" services such as online address books and calendars; and (4) the ability to offer collaboration services, including real-time document sharing. We target merchant services to local merchants (including service-based merchants such as restaurants and dry cleaners) and distribute these services through our relationships with the regional bell operating companies (RBOCs), merchant banks and other financial institutions and other local media networks, including newspapers and television and radio stations. These services include commerce services such as online storebuilding and technology that promotes merchant services. We target wireless services to mobile users, whether on a cellular phone, personal digital assistant (or PDA), pager or other non-PC device, and distribute these services through our relationships with wireless carriers and device manufacturers. These services include the ability to conduct secure commerce using single-click buying, integrated information services such as real-time stock quotes and traffic reports, and services that manage users' lives, including online address books and calendars.

  We design our infrastructure services to be highly flexible and customizable, enabling affiliates to select from among our broad range of consumer, merchant and wireless services. One of our principal strengths is our internally developed technology, which enables us to easily and rapidly add new affiliates and distribution partners by employing a distributed, scalable architecture adapted specifically to our Internet-based infrastructure services. We help our affiliates and distribution partners build and maintain their brands by delivering our consumer, merchant and wireless services with the look and feel and navigation features specific to each affiliate's delivery platform and format, including the growing number of emerging wireless devices.

  We have built a large distribution network through our direct sales force and through reseller channels. Our reseller channels are based on distribution agreements with online advertising networks, such as DoubleClick and Flycast, who offer both our consumer and merchant services to their network of thousands of Web sites; reseller agreements with RBOCs, including BellSouth, SBC, Verizon and Qwest; merchant banks such as American Express and Bank of America; and other local media networks who provide our services to local merchants.

  A key component of our strategy is expanding our operations into international markets. Through a joint venture, we began providing content services in the United Kingdom in the third quarter of 1998. In March 1999 we began providing infrastructure services to Canadian affiliates through a Canadian subsidiary. In addition, with our acquisition of Saraide, we have begun to expand our wireless services into Europe, Japan

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and Canada. We expect to launch our subsidiary in India to provide comprehensive, localized consumer, merchant and wireless services to the India market. We have also entered into agreements to expand our services into Brazil, China and Australia and are currently investigating other international opportunities.

Consumer Services

 Information Services

  We provide information of broad appeal to users of wireless devices and PCs, including maps, directories, financial data, traffic reports, sports, news and entertainment. In most cases, we receive regular data feeds from our content providers and store the content on our Web servers in order to maintain its reliability and increase its accessibility. In other cases, our proprietary technology allows Web users to transparently access content that is stored directly on the content provider's system. In either case, our technology enables us to integrate heterogeneous content from multiple sources and make it appear as if it comes from one source, which is then delivered to our affiliates. Our technology pulls the information dynamically into a Web page or device output display that maintains the look and feel and navigation features of each affiliate's Web site or wireless device.

  We have acquired rights to third-party content pursuant to more than 85 license agreements, typically having terms of one to five years. The license agreements require the content provider to update content on a regular basis, the frequency of which varies depending on the type of content. In certain arrangements, the content provider pays us a carriage fee for syndication of its content to our network of affiliates. In other instances, we share with the content provider advertising revenues attributable to end-user access of the provider's content. For certain of our content, including our core directory and map content, we pay a one-time or periodic fee or fee per content query to the content provider. We typically enter into nonexclusive arrangements with our content providers. However, in certain instances we have entered into exclusive relationships, which may limit our ability to enter into additional content agreements.

  For our directory services, we integrate our yellow pages and white pages information with each other and utilize yellow pages category headings in combination with a natural word search feature to provide a user-friendly interface and navigation vehicle within our directory services. We also typically include maps and directions for addresses included in our directory services. We further enhance the relevance and accuracy of responses to user queries by employing a radial search feature to our directory services, which allows users to specify the geographic scope within a radial distance of a specific address, rather than more conventional methods of searching by zip code or city and county.

  In addition to our directory services, we distribute other valuable information of broad appeal with everyday significance, such as classifieds, news, travel and city guide information, real-time stock quotes and financial information, Web directories and entertainment.

  Our future success will depend on our ability to continue to integrate and distribute information services of broad appeal. Our ability to maintain our relationships with content providers and to build new relationships with additional content providers is critical to the success of our business.

 Community and Communications Services

  We offer an extensive and integrated platform of consumer services that includes community services and communication services.

  Community-building services that we offer our affiliates include the "sticky" services that are designed to keep a user on an affiliates' site. These include personalized Web-based address books and calendars, personal home pages, online chat and message boards.

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  We also offer unified communication services including device-independent email and instant messaging. We integrate these services into the community-building services we offer, making it easy for users to send email and instant messages directly from their address book from any device and also view "buddy lists" on any device.

 Our Affiliate Network

  We offer our infrastructure services to wireless device manufacturers such as Nokia and Ericcson, wireless carriers such as AT&T Wireless, Verizon Wireless, Voicestream and USWest (now part of Qwest) and wireless service providers such as AvantGo. Our PC-based affiliate network now consists of over 3,100 portals and affinity sites, including 4 of the top 5 most trafficked sites, according to Media Metrix. In addition, we believe our affiliate network now reaches over 90% of all Internet users based on data as of March 31, 2000, provided by Media Metrix.

  Our consumer services revenue is derived from advertising, licensing fees and guaranteed transaction fees in lieu of revenue share.

Merchant Services

  Our merchant services give merchants the ability to create, promote, sell and distribute their products and services across multiple channels through our broad distribution network. We have reseller agreements with RBOCs, including BellSouth, SBC, Bell Atlantic and Qwest, merchant banks and other local media networks, such as newspapers, who provide our services to local merchants worldwide.

  Based on a broad platform of technology, we can deliver a broad array of merchant services such as:

  . the online delivery to any device of promotions that can be used online and offline;

  . single-click buying from any Web site directly from a wireless device;

  . Page Express, which enables local merchants to create a Web presence;

  . StoreBuilder, which enables merchants to build online stores;

  . ActivePromotion, which enables merchants to create targeted product promotions and distribute them across our network; and

  . ActiveShopper, which provides an open marketplace where consumers can find, research and purchase products from our merchant network.

  Due to a recent acquisition, we can now integrate online promotion technologies with an offline merchant's existing credit card processing infrastructure, bridging the gap between the online and offline worlds. Our enhanced commerce infrastructure will be designed to target and deliver online promotions to consumers on their wireless devices or while they are looking for goods and services on Web sites. To take advantage of the promotion, the user can purchase the goods online, through a catalog or at a physical retail store.

  Through our acquisition of Millet Software (PrivacyBank.com), we believe we will be able to provide a server-based technology that enables wireless Internet devices to become commerce-enabled devices by giving mobile users the ability to press one key to make on-the-spot purchases from virtually any Web site. This is possible through a patent-pending secure technology that provides an automated process for completing payment forms, eliminating the need to continually enter in payment or shipping information, register at sites or enter any specific passwords.

  Buyers can also purchase multiple products from multiple merchants, using our shopping cart that provides the convenience of single-click purchasing.

  Currently, over 600,000 merchants use our merchant service offerings.

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Wireless Services

  Our wireless services are comprised of an integrated suite of wireless portal services that provide mobile users with relevant information services, such as real-time stock quotes and traffic reports, the ability to conduct secure commerce transactions from a wireless device, including single-click buying, communication services such as device-independent instant messaging and email, personalization capabilities and location-based services that enable users to search for location-based information, such as the restaurant closest to the mobile user's current location.

  As a result of our acquisition of Saraide, we have begun to expand our wireless services into Europe, Japan and Canada.

  Our wireless services are distributed through the following wireless carriers, device manufacturers and software providers.

  Wireless Carriers                          AT&T Wireless, Verizon Wireless,
                                             Vodafone AirTouch, ALLTEL,
                                             VoiceStream, Qwest

  Wireless Software Application
  Developers                                 AvantGo, JP Systems, WolfeTech,
  Wireless Device Manufacturers              Phone.com
  Pagers                                     Nokia and Ericcson
  Web Appliances                             Motorola
                                             Intel

  Our platform of wireless services includes:

  . Form-filling instant buying technology, which allows mobile users to press a single key to conduct transactions from virtually any Web site.

  . Promotions technology, which allows mobile users to find and receive real-time promotions on wireless devices from retailers and service-based merchants, such as dry cleaners and restaurants, that can be used online and offline. To take advantage of the promotion, the user can either purchase the goods online, go to the retail store or simply utilize the service. Promotions are seamlessly matched and automatically credited to the user's credit card statement through secure back-end transaction processing.

  . Location-based directory services, that enable mobile users to search for information, such as finding an Italian restaurant closest to where they are when they conduct the search.

  . Secure wireless commerce through a collaboration with VeriSign to deliver a broad range of services aimed at facilitating trusted and secure commerce applications across the wired and wireless Internet. By incorporating VeriSign's strengths in Internet authentication, validation and payment services, we will be able to offer a broad range of secure services tailored to the wireless market.

  Our wireless Internet services are device-independent and provide a platform which enables our wireless carriers to support HDML and SMTP and a variety of emerging protocols such as WAP, VXML and PQA's for Palm VII. Our services are compatible with a variety of gateway technologies including WAP gateways from Nokia, Phone.com and Ericsson.

  Our wireless services are private-labeled for each carrier, preserving the brand of the carrier and their relationship with their customer and helping to create a barrier to switch. Revenues are primarily generated from the carrier and include licensing fees, per subscriber/per month fees in the United States and per query/per message fees in Europe. In addition, we receive commerce revenue for the transactions completed on the wireless devices.

International Expansion

  We intend to capitalize on what we perceive to be a significant opportunity for our services in international markets. We currently maintain offices in the United States, Canada, the Netherlands, France,

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the United Kingdom, Australia and Brazil. Our wholly-owned subsidiary,
InfoSpaceCanada.com, was formed in early 1999 and has affiliate relationships with canada.com, a leading Canadian Web site and search engine, as well as AOL Canada, MSN Canada and Sprint Canada. InfoSpace.com India was formed as a result of our December 1999 acquisition of privately-held Zephyr Software and its wholly-owned subsidiary, Zephyr Software (India) Private Limited.

  In 1998, we entered into a joint venture with TDLI.com Limited, a subsidiary of Thomson Directories Limited, to form TDL InfoSpace to replicate our infrastructure services in Europe. TDL InfoSpace has targeted the United Kingdom as its first market, and content services were launched in the third quarter of 1998. Under the license agreement between Thomson and TDL InfoSpace, Thomson licenses its U.K. directory information database to TDL InfoSpace. Under the Web site services agreement between Thomson and TDL InfoSpace, Thomson also sells Internet yellow pages advertising for the joint venture through its local sales force. Under our license agreement with TDL InfoSpace, we license our technology and provide hosting services to TDL InfoSpace. On July 26, 2000, we entered into a definitive agreement to acquire all of the issued and outstanding capital stock of TDLI.com Limited. This acquisition will give us 100% control of TDL InfoSpace.

  With our acquisition of Saraide Inc. in March 2000, we have begun to expand our wireless services into Europe, Japan and Canada. We have also entered into agreements to expand our services into Brazil, China and Australia and are currently investigating additional international opportunities. The expansion into international markets involves a number of risks. See "Risk Factors--Risks Relating to InfoSpace--Our international expansion plans involve risks" for a description of these risks.

Revenue Sources

  We have derived substantially all of our revenues for our consumer, merchant, and wireless services from national and local advertising, licensing fees, commerce transaction fees, and guaranteed transaction fees in lieu of revenue share.

 Advertising

  National Advertising

  Throughout our consumer services, we sell banner advertisements based on costs per thousand impressions (CPMs) and other CPM-based national advertising. Our national advertising agreements generally have terms of less than six months and guarantee a minimum number of impressions. Actual CPMs depend on a variety of factors, including, without limitation, the degree of targeting, the duration of the advertising contract and the number of impressions purchased, and are often negotiated on a case-by-case basis. Because of these factors, actual CPMs may fluctuate. Our guarantee of minimum levels of impressions exposes us to potentially significant financial risks, including the risk that we may fail to deliver required minimum levels of user impressions, in which case we typically continue to provide advertising without compensation until such levels are met.

  Local Internet Yellow Pages Advertising

  We generate a basic Internet yellow pages listing free of charge for all U.S. local business listings. Similar to traditional yellow pages industry practices, we generate revenues by selling enhancements to this basic listing. Internet yellow pages advertising agreements provide for terms of one year with costs to the local advertisers ranging from $50 to $300 or greater per year, depending on the types of enhancements selected.

 Subscription Fees

  We receive subscription fees from some of our consumer, merchant and wireless services. Subscription fees are derived from the distribution of our consumer services to many of the affiliates in our network.

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Subscription fees from merchant services are derived through our reseller relationships with wireless carriers, device manufacturers, RBOCs, merchant banks and other local media networks, and include per store/per month fees and per service/per month fees. Subscription fee agreements for our consumer and merchant services generally range from one to three years in duration.

 Commerce Fees

  We generate commerce fees from links and completed transactions through our merchant services delivered on wireless devices and the PC. Under our merchant services arrangements, merchants agree to pay us a commission-based transaction fee when a user clicks through to their site and purchases a product. These commissions typically range from 5 to 25 percent of the purchase amount. These fees are generally paid to us monthly or quarterly, after the merchant has collected its payment from the user.

 Guaranteed Transaction Fees

  We have agreements with some affiliates and merchants under which they agree to pay us guaranteed transaction fees. These arrangements are individually negotiated and have a range of specially adapted features involving various compensation structures. These are often based on the range and extent of customization rather than on CPMs. These arrangements vary in terms and duration, but generally have longer terms than arrangements for our CPM-based advertising. In some of these arrangements, we may also receive transaction revenues when transactions exceed the guaranteed minimum payments. If the merchant offers a commerce opportunity in its promotion, we may derive transaction revenues based on the number of transactions made through the promotion.

  We also have arrangements with wireless carriers, device manufacturers and software providers whereby we receive guaranteed transaction fees as well as transaction revenues on a per-subscriber and per-query basis on existing devices, such as pagers, in excess of the guaranteed minimum payments.

  We generate a significant amount of our revenues from advertising and guaranteed transaction fees from our affiliates who use our consumer services, which involves a number of risks. For additional information about these risks, see "Risk Factors--Risks Relating to InfoSpace--We rely on advertising and transaction revenues."

Technology and Infrastructure

  One of our principal strengths is our internally developed technology, which we have designed specifically for our Internet-based consumer, merchant and wireless services. Our technology architecture features specially adapted capabilities to enhance performance, reliability and scalability, consisting of multiple proprietary software modules that support the core functions of our operations. Our technology includes Web Server Technology, Database Technology, a Web Scraping Engine, Gateway Technology and database network infrastructure.

 Web Server Technology

  We designed our Web Server Technology to enable rapid development and deployment of information over multiple platforms and formats. It incorporates an automated publishing engine that dynamically builds a page to conform to the look and feel and navigation features of each affiliate. Our wireless Internet services are device-independent and provide a platform which enables our wireless carriers to support HDML and SMTP and a variety of emerging protocols such as WAP, VXML and PQA's for Palm VII. Our services are compatible with a variety of gateway technologies including WAP gateways from Nokia, Phone.com and Ericsson.

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  Our Web Server Technology includes other features designed to optimize the performance of our information infrastructure services, including:

  . an HTML compressor that enables modifications of file content to reduce size, thereby reducing download time for users;

  . an "Adaptive Keep-Alive" feature that maximizes the time during which client server connections are kept open, based on current server load, thereby increasing user navigation and Web site traversal speed; and

  . a Proxy Server that provides the capability for real-time integration and branding of content that resides remotely with third-party content providers.

 Database Technology

  We have developed proprietary database technology to address the specific requirements of our business strategy and information infrastructure services. We designed our Co-operative Database Architecture to function with a high degree of efficiency within the unique operating parameters of the Internet, as opposed to commonly used database systems that were developed prior to the widespread acceptance of the Internet. The architecture is tightly integrated with our Web Server Technology and incorporates the following features:

  Our Heterogeneous Database Clustering allows disparate data sources to be combined and accessed through a single uniform interface, regardless of data structure or content. These clusters facilitate database bridging, which allows a single database query to produce a single result set containing data extracted from multiple databases, a vital component of our ability to aggregate content from multiple sources. Database clustering in this manner reduces dependence on single data sources, facilitates easy data updates and reduces integration efforts. In addition, our pre-search and post-search processing capabilities enable users to modify search parameters in real time before and after querying a database.

  Our Dynamic Parallel Index Traversal mechanism utilizes the search parameters supplied by the user to determine the appropriate database index (from among multiple indices) to efficiently locate the data requested. Further, an index compression mechanism allows us to achieve an efficient balance between disk space and compression/decompression when storing or accessing data.

  In a response to a database query, conventional databases access previously displayed results in order to display successive results to a given query, thus increasing response time by performing redundant operations. Our Automatic Query State Recovery mechanism decreases response time by maintaining the state of a query to allow the prompt access of successive results. This feature is particularly important, for example, when an end-user query retrieves a large number of results.

  We incorporate a natural word search interpreter, which successfully utilizes familiar category and topic headings traditional to print directory media to generate relevant and related results to information queries. By incorporating a familiar navigation feature into our services, we believe we provide end users with a more intuitive mechanism to search for and locate information.

  For our merchant services we have developed a comprehensive enterprise-wide data warehouse. This data warehouse contains information relating to merchants, products, services, users, customers, profiles, storefronts, purchases, site traffic and metrics. The aggregation of this information in one place allows us to leverage our development efforts and reduce redundant information.

 Web Scraping Engine

  We have developed our Web Scraping Engine to allow data from a variety of sources on the Internet to be retrieved, parsed and presented as a single virtual database result, either in real-time or at predetermined

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intervals. Our State Machine-Based Profiling system catalogs the data on each source site, which is later accessed by our Web Scraping Engine for real-time retrieval. Data results can be internally cached to reduce network traffic and deliver the fastest possible results to the end user.

  The Web Scraping Engine has numerous applications, one of which is collecting real-time information from multiple sources in a manner that eliminates the need for a data provider to perform any local modifications. This technology is currently being applied in the price comparison feature of our ActiveShopper merchant service. Various other potential uses of the technology have been identified, including the collection and real-time updating of event data such as concert information, performing arts schedules and sporting events, and the aggregation of classified listings, such as employment listings from corporate Web sites.

 Gateway Technology

  Our Gateway Technology allows us to take content from one source protocol and forward it to a device destination that does not include any of the hardware or software necessary for establishing an Internet connection. The content can be sent directly or may have some processing performed before transmission to the destination. This can be used for a single message, or multiple messages sent on a timed basis such as weather, stock quotes, news and horoscopes. Messages may be sent to a single user or group of users.

 Data Network Infrastructure

  We maintain a carrier-class data network center designed to ensure high-level performance and reliability of our information services. We connect directly to the Internet from our facilities in Bellevue and, until the transition of our data center is complete, Redmond, Washington through redundant, dedicated DS-3 communication lines provided by multiple telecommunication service providers. Our hardware resides in a secure climate-controlled room. As we expand our operations, we expect to locate server facilities at various strategic geographic locations.

  With the acquisitions of Prio and Saraide, we have data centers in Mountain View, California serving the promotions technology and Papendrecht, Netherlands serving wireless customers in Europe.

 Product Development

  We believe that our technology platform is essential to successfully implement our strategy of expanding our affiliate network, acquiring value-added content to add to our consumer, merchant and wireless services, expanding internationally and into other services and maintaining the attractiveness and competitiveness of our private label solutions. We have invested significant time and resources in creating our proprietary technology. Product development expenses were $10.4 million for the six months ended June 30, 2000, $11.3 million for the year ended December 31, 1999, $7.6 million for the year ended December 31, 1998 and $4.6 million for the year ended December 31, 1997.

  Rapidly changing technology, evolving industry standards, evolving customer demands and frequent new product and service introductions characterize our market. See "Risk Factors--Risks Relating to InfoSpace--Rapid technological change affects our business" for a discussion of certain risks in this regard.

Intellectual Property

  Our success depends significantly upon our proprietary technology. To protect our proprietary rights, we rely on a combination of copyright and trademark laws, patents, trade secrets, confidentiality agreements with employees and third parties and protective contractual provisions. All of our employees have executed confidentiality and nonuse agreements that transfer any rights they may have in copyrightable works or patentable technologies to us. In addition, prior to entering into discussions with potential content providers

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and affiliates regarding our business and technologies, we generally require that such parties enter into nondisclosure agreements with us. If these discussions result in a license or other business relationship, we also generally require that the agreement setting forth the parties' respective rights and obligations include provisions for the protection of our intellectual property rights. For example, our standard affiliate agreement provides that we retain ownership of all patents and copyrights in our technology and requires our customers to display our copyright and trademark notices.

  "InfoSpace" and "ActiveShopper" are registered trademarks of ours. We also have applied for registration of certain other service marks and trademarks, including "ActivePromotion" and the "InfoSpace" logo in the United States and in other countries, and will seek to register additional service marks and trademarks, as appropriate. We may not be successful in obtaining the service marks and trademarks for which we have applied. We have been issued one U.S. patent and have filed 34 U.S. patent applications relating to various aspects of our technology for querying and developing databases, for developing and constructing web pages, for electronic commerce for on-line directory services and for web scraping. Our issued patent covers private-label commerce solutions and tracking the purchase of products, services and information on the Internet and on wireless devices. We are preparing additional patent applications on other features of our technology. We have instituted a formal patent program and anticipate on-going patent application activity in the future. Patents with respect to our technology may not be granted, and, if granted, patents may be challenged or invalidated. In addition, issued patents may not provide us with any competitive advantages and may be challenged by third parties.

  Despite our efforts to protect our proprietary rights, unauthorized parties may copy aspects of our products or services or obtain and use information that we regard as proprietary. The laws of some foreign countries do not protect proprietary rights to as great an extent as do the laws of the United States. In addition, others could possibly independently develop substantially equivalent intellectual property. If we do not effectively protect our intellectual property, our business could suffer.

  Companies in the Internet services industry have frequently resorted to litigation regarding intellectual property rights. We may have to litigate to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of other parties' proprietary rights. From time to time, we have received, and may receive in the future, notice of claims of infringement of other parties' proprietary rights. Any such claims could be time-consuming, result in costly litigation, divert management's attention, cause product or service release delays, require us to redesign our products or services or require us to enter into royalty or licensing agreements. These royalty or licensing agreements, if required, may not be available on acceptable terms or at all. If a successful claim of infringement were made against us and we could not develop non-infringing technology or license the infringed or similar technology on a timely and cost-effective basis, our business could suffer. See "--Legal Proceedings."

Competition

  We operate in the Internet information infrastructure services market, which is extremely competitive and is rapidly changing. Our current and prospective competitors include many large companies that have substantially greater resources than we have. We believe that the primary competitive factors in the market for Internet information infrastructure services are:

  . the ability to provide information of broad appeal, which is likely to result in increased user traffic and increase the brand name value of the Web sites and wireless devices to which the services are provided;

  . the ability to meet the specific information and service demands of a particular Web site or wireless device;

  . the cost-effectiveness and reliability of the consumer, merchant or wireless information services;

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  . the ability to provide consumer, merchant or wireless information services that are attractive to advertisers and end users;

  . the ability to achieve comprehensive coverage of a particular category of information or services; and

  . the ability to integrate related information to increase the utility of the consumer, merchant or wireless information services offered.

  We compete, directly or indirectly, in the following ways, among others:

  . our directory services compete with AnyWho? (a division of AT&T), GTE
    SuperPages, Switchboard, ZIP2 (which was acquired by Compaq), various RBOCs' directory services, infoUSA's Lookup USA, City Search's Sidewalk and Yahoo! Yellow Pages and White Pages;

  . other information services we provide, such as classifieds, horoscopes and real-time stock quotes, compete with specialized content providers;

  . our U.K. operations compete with British Telecom's YELL service and Scoot
    (UK) Limited in directory services; Inktomi and Autonomy in infrastructure services, Excite, Yahoo! and MSN in syndication; Shopguide, Shopsmart and Yahoo! shopping for merchant services and various specialized content providers for information services;

  . our community and communication services compete with services offered by Internet portals such as AOL, Yahoo!, and Excite, as well as specialized content service providers such as Hotmail;

  . our merchant services compete with e-tailers such as Amazon.com, portals such as AOL, Yahoo! and MSN, merchant aggregators such as Big Step and Microsoft's Bcentral and infrastructure providers such as Inktomi; and

  . our wireless services compete with portals such as AOL, Yahoo!, MSN and Lycos, with specialized content providers, and with software companies like Phone.com (which recently agreed to merge with Software.com).

  We expect that in the future we will experience competition from other Internet services companies and providers of Internet software, including Microsoft, Yahoo!, AOL, Excite, Disney, Lycos and NBC's Snap. Some of these companies are currently customers of ours, the loss of which could harm our business. We may also face increased competition from traditional media companies expanding onto the Internet.

  Many of our current customers have established relationships with certain of our current and potential future competitors. If our competitors develop information infrastructure services that are superior to ours or that achieve greater market acceptance than ours, our business will suffer.

Governmental Regulation

  Because of the increasing use of the Internet, U.S. and foreign governments have adopted or may in the future adopt laws and regulations relating to the Internet, addressing issues such as user privacy, pricing, content, taxation, copyrights, distribution and product and services quality.

  Recent concerns regarding Internet user privacy has led to the introduction of U.S. federal and state legislation to protect Internet user privacy. Existing laws regarding user privacy that we may be subject to include the Children's Online Privacy Protection Act, which regulates the online collection of personal information from children under 13, and the Gramm-Leach-Bliley Act, which regulates the collection and processing of personal financial information. In addition, the Federal Trade Commission has initiated investigations and hearings regarding Internet user privacy which could result in rules or regulations that could adversely affect our business. As a result, we could become subject to new laws and regulations that could limit our ability to conduct targeted advertising, or to distribute or collect user information.

  European legislation to protect Internet user privacy has not heretofore greatly impacted us. In October 1998, the European Union adopted a directive that may limit our collection and use of information

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

regarding Internet users in Europe. European countries may pass new laws in accordance with the directive, or may seek to more strictly enforce existing legislation, which may prevent us from offering some or all of our services in some European countries.

  We may be subject to provisions of the Federal Trade Commission Act that regulate advertising in all media, including the Internet, and require advertisers to substantiate advertising claims before disseminating advertising. The Federal Trade Commission has the power to enforce this Act. It has recently brought several actions charging deceptive advertising via the Internet and is actively seeking new cases involving advertising via the Internet.

  We may also be subject to the provisions of the recently enacted Communications Decency Act. This Act imposes substantial monetary fines and/or criminal penalties on anyone who distributes or displays certain prohibited material over the Internet. Also recently enacted was the Children's Online Protection Act, which restricts the distribution of certain materials deemed harmful to children. Although some court decisions have cast doubt on the constitutionality of these Acts, they could subject us to substantial liability.

  These or any other laws or regulations that may be enacted in the future could have several adverse effects on our business. These effects include:

  . we may be subject to substantial liability, including fines and criminal penalties;

  . we may incur substantial expense in order to comply with such laws and regulations;

  .  we could be prevented from offering certain products or services; and

  .  the growth in Internet usage could be substantially limited.

  There is substantial uncertainty as to how existing laws and regulations, including those relating to privacy, taxation and intellectual property, apply to activities conducted on the Internet. Also, due to the global nature of the Internet, it is possible that governments of states or countries in which we did not knowingly conduct business may attempt to regulate our activities of prosecute us for violations of their laws. To the extent that there is uncertainty in the application of existing laws, or that new laws are enacted in the future, we cannot predict the impact these laws may have on our business.

Employees

  At June 30, 2000, we had 502 employees. None of our employees is represented by a labor union, and we consider our employee relations to be good. Competition for qualified personnel in our industry is intense, particularly for software development and other technical staff and for personnel with experience in wireless services. We believe that our future success will depend in part on our continued ability to attract, hire and retain qualified personnel. See "Risk Factors--Risks Relating to InfoSpace--We need to manage our growth and maintain procedures and controls" and "--We depend on key personnel" and "--We need to hire additional personnel."

Facilities

  In June 2000 we relocated to significantly larger facilities under a lease for a new principal administrative, engineering, marketing and sales facility located in Bellevue, Washington totaling approximately 131,118 square feet. Under the five-year lease, we will pay a monthly base rent of $250,825 per month during the first year, $252,647 per month during the second year, $263,551 per month during the third year, $265,373 per month during the fourth year and $276,276 per month during the final year.

  Previously, our principal administrative, engineering, marketing and sales facilities totaled approximately 16,864 square feet and were located in Redmond, Washington. Under that lease, which commenced on July 13, 1998, and expires on August 31, 2003, we pay a monthly base rent of $19,775 through August 2001 and $22,030 during the final two years of the lease. Subsequent to our move to Bellevue, we continue to maintain our data center in Redmond and have sublet the remaining space to third parties.

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

  We maintain a sales office housed in an approximately 2,271-square-foot space in San Francisco, California under a lease that expires on November 30, 2001 with a monthly base rent of $5,299. We also maintain a sales office in New York City for 1,900 square feet with a monthly base rent of $3,667, under a lease that expires April 2004. We do not own any real estate.

  With the acquisitions of Saraide and Prio, we now have facilities in Mountain View and San Mateo, California; Ottawa, Canada; Papendrecht, Netherlands; and London, United Kingdom.

  We are currently transitioning our computer and communications hardware from our facilities in Redmond, Washington to our new headquarters in Bellevue, Washington. We intend to install additional hardware and high-speed Internet connections at a location outside the West Coast as well as in the United Kingdom.

  Our systems and operations at these locations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, earthquake and similar events. See "Risk Factors--Risks Relating to InfoSpace--Our business relies on the performance of our systems."

Legal Proceedings

  From time to time we have been, and expect to continue to be, subject to legal proceedings and claims in the ordinary course of our business, including claims of alleged infringement of third-party trademarks and other intellectual property rights by us. These claims, even if not meritorious, could require the expenditure of significant financial and managerial resources.

  On December 15, 1999, a former employee filed a complaint against us in federal court in New Jersey alleging claims for breach of contract, breach of the covenant of good faith and fair dealing, fraud, negligent misrepresentation, and promissory estoppel. The former employee contends he agreed to work for InfoSpace on the basis of certain misrepresentations, that he entered into an agreement with us that entitles him to an option to purchase 300,000 shares of our common stock, and that he was terminated without cause. The former employee seeks (1) the right to purchase 300,000 shares of our common stock, (2) unspecified compensatory and punitive damages, and (3) litigation costs and attorney's fees. On January 31, 2000, we answered the complaint, denying the claims. Discovery is complete. The case has been transferred to the United States District Court for the Western District of Washington, and trial has not yet been set. We are currently investigating the claims at issue and believe we have meritorious defenses to such claims. Nevertheless, litigation is uncertain and we may not prevail in this suit.

  On February 18, 1999, a former consultant filed a complaint in the Superior Court for Santa Clara County, California alleging, among other things, that he had the right in connection with his consulting to the company to purchase 56,924 shares of our common stock. We settled this lawsuit in September 1999. Under the settlement, we permitted the former consultant to purchase 33,012 shares of our common stock at a price of $.05 per share.

  On January 26, 1999, Civix-DDI, LLC filed a complaint in the U.S. District Court in Colorado against us and 19 other defendants for infringement of two patents relating to electronic mapping systems. In July 1999 we settled this litigation by entering into a license agreement for these patents, pursuant to which we made a single lump sum royalty payment.

  On December 23, 1998, we initiated litigation against Internet Yellow Pages, Inc. ("IYP") by filing suit in United States District Court for the Western District of Washington. On February 3, 1999, we served a first amended complaint on IYP and Greg Crane, an agent of IYP, in which we asserted claims for (a) account stated, (b) breach of contract, and (c) fraud. On March 5, 1999, IYP answered our complaint in the Washington action, and asserted claims for breach of contract, fraud, extortion and Consumer Protection Act violations. IYP seeks relief consisting of approximately $1,500,000 and other unquantified money

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

damages, treble damages under the CPA, and attorneys' fees. Discovery is complete. We are currently investigating the claims at issue and believe we have meritorious defenses to such claims. Nevertheless, litigation is uncertain and we may not prevail in these suits. The case is scheduled for a streamlined mini-trial before a federal magistrate on October 2, 2000.

  On December 7, 1998, a complaint was filed against us on behalf of an alleged former employee in Superior Court for Suffolk County in the Commonwealth of Massachusetts alleging that he was terminated without cause and that he entered into an agreement with us that entitles him to an option to purchase 4,000,000 shares of our common stock or 10% of our equity. We settled this lawsuit in February 2000. Under the settlement, we made a cash payment of $10.5 million.

  On April 16, 1998, one of our former employees filed a complaint in the Superior Court for Santa Clara County, California alleging, among other things, that he had the right in connection with his employment to purchase shares of our common stock representing up to 5% of our equity as of an unspecified date. We settled this lawsuit in February 1999. Under the settlement, we made a cash payment of $4.5 million.

  We had discussions with a number of individuals in the past regarding employment by us and also hired and subsequently terminated a number of individuals as employees or consultants. Furthermore, primarily during our early stage of development, our procedures with respect to the manner of granting options to new employees were not clearly documented. As a result of these factors, and in light of the receipt of the above claims, we have in the past received, and may in the future receive, similar claims from one or more individuals asserting rights to acquire shares of our stock or to receive cash compensation. We cannot predict whether such future claims will be made or the ultimate resolution of any currently outstanding or future claim.

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

                 INFOSPACE MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  You should read the following discussion and analysis in conjunction with "Selected Consolidated Financial Data" and our Consolidated Financial Statements and Notes thereto included elsewhere in this joint proxy statement/prospectus. In addition to historical information, the following discussion contains certain forward-looking statements that involve known and unknown risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. You should read the cautionary statements made in this joint proxy statement/prospectus as being applicable to all related forward-looking statements wherever they appear in this joint proxy statement/prospectus. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and in the section entitled "Risk Factors," as well as those discussed elsewhere herein. See "Forward-Looking Statements." You should not rely on these forward-looking statements, which reflect only our opinion as of the date of this joint proxy statement/prospectus. We do not assume any obligation to revise forward-looking statements.

Overview

  InfoSpace, Inc. is an international information infrastructure services company. InfoSpace provides commerce, information and communication infrastructure services for wireless devices, merchants and Web sites. We began operations in March 1996. During the period from inception through December 31, 1996, we had insignificant revenues and were primarily engaged in the development of technology for the aggregation, integration and distribution of Internet content and the hiring of employees. In 1997, we expanded our operations, adding business development and sales personnel in order to capitalize on the opportunity to generate Internet advertising revenues. We began generating material revenues in 1997 with our consumer services. Revenues in 1998 were also primarily generated through our consumer services. Throughout 1999 and the first half of 2000, we have expanded our infrastructure services to enhance our consumer, merchant and wireless services. At June 30, 2000, we had 502 employees. The following provides greater detail on each of our service offerings:

  Consumer Services: We provide information of broad appeal to users of wireless devices and PC's including directories, sports, news and entertainment, financial data and traffic reports. We also offer an integrated platform of consumer services that includes community building services such as online address books, calendars, online chat and message boards, and communication services including device independent e-mail and instant messaging. Our consumer services are designed for the end user and are distributed through wireless devices and Web sites. Our affiliate network consists of more than 3,100 portals and affinity Web sites.

  Revenues from our consumer services are generated from advertising, subscriber fees and guaranteed transaction fees in lieu of revenue share.

  Merchant Services: We provide comprehensive end-to-end merchant services and an extensive distribution network that includes regional bell operating companies (known as RBOCs), merchant banks and other local media networks. Our end-to-end merchant services give merchants the ability to create, promote, sell and distribute their products and services across multiple channels through our broad distribution network. We have extensive reseller agreements with RBOCs, including BellSouth, SBC, Verizon, and Qwest, merchant banks such as American Express and Bank of America and other local media networks such as newspapers and television and radio stations who provide our services to millions of local merchants worldwide.

  Our merchant services consist of a comprehensive platform of technology that enables us to deliver unique services such as:

  . the online delivery of promotions to any device that can be used online and offline;

  . buying from any Web site directly from a wireless device with a single click;

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

  . PageExpress(TM) which enables local merchants to create a Web presence;

  . StoreBuilder which enables merchants to build online stores;

  . ActivePromotion(TM) which enables merchants to create targeted product promotions and distribute them across our network;

  . ActiveShopper(TM) which provides an open marketplace where consumers can find, research and purchase products from our merchant network; and

  . Yellow page listings and enhanced listings.

  Revenues from our merchant services are primarily generated from commerce fees and subscriber fees, including per store/per month or per promotion/per month fees. Our national and local merchant network consists of more than 600,000 local and national merchants.

  Wireless Services: Our wireless services are comprised of a comprehensive, integrated suite of wireless portal services that provide mobile users relevant information services such as real-time stock quotes and traffic reports, the ability to conduct secure commerce transactions including single click buying, communication services such as device-independent instant messaging and e-mail, personalization capabilities and location-based services that enable the user to search for location-based information such as the restaurant closest to the mobile user's current location. These services are distributed through wireless carriers, device manufacturers and software providers. Our wireless affiliates include Verizon Wireless, AT&T Wireless, SBC and ALLTELL.

  Our wireless services are private-labeled for each carrier, preserving the brand of the carrier and their relationship with their customer and creating a barrier to switch. Revenues are primarily generated from the carrier and include licensing fees, per subscriber/per month fees in the U.S. and per query/per message fees in Europe and Japan. In addition we receive commerce revenue for the transactions delivered on the wireless devices.

  All of our services are built on our core technology platform and use the same operational infrastructure. We do not allocate development or operating costs to any of these services.

Acquisitions

  In May 1997, we acquired Yellow Pages on the Internet, LLC, or YPI, a Washington limited liability company that provided Internet yellow pages directory information. In June 1998, we acquired Outpost, a Washington corporation engaged primarily in electronic commerce through the sale of cards and gifts via the Internet. In June 1999, we acquired the MyAgent technology and related assets from Active Voice Corporation. In October 1999, we acquired Union-Street.com, a provider of business services including private label e-mail, address book, calendar, personal home page, chat and message boards. In December 1999, we acquired eComLive.com, Inc., a provider of Web-based real-time collaboration and interaction solutions specialized for consumer-to-consumer, business-to-business and business-to-consumer vertical markets and Zephyr Software Inc., an infrastructure services company for the Indian market. These acquisitions were accounted for under the purchase method and, accordingly, are included in our operating results from the date of acquisition forward. The impact of the YPI acquisition on our consolidated statement of operations was not substantial. The acquisitions of Outpost, MyAgent, Union-Street and eComLive resulted in write-offs of in-process research and development and the recording of goodwill, assembled workforce and core technology. The acquisition of Zephyr Software resulted in the recording of goodwill. We have integrated these businesses and the acquired technologies with our other products and services.

  In October 1999, we acquired INEX Corporation, a developer of Internet commerce solutions designed for small and medium-sized merchants. This transaction was accounted for as a pooling-of-interests. The consolidated financial statements for the three years ended December 31, 1999 and the accompanying notes reflect the Company's financial position and results of operations as if INEX was a wholly-owned subsidiary since inception.

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

  In February 2000, we acquired Prio, Inc., a provider of commerce solutions specializing in the development of strategic partnerships, technologies and programs that drive commerce in both traditional and online shopping environments. The consolidated financial statements and accompanying notes reflect the Company's financial position and results of operations as if Prio was a wholly-owned subsidiary since inception. In March 2000, we acquired an eighty-percent interest in Saraide Inc. (formerly saraide.com, inc), a provider of wireless Internet services in Europe, Japan and Canada. Also in March 2000, we acquired Millet Software (privacybank.com). Millet developed secure technology that provides an automated process for filling in payment forms. The acquisitions of Saraide and Millet are accounted for as purchases and their results of operations are included in the consolidated financial statements from the date of acquisition.

  In July 1998, we entered into a joint venture agreement with TDLI.com Limited, a subsidiary of Thomson Directories Limited, to form TDL InfoSpace to replicate our content, community and consumer services in Europe. TDL InfoSpace launched content services in the United Kingdom in the third quarter of 1998. Under the Web site services agreement, Thomson provides its directory information to TDL InfoSpace and sells Internet yellow pages advertising for the joint venture through its local sales forces. We also license our technology and provide hosting services to TDL InfoSpace. Thomson and we each purchased a 50% interest in TDL InfoSpace and are required to provide reasonable working capital to TDL InfoSpace. As of December 31, 1999, we had contributed $496,000 to the joint venture. We account for our investment in the joint venture under the equity method. For the years ended December 31, 1999 and 1998, we recorded losses from the joint venture of $12,000 and $125,000, respectively. On July 26, 2000, we entered into a definitive agreement to acquire all of the issued and outstanding capital stock of TDLI.com Limited. This acquisition will give us 100% control of TDL InfoSpace.

  We have incurred losses since our inception and, as of June 30, 2000, we had an accumulated deficit of approximately $213.5 million. For the six months ended June 30, 2000, our net loss totaled $114.9 million, including amortization of intangibles of $27.4 million, $86.6 million in acquisition and related charges associated with the acquisitions of Prio, Saraide and Millet and $2.9 million in other non-recurring charges related to warrants issued by Prio for services provided. For the year ended December 31, 1999, our net loss totaled $57.6 million, including $13.4 million in acquisition and related charges and $11.4 million in other non-recurring charges. See "--Acquisitions" and "InfoSpace Business--Legal Proceedings."

  We believe that our future success will depend largely on our ability to continue to offer consumer, merchant and wireless solutions that are attractive to our existing and potential future affiliates and distribution partners. Accordingly, we plan to significantly increase our operating expenses in order to, among other things:

  . expand our affiliate network, which may require us to pay additional carriage fees to certain affiliates;

  . expand our business development and marketing operations and hire more sales and business development personnel;

  . increase our advertising and promotional activities;

  . develop and upgrade our technology and purchase equipment for our operations and network infrastructure;

  . expand internationally; and

  . expand our commerce, merchant and wireless services.

  After giving effect to our recent acquisitions, we expect to incur significant operating losses on a quarterly basis in the future. In light of the rapidly evolving nature of our business and limited operating history, we believe that period-to-period comparisons of our revenues and operating results are not necessarily meaningful, and you should not rely upon them as indications of future performance. Although we have experienced sequential quarterly growth in revenues over the past twelve quarters, we do not believe that our historical growth rates are necessarily sustainable or indicative of future growth. For information on recent and pending acquisitions see "-- Acquisitions."

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

Historical Results of Operations

  The following table sets forth the historical results of our operations expressed as a percentage of total revenues.

                                                               Six Months
                                            Year Ended            Ended
                                           December 31,         June 30,
                                          ------------------   -------------
                                          1997   1998   1999   1999    2000
                                          ----   ----   ----   -----   -----
Revenues.................................  100 %  100 %  100 %   100 %   100 %
Cost of revenues.........................   27     24     19      24      17
                                          ----   ----   ----   -----   -----
  Gross profit...........................   73     76     81      76      83
Operating expenses:
  Product development....................  251     79     30      40      24
  Sales, general and administrative......  360    189    160     153      81
  Amortization of intangibles............    4      7      9       5      63
  Acquisition and related charges........  --      29     36      41     199
  Other--non-recurring charges...........    8     47     30       2       7
                                          ----   ----   ----   -----   -----
    Total operating expenses.............  623    351    265     241     374
                                          ----   ----   ----   -----   -----
Loss from operations..................... (550)  (275)  (184)   (165)   (291)
Other income, net........................   20     65     31      38      14
Unrealized gain on investments...........  --     --     --      --       35
Minority interest........................  --     --     --      --      (15)
Restructuring charges, cumulative effect
 of change in accounting and income tax
 expense principle.......................  --     --     --      --       (6)
                                          ----   ----   ----   -----   -----
Net loss................................. (530)% (270)% (153)%  (127)%  (263)%
                                          ====   ====   ====   =====   =====

Results of Operations for the Years Ended December 31, 1997, 1998 and 1999 and Six Months Ended June 30, 1999 and 2000

  Revenues. Currently our revenues are derived from our consumer, merchant and wireless services. These include advertising, subscriber fees, commerce transaction fees, and guaranteed transaction fees in lieu of revenue share. We tailor agreements to fit the needs of our customers, affiliates and distribution partners, and under any one agreement we may earn revenue from a combination of these sources. We also have agreements that utilize services from more than one of our areas of service. Revenues were $37.4 million the year ended December 31, 1999, $9.6 million the year ended December 31, 1998 and $1.8 million for the year ended December 31, 1997. The increases are primarily due to significant growth in our consumer and merchant services as a result of increased expansion of our affiliate network, increased traffic to our affiliate network that results in increased page views, increased use of our consumer, merchant and wireless services, as well as larger and longer term agreements with advertisers, affiliates and distribution partners. We entered into 286 new agreements with advertisers, affiliates and distribution partners during the year ended December 31, 1999.

  Revenues increased $31.3 million, or 256%, to $43.6 million in the six-month period ended June 30, 2000 from the comparable period in 1999. This increase is due primarily to significant growth in our consumer and merchant services as a result of the expansion of our affiliate network, which consists of more than 3,100 Web sites and wireless devices and increased use of our consumer, merchant and wireless services, as well as larger and longer term agreements with advertisers, affiliates and distribution partners.

  Cost of Revenues. Cost of revenues consists of expenses associated with the enhancement, maintenance and support of our consumer, merchant and wireless services, including direct personnel

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expenses, communication costs such as high-speed Internet access, server equipment depreciation, and content license fees. Cost of revenues were $7.3 million, or 19% of revenues, for the year ended December 31, 1999 compared to $2.3 million, or 24% of revenues, for the year ended December 31, 1998 and $493,000, or 27% of revenues, for the year ended December 31, 1997. Cost of revenues were $7.6 million, or 17% of revenues, for the six-month period ended June 30, 2000 compared to $3.0 million, or 24% of revenues, for the six-month period ended June 30, 1999. The absolute dollar increases are primarily attributable to personnel costs and other costs incurred in order to support greatly increased delivery of our consumer, merchant and wireless solutions, including communication lines, data licenses and equipment. We expect the absolute dollars spent on personnel, enhanced content and expanded communications will continue to increase in the foreseeable future. We currently anticipate that cost of revenues will be in the high teens as a percentage of revenues for the remainder of 2000.

  Product Development Expenses. Product development expenses consist principally of personnel costs for research, design and development of the proprietary technology we use to integrate and distribute our consumer, merchant and wireless services. Product development expenses were $11.3 million or 30% of revenues for the year ended December 31, 1999, compared to $7.6 million or 79% of revenues, for the year ended December 31, 1998 and $4.6 million, or 251% of revenues, for the year ended December 31, 1997. Product development expenses increased $5.5 million to $10.4 million in the six-month period ended June 30, 2000, from $4.9 million for the comparable period in 1999. The increases in absolute dollars are primarily attributable to increases in engineering personnel needed for continued development of our products and service offerings. We believe that significant investments in technology are necessary to remain competitive. Accordingly, we expect product development expenses to continue to increase in absolute dollars as we hire additional personnel who will develop and enhance our proprietary technology.

  Sales, General and Administrative Expenses. Sales, general and administrative expenses consist primarily of salaries and related benefits for sales, general and administrative personnel, advertising and promotion expenses, carriage fees, professional service fees, occupancy and general office expenses and travel expenses. Sales, general and administrative expenses were $60.1 million or 161% of revenues, for the year ended December 31, 1999 compared to $18.2 million or 189% of revenues, for the year ended December 31, 1998 and $6.5 million or 360% of revenues, for the year ended December 31, 1997. The absolute dollar increases from the prior year were primarily due to increased staffing levels necessary to manage and support our sales and operations teams, carriage fees paid to certain affiliates, increased advertising and expansion of our facilities and professional services. Sales, general and administrative expenses were $35.5 million, or 81% in the six-month period ended June 30, 2000, compared to $18.7 million or 153% for the comparable period in 1999. The absolute dollar increase is primarily due to increased personnel costs, carriage fees paid to certain affiliates to include our content services on their Web sites and travel expenses. Included in the 1999 expense is $17.7 million of expense recorded for the fair market value of warrants issued by Prio, Inc. Prio had issued warrants for services provided.

  Amortization of Intangibles. Amortization of intangibles includes amortization of goodwill, core technology, purchased domain names, trademark, contract lists and assembled workforce. Amortization of intangibles was $3.2 million in 1999, compared to $710,000 in 1998 and $64,000 in 1997. Amortization of intangibles was $27.4 million in the six months ended June 30, 2000, compared to $604,000 in the six months ended June 30, 1999. The increases are a result of amortization of intangibles recorded from the acquisitions of Saraide and Millet Software in March 2000, Zephyr Software and eComLive in December of 1999, Union-Street in October 1999, the MyAgent technology acquisition in June 1999 and Outpost Network in July 1998. With the exception of Zephyr, intangibles of applicable goodwill, core technology, contract list and acquired workforce for each acquisition are being amortized over five years. The amortization of goodwill for Zephyr is over three years. We acquired IQOrder on July 3, 2000. Amortization expense for the intangibles acquired in this transaction will be included in the third quarter of 2000. In the event that we complete additional acquisitions, which we expect to do, expenses relating to the amortization of intangibles could increase in the future.

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  Acquisition and Related Charges. Acquisition and other related charges consist of in-process research and development and other one-time charges related directly to acquisitions, such as legal and accounting fees. The acquisition and related charges in 1999 were one-time in-process research and development charges and costs incurred in the purchase acquisitions of eComLive, Union-Street and the My Agent technology. Also included in acquisition and other related charges in 1999 are the costs incurred in the acquisition of INEX, which was accounted for as a pooling-of-interests. Total in-process research and development charges in 1999 were $9.2 million. The acquisition and related charges in the six months ended June 30, 2000 were one-time in-process research and development charges and costs incurred in the purchase acquisitions of Saraide and Millet Software. Also included in acquisition and other related charges in 2000 are the costs incurred in the acquisition of Prio, which was accounted for as a pooling of interests transaction. Total in-process research and development charges in the first quarter of 2000 was $74.1 million. We expect to continue to pursue an aggressive growth strategy to enhance and expand our consumer, merchant and wireless services. In the event we complete additional acquisitions, we could incur additional acquisition and related charges in the future.

  Other Non-Recurring Charges. Other non-recurring charges in 1999 consist of costs associated with litigation settlements. In February 2000, we reached a settlement with an alleged employee in a lawsuit for a cash payment of $10.5 million. We accrued and expensed this liability in 1999. On July 23, 1999, we settled a patent infringement claim in exchange for a lump sum royalty payment of $209,500. This expense was recorded in 1999. On February 22, 1999, we reached a settlement with a former employee for a cash payment of $4.5 million. We accrued and expensed this liability in 1998.

  In the six months ended June 30, 2000 other non-recurring charges consisted of an expense recorded for the fair market value of warrants issued by Prio. Prio had previously issued warrants for services provided. These warrants were accounted for under variable plan accounting. Subsequent to the acquisition of Prio, the agreement pursuant to which these warrants were granted was terminated and the remaining unvested warrants accelerated to full vesting. For 1999 the warrant expense was $17,652,693 and for the six months ended June 30, 2000 the warrant expense was $2,887,609. As these warrants are fully vested, no additional expense for these warrants will be recorded in future periods.

  Unrealized Gain on Investments Held. Unrealized gain on investments held represents the unrealized gain on the investments in the InfoSpace Venture Capital Fund 2000 of which InfoSpace owned 59.2% as of June 30, 2000. In accordance with Accounting for Investments in Venture Capital Funds, the investments are recorded at their market value and the unrealized gains are reflected in the income statement in the Fund, which is fully consolidated. The unrealized gain recognized in the six months ended June 30, 2000 is not necessarily indicative of future results.

  Minority Interest in Venture Capital Fund. As the majority holder in the InfoSpace Venture Capital Fund 2000, we have recorded 100% of the balance sheet and statement of operations in our consolidated financial statements. The non-InfoSpace portion of the net income in the fund has been reflected as minority interest. As of June 30, 2000, InfoSpace owned 59.2% of the fund, our employees owned the remaining 40.8% of the fund.

  Restructuring Charges. Restructuring charges of $2.2 million for the six months ended June 30, 2000 reflect actual and estimated costs associated with the closure of our Dallas, Texas facility. These costs are primarily comprised of the write off of leasehold improvements, early lease termination penalties, relocation costs and other personnel costs. We acquired this facility in the acquisition of Saraide, Inc in March of 2000. Our decision to close this office was primarily due to duplicated efforts in this facility and our other locations and the forecasted cost savings from the closure of the facility.

  Other Income, Net. Other income consists primarily of interest income for all periods. Other income was $11.7 million in 1999, $593,000 in 1998 and $39,000 in 1997. Other income was $6.0 million in the six months ended June 30, 2000, compared to $4.6 million from the comparable period of 1999. The increase

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

from the prior years is primarily due to interest earned on higher average cash balances resulting from private financings in July and August of 1998, the net proceeds from our initial public offering completed in December 1998, and the net proceeds from our follow-on offering, which closed in April 1999.

  We have reinvested and will continue to reinvest part of our fixed income securities in equity investments. We anticipate that our expansion plans may require greater cash uses in the remainder 2000 than in prior years. With these two factors, we anticipate that our interest income from our fixed securities will decrease in the remainder 2000, compared with 1999.

  Provision for Income Taxes and Income Tax Expense. Net operating losses have been incurred to date on a cumulative basis, and no tax benefit has been recorded, as sufficient uncertainty exists regarding the realizability of the deferred tax assets. The income tax expense in the six months ended June 30, 2000 is from our international operations in Europe.

Balance Sheet Commentary

  Accounts Receivable. As we enter into agreements for larger amounts with larger, well established companies, we periodically must provide extended payment terms beyond our standard 15 to 30 day terms to allow for the customer's internal approval and payment processing systems. In addition, we are issuing single invoices for larger dollar amounts. For example, at June 30, 2000 the receivable from one customer represented 23% of the accounts receivable balance. This amount was received within payment terms subsequent to period end.

  Allowance for Doubtful Accounts. We specifically reserve all accounts sixty days or more past due. In addition, we reserve an amount based on revenues and the accounts receivable balance for accounts not specifically identified.

  We have a stringent credit review process and require payment in advance from those customers that do not qualify under our trade credit guidelines.

  Deferred Revenue. The increase in the six months ending June 30, 2000 was primarily due to prepayment under two new large contracts closed during the quarter and our policy put in place at the beginning of the year of obtaining payment from customers in advance of delivering services whenever practicable.

Liquidity and Capital Resources

  From our inception in March 1996 through May 1998, we funded operations with approximately $1.5 million in equity financing and, to a lesser extent, from revenues generated for services performed. In May 1998, we completed a $5.1 million private placement of our common stock, and in July and August 1998, we completed an additional private placement of our common stock for $8.2 million. Sales of our common stock to employees pursuant to our 1998 Stock Purchase Rights Plan also raised $1.7 million in July 1998. Our initial public offering in December 1998 yielded net proceeds of $77.8 million and a follow-on public offering in April 1999 yielded net proceeds of $185.0 million. As of June 30, 2000, we had cash, cash equivalents and short-term investments of $146.7 million and long-term investments of $76.5 million.

  Net cash used by operating activities was $34.9 million in 1999. Cash used in operating activities for the year ended December 31, 1999 consisted primarily of net operating losses and increases in accounts receivable, notes receivable and prepaid expenses. These uses of cash were partially offset by increases in accrued expenses. Net cash used by operating activities was $13.6 million in 1998. Cash used in operating activities in 1998 consisted primarily of net operating losses and increases in accounts receivable and prepaid expenses. These uses of cash were partially offset by increases in accrued expenses. Net cash used by operating activities was $7.3 million in 1997, which was primarily comprised of the net loss. Net cash used

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by operating activities was $21.1 million in the six months ended June 30,
2000, consisting primarily of net operating losses and decreases in accounts payable. Net cash used by operating activities of $13.5 million during the six months ended June 30, 1999 consisted primarily of net operating losses.

  Net cash used by investing activities was $159.7 million in the year ended December 31, 1999. For 1999, cash used in investing activities was primarily comprised of business acquisitions, securities investments, other investments and purchase of fixed assets. The change in securities investments is primarily a result of investing proceeds from our follow-on offering in short and long-term investments. Net cash used in investing activities in 1998 was $83.7 million. This was primarily a result of investing the cash proceeds from the initial public offering in short and long-term investments. Net cash used by investing activities in 1997 was $958,000 and was primarily for the purchase of fixed assets. Net cash provided by investing activities was $23.9 million in the six months ended June 30, 2000. For this period, cash provided by investing activities was primarily comprised of the reduction of short-term and long-term investments and inclusion of minority interest. This cash increase was offset by business acquisition costs, issuance of notes receivable and additional investments. Net cash used by investing activities during the six months ended June 30, 1999 was $104.4 million. This was primarily a result of investing the cash proceeds from the initial public offering in short and long-term investments.

  Cash provided by financing activities in 1999 was $192.6 million and was primarily comprised of our net proceeds from our follow-on offering in April 1999. Cash provided by financing activities in 1998 was $125.3 million. The 1998 net proceeds were primarily from our initial public offering and, to a lesser extent, from private placements of common stock. Cash provided by financing activities in 1997 was primarily from private placements of our common stock. Cash used in financing activities in the six months ended June 30, 2000 of $4.8 million was primarily comprised of the payoff of debt assumed in the acquisition of Saraide and was offset by proceeds from the exercise of stock options, warrants and issuance of shares under our 1998 Employee Stock Purchase Plan. Cash provided by financing activities in the six months ended June 30, 1999 of $187.8 was primarily comprised of proceeds from the sale of common stock in our follow-on offering in April 1999.

  We plan to use our cash for strategic investments and acquisitions, investments in internally developed technology, global expansion of our services and continued build-out of infrastructure in Europe, Asia and South America.

  We believe that existing cash balances, cash equivalents and cash generated from operations will be sufficient to meet our anticipated cash needs for working capital and capital expenditures for at least the next 12 months. However, the underlying assumed levels of revenues and expenses may not prove to be accurate. We may seek additional funding through public or private financings or other arrangements prior to such time. Adequate funds may not be available when needed or may not be available on favorable terms. If we raise additional funds by issuing equity securities, dilution to existing stockholders will result. If funding is insufficient at any time in the future, we may be unable to develop or enhance our products or services, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business. See "Risk Factors--Risks Relating to InfoSpace--We may require additional funding."

Acquisitions

  Orchest, Inc. On August 4, 2000 we acquired all of the outstanding capital stock of Orchest, Inc., a privately held company based in Cupertino, California, for a purchase consideration of 255,288 shares of our common stock. Orchest is an online provider of financial services that enables users to access a consolidated view of their personal financial information from multiple institutions. The acquisition was accounted for as a purchase.

  IQorder.com, Inc. On July 3, 2000, we acquired Tempe, Arizona-based IQorder.com, a company that has developed technology that allows consumers to enter in a model number, UPC code, part number,

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

barcode or ISBN to locate a product, compare prices and make an instant purchase. Under the terms of the acquisition, which will be accounted for as a purchase, we exchanged 989,959 shares of our common stock for all of IQorder's outstanding shares, warrants and options valued at $58 million.

  Millet Software. On March 31, 2000 we acquired all of the common stock of Millet Software, a privately held company, for a purchase consideration of 488,224 shares of our common stock and acquisition expenses of $54,531. The acquisition was accounted for as a purchase in accordance with the provisions of APB No. 16.

  In this transaction, we assumed net assets of $5.9 million. This includes $6.0 million in purchased technology which includes in-process research and development, $170,000 of acquired workforce and $294,020 in net liabilities. We issued shares with a fair value of $29.6 million and incurred acquisition costs of $54,531. This resulted in $18.5 million of goodwill.

  We recorded a non-recurring charge of $2.4 million for in-process research and development that had not yet reached technological feasibility and had no alternative future use. Among the factors we considered in determining the amount of the allocation of the purchase price to in-process research and development the estimated stage of development of each module of the technology, including the complexity and technical obstacles to overcome, estimating the estimated expected life of each module, estimated cash flows resulting from the expected revenues, margins, and operating expenses generated from each module, and discounted the present value of cash flows associated with the in-process technologies. Considering the inherent difficulty in developing estimates of future performance for emerging technologies such as the Millet Software applications, we utilized a relatively high rate of return (30%) to discount to present value the cash flows associated with the in-process technologies.

  Within the Millet Software technology there are three technologies, Form L, Smart Mapper and Screen Walking. As of the date of acquisition, we estimated that the Form L, Smart Mapper and Screen Walking technologies were 100%, 85% and 65% completed, respectively. The percentage completed pre-acquisition for each application was based primarily on the evaluation of two major factors: time-based data and complexity-based data. The core technology reliance for the Smart Mapper and Screen Walking technologies was 40% and 20%, respectively.

  We expect to fully integrate these technologies into our full suite of Internet information infrastructure service offerings. Further, the modules will not be distinguishable market segments for financial reporting purposes or for management purposes. Consequently, there will be no separate and distinguishable allocations or utilizations of net working capital, and no specific charges for use of contributory assets. None of our operating expenses are allocated to specific service offerings. The expected life of the modules being developed was assumed to be five years, after which substantial modification and enhancement would be required for the modules to remain competitive.

  Our revenue assumptions for these modules were based on the subscription and transaction revenue we expect to generate from our shopping services. Our expense assumptions for these modules included cost of revenues, which we estimated to be 3% of revenues as we will incur minimal costs to deliver this technology on the platforms already developed and in use by us. Sales and marketing expenses combined with general and administrative expenses were estimated to be 35% in the first two years, and thereafter to range between 30% to 35% as a percentage of revenues. However, cost of revenues, sales and marketing expenses and general and administrative expenses may vary, both in absolute dollars and as a percentage of revenues.

  While we believe that the assumptions discussed above were made in good faith and were reasonable when made, such assumptions remain largely untested, as the three modules are not yet in service. Accordingly, the assumptions we made may prove to be inaccurate, and there can be no assurance that we will realize the revenues, gross profit, growth rates, expense levels or other variables set forth in such assumptions.

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

  We do not expect to have the ability to calculate revenues specifically and exclusively attributable to the integrated Millet technology. Further, the absence of such attribution will not be material to any module's success. The amount that we can charge customers for access and use of these modules will be greatly influenced by market forces and competitor's pricing of their own packaged and integrated offerings.

  Saraide Inc. On March 10, 2000 we acquired eighty percent of the common stock of Saraide, a privately held company, for a purchase consideration of 9,233,672 shares and acquisition expenses of $340,489. The acquisition was accounted for as a purchase in accordance with the provisions of APB No. 16.

  In this transaction, we assumed net liabilities of $16.2 million. The purchase includes $97.0 million in purchased technology which includes in-process research and development, $16.0 million of contract list, $2.1 million of acquired workforce and $16.2 million in net liabilities.

  We issued shares with a fair value of $347.0 million and incurred acquisition costs of $340,489. This resulted in $248.4 million of goodwill.

  We recorded a non-recurring charge of $71.7 million for in-process research and development that had not yet reached technological feasibility and had no alternative future use. Among the factors we considered in determining the amount of the allocation of the purchase price to in-process research and development were various factors such as estimating the stage of development of each module of the technology, including the complexity and technical obstacles to overcome, estimating the expected life of each module, estimating cash flows resulting from the expected revenues, margins, and operating expenses generated from each module, and discounting to present value the cash flows associated with the in-process technologies.

  At the date of acquisition, Sariade had eight technologies which had not yet reached technological feasibility: (1) asynchronous bridges, (2) lookup service/persistent cache services, (3) transaction services, (4) open standards application provider interface ("API"), (5) SS7 signaling functionality, (6) security infrastructure, (7) location enabler, and (8) commerce enabler. With the exception of the asynchronous bridges, all projects were estimated to be commercially deployable in 2000. Once complete, these projects will provide the fundamental operating system and infrastructure for the distributed networked system platform ("DNSP"), Saraide's value added service platform under development.

  The expected life of the modules being developed was assumed to be five to seven years, after which substantial modification and enhancement would be required for the modules to remain competitive.

  Our revenue assumptions for these modules were based on the number of carriers in Europe and North America we estimated would utilize these services, and the number of messages per month for Europe and the number of subscribers per month for North America signed up with these carriers that would utilize these services.

  Our expense assumptions for these modules included cost of revenues, which we estimated to be 65% for 2000 and decreasing to 43% of revenues as we will incur costs to deploy the technology globally. Research and development costs were estimated to be 4.4% of revenues in 2000, decreasing to 2.2%. Sales and marketing expenses combined with general and administrative expenses were estimated to be 70% for 2000, and thereafter decreasing to 20% as a percentage of revenues in line with industry levels as the Company capitalizes on economies of scale. However, cost of revenues, sales and marketing expenses and general and administrative expenses may vary, both in absolute dollars and as a percentage of revenues.

  While we believe that the assumptions discussed above were made in good faith and were reasonable when made, such assumptions remain largely untested, as the technologies are in the process of being integrated and released with our full suite of integrated Internet information infrastructure technologies and services for wireless devices. Accordingly, the assumptions we made may prove to be inaccurate, and there can be no assurance that we will realize the revenues, gross profit, growth rates, expense levels or other

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

variables set forth in such assumptions. Considering the inherent difficulty in developing estimates of future performance for emerging technologies such as the Saraide technologies, we utilized a relatively high rate of return (35.0% to 37.5%) to discount to present value the cash flows associated with the in-process technologies.

  We do not expect to have the ability to calculate revenues specifically and exclusively attributable to the integrated Saraide technology. Further, the absence of such attribution will not be material to any module's success. The amount that we can charge the wireless carriers and device manufacturers for access and use of these modules will be greatly influenced by market forces and by our competitor's pricing of their own packaged and integrated offerings.

  Prio, Inc. On February 14, 2000, we consummated the acquisition, pursuant to an Agreement and Plan of Acquisition and Amalgamation, of Prio, a privately held company. The combination was accounted for as a pooling of interests. We issued 9,322,418 shares of our common stock in exchange for all the outstanding common and preferred stock of Prio.

  Prio provides commerce solutions specializing in the development of strategic partnerships, technologies and programs that drive commerce in both traditional and online shopping environments and Internet commerce applications that deliver solutions designed for small and medium-sized merchants to build, manage and promote online storefronts. We have added these service offerings to our merchant services. The consolidated financial statements for the three months ended March 31, 2000 and the accompanying notes reflect our financial position and the results of operations as if Prio was our wholly-owned subsidiary since inception.

  Zephyr Software Inc.: On December 29, 1999, we acquired all of the common stock of Zephyr Software Inc., a privately held company, and its wholly owned subsidiary Zephyr Software (India) Private Limited for a purchase consideration of 651,392 shares of our common stock and acquisition expenses of $539,512. The acquisition was accounted for as a purchase in accordance with Accounting Principles Board ("APB") No. 16. Results of operations for Zephyr have been included with our results of operations for the period subsequent to the date of acquisition.

  In this transaction, we assumed net liabilities of $20,690, issued shares with a fair value of $8,643,105 and incurred acquisition costs of $539,512. This acquisition resulted in our recording $9,203,307 of goodwill.

  eComLive.com, Inc.: On December 16, 1999, we acquired all of the common stock of eComLive.com, Inc., a privately held company, for a purchase consideration of 1,372,712 shares and acquisition expenses of $582,246. The acquisition was accounted for as a purchase in accordance with the provisions of APB No. 16.

  In this transaction, we assumed net assets of $5,439,075. This includes $5,300,000 in purchased technology which includes in-process research and development, $140,000 of acquired workforce and $925 in net liabilities. We issued shares with a fair value of $31,995,220 and incurred acquisition costs of $582,246. This acquisition resulted in our recording $27,138,391 of goodwill.

  We recorded a non-recurring charge of $2.0 million for in-process research and development that had not yet reached technological feasibility and had no alternative future use.

  The eComLive technology is built on client-server architecture. There are three main applications, Interactive eComLive for the Consumer to Consumer
(C2C) market, Business eComLive targeted to the Business to Business (B2B) market and Consumer eComLive for the Business to Consumer (B2C) market. We have the ability to integrate the C2C eComLive technology into the InfoSpace Web site and launch this technology with our consumer services. We also plan to offer a co-branded version to our affiliates as part of our suite of co-branded service offerings. The expected life of the modules being developed was assumed to be five years, after which substantial modification and enhancement would be required for the modules to remain competitive.

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  Union-Street: On October 14, 1999 we acquired all of the common stock of
Union-Street, a privately held company, for a purchase consideration of 1,746,588 shares and acquisition expenses of $395,656. The acquisition was accounted for as a purchase in accordance with the provisions of APB No. 16.

  In this transaction, we assumed net assets of $5,352,781. This includes $5,300,000 in purchased technology which includes in-process research and development, $160,000 of acquired workforce and $107,219 in net liabilities. We issued shares with a fair value of $20,487,518 and incurred acquisition costs of $395,656. This acquisition resulted in our recording $15,530,393 of goodwill.

  We recorded a non-recurring charge of $3.3 million for in-process research and development that had not yet reached technological feasibility and had no alternative future use.

  The Union-Street technology called Traction Series 3.0 is comprised of six modules that promote inter-activity on the customer's Web site. Businesses can integrate individual modules onto their sites or integrate all of the modules to form a comprehensive community solution. The modules include (1) Web Site Creator, (2) Event Manager, (3) Relationship Manager, (4) Forums, (5) Chat and
(6) Email. We have integrated most of the Union-Street technology into the InfoSpace Web site and have launched the technology with our consumer services. We also plan to offer a co-branded version to our affiliates as part of our suite of co-branded service offerings. The expected life of the modules being developed was assumed to be five years, after which substantial modification and enhancement would be required for the modules to remain competitive.

  INEX Corporation: On October 14, 1999, we consummated an Agreement and Plan of Acquisition and Amalgamation with INEX Corporation, a privately held company. The combination was accounted for as a pooling of interests. We issued 3,600,000 shares of our common stock (1) directly to those INEX stockholders who elected to receive our common stock in exchange for their INEX shares at the closing of the combination, (2) upon the exchange or redemption of the exchangeable shares of InfoSpace.com Canada Holdings Inc., an indirect subsidiary of ours, which exchangeable shares were issued to those INEX stockholders who elected to receive exchangeable shares, or who did not make an election to receive shares of our common stock at the closing, and (3) upon the exercise of outstanding warrants and options to purchase INEX common shares, which we assumed and which will become exercisable for shares of our common stock.

  INEX developed and marketed Internet commerce applications that deliver solutions designed for small and medium-sized merchants to build, manage and promote online storefronts. We have added these products to our merchant services. The consolidated financial statements for the three years ended December 31, 1999 and the accompanying notes reflect our financial position and the results of operations as if INEX were our wholly-owned subsidiary since inception.

  MyAgent(TM) Technology: On June 30, 1999, we acquired the MyAgent technology and related assets from Active Voice Corporation for a cash payment of $18 million. In addition, we hired six employees who comprised the MyAgent development team at Active Voice. The acquisition was accounted for as a purchase in accordance with the provisions of APB No. 16. Other than the MyAgent technology modules, no other assets or liabilities were assumed as part of this acquisition.

  The total purchase price of the acquisition of the MyAgent technology was $18.1 million including direct acquisition expenses of $83,054. In this transaction, we assumed net assets of $4,380,000. This includes $4,300,000 in purchased technology, which includes in-process research and development, and $80,000 of acquired workforce. This acquisition resulted in our recording $13,703,054 of goodwill.

  We recorded a non-recurring charge of $3.9 million for in-process research and development that had not yet reached technological feasibility and had no alternative future use. Separately, we recorded a one-time charge of $1.0 million for expenses related to bonus payments made to the Active Voice MyAgent team

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employees who accepted employment with us on the date of the MyAgent technology acquisition, but who have no obligation to continue their employment with us.

  Within the MyAgent technology there are three main modules, the Client, Server Intelligence, and Web Interface. We integrated the MyAgent technology into the InfoSpace Web site and launched the technology with our desktop portal. We also plan to offer a co-branded version to our affiliates as part of our suite of co-branded service offerings. The Client and Server Intelligence and Web interface were released in the fourth quarter of 1999.

  Technology from Outpost: In June 1998, we acquired Outpost, which included the acquisition of the Outpost technology and the hiring of approximately ten employees. In the second quarter of 1998, we wrote off approximately $2.8 million of in-process research and development in connection with the Outpost acquisition.

  Within the acquired Outpost technology (smart-shopping services) there are four main modules:

  . integrated content that provides users with product pricing and merchant information;

  . transaction proxy that allows us to track sales transactions from beginning to end and to receive confirmation reports from the retailers;

  . branding that allows users to travel to affiliate Web sites without leaving the InfoSpace.com Web site; and

  . universal shopping cart that allows users to make multiple purchases at different retailers in one execution.

  These modules have been integrated into our full suite of Internet service offerings. The integrated content module was completed and integrated into our Web site in the third quarter of 1998. Relevant portions of the transaction proxy, branding and shopping cart modules were completed and integrated into our ActiveShopper(TM) electronic commerce private label solution that was launched in 1999.

Quarterly Results of Operations

  The following table sets forth certain consolidated statements of operations data for our ten most recent quarters, as well as such data expressed as a percentage of revenues. We have derived this information from our unaudited consolidated financial statements. In management's opinion, we have prepared this unaudited information on the same basis as the audited annual consolidated financial statements, and this information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation for the quarters presented. You should read this information in conjunction with our Consolidated Financial Statements and Notes thereto included elsewhere in this prospectus. The operating results for any quarter are not necessarily indicative of results for any future period.

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
                   March 31,  June 30,   September 30, December 31, March 31,  June 30,   September 30, December 31, March 31,
                     1998       1998         1998          1998       1999       1999         1999          1999       2000
                   ---------  --------   ------------- ------------ ---------  --------   ------------- ------------ ---------
                                                                   (in thousands)
Revenues.........   $ 1,028   $ 1,881       $ 2,613      $  4,110    $ 5,259   $ 6,980       $10,465      $ 14,686   $ 19,006
Cost of
 revenues........       213       378           632         1,108      1,309     1,644         2,027         2,287      3,119
                    -------   -------       -------      --------    -------   -------       -------      --------   --------
 Gross profit....       815     1,503         1,981         3,002      3,950     5,336         8,438        12,399     15,887
Operating
 expenses:
 Product
  development....     1,044     1,629         2,207         2,688      2,487     2,439         2,647         3,743      4,777
 Sales, general
  and
  administrative..      --      4,168         4,757         6,770      8,067    10,633        11,421        12,364     14,530
 Amortization of
  intangibles....        14       107           293           296        299       305         1,014         1,605      7,491
 Acquisition and
  related
  charges........       --      2,800           --            --         --      4,970           926         7,455     86,397
 Other--non-
  recurring
  charges........       --        240           --          4,260        --        210         1,487        27,315      2,888
                    -------   -------       -------      --------    -------   -------       -------      --------   --------
 Total operating
  expenses.......     3,524     8,944         7,257        14,014     10,853    18,557        17,495        52,482    116,083
                    -------   -------       -------      --------    -------   -------       -------      --------   --------
Loss from
 operations......    (2,709)   (7,441)       (5,276)      (11,012)    (6,903)  (13,221)       (9,057)      (40,083)  (100,196)
Other income,
 net.............       123        31           448           267        266     3,361         3,327         3,738      3,463
Unrealized gain
 (loss) on
 investments.....       --        --            --            --         --        --            --            --      23,598
Restructuring
 charges.........       --        --            --            --         --        --            --            --         --
Minority
 interest........       --        --            --            --         --        --            --            --      (9,843)
Income tax
 expense.........       --        --            --            --         --        --            --            --         (18)
Cumulative effect
 of change in
 accounting
 principle.......       --        --            --            --         --        --            --            --        (719)
                    -------   -------       -------      --------    -------   -------       -------      --------   --------
Net income
 (loss)..........   $(2,586)  $(7,410)      $(5,228)     $(10,745)   $(5,637)  $(9,860)      $(5,730)     $(36,345)  $(83,715)
                    =======   =======       =======      ========    =======   =======       =======      ========   ========
                   March 31,  June 30,   September 30, December 31, March 31,  June 30,   September 30, December 31, March 31,
                     1998       1998         1998          1998       1999       1999         1999          1999       2000
                   ---------  --------   ------------- ------------ ---------  --------   ------------- ------------ ---------
                                                           (as a percentage of revenues)
Revenues.........     100.0 %   100.0 %       100.0 %       100.0 %    100.0 %   100.0 %       100.0 %       100.0 %    100.0 %
Cost of
 revenues........      20.7      20.1          24.2          27.0       24.9      23.6          19.4          15.6       16.4
                    -------   -------       -------      --------    -------   -------       -------      --------   --------
 Gross profit....      79.3      79.9          75.8          73.0       75.1      76.4          80.6          84.4       83.6
Operating
 expenses:
 Product
  development....     101.6      86.6          84.5          65.4       47.3      34.9          25.3          25.5       25.1
 Sales, general
  and
  administrative..    142.1     121.6         182.1         164.8      153.4     152.3         109.1          84.2       76.5
 Amortization of
  intangibles....       1.4       5.7          11.2           7.2        5.7       4.4           9.7          10.9       39.4
 Acquisition and
  related
  charges........       --      148.9           --            --         --       71.2           8.8          50.8      454.6
 Other--non-
  recurring
  charges........       --       12.8           --          103.6        --        3.0          14.2         186.0       15.2
                    -------   -------       -------      --------    -------   -------       -------      --------   --------
 Total operating
  expenses.......     342.8     475.5         277.7         341.0      206.4     265.9         167.2         357.4      610.8
                    -------   -------       -------      --------    -------   -------       -------      --------   --------
Loss from
 operations......    (263.5)   (395.6)       (201.9)       (267.9)    (131.3)   (189.4)        (86.5)       (272.9)    (527.2)
Other income,
 net.............      12.0       1.6           1.8           6.5       24.1      48.1          31.8          24.3       18.2
Unrealized gain
 (loss) on
 investments.....       --        --            --            --         --        --            --            --       124.2
Restructuring
 charges.........       --        --            --            --         --        --            --            --       (51.8)
Minority
 interest........       --        --            --            --         --        --            --            --         --
Income tax
 expense.........       --        --            --            --         --        --            --            --         0.0
Cumulative effect
 of change in
 accounting
 principle.......       --        --            --            --         --        --            --            --         0.4
                    -------   -------       -------      --------    -------   -------       -------      --------   --------
Net income
 (loss)..........    (251.6)%  (393.9)%      (200.1)%      (261.4)%   (107.2)%  (141.3)%       (54.8)%      (247.5)%   (436.6)%
                    =======   =======       =======      ========    =======   =======       =======      ========   ========
                   June 30,
                     2000
                   ----------
Revenues.........  $ 24,572
Cost of
 revenues........     4,478
                   ----------
 Gross profit....    20,094
Operating
 expenses:
 Product
  development....     5,649
 Sales, general
  and
  administrative..   20,938
 Amortization of
  intangibles....    19,938
 Acquisition and
  related
  charges........       202
 Other--non-
  recurring
  charges........       --
                   ----------
 Total operating
  expenses.......    46,727
                   ----------
Loss from
 operations......   (26,633)
Other income,
 net.............     2,583
Unrealized gain
 (loss) on
 investments.....    (8,447)
Restructuring
 charges.........    (2,171)
Minority
 interest........     3,445
Income tax
 expense.........        (6)
Cumulative effect
 of change in
 accounting
 principle.......       --
                   ----------
Net income
 (loss)..........  $(31,229)
                   ==========
                   June 30,
                     2000
                   ----------
Revenues.........     100.0 %
Cost of
 revenues........      18.2
                   ----------
 Gross profit....      81.8
Operating
 expenses:
 Product
  development....      23.0
 Sales, general
  and
  administrative..     85.2
 Amortization of
  intangibles....      81.1
 Acquisition and
  related
  charges........       0.8
 Other--non-
  recurring
  charges........       --
                   ----------
 Total operating
  expenses.......     190.1
                   ----------
Loss from
 operations......    (108.3)
Other income,
 net.............      10.5
Unrealized gain
 (loss) on
 investments.....     (34.3)
Restructuring
 charges.........      14.0
Minority
 interest........      (8.9)
Income tax
 expense.........       0.0
Cumulative effect
 of change in
 accounting
 principle.......       --
                   ----------
Net income
 (loss)..........    (127.0)%
                   ==========

  Our quarterly and annual revenue, expenses and operating results have fluctuated in the past and are likely to fluctuate significantly in the future due to a variety of factors, many of which are beyond our control. Because of these fluctuations, we believe that period-to-period comparisons are not a good indication of our future financial performance. We may not be able to sustain or increase our level of revenue or our rate of revenue growth on a quarterly or annual basis. Our quarterly or annual operating results may not meet the expectations of investors. If this happens, the price of our stock could decline. See "Risk Factors--Risks Relating to InfoSpace--Our financial results are likely to fluctuate" and "Risk Factors--General Risks Related to the Merger--InfoSpace's stock is volatile."

Recent Accounting Pronouncements

  In December 1999, the Securities and Exchange Commission staff issued Staff Accounting Bulletin (SAB) 101, Revenue Recognition in Financial Statements. We adopted SAB 101 on January 1, 2000. Prior to January 1, 2000 and implementation of the SAB, we recorded gross revenues from customers for development fees, implementation fees and/or integration fees when the service was completed. If this revenue were recognized on a straight-line basis, in accordance with SAB 101, we would have deferred $719,216 as of January 1, 2000. In accordance with SAB 101, we recorded a cumulative effect of change in accounting principle of $719,216. We recorded $367,896 in revenue in the six months ended June 30, 2000 related to this deferred revenue. The remaining balance will be recognized from July 2000 through November 2001.

  In June 1998, the FASB issued SFAS No. 133, Accounting for Derivatives and Hedging Activities. SFAS 133, as amended by SFAS 137, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. Because the Company has never used nor currently intends to use derivatives, management does not anticipate that the adoption of this new standard will have a significant effect on earnings or the financial position of the Company.

Quantitative and Qualitative Disclosures About Market Risk

  We are exposed to financial market risks, including changes in interest rates and equity price fluctuations.

  Interest Rate Risk: We invest our excess cash in high-quality corporate issuers, and in debt instruments of the U.S. Government and its agencies. By policy, we limit our credit exposure to any one issuer. We do not have any derivative instruments in our investment portfolio. We protect and preserve invested funds by limiting default, market and reinvestment risk. Investment in both fixed rate and floating rate interest earning instruments carries a degree of interest rate risk. Fixed rate securities may have their fair market value adversely impacted due to a rise in interest rates, while floating rate securities may produce less income than expected if interest rates fall. Due in part to these factors, the Company's future investment income may fall short of expectations due to changes in interest rates or the Company may suffer losses in principal if forced to sell securities which have declined in market value due to changes in interest rates.

  Equity Investment Risk The Company invests in equity instruments of public and privately-held technology companies for business and strategic purposes. These investments are recorded as long-term assets and are classified as available-for-sale. For the privately-held investments, our policy is to regularly review the assumptions underlying the operating performance and cash flow forecasts in assessing the carrying value. For our publicly-held investments, we are subject to significant fluctuations in fair market value due to the volatility of the stock market. Changes in fair market value are recorded as a component of other comprehensive income and do not effect net income until the securities are sold and a realized gain or loss is incurred.

                              INFOSPACE MANAGEMENT

Executive Officers and Directors

  The following table sets forth certain information as of July 31, 2000 with respect to InfoSpace's executive officers and directors:

             Name              Age                    Position
             ----              ---                    --------
Naveen Jain...................  40 Chairman of the Board
Arun Sarin....................  45 Vice Chairman; Chief Executive Officer and
                                   President, Wireless Services
Ashok Narasimhan..............  51 Chief Operating Officer; President, Merchant
                                   Services and Director
Rand L. Rosenberg.............  47 Chief Financial Officer; Senior Vice
                                   President, Finance and Corporate Development
Ellen B. Alben................  37 Senior Vice President; Legal and Business
                                   Affairs and Secretary
Rasipuram ("Russ") V. Arun....  42 Chief Technology Officer
Tammy D. Halstead.............  37 Senior Vice President and Chief Accounting
                                   Officer
Joanne R. Harrell.............  45 Senior Vice President, Human Resources and
                                   Facilities
Arif Janjua...................  44 Senior Vice President, Corporate Development
                                   and Content
Chris Nabinger................  43 Senior Vice President, Worldwide Operations
John E. Cunningham, IV(1).....  42 Director
Peter L.S. Currie(1)(2).......  43 Director
David C. House(2).............  50 Director
Rufus W. Lumry, III...........  53 Director
Carl Stork(2).................  40 Director

--------
(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.

  Naveen Jain founded InfoSpace in March 1996. Mr. Jain has served as our Chief Executive Officer from inception to April 2000, as our President from inception to November 1998 and as our sole director from inception to June 1998, when he was appointed Chairman of the Board upon the Board's expansion to five directors. From June 1989 to March 1996, Mr. Jain held various positions at Microsoft Corporation, including Group Manager for MSN, Microsoft's online service. From 1987 to 1989, Mr. Jain served as Software Development Manager for Tandon Computer Corporation, a PC manufacturing company. From 1985 to 1987, Mr. Jain served as Software Manager for UniLogic, Inc., a PC manufacturing company and from 1982 to 1985, he served as Product Manager and Software Engineer at Unisys Corporation/Convergent Technologies, a computer manufacturing company. Mr. Jain holds a B.S. from the University of Roorkee and a M.B.A. from St. Xavier's School of Management.

  Arun Sarin joined InfoSpace in April 2000 as Chief Executive Officer and President, Wireless Services. He was appointed a director in April 2000 and was appointed Vice Chairman in May 2000. He served as Chief Executive Officer of the USA/Asia Pacific Region for Vodafone AirTouch, Plc from June 1999 to April 2000. From February 1997 to June 1999, Mr. Sarin was the President and Chief Operating Officer of AirTouch Communications, Inc., a wireless telecommunications services company (which was merged with Vodafone Group Plc to form Vodafone AirTouch, Plc in June 1999). He served as President and Chief Executive Officer of AirTouch International from April 1994 to February 1997. After joining Pacific Telesis Group in 1984 (from which AirTouch was spun off in 1994), Sarin held a variety of positions, including Vice President and General Manager--Bay and Regional Markets, Vice President--Chief Financial Officer,

Controller and Strategy at Pacific Bell; and Vice President of Corporate Strategy for Pacific Telesis Group. Mr. Sarin currently serves on the Boards of Directors of Vodafone AirTouch, Plc, Charles Schwab Corporation and Cisco Systems, Inc. Mr. Sarin holds an M.B.A. and an M.S. degree from the University of California at Berkeley and a B.S. in engineering from the Indian Institute of Technology.

  Ashok Narasimhan joined InfoSpace in February 2000 as President, Merchant Services and was appointed Chief Operating Officer and a director in April 2000. He founded Prio, Inc. in March 1996, and served as Chairman and Chief Executive Officer. We acquired Prio in February 2000. During the seven years prior to forming Prio, he was part of the core management team at VeriFone, where he served as Vice President of Product Development. Prior to VeriFone, he was the founding Chief Executive Officer of the computer businesses of Wipro, the largest computer, software and information technology company in India. He holds a B.S. and an M.B.A. from the Indian Institute of Management, associated with the Sloan School of Management at MIT.

  Rand L. Rosenberg joined InfoSpace in June 2000 as Chief Financial Officer and Senior Vice President, Finance and Corporate Development. He was a Senior Managing Director in the media and telecommunications group at Bank of America Securities (formerly Montgomery Securities) from February 1996 to January 2000. From February 1994 to February 1996, Mr. Rosenberg was a Managing Director at Salomon Brothers (now Salomon Smith Barney), where he was head of the global telecommunications group. Prior to joining Salomon Brothers, Mr. Rosenberg was a Vice President in the telecommunications and media group at Goldman Sachs, and served as Executive Director, Corporate Development of Pacific Telesis Group. Mr. Rosenberg has a B.A. from Whitman College and an M.B.A. from the University of Chicago.

  Ellen B. Alben joined InfoSpace in May 1998 as Vice President, Legal and Business Affairs and Secretary, and became a Senior Vice President in September 1999. From April 1997 to May 1998, she was a senior attorney with Perkins Coie LLP. From September 1996 to April 1997, Ms. Alben served as a consultant to Paragon Trade Brands, Inc., a private-label diaper manufacturer, and as special securities counsel to companies raising private financing. From September 1995 through June 1996, she served as Vice President, General Counsel and Secretary of Paragon Trade Brands. Paragon Trade Brands filed for bankruptcy protection under Chapter 11 of the Bankruptcy Code in January 1997. From July 1994 to September 1995, she served as Senior Associate Counsel of The Hillhaven Corporation, a nursing home provider, and from June 1993 to July 1994 she served as Associate Counsel of Hillhaven. Prior to joining Hillhaven, Ms. Alben was in private practice, specializing in corporate securities, finance, and mergers and acquisitions. She holds a B.A. from Duke University and a J.D. from Stanford Law School.

  Rasipuram ("Russ") V. Arun joined InfoSpace in May 2000 as Chief Technology Officer. From 1992 to May 2000, he worked for Microsoft where he served in various capacities including Product Unit Manager, responsible for development and strategy of products for handheld devices, Win95 Base Program Manager, Windows 98 Team Group Manager and Java Group Performance Manager. Prior to joining Microsoft, Mr. Arun had ten years of experience working for SunSoft, Inc., Multisolutions, Inc. and Zenith Data Systems. Mr. Arun holds a B.S. from the Indian Institute of Technology, an M.S. from Syracuse University and an M.B.A. from the University of California at Los Angeles.

  Tammy D. Halstead joined InfoSpace in July 1998 as Corporate Controller. In December 1998, she was appointed Vice President and Chief Accounting Officer, and from November 1999 to June 2000 she served as Acting Chief Financial Officer. In June 1999, she became a Senior Vice President. From March 1997 to June 1998, she worked at the Seattle office of USWeb Corporation, an Internet professional services firm, where she served as Director of Finance and Administration and later as Vice President, Finance and Administration. From April 1996 to March 1997, she was the Director of Finance and Administration at Cosmix, Inc., which was acquired by USWeb Corporation in March 1997. From December 1993 to February 1996, she served as Controller of ConnectSoft, Inc., a software development company. Prior to joining ConnectSoft, Inc., she spent eight years in private industry with a division of Gearbulk Ltd., an international shipping company, and in public accounting with Ernst & Whinney (now Ernst & Young LLP). She holds a B.A. in Business Administration from Idaho State University and is a licensed CPA.

  Joanne R. Harrell joined InfoSpace in May 2000 as Senior Vice President, Human Resources and Facilities. She was President and Chief Executive Officer for United Way of King County from July 1997 to May 2000. Prior to joining United Way, Ms. Harrell worked at USWest for 19 years. Most recently, she headed Nebraska Operations for USWest from July 1995 until July 1997, and served as Vice President and General Manager for USWest Public Services from June 1990 to June 1995. Ms. Harrell holds a B.A and an M.B.A. from the University of Washington.

  Arif Janjua joined InfoSpace in December 1999 as President, Consumer Services and was named Senior Vice President, Corporate Development and Content in May 2000. From February 1999 to November 1999, he was General Manager of North American operations at Saraide. Prior to Saraide, from 1995 to 1999, he was a Vice President at A.T. Kearney, a global management consulting firm, where he led the firm's high technology practice. Prior to that, Mr. Janjua was Director of Business Operations at a graphics semiconductor firm, S3, where he had marketing responsibility for all desktop products. From 1991 to 1994, Mr. Janjua was a senior manager with Gemini Consulting, specializing in the communications and computer industry. From 1985 to 1989, Mr. Janjua was Director of Marketing at the Imaging and Graphics Division of Gould Electronics. From 1981 to 1985, Mr. Janjua was Product Marketing Manager at International Imaging Systems. He holds a B.S. and M.S. in Electrical Engineering from University of Windsor, Canada and an M.B.A. from University of California, Berkeley.

  Chris Nabinger joined InfoSpace as Senior Vice President, Worldwide Operations, in February 2000. He was with Prio, Inc. from October 1998 until its acquisition by InfoSpace where he served as the Executive Vice President of Engineering and Operations and oversaw the development and delivery of a complete suite of online promotional and back-office systems that make up and support the Prio "e-nabled" commerce product. From March 1996 to October 1998, Mr. Nabinger served as Vice President, Information Technology at ICG Netcom, an internet service provider, and from February 1996 to September 1999, he served as Chief Information Officer for Mobile Telecommunications Technologies Corporation and GTE Airfone. From September 1994 to February 1996, Mr. Nabinger was Vice President--Information Services of Mobile Telecommunications Technologies Corporation. Mr. Nabinger holds a B.S. in Industrial Technology from Binghamton University and an M.S. in Management, Computing and Systems from Houston Baptist University.

  John E. Cunningham, IV has served as a director of InfoSpace since July 1998. Since April 1995 he has served as President of Kellett Investment Corporation, an investment fund for later-stage, high-growth private companies. He is on the board of directors of Petra Capital, LLC, Meals.com, digiMine.com and Gear.com. Mr. Cunningham also serves as an advisor to Array Microsystems, Inc. and Virtual Bank.com. During 1997, Mr. Cunningham was interim Chief Executive Officer of Real Time Data. From December 1994 to August 1996, he was President of Pulson Communications, Inc. From February 1991 to November 1994, he served as Chairman and Chief Executive Officer of RealCom Office Communications, a privately held telecommunications company that merged with MFS Communications Company, Inc., and was subsequently acquired by WorldCom, Inc. Mr. Cunningham holds a B.A. from Santa Clara University and an M.B.A. from the University of Virginia.

  Peter L. S. Currie has served as a director of InfoSpace since July 1998. Mr. Currie is Executive Vice President and Chief Administrative Officer of Netscape Communications Corporation, where he has held various management positions since April 1995. From April 1989 to April 1995, Mr. Currie held various management positions at McCaw Cellular Communications, Inc., including Executive Vice President and Chief Financial Officer and Executive Vice President of Corporate Development. Before joining McCaw Cellular, he was a Principal at Morgan Stanley & Co., Incorporated. Mr. Currie currently serves on the board of directors of Corsair Communications, Inc. Mr. Currie holds a B.A. from Williams College and an M.B.A. from Stanford University.

  David C. House has served as a director of InfoSpace since January 2000. Since October 1995, Mr. House has served as President, Establishment Services Worldwide of American Express Travel Related

Services Company, Inc. From January 1993 to October 1995, he served as Senior Vice President of Sales and Field Marketing for the United States Establishment Services Group of American Express. In addition, Mr. House served as a director of Prio, Inc. prior to its acquisition by the Company in March 2000. Mr. House holds a B.S. from the University of Minnesota and completed the Program for Management Development at the Harvard Graduate School of Business Administration.

  Rufus W. Lumry, III has served as a director of InfoSpace since December 1998. Since 1992, Mr. Lumry has served as President of Acorn Ventures, Inc., a venture capital firm he founded. Prior to founding Acorn Ventures, Mr. Lumry served as a director and Chief Financial Officer of McCaw Cellular Communications. Mr. Lumry was one of the founders of McCaw in 1982, and retired from McCaw in 1990 as Executive Vice President and Chief Financial Officer. Mr. Lumry holds an A.B. from Harvard University and an M.B.A. from the Harvard Graduate School of Business Administration.

  Carl Stork has served as a director of InfoSpace since September 1998. Since April 1998, Mr. Stork has been General Manager, Hardware Strategy and Business Development, at Microsoft Corporation. Mr. Stork has held various other management positions at Microsoft since 1981. Mr. Stork holds a B.A. from Harvard College and an M.B.A. from the University of Washington.

Board of Directors

  Our Restated Certificate of Incorporation and Restated Bylaws provide that the board of directors shall be composed of not less than five or more than nine directors, with the specific number to be set by resolution of the Board. We currently have eight directors.

  Our board of directors is divided into three classes, with each class to be as equal in number as possible. Each Class 2 director will serve until our next annual meeting of stockholders, each Class 3 director will serve until the following annual meeting of stockholders, and each Class 1 director will serve until the third ensuing annual meeting of stockholders. Thereafter, each newly elected director will serve for a term ending at the third annual meeting of stockholders following such election. Messrs. Cunningham, Narasimhan and Sarin serve as Class 1 directors; Messrs. House, Lumry and Stork serve as Class 2 directors; and Messrs. Jain and Currie serve as Class 3 directors. Directors may be removed by stockholders only for cause.

Committees of the Board of Directors

  The Compensation Committee consists of Messrs. Cunningham and Currie. The Compensation Committee reviews and approves the compensation and benefits for our executive officers, administers our Stock Incentive Plan and makes recommendations to the board of directors regarding such matters.

  The Audit Committee consists of Messrs. Currie, House and Stork. Among other functions, the Audit Committee makes recommendations to our board of directors regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, reviews our balance sheet, statement of operations and cash flows and reviews and evaluates our internal control functions.

Compensation Committee Interlocks and Insider Participation

  No member of our board of directors or of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

Director Compensation

  We pay directors $750 for each board of directors meeting attended in person, $500 for each board of directors meeting attended by telephone and $500 for each committee meeting attended. We also reimburse directors for travel expenses incurred to attend meetings of the board of directors or committee meetings.

Directors are eligible to participate in the Stock Incentive Plan. See "-- Benefit Plans--Stock Option Program for Nonemployee Directors."

Limitation of Liability and Indemnification Matters

  Our Restated Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by Delaware law. Delaware law provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors for monetary damages for breach of their fiduciary duties as directors, except for liability:

  . for any breach of their duty of loyalty to the corporation or its stockholders;

  . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  . for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

  . for any transaction from which the director derived an improper personal benefit.

  Our Restated Bylaws provide that we shall indemnify our directors and officers and may indemnify our employees and agents to the fullest extent permitted by law. We believe that indemnification under our Restated Bylaws covers at least negligence and gross negligence on the part of indemnified parties. We have also entered into agreements to indemnify our directors and executive officers. Pursuant to these agreements, among other things, we have agreed to indemnify our directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by them in any action or proceeding arising out of their services as a director or officer. We believe that these agreements are necessary to attract and retain qualified directors and officers.

  On December 11, 1998, InfoSpace, all of our directors and Naveen Jain, our Chief Executive Officer at the time, entered into an Indemnification Agreement whereby Mr. Jain placed 8,000,000 shares of our common stock beneficially owned by him in an escrow account to indemnify us and our directors for certain known and unknown liabilities that may have arisen prior to September 30, 1998. See " InfoSpace Business--Legal Proceedings."

Compensation of Executive Officers

  The following table sets forth information concerning the compensation we paid to Naveen Jain, our chief executive officer, and the three other executive officers of InfoSpace as of December 31, 1999 who earned compensation in excess of $100,000 during 1999 (collectively, the "Named Executive Officers").

                           Summary Compensation Table

                                                        Long-Term
                                            Annual     Compensation
                                         Compensation     Awards
                                         ------------  ------------
                                                        Securities
                                  Fiscal                Underlying   All Other
Name and Principal Position        Year     Salary      Options(#)  Compensation
---------------------------       ------ ------------  ------------ ------------
Naveen Jain......................  1999    $231,571     1,400,000       $500(1)
 Chief Executive Officer           1998      62,500           --         --
Bernee D. L. Strom(2)............  1999     270,795           --         --
 President and Chief Operating
  Officer
Ellen B. Alben...................  1999     130,625        40,000        --
 Senior Vice President, Legal and
 Business Affairs
 and Secretary
Michael D. Kantor(3).............  1999     541,126(4)     40,000        --
 Senior Vice President,
  Advertising

--------
(1) Consists of an award to Mr. Jain in connection with patent filings.
(2) Ms. Strom served as our President and Chief Operating Officer until December 31, 1999. From January 1, 2000 to June 30, 2000, Ms. Strom served as President of InfoSpace Venture Capital Fund 2000, LLC.
(3) Mr. Kantor resigned his position with InfoSpace effective June 30, 2000.
(4) Consists of $90,792 in base salary and sales commissions of $450,334 paid to Mr. Kantor for advertising revenue attributable to Mr. Kantor.

Option Grants in Last Fiscal Year

  The following table sets forth certain information regarding stock options granted by InfoSpace to the Named Executive Officers during 1999.

                                                                                Potential Realizable Value
                                                                                at Assumed Annual Rates of
                                                                               Stock Price Appreciation for
                                           Individual Grants                          Option Term(3)
                         ----------------------------------------------------- ----------------------------
                         Number of
                         Securities Percent of Total
                         Underlying Options Granted
                          Options   to Employees in     Exercise    Expiration
Name                     Granted(#)  Fiscal Year(1)  Price($/Sh)(2)    Date        5%($)         10%($)
----                     ---------- ---------------- -------------- ---------- ------------- --------------
Naveen Jain............. 1,400,000        16.3%         $ 5.813       2/22/09  $   5,117,630 $   12,969,079
Bernee D. L. Strom......       --          --               --            --             --             --
Ellen B. Alben..........    40,000         0.5%          11.844      10/25/09        297,940        755,039
Michael D. Kantor.......    40,000         0.5%          11.516       8/31/09        289,686        734,122

--------
(1) Based on a total of 8,605,180 option shares granted to employees during 1999.
(2) Options were granted at an exercise price equal to the fair market value of our common stock at the time of the grant.
(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by applicable regulations of the SEC and are therefore not intended to forecast possible future appreciation, if any, of the price of our common stock. Assumes all options are exercised at the end of their respective 10-year terms. Actual gains, if any, on stock option exercises depend on the future performance of the common stock and overall stock market conditions, as well as the option holders' continued employment through the vesting period. The amounts reflected in this table may not be achieved.

Aggregate Option Exercises in 1999 and Year-End Option Values

  The following table shows certain information concerning stock options exercised by the Named Executive Officers during 1999, including the aggregate value of any gains realized on such exercise. The table also shows information regarding the number and value of unexercised in-the-money options held by the Named Executive Officers on December 31, 1999.

                                                            Number of
                                                      Securities Underlying     Value of Unexercised
                                                     Unexercised Options at    In the Money Options at
                           Shares                      Fiscal Year-End(1)      Fiscal Year-End ($)(2)
                         Acquired on     Value      ------------------------- -------------------------
Name                     Exercise(#) Realized($)(1) Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------------- ----------- ------------- ----------- -------------
Naveen Jain.............       --             --        50,000    1,350,000   $ 2,384,375 $ 64,378,125
Bernee D. L. Strom......   333,324    $10,436,540    1,250,008    4,416,668    64,531,663  228,010,486
Ellen B. Alben..........   167,012      2,143,797       62,160      490,828     3,236,923   25,239,306
Michael D. Kantor.......   177,464      1,623,586      195,167      123,369    10,316,395    6,017,673

--------
(1) Represents the aggregate fair market value on the respective dates of exercise of the shares of common stock received on exercise of the options, less the aggregate exercise price of the options.
(2) These values represent the number of shares subject to in-the-money options multiplied by the difference between the closing price of our common stock on December 31, 1999 ($53.50 per share) and the exercise price of the options.

Employment Agreement

  We entered into an employment agreement dated as of December 16, 1999 with Bernee D.L. Strom, pursuant to which Ms. Strom served as InfoSpace's President and Chief Operating Officer through December 31, 1999, and as President of our venture capital division from January 1, 2000 through June 30, 2000. This employment agreement superseded a prior employment agreement with Ms. Strom entered into in December 1998. Among other things, the employment agreement provided that we would continue to provide Ms. Strom with salary and benefits equal to those granted under her prior employment agreement, including an annual salary of $250,000 and insurance and other employee benefits and option grants previously made to Ms. Strom pursuant to her prior employment agreement through June 30, 2000. In addition, the employment agreement provided for a severance payment of $250,000 to Ms. Strom on June 30, 2000 and, under certain circumstances, reimbursement of certain expenses incurred by Ms. Strom in connection with her relocation to the Seattle, Washington area.

  In connection with this employment agreement, we loaned Ms. Strom $10 million for her exercise of stock options and payment of federal taxes thereon. The loan is due and payable on December 16, 2001 and accrues interest at the prime rate.

Benefit Plans

  The following is a brief summary of plans in effect during 1999 under which our executive officers and directors received benefits:

 Restated 1996 Flexible Stock Incentive Plan

  The purpose of the Stock Incentive Plan is to provide an opportunity for our employees, officers, directors, independent contractors and consultants to acquire our common stock. The Stock Incentive Plan provides for grants of stock options, stock appreciation rights, or SARs, and stock awards. We have authorized an aggregate of 45,967,866 shares of common stock for issuance under the Stock Incentive Plan. As of June 30, 2000, options to purchase 25,510,699 shares of common stock were outstanding under the Stock Incentive Plan at a weighted average exercise price of $29.0398 per share, and options to purchase 11,334,009 shares were available for future grant.

 Stock Option Program for Nonemployee Directors

  Under the Stock Incentive Plan, we grant a nonqualified stock option to purchase 20,000 shares of common stock to each nonemployee director on the date the director is first appointed or elected to our board of directors. Nonemployee directors serving at the time of the adoption of the program each received an option to purchase 5,000 shares of common stock. On November 19, 1998, each nonemployee director received a supplemental option to purchase 80,000 shares of common stock. We grant to each nonemployee director an additional nonqualified stock option to purchase 15,000 shares of common stock immediately following each Annual Meeting of Stockholders, except for those nonemployee directors who were newly elected to the board of directors at such Annual Meeting of Stockholders or within the three-month period prior to such Annual Meeting of Stockholders. All options granted under the program for nonemployee directors fully vest on the first anniversary of the date of such grant.

 1998 Employee Stock Purchase Plan

  We adopted the 1998 Employee Stock Purchase Plan in August 1998. The Purchase Plan is intended to qualify under Section 423 of the Code and permits eligible employees to purchase our common stock through payroll deductions of up to 15% of their compensation. Under the Purchase Plan, no employee may purchase stock worth more than $25,000 in any calendar year, valued as of the first day of each offering period. We have authorized an aggregate of 3,600,000 shares of common stock for issuance under the Purchase Plan.

  The Purchase Plan is implemented with six-month offering periods. Offering periods begin on each February 1 and August 1. Participants purchase common stock under the Purchase Plan at a price equal to the lesser of 85% of their fair market value on the first day of an offering period and 85% of the fair market value on the last day of an offering period. As of June 30, 2000, 189,278 shares of common stock have been issued under the Purchase Plan.

 InfoSpace, Inc. and Saraide Inc. 2000 Stock Plan

  InfoSpace, Inc. and Saraide each adopted the 2000 Stock Plan effective April 17, 2000. The purpose of the 2000 Stock Plan is to attract, retain and provide incentives to employees, directors and consultants of Saraide. The 2000 Stock Plan provides for grants of both Saraide options and InfoSpace options; optionees will have the right to exercise either set of options as they vest. When an optionee exercises a number of Saraide options, this will automatically cancel a proportional number of the optionee's InfoSpace options, and similarly, when an optionee exercises a number of InfoSpace options, this will automatically cancel a proportional number of the optionee's Saraide options. InfoSpace has authorized an aggregate of 10,000,000 shares of InfoSpace common stock for issuance under the 2000 Stock Plan, and Saraide has authorized an aggregate of 10,000,000 shares of Saraide common stock for issuance under the 2000 Stock Plan.

  As of June 30, 2000, options to purchase 6,528,700 shares of InfoSpace common stock were outstanding under the 2000 Stock Plan at a weighted average exercise price of $45.4375 per share, and options to purchase 3,471,300 shares of InfoSpace common stock were available for future grant.

                        INFOSPACE PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of our common stock as of July 31, 2000 and as adjusted to reflect the issuance of our common stock in connection with the merger as to (i) each person who is known by us to own beneficially more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of the executive officers named in the Summary Compensation Table in "InfoSpace Management--Compensation of Executive Officers," and (iv) all of our directors and executive officers as a group.

                                                                  Shares
                                               Shares          Beneficially
                                         Beneficially Owned    Owned After
                                         Prior to Merger(1)       Merger
                                         ------------------ ------------------
                                           Number   Percent   Number   Percent
                                         ---------- ------- ---------- -------
Principal Stockholders, Directors
 and Executive Officers
Naveen Jain(2).......................... 52,370,614  22.2%  52,370,614  17.3%
 c/o InfoSpace, Inc.
 15375 N.E. 90th Street
 Redmond, WA 98052

Acorn Ventures-IS, LLC(3)............... 19,585,191   7.9%  19,585,191   6.1%
 1309 114th Avenue S.E.
 Suite 200
 Bellevue, WA 98004

Pilgrim Baxter & Associates(4).......... 14,528,000   6.2%  14,528,000   4.7%
 825 Duportail Road
 Wayne, PA 19087

Putnam Investments, Inc.(5)............. 13,827,412   5.9%  13,827,412   4.5%
 One Post Office Square
 Boston, MA 02109

Ellen B. Alben(6).......................    281,870     *      281,870     *

John E. Cunningham, IV(7)...............    902,263     *      902,263     *

Peter L. S. Currie(8)...................    146,910     *      146,910     *

David C. House..........................        530     *          530     *

Michael D. Kantor(9)....................    329,216     *      329,216     *

Rufus W. Lumry, III(10)................. 19,585,191   7.9%  19,585,191   6.1%

Ashok Narasimhan(11)....................    646,414     *      646,414     *

Arun Sarin(12)..........................  2,300,875     *    2,300,875     *

Carl Stork(13)..........................    430,000     *      430,000     *

Bernee D. L. Strom(14)..................  1,874,810     *    1,874,810     *

All directors and executive officers as  77,229,309  32.4%  77,229,309  23.7%
 a group (15 persons)(14)...............

--------
  *    Less than 1%
 (1) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days are deemed outstanding, while such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.
 (2) Represents 37,849,228 shares of common stock held in the name of Naveen and Anuradha Jain, 3,999,302 shares of common stock held by the Jain Family Irrevocable Trust, 3,971,042 shares of common stock held by Naveen Jain GRAT No. 1, 3,971,042 shares of common stock held by Anuradha Jain GRAT No. 1, 525,000 shares subject to options exercisable by Naveen Jain within 60 days of July 31, 2000, and 2,055,000 shares subject to options exercisable by Anuradha Jain within 60 days of July 31, 2000. Anuradha Jain is Mr. Jain's spouse.
 (3) Includes 13,750,208 shares of common stock issuable upon exercise of warrants currently exercisable, 30,173 shares of common stock held by Rufus W. Lumry, III, and 100,000 shares of common stock held by Mr.
       Lumry subject to options exercisable within 60 days of July 31, 2000.
       Mr. Lumry is the principal stockholder, sole director and President of Acorn Ventures, Inc., the sole member of Acorn Ventures-IS, LLC.
 (4) As of December 31, 1999, based on a Schedule 13G/A filed with the SEC on January 7, 2000, and adjusted to give effect to two-for-one stock splits effected by InfoSpace on January 4, 2000 and April 6, 2000.
 (5) As of December 31, 1999, based on a Schedule 13G filed with the SEC on February 17, 2000, and adjusted to give effect to two-for-one stock splits effected by InfoSpace on January 4, 2000 and April 6, 2000. Consists of 13,377,412 shares beneficially owned with shared dispositive power by Putnam Investment Management, Inc. and 450,000 shares beneficially owned with shared dispositive power by The Putnam Advisory Company, Inc. (with shared voting power over 86,600 of these shares), which are registered investment advisors and wholly owned by Putnam Investments, Inc. Putnam Investments, Inc. is a wholly owned subsidiary of Marsh & McLennan Companies, Inc.
 (6) Includes 81,196 shares of common stock subject to options exercisable within 60 days of July 31, 2000.
 (7) Includes 110,000 shares of common stock subject to options exercisable within 60 days of July 31, 2000, and 92,806 shares of common stock held by Clear Fir Partners LP. Mr. Cunningham is the President of Clear Fir Partners, LP.
 (8) Includes 110,000 shares of common stock subject to options exercisable within 60 days of July 31, 2000.
 (9) Includes 4,992 shares of common stock subject to options exercisable within 60 days of July 31, 2000.
(10) Includes 100,000 shares of common stock subject to options exercisable within 60 days of July 31, 2000, and shares held by Acorn Ventures-IS, LLC. See note (3) above.
(11) Includes 58,393 shares of common stock subject to options and warrants exercisable within 60 days of July 31, 2000. Represents 504,837 shares of common stock held directly by Ashok Narasimhan, 16,028 shares of common stock held by the Akshay Narasimhan Trust, 29,746 shares of common stock held by the Amrita Narasimhan Trust, and 37,410 shares of common stock held by the Anisha Narasimhan Trust.
(12) Includes 2,296,875 shares of common stock subject to options exercisable within 60 days of July 31, 2000. Should Mr. Sarin leave InfoSpace within twelve months of his hire date, a ratable portion of the vested options would be returned to InfoSpace.
(13) Includes 20,000 shares of common stock subject to options exercisable within 60 days of July 31, 2000.
(14) Includes 674,818 shares of common stock subject to options exercisable within 60 days of July 31, 2000.
(15) Includes 19,166,104 shares of common stock subject to options and warrants exercisable within 60 days of July 31, 2000.

                  INFOSPACE TRANSACTIONS WITH RELATED PARTIES

  Acorn Ventures-IS, LLC and John E. and Carolyn Cunningham are entitled to certain registration rights with respect to the shares of our common stock and our common stock issuable upon exercise of warrants purchased in private placements completed in 1998. Rufus W. Lumry, III, one of our directors, is the principal stockholder, sole director and president of Acorn Ventures, Inc., the sole member of Acorn Ventures-IS, LLC. John E. Cunningham is also one of our directors.

  On May 21, 1998, we entered into Consulting Agreements with Acorn Ventures and John E. Cunningham, IV, pursuant to which we are required to pay reasonable out-of-pocket expenses incurred by them in connection with their services as consultants. In addition, we have entered into agreements to indemnify Acorn Ventures-IS, LLC and John E. Cunningham, IV against expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by them in any action or proceeding in which they are parties or participants arising out of their services as consultants. These consulting services include assistance in defining our business strategy, identifying and meeting with sources of financing and assisting us in structuring and negotiating such financings. The Consulting Agreements have terms of five years and are terminable by either party upon breach of the Consulting Agreement by the other party or on 30 days' notice. Other than the reimbursement of out-of-pocket expenses, there is no cash compensation due under the Consulting Agreements. We anticipate that the Consulting Agreements will be terminated in the third quarter of 2000.

  In July 1998, we entered into a joint venture agreement with TDLI.com Limited, a subsidiary of Thomson Directories Limited, to form TDL InfoSpace to replicate our infrastructure services in Europe. TDL InfoSpace has been providing content services in the United Kingdom since the third quarter of 1998. Under the Web site services agreement, Thomson provides its directory information to TDL InfoSpace and sells Internet yellow pages advertising for the joint venture through its local sales forces. We also license our technology and provide hosting services to TDL InfoSpace. Thomson and InfoSpace each purchased a 50% interest in TDL InfoSpace and are required to provide reasonable working capital to TDL InfoSpace. As of December 31, 1999, we had contributed $496,000 to the joint venture. Gary C. List, formerly one of our directors, is Chairman of Thomson Directories Limited and Chief Executive of its parent company, TDL Group Limited. On July 26, 2000, we entered into a definitive agreement to acquire all of the issued and outstanding stock of TDLI.com Limited. This will give us complete control of TDL InfoSpace.

  In January 2000, we entered into contracts to provide content and promotional services to ImageX.com, Inc., pursuant to which we may earn up to $1.2 million in fees over a one-year period. Rufus W. Lumry, III, one of our directors, is President of Acorn Ventures, Inc., which directly and through affiliated entities beneficially owns over 12% of the common stock of ImageX.com, Inc. as of February 29, 2000 (based on information filed with the SEC by ImageX.com, Inc.).

  During 1999, we entered into a technology license and development agreement for the development of online shopping cart technology with TEOCO Corporation. Under the terms of the agreement, we paid a development fee to TEOCO Corporation of $400,000. We own all rights to the technology and have granted a perpetual license to TEOCO Corporation to use the developed technology for certain limited uses. Atul Jain, the President and majority stockholder of TEOCO Corporation, is the brother of Naveen Jain, our Chairman.

  We believe that all the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. Any future transactions, including loans, between us and our officers, directors and principal stockholders and their affiliates will be approved by a majority of the board of directors, including a majority of the independent and disinterested directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

  We have entered into indemnification agreements with each of our executive officers and directors.

  On December 11, 1998, we, all of our current and future directors and Naveen Jain entered into an Indemnification Agreement whereby Mr. Jain placed 8,000,000 shares of our common stock beneficially owned by him into an escrow account to indemnify us and our directors for a period of five years for certain known and unknown liabilities that may have arisen prior to September 30, 1998. The indemnification agreement, however, did not provide for indemnification for certain matters known by the Board prior to September 30, 1998 or losses less than $100,000. On February 10, 2000, in exchange for the release of such shares, Mr. Jain entered in a Noncompetition Agreement with us. In addition to noncompetition, nondisclosure and invention release provisions which apply during his employment, the Noncompetition Agreement also provides that Mr. Jain will not engage in activities which compete with our business during the two years after termination of his employment with us for any reason.

  In connection with our Employment Agreement dated as of December 16, 1999 with Bernee D. L. Strom, we loaned $10 million to Ms. Strom for the purpose of exercising stock options and paying federal taxes thereon. The loan will be due and payable two years from the date of the Employment Agreement, and accrues interest at the prime rate. The largest amount outstanding since the date of the Employment Agreement was $10 million, which was the outstanding balance of the loan as of June 30, 2000. For a further description of the Employment Agreement, see "InfoSpace Management--Employment Agreement."

                                GO2NET BUSINESS

  Go2Net is a provider of Internet applications and infrastructure technologies for both narrowband and broadband devices. Go2Net offers aggregated content in the categories of search and directory, small business and electronic commerce services, personal finance and multi-player games. Go2Net also offers electronic commerce solutions to online merchants by providing payment authorization and other services to small and medium-sized businesses. Go2Net is using its proprietary, scaleable technology platforms to develop private label portal and e-commerce content solutions for strategic partners to extend the distribution of its products and services. Go2Net's branded Web properties offered through the Go2Net Network include:

  --Go2Net Personal (www.go2net.com), which provides users with a comprehensive Internet start page offering customizable news, discussion and portfolio information as well as direct access to Go2Net's own finance, search and directory, free Web hosting, shopping, auction and multiplayer games sites;

  --MetaCrawler (www.metacrawler.com) and Dogpile (www.dogpile.com), the Web's leading providers of metasearch services, which simultaneously query a variety of search engines and directory services and combine the search results;

  --Silicon Investor (www.siliconinvestor.com), the Web's premier financial discussion community which also offers proprietary articles, portfolio tracking tools, company research, charting and analytics and business and finance news;

  --The HyperMart Network, consisting of HyperMart (www.hypermart.net), Virtual Avenue (www.virtualave.net) and FreeYellow.com
  (www.freeyellow.com), the Web's leading provider of free hosting services for small businesses;

  --Authorize.Net (www.authorize.net), a leading payment authorization service for online businesses;

  --Haggle Online (www.haggle.com), a provider of Web based person to person auction services;

  --WebMarket (www.webmarket.com), a one-stop comparison shopping service;

  --100Hot (www.100hot.com), a leading directory of the Web's most popular sites; and

  --PlaySite (www.playsite.com), a Java-based multiplayer games site.

  As of June 30, 2000, Go2Net had relationships with over 597 advertisers, including Amazon.com, Ameritech, At-Hand, Barnesandnoble.com, Computer4Sure, Fleet Bank, Music Depot, Office Max and US West. Since inception, a significant portion of Go2Net's revenue has been derived from advertising sales.

  Go2Net was incorporated in February 1996 under the laws of the State of Delaware. Go2Net's principal executive offices are located at Pier 70, 2801 Alaskan Way, Suite 200, Seattle, Washington 98121, and its telephone number is
(206) 357-4000.

  See "Where You Can Find More Information" and "Documents Incorporated by Reference" in this joint proxy statement/prospectus.

                         GO2NET PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding beneficial ownership of Go2Net's common stock as of August 1, 2000 (i) by each person who is known by Go2Net to own beneficially more than five percent (5%) of Go2Net's common stock, (ii) by each of Go2Net's directors, (iii) by each executive officer of Go2Net, and (iv) by all directors and executive officers who served as directors or executive officers at August 1, 2000 as a group.

                                               Amount and nature of Percent of
Name and address of beneficial owner           beneficial ownership   class
------------------------------------           -------------------- ----------
Russell C. Horowitz(2)........................       3,671,486         8.90%
 c/o Go2Net, Inc.
 Pier 70, 2801 Alaskan Way
 Seattle, Washington 98121

John Keister(3)...............................         915,000         2.22%
 c/o Go2Net, Inc.
 Pier 70, 2801 Alaskan Way
 Seattle, Washington 98121

Michael J. Riccio, Jr.(4).....................         837,782         2.03%
 c/o Go2Net, Inc.
 Pier 70, 2801 Alaskan Way
 Seattle, Washington 98121

Rick Thompson.................................         492,000         1.22%
 c/o Go2Net, Inc.
 Pier 70, 2801 Alaskan Way
 Seattle, Washington 98121

Eric Zocher(5)................................          37,500         0.09%
 c/o Go2Net, Inc.
 Pier 70, 2801 Alaskan Way
 Seattle, Washington 98121

Dennis Cline(6)...............................         132,810         0.33%
 40 Landing Ct.
 Moorstown, New Jersey 08057

William D. Savoy(7)...........................               0         0.00%
 c/o Vulcan Ventures Incorporated
 110 110th Avenue N.E., Suite 550
 Bellevue, Washington 98004

Dianne Daggatt(8).............................           2,400         0.00%
 c/o Vulcan Ventures Incorporated
 110 110th Avenue N.E., Suite 550
 Bellevue, Washington 98004

William A. Fleckenstein.......................               0         0.00%
 600 University Street, Suite 3011
 Seattle, Washington 98101

Vulcan Ventures Incorporated(9)...............      11,922,406        29.47%
 110 110th Avenue N.E., Suite 550
 Bellevue, Washington 98004

All executive officers and directors as a            6,089,578        14.16%
 group (8 persons)(2)(3)(4)(5)(6)(7)(8).......

--------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days from the date hereof, are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Percentage ownership is based on 40,454,666 shares of Common Stock outstanding as of August 1, 2000 which includes shares of Series A Preferred Stock convertible into 9,095,782 shares of Common Stock on an as converted basis because the Series A Preferred Stock votes on an as converted basis with the Common Stock as a single class.
(2) Includes 1,800,000 shares of Common Stock held by The Porpoise Corporation, a Washington corporation wholly owned by Mr. Horowitz and 407,656 shares of Common Stock held by Xanthus Management, LLC, of which Mr. Horowitz is a director and an executive officer. Mr. Horowitz disclaims beneficial ownership of the shares held by Xanthus Management, LLC, except to the extent of his pecuniary interests therein. Also includes options to purchase 795,750 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.
(3) Includes options to purchase 847,000 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.
(4) Includes options to purchase 837,666 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.
(5) Includes options to purchase 37,500 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.
(6) Includes options to purchase 40,000 shares of Common Stock that are currently exercisable.
(7) William D. Savoy disclaims beneficial ownership of the shares held by Vulcan.
(8) Diane Daggatt disclaims beneficial ownership of the shares held by Vulcan.
(9) Includes 300,000 shares of Series A Preferred Stock, which are convertible into 9,075,782 shares of Common Stock. Also includes 40,000 shares owned directly by Paul G. Allen.

         UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Overview

  On July 26, 2000, InfoSpace entered into an agreement to merge with Go2Net in a transaction which is intended to be accounted for under the pooling-of-interests method of accounting. The terms of the merger agreement require InfoSpace to issue 1.82 shares of InfoSpace common stock for each share of Go2Net common stock share outstanding as of the effective date of the merger.

  The accompanying unaudited pro forma combined consolidated balance sheets as of fiscal year end 1999 and June 30, 2000, assumes that the merger took place as of the earliest date presented. The unaudited pro forma combined consolidated balance sheets combine the unaudited consolidated balance sheet of InfoSpace as of December 31, 1999 and June 30, 2000 and the unaudited consolidated balance sheets of Go2Net as of September 30, 1999 and June 30, 2000.

  The accompanying unaudited pro forma combined consolidated statements of operations present the results of operations of InfoSpace for: (i) the six months ended June 30, 2000 combined with the consolidated statement of operations for Go2Net for the six months ended June 30, 2000; (ii) the six months ended June 30, 1999, combined with the consolidated statement of operations for Go2Net for the six months ended June 30, 1999; (iii) the year ended December 31, 1999, combined with the consolidated statement of operations for Go2Net for the fiscal year ended September 30, 1999; (iv) the year ended December 31, 1998, combined with the consolidated statement of operations for Go2Net for the fiscal year ended September 30, 1998; and (v) the year ended December 31, 1997, combined with the consolidated statement of operations for Go2Net for the fiscal year ended September 30, 1997. The unaudited pro forma combined consolidated statements of operations give effect to the merger as if it had occurred as of the earliest period presented.

  The unaudited pro forma combined consolidated balance sheet and statements of operations are not necessarily indicative of the financial position and operating results that would have been achieved had the transaction been in effect as of the dates indicated and should not be construed as being a representation of financial position or future operating results of the combined companies.

  The unaudited pro forma combined consolidated financial information should be read in conjunction with the audited consolidated financial statements and related notes of InfoSpace and Go2Net which are included elsewhere in this registration statement.

                        INFOSPACE, INC. AND GO2NET, INC.

            UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

                              As of June 30, 2000

                                                         Pro Forma  Pro Forma
                                   InfoSpace   Go2Net   Adjustments  Combined
                                   ---------  --------  ----------- ----------
              ASSETS
Current assets:
  Cash and cash equivalents....... $  35,992  $ 16,166              $   52,158
  Short-term investments..........   107,422   211,085                 318,507
  Accounts receivable, net of
   allowance......................    14,148    10,559                  24,707
  Interest receivable.............     2,663                             2,663
  Notes receivable, net of
   allowance......................    32,278                            32,278
  Deferred tax asset..............               8,890        (715)      8,175
  Prepaid expenses and other
   assets.........................    10,496     4,204         (80)     14,620
                                   ---------  --------   ---------  ----------
                                     202,999   250,904        (795)    453,108
Long-term investments.............    13,805    55,774                  69,579
Property and equipment, net.......    27,403    11,567                  38,970
Intangible assets, net............   365,805   163,782                 529,587
Other investments.................    62,726    98,918                 161,644
Other.............................     3,936     1,416                   5,352
                                   ---------  --------   ---------  ----------
    Total assets.................. $ 676,674  $582,361   $    (795) $1,258,240
                                   =========  ========   =========  ==========
  LIABILITIES AND STOCKHOLDERS'
              EQUITY
Current liabilities:
  Accounts payable................ $   3,133  $  2,299              $    5,432
  Accrued expenses................    11,589     5,983                  17,572
  Other current liabilities and
   short-term debt................       100         0                     100
  Deferred revenues...............    15,983    19,679                  35,662
                                   ---------  --------   ---------  ----------
    Total current liabilities.....    30,805    27,961                  58,766
Notes and leases payable--long
 term.............................       416         0                     416
Deferred revenue..................               5,370                   5,370
Deferred tax liability............              26,214                  26,214
Other long term liabilities.......    25,311                            25,311
Shareholders' equity:
  Preferred stock.................             450,832    (450,832)          0
  Common stock....................        23                     7          29
  Additional paid-in capital......   838,467    93,536     450,825   1,382,829
  Accumulated deficit.............  (213,457)  (49,930)       (795)   (264,182)
  Other comprehensive income......    (1,979)   28,378                  26,399
  Deferred expense--warrants......    (1,904)                           (1,904)
  Unearned compensation--stock
   options........................    (1,008)                           (1,008)
                                   ---------  --------   ---------  ----------
    Total stockholders' equity....   620,142   522,816        (795)  1,142,163
                                   ---------  --------   ---------  ----------
Total liabilities and
 stockholders' equity............. $ 676,674  $582,361   $    (795) $1,258,240
                                   =========  ========   =========  ==========

  See Notes to Unaudited Pro Forma Combined Consolidated Financial Statements.

                        INFOSPACE, INC. AND GO2NET, INC.

       UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

                     For the six months ended June 30, 2000

                                                          Pro Forma  Pro Forma
                                    InfoSpace   Go2Net   Adjustments Combined
                                    ---------  --------  ----------- ---------
                                                 (In thousands)
Revenues........................... $  43,578  $ 41,588        (14)  $  85,152
Cost of revenues...................     7,596     6,646                 14,242
                                    ---------  --------    -------   ---------
Gross profit.......................    35,982    34,942        (14)     70,910
Operating expenses:
  Product development..............    10,427     4,911                 15,338
  Sales, general & administrative..    35,468    18,410        (78)     53,800
  Amortization of intangibles......    27,428    40,540                 67,968
  Acquisition and related charges..    86,599         0                 86,599
  Other--non-recurring charges.....     2,888         0                  2,888
                                    ---------  --------    -------   ---------
    Total operating expenses.......   162,810    63,861        (78)    226,593
                                    ---------  --------    -------   ---------
    Loss from operations...........  (126,828)  (28,919)        64    (155,683)
Other income, net..................     6,046     8,387                 14,433
Unrealized gain on investments.....    15,150         0                 15,150
Minority interest..................    (6,398)        0                 (6,398)
Restructuring charges..............    (2,171)        0                 (2,171)
                                    ---------  --------    -------   ---------
  Loss from operations before
   income tax and cumulative effect
   of change in accounting
   principle.......................  (114,201)  (20,532)        64    (134,669)
                                    ---------  --------    -------   ---------
Income tax expense.................        24     1,788                  1,812
  Loss from operations before
   cumulative effect of change in
   accounting principle............  (114,225)  (22,320)        64    (136,481)
                                    ---------  --------    -------   ---------
Cumulative effect of change in
 accounting principle..............      (719)     (489)                (1,208)
Net loss........................... $(114,944) $(22,809)   $    64   $(137,689)
                                    =========  ========    =======   =========
Basic and diluted net loss per
 share............................. $   (0.51) $  (0.74)             $   (0.49)
                                    =========  ========              =========
Shares used in computing basic and
 diluted net loss per share
 calculations......................   223,708    30,988     25,410     280,106
                                    =========  ========    =======   =========

  See Notes to Unaudited Pro Forma Combined Consolidated Financial Statements.

                        INFOSPACE, INC. AND GO2NET, INC.

       UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

                     For the six months ended June 30, 1999

                                                         Pro Forma  Pro Forma
                                  InfoSpace   Go2Net    Adjustments Combined
                                  ---------- ---------  ----------- ---------
                                                (In thousands)
Revenues.........................  $ 12,240  $  10,051       (28)   $  22,263
Cost of revenues.................     2,954      2,144                  5,098
                                   --------  ---------    ------    ---------
Gross profit.....................     9,286      7,907       (28)      17,165
Operating expenses:
  Product development............     4,925      1,274                  6,199
  Sales, general &
   administrative................    18,702      6,335       (81)      24,956
  Amortization of intangibles....       604      2,741                  3,345
  Acquisition and related
   charges.......................     4,969          0                  4,969
  Other--non-recurring charges...       209          0                    209
                                   --------  ---------    ------    ---------
    Total operating expenses.....    29,409     10,350       (81)      39,678
                                   --------  ---------    ------    ---------
    Loss from operations.........   (20,123)    (2,443)       53      (22,513)
Other income, net................     4,626      3,036                  7,662
                                   --------  ---------    ------    ---------
    Income (loss) from operations
     before income tax and
     preferred stock dividend....   (15,497)       593        53      (14,851)
Income tax expense...............                   18                     18
                                   --------  ---------    ------    ---------
    Net Loss.....................   (15,497)       575         0      (14,869)
Preferred stock dividend.........              159,931                159,931
Net loss attributable to common
 stockholders....................  ($15,497) ($159,356)   $   53    ($174,800)
                                   ========  =========    ======    =========
Basic and diluted net loss per
 share...........................    ($0.08)     (6.17)                ($0.74)
                                   ========  =========              =========
Shares used in computing basic
 and diluted net loss per share
 calculations....................   189,086     25,816    21,169      236,071
                                   ========  =========    ======    =========


  See Notes to Unaudited Pro Forma Combined Consolidated Financial Statements.

                           INFOSPACE, INC. AND GO2NET

            UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

                          For the fiscal year end 1999

                                  InfoSpace      Go2Net     Pro Forma  Pro Forma
                                  December 31 September 30 Adjustments Combined
                                 ------------ ------------ ----------- ---------
                                                 (In thousands)
             ASSETS
 Current assets:
   Cash and cash equivalents...    $ 37,985     $ 66,787               $ 104,772
   Short-term investments......     124,720      151,000                 275,720
   Accounts receivable, net of
    allowance..................       6,664        5,713                  12,377
   Interest receivable.........       3,334                                3,334
   Notes receivable, net of
    allowance..................      11,581                               11,581
   Deferred tax asset..........                    2,144        (715)      1,429
   Prepaid expenses and other
    assets.....................      10,304        4,569         (80)     14,793
                                   --------     --------    --------   ---------
                                    194,588      230,213        (795)    424,006
 Long-term investments.........      71,417       53,771                 125,188
 Property and equipment, net...       7,999        3,255                  11,254
 Intangible assets, net........      73,842      197,929                 271,771
 Other investments.............      17,039       21,676                  38,715
 Other.........................         702        1,415                   2,117
                                   --------     --------    --------   ---------
 Total assets..................    $365,587     $508,259       $(795)  $ 873,051
                                   ========     ========    ========   =========
 LIABILITIES AND STOCKHOLDERS'
             EQUITY
 Current liabilities:
   Accounts payable............    $  2,810     $  1,254               $   4,064
   Accrued expenses and other
    current liabilities........      18,501        5,563                  24,064
   Other current liabilities
    and short-term debt........       1,042                                1,042
   Deferred revenues...........       2,673        3,073                   5,746
                                   --------     --------               ---------
     Total current
      liabilities..............      25,026        9,890                  34,916
 Long-term liabilities.........         686                                  686
 Deferred revenue..............                      531                     531
 Deferred tax liability........                   16,906                  16,906
 Minority interest.............           0                                    0
 Stockholders' equity:
   Preferred stock.............                  450,928    (450,928)          0
   Common stock................          21                        7          26
   Additional paid-in capital..     440,878       42,722     450,921     934,523
   Accumulated deficit.........     (98,512)     (15,218)       (795)   (114,525)
   Accumulated other
    comprehensive income.......       1,317        2,500                   3,817
   Deferred expense--warrants..      (2,311)                              (2,311)
   Unearned compensation--stock
    options....................      (1,518)                              (1,518)
                                   --------     --------    --------   ---------
     Total stockholders'
      equity...................     339,875      480,932        (795)    820,012
                                   --------     --------    --------   ---------
 Total liabilities and
  stockholders' equity.........    $365,587     $508,259       $(795)  $ 855,614
                                   ========     ========    ========   =========

        See Notes to Unaudited Pro Forma Combined Financial Statements.

                        INFOSPACE, INC. AND GO2NET, INC.

       UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

                         For the fiscal year ended 1999

                                 InfoSpace     Go2Net     Pro Forma  Pro Forma
                                December 31 September 30 Adjustments Combined
                                ----------- ------------ ----------- ---------
                                                (In thousands)
Revenues......................   $ 37,390    $  22,435       (365)   $  59,460
Cost of revenues..............      7,267        4,604        (54)      11,817
                                 --------    ---------     ------    ---------
Gross profit..................     30,123       17,831       (311)      47,643
Operating expenses:
  Product development.........     11,316        2,704        589       14,020
  Sales, general &
   administrative.............     60,137       12,417        (11)      72,380
  Amortization of
   intangibles................      3,223       19,432                  22,655
  Acquisition and related
   charges....................     13,351          873                  14,224
  Stock comp expense..........                     774       (774)
  Other--non-recurring
   charges....................     11,359            0                  11,359
                                 --------    ---------     ------    ---------
    Total operating expenses..     99,386       36,200       (174)     134,638
                                 --------    ---------     ------    ---------
    Loss from operations......    (69,263)     (18,369)      (137)     (86,995)
Other income (expense), net...     11,691        6,811                  18,502
Preferred stock dividend......        --       159,931        --       159,931
Net loss attributable to
 common stockholders..........    (57,572)    (170,774)      (852)   (229,198)
Income tax benefit............                     715       (715)           0
Preferred stock dividend......                 159,931                 159,931
Net Loss......................   $(57,572)   $(170,774)    $ (852)   $(229,198)
                                 ========    =========     ======    =========
Basic and diluted net loss per
 share........................   $  (0.29)   $   (6.44)              $   (0.94)
                                 ========    =========               =========
Shares used in computing basic
 and diluted net loss per
 share calculations...........    196,222       26,524     21,750      244,496
                                 ========    =========     ======    =========


  See Notes to Unaudited Pro Forma Combined Consolidated Financial Statements.

                        INFOSPACE, INC. AND GO2NET, INC.

       UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

                         For the fiscal year ended 1998

                                  InfoSpace     Go2Net     Pro Forma  Pro Forma
                                 December 31 September 30 Adjustments Combined
                                 ----------- ------------ ----------- ---------
                                                 (In thousands)
Revenues.......................   $  9,632     $ 7,109         (15)    $16,726
Cost of revenues...............      2,331       2,295                   4,626
                                  --------     -------      ------     -------
Gross profit...................      7,301       4,814         (15)     12,100
Operating expenses:
  Product development..........      7,567       1,376                   8,943
  Sales, general &
   administrative..............     18,161       4,499         (69)     22,591
  Amortization of intangibles..        710           0                     710
  Acquisition and related
   charges.....................      2,800       1,035                   3,835
  Stock compensation expense...                    213        (213)        213
  Other--non-recurring
   charges.....................      4,500         398                   4,898
                                  --------     -------      ------     -------
    Total operating expenses...     33,738       7,521         (69)     41,190
                                  --------     -------      ------     -------
    Loss from operations.......    (26,437)     (2,707)         54     (29,090)
Other income, net..............        468         511                     979
Income tax expense.............                     69                      69
Net loss.......................   $(25,969)    $(2,265)     $   54     (28,180)
                                  ========     =======      ======     =======
Basic and diluted net loss per
 share.........................   $  (0.23)      (0.09)                $ (0.18)
                                  ========     =======                 =======
Shares used in computing basic
 and diluted net loss per share
 calculations..................    114,519      24,818      20,351     159,688
                                  ========     =======      ======     =======


  See Notes to Unaudited Pro Forma Combined Consolidated Financial Statements.

                        INFOSPACE, INC. AND GO2NET, INC.

       UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

                         For the fiscal year ended 1997

                                  InfoSpace     Go2Net     Pro Forma  Pro Forma
                                 December 31 September 30 Adjustments Combined
                                 ----------- ------------ ----------- ---------
                                                 (In thousands)
Revenues.......................    $ 1,817     $ 1,628                $  3,445
Cost of revenues...............        493         372                     865
                                   -------     -------      ------    --------
Gross profit...................      1,324       1,256                   2,580
Operating expenses:
  Product development..........      4,560       1,711          71       6,271
  Sales, general &
   administrative..............      6,546       1,330          (3)      7,873
  Amortization of intangibles..         64           0                      64
  Acquisition and related
   charges.....................          0           0
  Stock compensation expense...          0          71         (71)
  Other--non-recurring
   charges.....................        137           0                     137
                                   -------     -------      ------    --------
    Total operating expenses...     11,307       3,112          (3)     14,345
                                   -------     -------      ------    --------
    Loss from operations.......     (9,983)     (1,856)          3     (11,765)
Other income, net..............         39         249                     288
Income tax expense.............                     67
Net loss.......................    $(9,944)    $(1,674)     $    3    $(11,477)
                                   =======     =======      ======    ========
Basic and diluted net loss per
 share.........................    $ (0.11)    $ (0.08)               $  (0.09)
                                   =======     =======                ========
Shares used in computing basic
 and diluted net loss per share
 calculations..................     91,470      20,108      16,489     128,067
                                   =======     =======      ======    ========


  See Notes to Unaudited Pro Forma Combined Consolidated Financial Statements.

                        INFOSPACE, INC. AND GO2NET, INC.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                       CONSOLIDATED FINANCIAL STATEMENTS

1. The Periods Combined

  The InfoSpace, Inc. consolidated balance sheets as of December 31, 1999 and June 30, 2000 have been combined with the Go2Net, Inc. consolidated balance sheets as of September 30, 1999 and June 30, 2000.

  The InfoSpace, Inc. consolidated statements of operations for the years ended December 31, 1997, 1998 and 1999 and for the six months ended June 30, 1999 and 2000 have been combined with the Go2Net, Inc. statements of operations for the periods from October 1, 1996 to September 30, 1997, October 1, 1997 to September 30, 1998, October 1, 1998 to September 30, 1999 and the six months ended June 30, 1999 and 2000, as if the merger had occurred as of the beginning of the period. Go2Net reported results on a fiscal year ending September 30.

  InfoSpace has a fiscal year end of December 31, and Go2Net has a fiscal year end of September 30. The unaudited pro forma statements of operation for the fiscal years ended 1999, 1998 and 1997 combine the different fiscal year ends. The unaudited pro forma statements of operation for the six months ended
June 30, 2000 and 1999, present the combined information for the six months ended June 30, 2000 and 1999. As such, the statement of operations of Go2Net for the first quarter of fiscal year end September 30, 2000 is not presented. Go2Net had revenues of $14.0 million and a net loss of $11.3 million for the first quarter of fiscal year ended September 30, 2000.

2. Pro Forma Basis of Presentation

  The pro forma adjustments made in connection with the development of the pro forma information have been made solely for purposes of developing such pro forma information as necessary to comply with the disclosure requirements of the Securities and Exchange Commission. The Unaudited Pro Forma Combined Consolidated Financial Statements do not purport to be indicative of the combined financial position or results of operations of future periods or indicative of the results of operations of future periods or indicative of the results that actually would have been realized had the entities been a single entity during these periods.

  The Unaudited Pro Forma Combined Financial Statements reflect the issuance of shares of InfoSpace, Inc. common stock in exchange for all of the outstanding stock, warrants, and options of Go2Net, Inc. InfoSpace will issue 1.82 shares of InfoSpace common stock for each share of Go2Net Common Stock. The pro forma adjustments reflect the additional shares that would be used in computing basic and diluted earnings per share as if the merger had occurred at the earliest period presented.

3. Pro Forma Earnings Per Share

  The Unaudited Pro Forma Combined Consolidated Financial Statements for InfoSpace, Inc. have been prepared as if the merger was completed at the earliest periods presented. The pro forma basic net loss per share is based on the combined weighted average number of shares of InfoSpace, Inc. Common Stock outstanding during the period and the number of InfoSpace, Inc. Common Stock to be issued in exchange as discussed in Note 2.

  The Pro Forma diluted loss per share is computed using the weighted average number of InfoSpace, Inc. common stock and dilutive common equivalent shares outstanding during the period and the number of shares of InfoSpace, Inc. common stock to be issued in exchange. Common equivalent shares consist of the incremental common shares issuable upon conversion of the exercise of stock options and warrants using the treasury stock method. Common equivalent shares are excluded from the computation if their effect is antidilutive. The combined Company had a pro forma net loss for all periods presented herein; therefore, none of the options and warrants outstanding during each of the periods presented were included in the computation of pro forma dilutive earnings per share as they were antidilutive.

4. Pro Forma Adjustments

  The objective of the pro forma information is to show what the significant effects on the historical financial information might have been had the Companies been merged for the periods presented. The Pro Forma adjustments are preliminary and based on management's best estimates.

  Pro Forma Adjustment represents the issuance of 1.82 shares of InfoSpace, Inc. Common Stock in exchange for each share of Go2Net, Inc. including shares issued and outstanding, vested warrants and vested stock options. The pro forma adjustments reflect the additional shares that would be used in computing basic and diluted earnings per share as if the Merger had occurred at the beginning of each period.

  Pro Forma adjustments include certain reclassifications to conform to combined presentation.

  Go2Net had reflected a tax benefit of approximately $715,000 in the fiscal year ending September 30, 1999. On a combined basis this benefit would not be realized as the combined company does not project sufficient taxable income with which to realize this benefit. A Pro Forma adjustment was recorded to reverse this $715,000 benefit.

  All intercompany transactions between InfoSpace, Inc. and Go2Net, Inc. have been eliminated for all periods presented.

  Pro Forma adjustments reflect the conversion of 300,000 shares of preferred stock converted to common stock of Go2Net, Inc. at a conversion ratio 30.2526. These shares are adjusted for the exchange of 1.82 shares of InfoSpace, Inc. common stock.

                     DESCRIPTION OF INFOSPACE CAPITAL STOCK

  Our authorized capital stock consists of 900,000,000 shares of common stock, $0.0001 par value per share, and 15,000,000 shares of preferred stock, $0.0001 par value per share. The following summary of certain provisions of our common stock and preferred stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our certificate of incorporation and by the applicable provisions of Delaware law.

Common Stock

  As of July 31, 2000, there were 233,776,364 shares of our common stock outstanding held by approximately 627 holders of record.

  The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. There are no cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available for the payment of dividends. In the event of a liquidation, dissolution or winding up of InfoSpace, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and nonassessable. See "Risk Factors--Risks Relating to InfoSpace--Management owns a large percentage of our stock" and "Market Price and Dividend Information--Dividends."

Preferred Stock

  Pursuant to our Certificate of Incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 15,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges and relative, participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. Our board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock, and may adversely affect the voting and other rights of the holders of common stock.

Voting Share

  A single share of series A preferred stock, the voting share, was issued in connection with the INEX Corporation acquisition and the voting and exchange trust agreement entered into by and among InfoSpace, InfoSpace.com Canada Holdings and Montreal Trust Company of Canada. The voting share was issued to Montreal Trust Company of Canada, as trustee, to hold for the benefit of the holders of exchangeable shares that were issued by an indirect subsidiary of InfoSpace to complete this transaction. The trustee is entitled to the number of votes equal to the number of votes the holders of the outstanding exchangeable shares, not held directly or indirectly by InfoSpace or its subsidiaries, would be entitled to if the exchangeable shares were exchanged for shares of InfoSpace's common stock. As of July 23, 2000, there were 935,324 outstanding exchangeable shares not held by InfoSpace or its subsidiaries, which gives the trustee 935,324 votes to exercise on behalf of the exchangeable shareholders.

  The holders of the exchangeable shares have the right to require InfoSpace.com Canada Holdings to redeem any or all of their exchangeable shares for an amount per share equal to the current market price of one share of InfoSpace common stock, which shall be paid in full by delivering one share of InfoSpace common stock for each exchangeable share presented to be redeemed. The certificate of the powers, designation, preferences and rights of the series A preferred stock provide that the voting share and the common stock shall vote together as a single class.

  The voting share will not entitle the trustee to receive dividends. In the event of our dissolution, liquidation or the winding up of our affairs, the trustee will receive an amount equal to $1.00, together with payment to any class of stock ranking equally with the Series A preferred and before payment shall be made to the holders of stock ranking junior. This amount will be adjusted to reflect the effect of any stock split, stock dividend, combination or similar change on the voting share. When there are no longer any outstanding exchangeable shares other than those exchangeable shares which are held by us or our subsidiaries, the voting share will cease to have any rights. In such event, we will redeem the voting share for an amount equal to the par value of the voting share and it will automatically return to being an authorized but unissued share of our preferred stock. There are no sinking fund provisions or preemptive rights applicable to the voting share.

Warrants

  As of June 30, 2000, there were outstanding warrants to purchase 18,965,824 shares of our common stock. Three investors hold warrants to purchase an aggregate of 13,771,840 and 244,392 shares of common stock, which expire on May 21, 2008 and August 6, 2008, respectively, at a weighted average exercise price of $0.43 per share. On August 24, 1998, in connection with the agreement relating to our white pages directory services, we issued to AOL warrants to purchase up to 7,919,328 shares of common stock, which warrants vest in 16 equal quarterly installments over four years, based on the delivery by AOL of a minimum number of searches on our white pages directory service. As of June 30, 2000, AOL had 4,949,592 outstanding warrants. The warrants have an exercise price of $1.50 per share.

  Upon consummation of our combination with INEX, we assumed warrants that are exercisable for approximately 288,808 shares of our common stock.

Antitakeover Effects of Certain Provisions of Certificate of Incorporation and Washington and Delaware Law; Right of First Negotiation

  As noted above, our board of directors, without stockholder approval, has the authority under our Certificate of Incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, we could issue preferred stock quickly and easily, which could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change of control or make removal of management more difficult.

  Election and Removal of Directors. Our bylaws provide for the division of our board of directors into three classes, as nearly equal in number as possible, with the directors in each class serving for a three-year term, and one class being elected each year by our stockholders. See "InfoSpace Management--board of directors." Directors may be removed only for cause. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of InfoSpace and may maintain the incumbency of the board of directors, as it generally makes it more difficult for stockholders to replace a majority of directors.

  Approval of Certain Business Combinations. Our certificate of incorporation requires that certain business combinations (including a merger, share exchange and the sale, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance of a substantial part of our assets other than in the usual and regular course of business) be approved by the holders of not less than two-thirds of the outstanding shares, unless such business combination has been approved by a majority of the board of directors, in which case the affirmative vote required shall be a majority of the outstanding shares.

  Stockholder Meetings. Under our certificate of incorporation and bylaws, our stockholders may call a special meeting only upon the request of holders of at least 30% of our outstanding shares. Additionally, our board of directors, Chairman of the Board or our President may call special meetings of stockholders.

  Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee thereof.

  Washington Statute. The laws of Washington, where our principal executive offices are located, impose restrictions on certain transactions between certain foreign corporations and significant stockholders. Chapter 23B.19 of the Washington Business Corporation Act, or the WBCA, prohibits a "Target Corporation," with certain exceptions, from engaging in certain "Significant Business Transactions" with a person or group of persons which beneficially owns 10% or more of the voting securities of the Target Corporation (an "Acquiring Person") for a period of five years after such acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the Target Corporation's board of directors prior to the time of acquisition. Such prohibited transactions include, among other things, a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the Acquiring Person, termination of 5% or more of the employees of the Target Corporation as a result of the Acquiring Person's acquisition of 10% or more of the shares or allowing the Acquiring Person to receive any disproportionate benefit as a stockholder. After the five-year period, a Significant Business Transaction may take place as long as it complies with certain fair price provisions of the statute or is approved at an annual or special meeting of stockholders.

  A Target Corporation includes a foreign corporation if:

   . the corporation has a class of voting stock registered pursuant to
     Section 12 or 15 of the Securities Exchange Act of 1934;

   . the corporation's principal executive office is located in Washington;

   . any of:

    . more than 10% of the corporation's stockholders of record are Washington residents;

    . more than 10% of its shares of record are owned by Washington residents; or

    . 1,000 or more of its stockholders of record are Washington residents;

   . a majority of the corporation's employees are Washington residents or more than 1,000 Washington residents are employees of the corporation; and

   . a majority of the corporation's tangible assets are located in Washington or the corporation has more than $50 million of tangible assets located in Washington.

  A corporation may not "opt out" of this statute. If we meet the definition of a Target Corporation, Chapter 23B.19 of the WBCA may have the effect of delaying, deferring or preventing a change of control of InfoSpace.

  Delaware Statute. We are subject to Section 203 of the Delaware General Corporation law, which prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

  . prior to such date, the board of directors of the corporation approves either the business combination or the transaction that resulted in the stockholder's becoming an interested stockholder;

  . upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock, excluding shares held by directors, officers and certain employee stock plans; or

  . on or after the consummation date the business combination is approved by the board of directors and by the affirmative vote at an annual or special meeting of stockholders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

  For purposes of Section 203, a "business combination" includes, among other things, a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is generally a person who, together with affiliates and associates of such person:

  . owns 15% or more of the corporation's voting stock; or

  . is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the prior three years.

  AOL Agreement. Pursuant to certain agreements with AOL, if we receive an unsolicited proposal, or we determine to solicit proposals or otherwise enter into discussions that would result in a sale of a controlling interest in InfoSpace or other merger, asset sale or other disposition that effectively results in a change of control (a "Disposition"), then we are required to give written notice to AOL, and AOL has seven days to provide notice to us of its desire to negotiate in good faith with us regarding a Disposition involving AOL. In the event that AOL timely delivers such a notice, then we must negotiate exclusively and in good faith with AOL regarding a Disposition for a period of 30 days from the date of delivery of our initial notice to AOL, after which we will be free to negotiate a Disposition with other third parties if we and AOL cannot in good faith come to terms. If such a Disposition is not consummated within five months from the date of delivery of our initial notice to AOL, the process described above will again apply. AOL's right of first negotiation could have the effect of delaying, deterring or preventing a change of control.

  These charter provisions, provisions of Washington and Delaware law and AOL's right of first negotiation may have the effect of delaying, deterring or preventing a change of control.

Registration Rights

  Pursuant to Investor Rights Agreements dated as of May 21, 1998, three investors holding an aggregate of 8,916,712 shares of our common stock and warrants to purchase 14,373,792 shares of common stock are entitled to certain rights with respect to the registration of such shares under the Securities Act of 1933. If we propose to register any of our securities under the Securities Act, either for our own account or for the account of other security holders, these investors are entitled to notice of such registration and to include shares of common stock in such registration at our expense. Additionally, these investors are entitled to demand registration rights pursuant to which they may require us to file a registration statement under the Securities Act at our expense with respect to their shares of common stock, and we are required to use our commercially reasonable efforts to effect such registration. Further, these investors may require us to file up to three additional registration statements on Form S-3 (and no more than two in any calendar year), and we must bear the expense for up to one such registration in any calendar year. All of these registration rights are subject to conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares included in such registration.

  Pursuant to a Stockholder Rights Agreement dated as of August 6, 1998, six investors holding an aggregate of 3,700,000 shares of common stock are entitled to notice of registration if we propose to register any of our securities under the Securities Act, either for our own account or for the account of other security holders, and are entitled to include shares of common stock in such registration at our expense. These registration rights are subject to conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares included in such registration.

  In connection with the acquisition of all the outstanding membership units of YPI, the former members of YPI holding an aggregate of 680,000 shares of common stock may require us to file additional registration statements on Form S-3 at the expense of those stockholders requesting such registration.

  AOL, which holds a warrant to purchase 7,919,328 shares of our common stock, is entitled to notice of registration if we propose to register any of our securities under the Securities Act, either for our own account or for the account of other security holders, and is entitled to include shares of common stock issuable upon the exercise of such warrant in such registration at our expense. Further, AOL may require us to file up to four additional registration statements on Form S-3, and we will bear the expense for such registrations. These registration rights are subject to conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares included in such registration.

  Pursuant to a Registration Rights Agreement dated as of December 29, 1999, the former stockholders of Zephyr Software holding an aggregate of 651,392 shares of our common stock are entitled to notice of registration if we propose to register any of our securities under the Securities Act on a Form S-3 registration statement (other than a registration relating to a merger, acquisition or exchange of a convertible debt transaction), either for our own account or for the account of other security holders, and are entitled to include shares of common stock in such registration at our expense. These registration rights are subject to conditions and limitations, among them the rights of the underwriters of an offering to limit the number of shares included in such registration.

Transfer Agent And Registrar

  The transfer agent and registrar for our common stock is ChaseMellon Stockholder Services, Seattle, Washington.

Nasdaq National Market Listing

  Our common stock is listed on the Nasdaq National Market under the symbol "INSP."

                        COMPARISON OF STOCKHOLDER RIGHTS
                        AND CORPORATE GOVERNANCE MATTERS

  This section of the joint proxy statement/prospectus describes the material differences between the rights of holders of Go2Net common stock and holders of InfoSpace common stock. While InfoSpace and Go2Net believe that the description covers the material differences between the two, this summary may not contain all of the information that is important to you. This summary is not intended to be a complete discussion of the respective certificates of incorporation and bylaws of InfoSpace and Go2Net and it is qualified in its entirety to applicable Delaware law as well as to InfoSpace's and Go2Net's respective certificates of incorporation and bylaws. You should carefully read this entire summary and the other documents we refer to for a more complete understanding of the differences between being a stockholder of Go2Net and being a stockholder of InfoSpace. InfoSpace's and Go2Net's respective certificates of incorporation and bylaws are on file with the SEC and will also be sent to you upon request. See "Where You Can Find More Information."

  Both InfoSpace and Go2Net are incorporated under the laws of the State of Delaware. Accordingly the rights of their stockholders are governed by Delaware law and by their respective certificates of incorporation and bylaws. If the merger is completed, stockholders of Go2Net will become stockholders of InfoSpace and the rights of such former stockholders of Go2Net will be governed by Delaware law, the InfoSpace certificate of incorporation and the InfoSpace bylaws. The following summarizes differences in the charter documents of Go2Net and InfoSpace that could materially affect the rights of stockholders of Go2Net after completion of the merger. A number of the provisions of InfoSpace's charter documents may have the effect of delaying, deferring or preventing a future change in control of InfoSpace.

           SUMMARY OF MATERIAL DIFFERENCES BETWEEN CURRENT RIGHTS OF
         GO2NET STOCKHOLDERS AND RIGHTS THOSE STOCKHOLDERS WILL HAVE AS
                  INFOSPACE STOCKHOLDERS FOLLOWING THE MERGER

                                        INFOSPACE                               GO2NET
                                        ---------                               ------
Authorized Capital Stock  The total number of shares of          The total number of shares of
                          authorized capital stock is            authorized capital stock is
                          915,000,000 consisting of:             500,000,000 consisting of:

                          . 900,000,000 shares of common stock,  . 499,000,000 shares of common
                            par value $.0001 per share, and        stock, par value $.01 per share,
                                                                   and

                          . 15,000,000 shares of preferred       . 1,000,000 shares of preferred
                            stock, par value $.0001 per share.     stock, par value $.01 per share.
                            The InfoSpace certificate of           The Go2Net certificate of
                            incorporation authorizes the board     incorporation authorizes the board
                            of directors to issue shares of        of directors to issue shares of
                            preferred stock in one or more         preferred stock in one or more
                            series and to determine or alter the   series and to determine or alter
                            rights, preferences, privileges and    the rights, preferences,
                            restrictions of the shares to be       privileges and restrictions of the
                            included in such series.               shares to be included in such
                                                                   series.

                          . 1 share is designated as Series A    . 300,000 shares are designated as
                            preferred stock.                       Series A preferred stock. Each
                                                                   share of Series A preferred stock
                                                                   has a $1,000 liquidation
                                                                   preference and converts into
                                                                   30.2526 shares of common stock.

                                      INFOSPACE                               GO2NET
                                      ---------                               ------
Board of Directors

Size of the Board of    The number of directors shall be no    The authorized number of directors
Directors               less than 5 and no more than 9, with   of the company will be no less than
                        the specific number fixed by           1 and up to that number set by the
                        resolution of the board.               board.

                        The current board consists of 8        The current board consists of 5
                        directors.                             directors.

Classification of the   The InfoSpace bylaws provide that the  Go2Net does not have a classified
Board of Directors      board is divided into three classes,   board.
                        Class 1, Class 2 and Class 3. The term
                        of the initial members of Class 1 will
                        expire at the annual stockholders
                        meeting in 2000. The term of the
                        initial members of Class 2 will expire
                        at the annual stockholders meeting in
                        2001. The term of the initial members
                        of Class 3 will expire at the annual
                        stockholders meeting in 2002. At each
                        stockholder meeting thereafter,
                        directors will be elected to three-
                        year terms.

Removal of Directors    InfoSpace's bylaws provide that any    Go2Net's bylaws provide that any
                        director or the entire board of        director may be removed from office
                        directors, may be removed only for     at any time with or without cause by
                        cause by the holders of a majority of  the affirmative vote of the holders the outstanding capital stock entitled of at least a majority of the voting
                        to vote generally in the election of   power of all of the then outstanding
                        directors, voting at a special meeting shares of voting stock, or by a called for that purpose, or by written majority of the board of directors,
                        consent.                               in each case at a special meeting
                                                               called for that purpose.

Vacancies on the Board  InfoSpace's bylaws provide that        Go2Net's bylaws provide that
of Directors            vacancies resulting from any increase  vacancies on the board of directors in the authorized number of directors  resulting from any reason may be
                        will be filled by a majority of the    filled by a majority of the
                        directors then in office, though less  remaining directors, provided, that
                        than a quorum, and the directors so    the shareholders removing any
                        chosen shall hold their position       director, may at the same meeting,
                        subject to the bylaws until the next   fill the resulting vacancy, and
                        annual meeting of stockholders at      provided further, if the directors
                        which the term of office of their      fail to fill such vacancy, the
                        class expires and their successors are shareholders may, at any special
                        duly elected and qualified or until    meeting called for that purpose,
                        their earlier resignation or removal.  fill such vacancy.

                                       INFOSPACE                               GO2NET
                                       ---------                               ------
                                                                Newly created directorships
                                                                resulting from any increase in the
                                                                number of directors shall be filled
                                                                only by the affirmative vote of the
                                                                directors then in office. Any
                                                                director elected to hold a newly
                                                                created directorship shall hold the
                                                                office until the next annual
                                                                election or until such director's
                                                                successor shall have been elected
                                                                and qualified.

Special Meetings of the  InfoSpace's bylaws provide that        Go2Net's bylaws provide that special
Board of Directors       special meetings of the board may be   meetings of the board of directors
                         called by or at the request of the     for any purpose or purposes may be
                         chairman, the president, the chief     called at any time by the chairman
                         executive officer, the secretary or    of the board or the president.
                         any director on 2 days' notice if by   Notice must be mailed to each
                         personal delivery, or 5 days' notice   director at his residence or usual
                         if by mail, to each director.          place of business at least 5 days in
                                                                advance.

Stockholders' Meetings

Annual Meetings          InfoSpace's annual meeting of          Go2Net's annual meeting of the
                         stockholders will be held on April     stockholders will be held on the
                         30th in each year or at such other     first day of May of each year or as
                         date and time as designated by the     soon after such date as may be
                         board of directors.                    practicable.

Special Meetings         InfoSpace's bylaws provide that        Go2Net's bylaws provide that a
                         special meetings may be called by the  special meeting of the stockholders president, the chairman, the board or  may be called at any time by the (i)
                         the holders of at least 30% of all     board of directors, (ii) the
                         outstanding shares of the company.     president or (iii) the holders of a
                                                                majority of the outstanding shares
                                                                of Go2Net capital stock entitled to
                                                                vote.

Advance Notice           Under the InfoSpace's bylaws,          Go2Net's bylaws provide that
Provisions               stockholders must receive notice of a  stockholders must receive notice of
                         meeting (whether annual or special)    a meeting (whether annual or
                         not less than 10 days nor more than 10 special) not less than 10 days nor
                         days before the date of the meeting,   more than 60 days before the date of
                         unless the meeting is to consider a    the meeting.
                         merger or consolidation involving the
                         company or a sale of substantially all
                         of its assets. Notice of a meeting to
                         consider these actions shall be given
                         between 20 and 60 days before the
                         meeting.

                             INFOSPACE                               GO2NET
                             ---------                               ------
Voting Rights  Each outstanding share entitled to     Subject to the laws of Delaware and
               vote shall be entitled to one vote     the certificate of incorporation,
               upon the matter to be considered.      each holder of common stock will be
                                                      entitled to one vote per share on
               Subject to the laws of Delaware and    all matters to be voted on by the
               the certificate of incorporation, the  stockholders. Each holder of series
               affirmative vote of holders of a       A preferred stock is entitled to one
               majority of outstanding shares present vote for each share common stock
               in person or by proxy shall be the     into which such holder's preferred
               action of the stockholders, except for stock could then be converted.
               election of directors, which shall be
               by a plurality of votes.               The holders of series A preferred
                                                      stock vote with the holders of
               Matters regarding a business           common stock on all matters upon
               combination, generally a merger or     which the common stock votes. In
               sale of the company, with an           addition, the affirmative vote of a
               interested stockholder pursuant to     majority of the holders of series A
               Section 203 of the Delaware General    preferred stock is required for (i)
               Corporation Law require at least a 66  any amendments to the company's
               2/3% affirmative vote.                 certificate of incorporation or
                                                      bylaws which would adversely affect
               Matters regarding a business           the series A preferred stock or (ii)
               combination between the company or any any business combination, of its subsidiaries and a third party  liquidation or dissolution of the require at least a 66 2/3% affirmative company, or redemption or repurchase vote, unless at least 2/3 of the board of stock of a junior class.
               of directors approved the matter, in
               which case, a 51% affirmative vote is  All matters brought before the
               required.                              meeting of stockholders will be
                                                      decided by a majority vote. However,
               The holder of InfoSpace's one          matters regarding a business
               outstanding share of preferred stock   combination with an interested
               is entitled to the number of votes     stockholder pursuant to Section 203
               equal to the number of votes of the    of the Delaware General Corporation
               holders of the outstanding             Law require at least a 66 2/3%
               exchangeable shares not directly or    affirmative vote.
               indirectly held by InfoSpace. The
               holder of the voting share shall vote  Votes can be cast in person or by
               with the holders of common stock on    proxy, but no proxy will be voted on
               all matters to be voted upon.          or after eleven months from its
                                                      date, unless the proxy provides for
               Votes can be cast in person or by      a longer period.
               proxy, but no proxy will be voted on
               or after 3 years from its date, unless
               the proxy provides for a longer
               period.

                              INFOSPACE                               GO2NET
                              ---------                               ------
Amendments to Organizational Documents

Certificate of  The Delaware General Corporation Law   The Delaware General Corporation Law
Incorporation   generally requires a vote of           generally requires a vote of
                InfoSpace's board of directors         Go2Net's board of directors followed
                followed by the affirmative vote of    by the affirmative vote of the
                the holders of a majority of the       holders of a majority of the
                outstanding stock of each class        outstanding stock of each class
                entitled to vote for any amendment to  entitled to vote for any amendment
                the certificate of incorporation       to the certificate of incorporation
                unless a higher vote is required by    unless a higher vote is required by
                InfoSpace's certificate of             Go2Net's certificate of
                incorporation. If an amendment alters  incorporation. If an amendment
                the powers, preferences or special     alters the powers, preferences or
                rights of a particular class or series special rights of a particular class
                of stock so as to affect them          or series of stock so as to affect
                adversely, that class or series        them adversely, that class or series
                generally has the power to vote as a   generally has the power to vote as a
                class notwithstanding the absence of   class notwithstanding the absence of
                any specifically enumerated power in   any specifically enumerated power in
                the certificate of incorporation.      the certificate of incorporation.

                InfoSpace's certificate of
                incorporation provides that the vote
                of the holders of a majority of the
                outstanding voting shares is required
                to amend any provision of the
                certificate of incorporation.

Bylaws          InfoSpace's bylaws may be amended or   Go2Net's board has the power to
                repealed or new bylaws may be adopted  make, rescind, amend, alter and
                by the stockholders or by the board,   repeal the bylaws of the company,
                provided that the board may not amend  provided that the stockholders may
                or repeal any bylaw that the           make, rescind, amend, alter and
                stockholders have expressly provided   repeal any bylaws so made by the
                may not be amended or repealed by the  board.
                board.

                               INFOSPACE                               GO2NET
                               ---------                               ------
Exculpation and Indemnification

Exculpation      InfoSpace's certificate of             Go2Net's certificate of
                 incorporation provides that to the     incorporation provides that no
                 fullest extent that a limitation on    director will be personally liable
                 liability of directors is permitted by to Go2Net or its stockholders for the Delaware General Corporation Law,  monetary damages for breach of his
                 no director will be liable to          or her fiduciary duty, except for
                 InfoSpace or its stockholders for      liability:
                 monetary damages for breach of his or
                 her fiduciary duty.

                                                        . for a breach of the duty of
                                                          loyalty to Go2Net and its
                                                          stockholders

                                                        . for acts or omissions not in good
                                                          faith or which involve intentional
                                                          misconduct or a knowing violation
                                                          of law,

                                                        . pursuant to Section 174 of the
                                                          Delaware General Corporation Law,
                                                          which governs the liability of
                                                          directors for unlawful payment of
                                                          dividends or unlawful stock
                                                          purchases or redemptions, or

                                                        . for transactions from which the
                                                          director derived improper personal
                                                          benefit.

Indemnification  Pursuant to InfoSpace's bylaws,        Pursuant to Go2Net's bylaws, the
                 InfoSpace agreed to indemnify its      company agreed to indemnify its
                 directors and officers against         directors, officers, employees and
                 expenses, judgments, fines and amounts agents against expenses, judgments,
                 actually incurred in connection with   fines and amounts paid in settlement
                 the defense of any proceeding brought  of suits brought by or in the name
                 against such person by reason of the   of Go2Net or by a third party, if
                 fact that such person was a director   such person acted in good faith and
                 or officer of InfoSpace or of another  in a manner reasonably believed to entity, if service was at the request  be in or not opposed to the best
                 of the company, provided, however,     interests of Go2Net, and with
                 that the board must authorize or       respect to any criminal action, had
                 ratify any indemnification in          no reasonable cause to believe that
                 connection with any proceeding         his action was unlawful (unless such
                 initiated by the indemnitee.           person is successful on the merits
                                                        or otherwise in defense, in which
                 Expenses, including attorneys' fees,   case the company will indemnify such
                 incurred in defending an action will   person).
                 be paid by InfoSpace in advance of the
                 final disposition of such action,      Notwithstanding the foregoing, if
                 promptly after the company receives a  the person is adjudged liable to
                 request therefor. The claimant must    Go2Net, no indemnification shall be
                 post an undertaking to repay such      made unless the Delaware court of
                 amount if the Delaware General         chancery determines that such
                 Corporation Law requires such          liability, indemnification would be
                 undertaking.                           proper.

                   INFOSPACE                               GO2NET
                   ---------                               ------
     If InfoSpace does not pay in full any
     indemnification claim submitted by a
     director or officer within 60 days (or
     within 20 days for advancement of
     expenses claims) after receipt of a
     written claim, the indemnitee shall be
     entitled to sue the company for such
     amounts. If the indemnitee is
     successful, InfoSpace shall also pay
     the expense of prosecuting or
     defending such suit.

     The right to indemnification continues
     to persons who have ceased to be
     directors, officers, employees or
     agents and inures to the benefit of
     their heirs, executors and
     administrators.

     InfoSpace may, by action of the board,
     grant similar indemnification or
     advancement of expenses rights to
     employees or agents, or groups of
     employees or agents.

                               MATERIAL CONTACTS

  InfoSpace and Go2Net are parties to a three year agreement dated September 21, 1998 pursuant to which Go2Net hosts InfoSpace content on its web site. The parties share the revenue derived from advertising hosted on the co-branded web pages.

  InfoSpace is party to an agreement with Dogpile, LLC, a wholly-owned subsidiary of Go2Net pursuant to which Dogpile is linked to InfoSpace web pages. Go2Net receives a percentage of the revenue derived from advertising hosted on the pages to which Dogpile directs web users.

                                 LEGAL MATTERS

  The validity of the shares of InfoSpace common stock to be issued in connection with the merger will be passed upon for InfoSpace by Wilson Sonsini Goodrich & Rosati, Professional Corporation, of Kirkland, Washington. Wilson Sonsini Goodrich & Rosati and Hutchins, Wheeler & Dittmar, A Professional Corporation, of Boston, Massachusetts, counsel for Go2Net, will deliver opinions concerning the qualification of the merger as a reorganization within the meaning of Section 368(a) of the Code. See "The Merger--Material United States Federal Income Tax Considerations" and "The Merger Agreement--Conditions to Completion of the Merger."

                                    EXPERTS

  The financial statements of InfoSpace, Inc. as of December 31, 1999, 1998 and 1997, and for each of the two years ended December 31, 1999 and for the period from April 9, 1996 (date of incorporation) to December 31, 1997, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, appearing herein, and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of Go2Net, Inc. as of September 30, 1999 and 1998 and for each of the years in the three-year period ended September 30, 1999, the financial statements of Haggle Online, Inc. as of December 31, 1997 and 1998 and for the period from June 6, 1997 (inception) to December 31, 1997 and the year ended December 31, 1998, the financial statements of USAOnline, Inc. as of December 31, 1997 and 1998 and for the years then ended and the financial statements of IQC Corporation as of December 31, 1997 and 1998 and for the years then ended, the financial statements of FreeYellow.com, Inc. as of December 31, 1998 and for the period from December 29, 1998 (inception) to December 31, 1998, the financial statements of Dogpile LLC and Predecessors as of July 31, 1998 and 1999 and for the years then ended, have been incorporated by reference in reliance upon the reports of KPMG LLP, independent auditors, incorporated by reference and upon the authority of said firm as experts in accounting and auditing.

  The financial statements of Prio, Inc. as of December 31, 1998, and for each of the years in the two-year period ended December 31, 1998, have been audited by KPMG LLP, independent auditors, as stated in their report, which is included herein, and has so been included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                             STOCKHOLDER PROPOSALS

  If the merger is not completed, as an InfoSpace stockholder, you may be entitled to present proposals for our 2001 annual meeting if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission. It is expected that such annual meeting will be held on or about April 30, 2001. Proposals of InfoSpace stockholders intended to be presented for consideration at the InfoSpace 2001 annual meeting of stockholders must be received by InfoSpace no later than December 26, 2000, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

  Although it is expected that the closing of the merger with InfoSpace will occur promptly after the stockholders' special meetings, in the event the closing of the merger is delayed, and Go2Net is required to hold an annual meeting in 2001, it is expected that such annual meeting will be held on or about March 15, 2001. In such event, stockholder proposals for inclusion in the proxy material for Go2Net's 2001 annual meeting of stockholders should be submitted to the secretary of Go2Net in writing and received at the executive offices of Go2Net on or about October 7, 2000. Such proposals must also have met the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals and must have satisfied the notice procedures for stockholder proposals set forth in the Go2Net bylaws. If Go2Net is not notified of a stockholder proposal by December 21, 2000, then proxies held by management of Go2Net provide discretionary authority to vote on such stockholder proposal, even though the proposal is not discussed in the related Proxy Statement.

                      DOCUMENTS INCORPORATED BY REFERENCE

  This joint proxy statement/prospectus incorporates documents by reference that are not presented in or delivered with this document. The Securities and Exchange Commission allows Go2Net to "incorporate by reference" the information that Go2Net files with it, which means that Go2Net can disclose important information to you by referring you to those documents. The documents contain important information about Go2Net and its finances.

  All documents filed by Go2Net under section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and before the date of the Go2Net special meeting are incorporated by reference into and to be a part of this joint proxy statement/prospectus from the date of filing of these documents.

  You should rely only on the information contained in this document or that Go2Net has referred to you. Go2Net has not authorized anyone to provide you with information that is different.

  The following documents, which were filed by Go2Net with the Securities and Exchange Commission, are incorporated by reference into this joint proxy statement/prospectus:

  . Go2Net's annual report on Form 10-K for the fiscal year ended September
    30, 1999;

  . Go2Net's definitive proxy statement for its 2000 annual meeting of stockholders;

  . Go2Net's quarterly reports on Form 10-Q for the quarters ended December
    31, 1999, March 31, 2000 and June 30, 2000;

  . Go2Net's current reports on Form 8-K dated November 5, 1999 and July 31,
    2000 and Form 8-K/A on October 18, 1999, January 4, 2000 and January 10, 2000; and

  . Go2Net's Registration Statement on Form S-3 filed April 27, 2000.

  Any statement contained in a document incorporated or deemed to be incorporated in this document by reference will be deemed to be modified or superseded for purposes of this joint proxy statement/prospectus to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated in this document by reference modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement/prospectus.

  The documents incorporated by reference into this joint proxy statement/prospectus are available from Go2Net upon request. Although not incorporated into this joint proxy statement/prospectus, documents are also available from InfoSpace upon request. We will provide to you a copy of any and all of the information that is incorporated by reference in this joint proxy statement/prospectus (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this joint proxy statement/prospectus), without charge, upon written or oral request. You should make any request for documents by [September 21], 2000 to ensure timely delivery of the documents.

 Requests for documents relating to        Requests for documents relating to
  InfoSpace should be directed to:            Go2Net should be directed to:


           InfoSpace, Inc.                            Go2Net, Inc.
        601 108th Avenue N.E.                            Pier 70
             Suite 1200                        2801 Alaskan Way, Suite 200
         Bellevue, WA 98004                         Seattle, WA 98121
           (425) 201-6100                            (206) 357-4000
   Attention: Ellen B. Alben, Esq.           Attention: Ethan Caldwell, Esq.

  InfoSpace and Go2Net each file reports, proxy statements and other information with the SEC. Copies of their respective reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC:

  Judiciary Plaza            Citicorp Center          Seven World Trade Center
  Room 1024                  500 West Madison Street  13th Floor
  450 Fifth Street, N.W.     Suite 1400               New York, New York 10048
  Washington, D.C. 20549     Chicago, Illinois 60661

  Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding each of us. The address of the SEC website is http://www.sec.gov.

  Reports, proxy statements and other information concerning InfoSpace and Go2Net may also be inspected at: The National Association of Securities Dealers, 1735 K Street N.W., Washington, D.C. 20006.

  InfoSpace has filed a registration statement under the Securities Act with the SEC with respect to InfoSpace's common stock to be issued to Go2Net stockholders in the merger. This joint proxy statement/prospectus constitutes the prospectus of InfoSpace filed as part of the registration statement. This joint proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted as provided by the rules and regulations of the SEC. You may inspect and copy the registration statement at any of the addresses listed above.

  You should rely only on the information contained in this joint proxy statement/prospectus to vote on the proposals related to the merger. InfoSpace and Go2Net have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This
joint proxy statement/prospectus is dated      , 2000. You should not assume
that the information contained in this joint proxy statement/prospectus is
accurate as of any date other than      , 2000, and neither the mailing of the
joint proxy statement/prospectus to InfoSpace and Go2Net stockholders nor the issuance of InfoSpace common stock in the merger shall create any implication to the contrary.

  This document does not constitute an offer to sell, or a solicitation of an offer to purchase, the InfoSpace common stock or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make the offer, solicitation of an offer or proxy solicitation in that jurisdiction. Neither the delivery of this joint proxy statement/prospectus nor any distribution of securities means, under any circumstances, that there has been no change in the information set forth in this document or in its affairs since the date of this joint proxy statement/prospectus. The information contained in this document with respect to Go2Net and its subsidiaries was provided by Go2Net. The information contained in this document with respect to InfoSpace and its subsidiaries was provided by InfoSpace.

                         INDEX TO FINANCIAL STATEMENTS

                                                                          Page
                                                                          ----
InfoSpace, Inc.:

Independent Auditors' Report.............................................  F-2

Independent Auditors' Report.............................................  F-3

Consolidated Balance Sheets..............................................  F-4

Consolidated Statements of Operations....................................  F-5

Consolidated Statements of Changes in Stockholders' Equity and
 Accumulated Other Comprehensive Income..................................  F-6

Consolidated Statements of Cash Flows....................................  F-7

Notes to Consolidated Financial Statements...............................  F-9

Saraide, Inc.:

Independent Auditors' Report............................................. F-33

Consolidated Balance Sheets.............................................. F-34

Consolidated Statements of Operations.................................... F-35

Consolidated Statements of Stockholders' Equity.......................... F-36

Consolidated Statements of Cash Flows.................................... F-37

Notes to Consolidated Financial Statements............................... F-38

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of InfoSpace
Redmond, Washington

  We have audited the accompanying consolidated balance sheets of InfoSpace, Inc. and subsidiaries (the Company) as of December 31, 1999 and 1998, and the related consolidated statements of operations, changes in stockholders' equity and accumulated other comprehensive income, and cash flows for the years ended December 31, 1999, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements give retroactive effect to the merger of the Company and Prio, Inc. (Prio), which has been accounted for as a pooling of interests as described in Note 7 to the consolidated financial statements. We did not audit the financial statements of Prio for the years ended December 31, 1998 and 1997, which statements reflect total revenues of $9,000 and $74,000, respectively, net loss of $14,150,000 and $8,283,000 for the respective years then ended, and total assets of $30,665,000 as of December 31, 1998. Those financial statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Prio for such periods, is based solely on the report of such other auditors.

  We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

  In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of InfoSpace, Inc. and subsidiaries as of December 31, 1999 and 1998, and results of their operations and their cash flows for the years ended December 31, 1999, 1998 and 1997, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Seattle, Washington
March 17, 2000

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Prio, Inc.:

  We have audited the balance sheet of Prio, Inc. (the Company), formerly SaveSmart, Inc., (a development stage enterprise) as of December 31, 1998, and related statements of operations, shareholders' deficiency, and cash flows for each of the years in the two-year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prio, Inc. (a development stage enterprise) as of December 31, 1998, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 1998, in conformity with generally accepted accounting principles.

KPMG LLP

Mountain View, California
April 2, 1999

                                INFOSPACE, INC.

                          CONSOLIDATED BALANCE SHEETS

                                            December 31,            June 30,
                                          1999          1998          2000
                                      ------------  ------------  -------------
                                                                   (unaudited)
               ASSETS

Current assets:
  Cash and cash equivalents.........  $ 37,985,250  $ 39,986,609  $  35,992,483
  Short-term investments, held-to-
   maturity (fair market value
   $124,656,361, $74,315,294 and
   $110,330,936)....................   124,720,142    74,301,803    107,422,059
  Accounts receivable, net of
   allowance for doubtful accounts
   of $702,960, $603,278 and
   $1,689,023.......................     6,663,497     3,470,364     14,148,316
  Interest receivable...............     3,333,772         9,874      2,663,181
  Notes receivable, net of allowance
   of $12,075, $0 and $9,975........    11,580,866        35,061     32,277,484
  Prepaid expenses and other assets
   .................................    10,304,244     3,899,715     10,496,287
                                      ------------  ------------  -------------
    Total current assets............   194,587,771   121,703,426    202,999,810
Long-term investments, held-to-
 maturity (fair market value
 $70,971,645, $1,252,051 and
 $13,848,271).......................    71,416,776     1,252,438     13,805,271
Property and equipment, net ........     7,998,957     4,126,312     27,402,689
Other long-term assets .............       702,641       639,106      3,935,928
Other investments ..................    17,038,508       644,391     62,725,876
Intangible assets, net..............    73,842,557     5,304,256    365,805,073
                                      ------------  ------------  -------------
Total assets........................  $365,587,210  $133,669,929  $ 676,674,647
                                      ============  ============  =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..................  $  2,810,141  $  3,834,505  $   3,132,721
  Accrued expenses..................    18,501,053     6,656,497     11,588,877
  Deferred revenues.................     2,672,531     1,401,865     15,983,279
  Other current liabilities and
   short-term debt..................     1,042,437     1,057,560         99,881
                                      ------------  ------------  -------------
    Total current liabilities.......    25,026,162    12,950,427     30,804,758
Long-term liabilities...............       685,762       989,431        416,346
Minority interest...................           --            --      25,310,803
                                      ------------  ------------  -------------
    Total liabilities...............    25,711,924    13,939,858     25,727,149
Commitments and contingencies (Note
 8)
Stockholders' equity:
  Preferred stock, par value
   $.0001--Authorized, 15,000,000
   shares; issued and outstanding,
   1, 0 and 1 share.................           --            --             --
  Common stock, par value $.0001--
   Authorized, 900,000,000 shares;
   issued and outstanding,
   211,853,372, 178,958,716 and
   231,915,485 shares...............        21,185        17,896         23,192
  Additional paid-in capital........   440,878,391   164,490,626    838,466,993
  Accumulated deficit...............   (98,512,435)  (40,940,646)  (213,456,817)
  Deferred expense--warrants........    (2,311,159)   (3,126,862)    (1,903,308)
  Unearned compensation--stock
   options..........................    (1,518,144)     (668,595)    (1,008,107)
  Accumulated other comprehensive
   income...........................     1,317,448       (42,348)    (1,979,213)
                                      ------------  ------------  -------------
    Total stockholders' equity......   339,875,286   119,730,071    620,142,740
                                      ------------  ------------  -------------
Total liabilities and stockholders'
 equity.............................  $365,587,210  $133,669,929  $ 676,674,647
                                      ============  ============  =============

                See notes to consolidated financial statements.

                                INFOSPACE, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                Years Ended December 31,           Six Months Ended June 30,
                          ---------------------------------------  ---------------------------
                              1999          1998         1997          2000           1999
                          ------------  ------------  -----------  -------------  ------------
                                                                          (unaudited)
Revenues................  $ 37,390,303  $  9,631,927  $ 1,816,542  $  43,577,835  $ 12,240,104
Cost of revenues .......     7,267,447     2,330,685      492,809      7,596,373     2,954,201
                          ------------  ------------  -----------  -------------  ------------
   Gross profit.........    30,122,856     7,301,242    1,323,733     35,981,462     9,285,903
Operating expenses:
 Product development....    11,316,073     7,567,202    4,560,136     10,426,568     4,924,566
 Sales, general and
  administrative........    60,137,292    18,161,340    6,545,714     35,467,566    18,701,842
 Amortization of
  intangibles...........     3,223,031       709,923       64,056     27,428,465       603,940
 Acquisition and
  related charges.......    13,350,700     2,800,000            0     86,599,409     4,969,365
 Other--non-recurring
  charges...............    11,359,500     4,500,000      137,000      2,887,609       209,500
                          ------------  ------------  -----------  -------------  ------------
   Total operating
    expense.............    99,386,596    33,738,465   11,306,906    162,809,617    29,409,213
                          ------------  ------------  -----------  -------------  ------------
   Loss from
    operations..........   (69,263,740)  (26,437,223)  (9,983,173)  (126,828,155)  (20,123,310)
Other income, net.......    11,703,468       593,348       39,258      6,046,246     4,625,712
Unrealized gain (loss)
 on investments.........       (11,517)     (124,976)         --      15,150,355           --
Restructuring charges...           --            --           --      (2,171,462)          --
Minority interest.......           --            --           --      (6,398,032)          --
                          ------------  ------------  -----------  -------------  ------------
Loss from operations
 before income tax
 expense and cumulative
 effect of change in
 accounting principle...   (57,571,789)  (25,968,851)  (9,943,915)  (114,201,048)  (15,497,598)
Income tax expense......           --            --           --          24,118           --
                          ------------  ------------  -----------  -------------  ------------
Loss from operations
 before cumulative
 effect of change in
 accounting principle...   (57,571,789)  (25,968,851)  (9,943,915)  (114,225,166)  (15,497,598)
Cumulative effect of
 change in accounting
 principle..............           --            --           --        (719,216)          --
                          ------------  ------------  -----------  -------------  ------------
Net loss................  $(57,571,789) $(25,968,851) $(9,943,915) $(114,944,382) $(15,497,598)
                          ============  ============  ===========  =============  ============
Basic and diluted net
 loss per share.........  $      (0.29) $      (0.23) $     (0.11) $       (0.51) $      (0.08)
                          ============  ============  ===========  =============  ============
Shares used in computing
 basic net loss per
 share..................   196,222,147   114,519,323   91,469,901    223,707,864   189,085,936
                          ============  ============  ===========  =============  ============
Shares used in computing
 diluted net loss per
 share..................   196,222,147   114,519,323   91,696,568    223,707,864   189,085,936
                          ============  ============  ===========  =============  ============



                See notes to consolidated financial statements.

                                INFOSPACE, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                   AND ACCUMULATED OTHER COMPREHENSIVE INCOME

                               Years Ended December 31,             June 30,
                         ---------------------------------------  -------------
                             1999          1998         1997          2000
                         ------------  ------------  -----------  -------------
                                                                   (unaudited)
Common stock and
 additional paid in
 capital:
Balance, beginning of
 year................... $164,508,522  $ 26,247,955  $ 8,988,597  $ 440,899,576
  Common stock issued...  202,757,019   121,765,685   15,606,030            --
  Common stock issued
   for acquisitions.....   61,125,843     7,902,309      292,188    376,669,824
  Common stock issued
   for stock options....    2,313,210     1,019,850           23     10,689,470
  Common stock issued in
   exchange
   transactions.........    1,414,000       224,726      109,720        110,000
  Common stock issued
   for warrants and
   preferred shares.....    5,315,541     2,356,412      988,957      6,890,580
  Common stock issued
   for conversion of
   special shares and
   debentures...........      170,369           --           --             --
  Common stock issued
   for employee stock
   purchase plan........      286,088           --           --         343,126
  Unearned
   compensation--stock
   options..............    3,175,984     1,728,772      262,440            --
  Cancelled options for
   deferred services....     (167,000)          --           --             --
  Deferred expense--
   warrants.............          --      3,262,813          --       2,887,609
                         ------------  ------------  -----------  -------------
Balance, end of year....  440,899,576   164,508,522   26,247,955    838,490,185
                         ------------  ------------  -----------  -------------
Balance attributed to
 common stock...........       21,185        17,896        9,323         23,192
Balance attributed to
 additional paid in
 capital................  440,878,391   164,490,626   26,238,632    838,466,993
                         ------------  ------------  -----------  -------------
Balance, common stock
 and additional paid in
 capital................  440,899,576   164,508,522   26,247,955    838,490,185
                         ------------  ------------  -----------  -------------
Accumulated deficit:
Balance, beginning of
 year...................  (40,940,646)  (14,971,795)  (5,027,880)   (98,512,435)
  Net loss..............  (57,571,789)  (25,968,851)  (9,943,915)  (114,944,382)
                         ------------  ------------  -----------  -------------
Balance, end of year....  (98,512,435)  (40,940,646) (14,971,795)  (213,456,817)
                         ------------  ------------  -----------  -------------
Deferred expense--
 warrants:
Balance, beginning of
 year...................   (3,126,862)          --           --      (2,311,159)
  Deferred expense--
   warrants.............          --     (3,262,813)         --      (2,887,609)
  Warrant expense.......      815,703       135,951          --       3,295,460
                         ------------  ------------  -----------  -------------
Balance, end of year....   (2,311,159)   (3,126,862)         --      (1,903,308)
                         ------------  ------------  -----------  -------------
Unearned compensation--
 stock options:
Balance, beginning of
 year...................     (668,595)     (189,955)     (71,437)    (1,518,144)
  Unearned
   compensation--stock
   options..............   (3,175,984)   (1,728,772)    (262,440)           --
  Cancelled options for
   deferred services....      167,000           --           --             --
  Compensation expense--
   stock options........    2,159,435     1,250,132      143,922        510,037
                         ------------  ------------  -----------  -------------
Balance, end of year....   (1,518,144)     (668,595)    (189,955)    (1,008,107)
                         ------------  ------------  -----------  -------------
Accumulated other
 comprehensive income:
Balance, beginning of
 year...................      (42,348)      (25,780)      (5,181)     1,317,448
  Unrealized gain (loss)
   on equity
   investments..........    1,324,301           --           --      (2,946,803)
  Foreign currency
   translation
   adjustment...........       35,495       (16,568)     (20,599)      (349,858)
                         ------------  ------------  -----------  -------------
Balance, end of year....    1,317,448       (42,348)     (25,780)    (1,979,213)
                         ------------  ------------  -----------  -------------
                         $339,875,286  $119,730,071  $11,060,425  $ 620,142,740
                         ============  ============  ===========  =============

                See notes to consolidated financial statements.

                                INFOSPACE, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       Six Months Ended
                                Years Ended December 31,                   June 30,
                           -------------------------------------  ---------------------------
                               1999         1998         1997         2000           1999
                           ------------  -----------  ----------  -------------  ------------
                                                                         (unaudited)
 Net loss................   (57,571,789) (25,968,851) (9,943,915) $(114,944,382) $(15,497,598)
 Adjustments to
  reconcile net loss to
  net cash provided
  (used) by operating
  activities.............           --           --          --             --            --
  Trademark
   amortization..........     1,500,000    1,500,000         --             --      1,500,000
  Depreciation and other
   amortization..........     5.545,201    1,578,543     590,325     30,205,019     1,591,856
  Write-off of in-
   process research and
   development...........     9,200,000    2,800,000         --      74,100,000     3,900,000
  Write-down of
   inventory to net
   realizable value......           --           --      783,000            --            --
  Compensation expense--
   stock options.........    19,811,694    1,273,132     859,922        510,037       402,567
  Currency translation...        42,520      (28,308)    (29,830)           --            --
  Warrants expense.......       815,703      135,951         --       3,295,460       407,851
  Noncash issuance of
   common stock..........           --        70,000         --             --            --
  Noncash services
   exchanged.............     1,414,000      190,436      49,720        110,000           --
  Bad debt expense.......       499,464      687,602      47,000      1,085,700       245,783
  (Equity) loss from
   joint venture.........        25,759       56,976         --         (64,207)       76,459
  Gain on disposal of
   interest in
   investee..............           --       (35,000)        --             --            --
  Gain on sale of
   intangibles...........        (7,830)         --          --             --         (7,830)
  Loss (gain) on
   disposal of fixed
   assets................        21,019      111,229     225,743        360,086        10,583
  Performance warrant
   revenue...............    (1,295,325)         --          --      (5,919,609)          --
  Unrealized gain in
   investments...........           --           --          --     (15,150,355)          --
  Cumulative translation
   adjustment............           --           --          --        (294,758)       41,887
  Minority interest in
   venture fund..........           --           --          --       6,398,032           --
  Business acquisition
   costs.................           --           --          --      12,499,409           --
  Cumulative effect of
   change in accounting
   principle ............           --           --          --         351,332           --
  Cash provided (used)
   by changes in
   operating assets and
   liabilities, net of
   assets acquired in
   business
   combinations:                    --           --          --             --            --
   Accounts receivable...    (3,681,473)  (3,656,668)   (421,990)    (9,627,316)   (1,271,897)
   Notes receivable......   (11,314,171)         --          --             --            --
   Interest receivable...    (3,312,082)         --          --             --       (658,775)
   Prepaid expenses and
    other assets.........    (8,055,947)  (2,506,941)   (286,253)       520,466    (1,809,836)
   Other long-term
    assets...............       (90,716)    (337,500)        --        (772,804)     (173,676)
   Other tangible
    assets...............           --       (66,865)        --             --            --
   Accounts payable......    (1,024,359)   4,332,060     583,374       (607,053)   (2,301,544)
   Accrued expenses......    11,365,894    4,845,658     199,648    (16,088,251)     (188,671)
   Other long-term
    liabilities..........       (57,000)     128,440         --             --            --
   Deferred revenue......     1,273,928    1,337,716      58,261     12,959,416       188,324
                           ------------  -----------  ----------  -------------  ------------
 Net cash used by
  operating activities...   (34,895,510) (13,552,390) (7,284,995)   (21,073,778)  (13,544,527)
 Investing Activities:
 Business acquisitions
  net of cash required...   (19,514,794)    (311,951)    (14,000)    (9,591,595)  (18,083,054)
 Other investments.......   (13,800,250)    (150,000)        --     (27,500,000)   (5,488,265)
 Purchase of domain
  name...................      (120,000)         --          --             --       (100,000)
 Proceeds from sale of
  domain name............        10,000          --          --             --         10,000
 Purchase of trademark...           --    (3,290,000)        --             --            --
 Internally developed
  software...............      (340,498)         --          --             --            --
 Purchase of property
  and equipment..........    (5,369,792)  (3,938,162)   (914,666)   (14,849,336)   (2,363,778)
 Investments in joint
  venture................           --      (495,767)        --             --            --
 Notes receivable, net...           --           --          --     (18,446,134)   (5,955,065)
 Minority interest
  contribution in
  venture fund...........           --           --          --      19,365,000           --
 Proceeds from sales of
  fixed assets...........           --         4,997         --             --            --
 Purchase of other
  assets.................           --           --          --             --            --
 Short-term investments,
  net....................   (50,418,339) (74,301,803)        --      17,298,083    (2,879,544)
 Long-term investments,
  net....................   (70,164,338)  (1,252,438)        --      57,611,500   (69,637,745)
 Other...................           --           --      (29,087)           --            --
                           ------------  -----------  ----------  -------------  ------------
 Net cash provided
  (used) by investing
  activities.............  (159,718,011) (83,735,124)   (957,753)    23,887,574  (104,497,451)
 Financing Activities:
  Proceeds from issuance
   of common stock.......        66,000   46,153,871  14,348,010            --    186,990,573
  Payment to shareholders
   for fractional
   shares................           --           (28)        --             --            --
  Proceeds from public
   offerings, net of
   expenses..............   185,039,027   77,830,903         --             --            --
  Proceeds from issuance
   of long-term debt.....       550,000    1,144,992   2,912,254            --            --
  Repayment of long-term
   debt..................      (958,000)    (868,220)  (141,2340)           --            --
  Repayment of
   stockholder loan
   payable...............           --        (5,116)    (39,728)           --            --
  Proceeds from issuance
   of ESPP shares........       286,088          --          --         343,126           --
  Proceeds from exercise
   of warrants...........     5,315,541       40,161         --       6,890,580           --
  Proceeds from exercise
   of stock options......     2,313,210    1,016,210         --      10,689,470       353,062
  Short-term and long-
   term investments......           --           --          --     (22,729,739)      460,367
                           ------------  -----------  ----------  -------------  ------------
  Net cash provided
   (used) by financing
   activities............   192,611,866  125,312,773  17,079,302     (4,806,563)  187,804,002
                           ------------  -----------  ----------  -------------  ------------
 Net increase (decrease)
  in cash and cash
  equivalents............    (2,001,655)  28,025,259   8,836,554     (1,992,737)   69,762,024

                                INFOSPACE, INC.

                                                                   Six Months Ended
                                Years Ended December 31,               June 30,
                            ----------------------------------  ----------------------
                               1999        1998        1997        2000       1999
                            ----------  ----------  ----------  ---------- -----------
                                                                     (unaudited)
 Cash and cash
  equivalents, beginning
  of period..............   39,986,905  11,961,646   3,125,092  37,985,250  39,986,609
                            ----------  ----------  ----------  ---------- -----------
 Cash and cash
  equivalents, end of
  period.................   37,985,250  39,986,905  11,961,646  35,992,483 109,748,633
                            ----------  ----------  ----------  ---------- -----------
 Supplemental Disclosure
  of Noncash Financing
  and Investing
  Activities:
 Acquisitions from
  purchase transactions:
  Stock issued...........   61,125,843   7,932,000     382,188         --          --
  Net assets assumed.....     (149,723)   (191,000)    (90,000)        --          --
 Issuance of convertible
  preferred stock upon
  conversion of note and
  accrued interest
  payable................          --          --    1,531,000         --          --
 Property and equipment
  acquired under
  equipment financing and
  capital lease
  obligations............      308,000     198,000     376,000         --          --
 Issuance of common stock
  for notes receivable...          --          --       32,000         --          --
 Issuance of warrants and
  options for deferred
  services and abandoned
  financing..............    2,665,000     216,000      28,000         --          --
 Conversion of note
  payable as
  consideration for
  interest in previously
  consolidated
  subsidiary.............          --      250,000         --          --          --
 Compensation expense for
  Series E warrants......   17,652,000         --          --          --          --
 Stock issued in exchange
  transaction............      169,000     334,726     102,720     110,000         --
 Stock issued for
  retirement of
  debentures.............      170,369         --          --          --          --
 Interest paid...........      132,000     124,923      36,000         --          --




                See notes to consolidated financial statements.

                                INFOSPACE, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                Years Ended December 31, 1999, 1998 and 1997 and
              Six Months Ended June 30, 2000 and 1999 (unaudited)

Note 1: Summary of Significant Accounting Policies

  Description of business: InfoSpace, Inc., (the Company or InfoSpace), previously known as InfoSpace.com, Inc., a Delaware corporation, was founded in March 1996. The Company is an international Internet information infrastructure services company that provides enabling technologies and Internet services to Web sites, merchants and wireless devices.

  Principles of consolidation: The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

  Business combinations: Business combinations accounted for under the purchase method of accounting include the results of operations of the acquired business from the date of acquisition. Net assets of the companies acquired are recorded at their fair value at the date of acquisition. Amounts allocated to in-process research and development are expensed in the period of acquisition.

  Business combinations accounted for under the pooling-of-interests method of accounting include the financial position and results of operations as if the acquired company had been a wholly-owned subsidiary since inception. In such cases, the assets, liabilities and stockholders' equity of the acquired entities were combined with the Company's respective amounts at their recorded values. The equity of the acquired entity is reflected on an as-if-converted basis to InfoSpace equity at the time of issuance. Prior period financial statements have been recast to give effect to the merger. Certain reclassifications have been made to the financial statements of the pooled entities to conform with the Company.

  Unaudited information: The accompanying unaudited consolidated financial statements include all adjustments, consisting of normal recurring adjustments that, in the opinion of management, are necessary to present fairly the financial information set forth therein. Prior period financial statements have been recast to give effect to mergers accounted for as a pooling of interests. Results of operations for the three and six-month periods ended June 30, 2000 are not necessarily indicative of future financial results.

  Cash and cash equivalents: The Company considers all highly liquid debt instruments with an original maturity of 90 days or less to be cash equivalents. Cash and cash equivalents are carried at cost, which approximates market.

  Investments: The Company principally invests its available cash in high-quality corporate issuers, and in debt instruments of the U.S. Government and its agencies. All debt instruments with original maturities greater than three months up to one year from the balance sheet date are considered short-term investments. Investments maturing after twelve months from the balance sheet date are considered long-term. The Company accounts for investments in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company's short-term and long-term investments are classified as held-to-maturity as of the balance sheet date as the company has both the ability and the intent to hold the investments to maturity and are reported at amortized cost.

  Property and equipment: Property and equipment are stated at cost. Depreciation is computed under the straight-line method over the following estimated useful lives:

     Computer equipment and software................................. 3 years
     Office equipment................................................ 5 years
     Office furniture................................................ 7 years
     Leasehold improvements.......................................... lease term

                                INFOSPACE, INC.

  On January 1, 1999, the Company adopted Statement of Position 98-1, Accounting for the Costs of Computer Software developed or Obtained for Internal Use. This requires capitalization of certain costs incurred in connection with developing or obtaining internal use software and amortization of these costs over future periods, which prior to the adoption of SOP 98-1, were expensed. For the year ended December 31, 1999, the Company has capitalized $478,304 of costs associated with internally developed software. These costs are included in property and equipment on the accompanying balance sheet and are generally amortized over five years.

  Intangible assets: Goodwill, purchased technology and other intangibles are amortized on a straight-line basis over their estimated useful lives. Goodwill and purchased technology are generally amortized over three to five years. Other intangibles, primarily consisting of purchased trademarks and domain name licenses are amortized over an estimated useful life of three years.

  Other investments: The Company invests in equity investments of public and privately-held technology companies for business and strategic purposes. These investments are included in long-term assets and are classified as available-for-sale. Investments in companies whose securities are not publicly traded are recorded at cost. Investments in companies whose securities are publicly traded are recorded at fair value. Unrealized gains or losses on these investments are recorded as comprehensive income in the Company's stockholders' equity. Realized gains or losses are recorded based on the identified cost of the investment sold.

  Other long-lived assets: Management periodically evaluates long-lived assets, consisting primarily of purchased technology, goodwill, property and equipment, to determine whether there has been any impairment of the value of these assets and the appropriateness of their estimated remaining life. No impairment loss has been recognized through December 31, 1999.

  Revenue recognition: The Company's revenues are derived from its consumer, merchant and wireless services. These include advertising, content carriage, licensing fees, e-commerce fees and guaranteed transaction fees in lieu of revenue share.

  Advertising: Revenues from contracts based on the number of impressions displayed or click throughs provided are recognized as services are rendered.

  Content carriage: Revenues from fixed fee content carriage agreements are recognized ratably over the related contract term. For content carriage fee contracts that are performance based with an established maximum, the Company recognizes revenues as the services are rendered, not to exceed the maximum amount over the fixed term.

  Licensing fees: Revenue from licensed services is recognized ratably over the term of the license agreement.

  Commerce fees: Transaction fees are recognized in the period the transaction occurred and was reported to the Company by the content providers or online merchants.

  Guaranteed transaction fees: Guaranteed minimum payments are recognized ratably over the term of the agreements. Revenues earned above the guaranteed minimum payments are recognized ratably over the remaining term of the agreements.

  Also included in revenues are barter revenues generated from exchanging banners for banners, banners for content or banners for print or other advertising. Barter revenues are recorded at the lower of the estimated fair market value of goods and services received or impressions given, and are recognized when

                                INFOSPACE, INC.

the Company's advertisements are run. For barter agreements, the Company records a receivable or liability at the end of the reporting period for the difference in the fair value of the services provided or received.

  Cost of revenues: Cost of revenues consists of expenses associated with the enhancement, maintenance and support of our content services, including direct personnel expenses, communication costs such as high-speed Internet access, server equipment depreciation and content license fees. Fees paid for content licenses are capitalized and amortized over the license period.

  Product development: Product development expenses consist principally of personnel costs for research, design, development, enhancement and maintenance of the proprietary technology used to integrate and distribute the Company's consumer, merchant and wireless services. These expenses are net of capitalized internally developed software costs.

  Advertising costs: Costs for print advertising are recorded as expense when the advertisement appears. Advertising costs related to electronic impressions are recorded as expense as impressions are provided. Advertising expense totaled approximately $5,369,000, $1,280,000 and $263,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

  Unearned compensation: Unearned compensation represents the unamortized difference between the option exercise price and the fair market value of the Company's common stock for shares subject to grant at the grant date, for options issued under the Company's stock incentive plan (Note 5). The amortization of unearned compensation is charged to operations and is amortized over the vesting period of the options.

  Deferred expense-warrants: Deferred expense-warrants represents the fair value of the warrants that were issued and is expensed ratably over the four year vesting period. The amortization of deferred warrant expense is charged to sales and marketing expense.

  Acquisition and other related charges: Acquisition and other related charges consist of in-process research and development and other one-time charges related directly to the acquisitions, such as legal and accounting fees.

  Other non-recurring charges: Other non-recurring charges in the first quarter of 2000 consist of expense recorded for the fair market value of warrants issued by Prio, Inc. Prio had previously issued warrants for services provided. These warrants were accounted for under variable plan accounting. Subsequent to the acquisition of Prio, the agreement with these warrants was terminated and the remaining unvested warrants accelerated to full vesting. Other non-recurring charges in 1999 consist of costs associated with litigation settlements.

  Foreign currencies: Assets and liabilities denominated in foreign currencies are translated at the exchange rate on the balance sheet date. Translation adjustments resulting from this process are charged or credited to other comprehensive income. Revenue and expenses are translated at average rates of exchange prevailing during the period. Gains and losses on foreign currency transactions are included in Other income, net.

  Concentration of credit risk: Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents, short-term investments, and trade receivables. These instruments are generally unsecured and uninsured. The Company places its cash equivalents and investments with major financial institutions. The Company operates in one business segment and sells advertising to various companies across several industries. Accounts receivable are typically

                                INFOSPACE, INC.

unsecured and are derived from revenues earned from customers primarily located in the United States operating in a wide variety of industries and geographic areas. The Company performs ongoing credit evaluations of its customers and maintains reserves for potential credit losses. For the years ended December 31, 1999 and 1998, one customer accounted for approximately 21% and 20% of revenues, respectively. For the year ended December 31, 1997, no one customer accounted for more than 10% of revenues. At December 31, 1999, one customer accounted for approximately 14% of accounts receivable. At December 31, 1998, one customer accounted for approximately 26% of accounts receivable.

  Income taxes: The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets, including net operating loss carryforwards, and liabilities are determined based on temporary differences between the book and tax basis of assets and liabilities. The Company believes sufficient uncertainty exists regarding the realizability of the deferred tax assets such that a full valuation allowance is required.

  Reclassification: Certain reclassifications have been made to the 1998 and 1997 balances to conform with the 1999 presentation.

  Reverse stock split: A one-for-two reverse stock split of the Company's common stock was effected on August 25, 1998. All references in the financial statements to shares, share prices, per share amounts and stock plans have been adjusted retroactively for the one-for-two reverse stock split.

  Stock splits: A two-for-one stock split of the Company's common stock was effected in May 1999. A second two-for-one stock split of the Company's common stock was effected in January 2000. A third two-for-one stock split of the Company's common stock was effected in April 2000. All references in the financial statements to shares, share prices, per share amounts and stock plans have been adjusted retroactively for these stock splits.

  Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts may differ from estimates.

  Recent accounting pronouncements: In December 1999, the Securities and Exchange Commission staff issued Staff Accounting Bulletin (SAB) 101, Revenue Recognition in Financial Statements. The Company adopted SAB 101 on January 1, 2000. Prior to January 1, 2000 and implementation of the SAB, the Company recorded revenues from customers for development fees, implementation fees and/or integration fees when the service was completed. If this revenue was recognized on a straight-line basis over the term of the related service agreements, in accordance with SAB 101, the Company would have deferred $719,216 as of January 2000. In accordance with SAB 101, the Company recorded a cumulative effect of change in accounting principle of $719,216. The Company recorded $367,896 in revenue in the six months ended June 30, 2000 (unaudited) related to this deferred revenue. The remaining balance will be recognized from July 2000 through November 2001.

  In June 1998, the FASB issued SFAS No. 133, Accounting for Derivatives and Hedging Activities. SFAS 133, as amended by SFAS 137, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. Because the Company has never used nor currently intends to use derivatives, management does not anticipate that the adoption of this new standard will have a significant effect on earnings or the financial position of the Company.

                                INFOSPACE, INC.

Note 2: Balance Sheet Components

  Investments at December 31, 1999 consist of the following:

                                              Gross      Gross
                                Amortized   Unrealized Unrealized     Market
                                   Cost        Gain       Loss        Value
                               ------------ ---------- ----------  ------------
   Corporate notes and bonds
    .........................  $100,604,357  $ 61,109  $(530,513)  $100,134,953
   U.S. Government securities
    .........................    52,920,693    14,198   (249,720)    52,685,171
   Commercial paper .........    27,362,325   147,997        --      27,510,322
   Certificate of deposit ...    15,249,543    79,125    (31,108)    15,297,560
                               ------------  --------  ---------   ------------
                               $196,136,918  $302,429  $(811,341)  $195,628,006
                               ============  ========  =========   ============

  Maturity information is as follows:

                                                       Amortized
                                                          Cost      Fair Value
                                                      ------------ ------------
   Within one year .................................. $124,720,142 $124,656,361
   1 year through 5 years ...........................   71,416,776   70,971,645
                                                      ------------ ------------
                                                      $196,136,918 $195,628,006
                                                      ============ ============

  Investments at December 31, 1998 consist of the following:

                                               Gross      Gross
                                  Amortized  Unrealized Unrealized   Market
                                    Cost        Gain       Loss       Value
                                 ----------- ---------- ---------- -----------
   Commercial paper ............ $68,810,756  $13,259     $(253)   $68,823,762
   Municipal securities ........   1,499,665      485       --       1,500,150
   U.S. Government securities
    ............................   5,243,820      --       (387)     5,243,433
                                 -----------  -------     -----    -----------
                                 $75,554,241  $13,744     $(640)   $75,567,345
                                 ===========  =======     =====    ===========

  Maturity information is as follows:

                                                         Amortized
                                                           Cost     Fair Value
                                                        ----------- -----------
   Within one year .................................... $74,301,803 $74,315,294
   1 year through 5 years .............................   1,252,438   1,252,051
                                                        ----------- -----------
                                                        $75,554,241 $75,567,345
                                                        =========== ===========

                                INFOSPACE, INC.

                                                      December 31,  December 31,
                                                          1999          1998
                                                      ------------  ------------
   Property and equipment:
     Computer equipment ............................. $ 6,624,664    $3,561,385
     Purchased software .............................   2,736,850       773,808
     Internally developed software ..................     478,304           --
     Office equipment ...............................     403,977       152,028
     Office furniture ...............................     346,181       296,145
     Leasehold improvements .........................     904,698       431,715
                                                      -----------    ----------
                                                       11,494,674     5,215,081
     Accumulated depreciation .......................  (3,495,717)   (1,088,769)
                                                      -----------    ----------
                                                      $ 7,998,957    $4,126,312
                                                      ===========    ==========
   Intangible assets:
     Goodwill ....................................... $70,436,117    $4,860,671
     Core technology ................................   6,500,000       800,000
     Assembled workforce ............................     420,000        40,000
     Other ..........................................     624,590       499,974
                                                      -----------    ----------
                                                       77,980,707     6,200,645
     Accumulated amortization .......................  (4,138,150)     (896,389)
                                                      -----------    ----------
                                                      $73,842,557    $5,304,256
                                                      ===========    ==========
   Accrued expenses:
     Salaries and related expenses .................. $ 2,979,731    $  193,592
     Accrued carriage fees ..........................     907,503           --
     Accrued revenue share ..........................   1,064,638        93,067
     Accrued settlement costs .......................  10,500,000     4,500,000
     Other ..........................................   3,049,181     1,869,838
                                                      -----------    ----------
                                                      $18,501,053    $6,656,497
                                                      ===========    ==========

Note 3: Notes Receivable

  On June 30, 1999, the Company loaned an unrelated third party $6.0 million at 12% interest per annum. The short-term note and accrued interest was repaid on February 7, 2000.

  On December 1, 1999, the Company loaned an unrelated third party $2.5 million. This short-term note is due by August 1, 2000, and accrues interest at 12% per annum. On January 19, 2000 and February 18, 2000, the Company loaned the same third party an additional $1.0 million and $1.5 million. These two notes are due by September 1, 2000 and accrue interest at 12% per annum. All three of these notes are secured by all of the assets and properties of the borrower and are considered fully collectible. At December 31, 1999, accrued interest on this note is $25,000.

  On December 21, 1999, the Company loaned a director of the Company $1.9 million. The promissory note is due on December 16, 2001, and accrues interest at the prime rate. The note is secured by a pledge of the officer's shares of the Company's common stock. The pledged shares are valued in excess of the note balance. At December 31, 1999, accrued interest on this note is $4,405. At December 31, 1999, the Company also had approximately $1.1 million in short-term loans to employees and unrelated parties at various interest rates. Approximately $941,000 of this balance has been repaid subsequent to year-end (unaudited).

                                INFOSPACE, INC.

Note 4: Long-Term Debt

  The Company's long-term debt as of December 31 consists of (in thousands):

                                                          1999         1998
                                                       -----------  -----------
     Demand note payable.............................. $   250,000  $   250,000
     Equipment lease line.............................   1,219,331    1,186,063
     Loan related to joint venture....................         --       144,000
     Equipment financing and capitalized leases ......     187,525      175,143
     Current portion..................................  (1,042,436)  (1,057,560)
                                                       -----------  -----------
     Long-term portion................................ $   614,420  $   697,646
                                                       ===========  ===========

  In January 1996, the Company executed a demand note with a commercial entity in the amount of $250,000, which is the amount outstanding as of December 31, 1999. The note bears interest at LIBOR (5.82% as of December 31, 1999) plus 1% per annum, and the full principal amount plus interest is due on demand. The note may be converted into shares of the Company's preferred stock at the then prevailing conversion or market price, until the note is paid in full. In January 2000, the Company exercised its right to repay the demand note in accordance with the terms of the note payable (the "Terms"), by sending a check for full amount of principal and accrued interest. Lender attempted to reject the repayment on the grounds that it had attempted to convert the note in early 1998. Management believes that such lender's claim is without merit based on the Terms and intends to defend its claim vigorously.

  In June 1997, the Company entered into a loan and security agreement (the "Agreement," as amended in September 1998) with Phoenix Leasing Incorporated. The Agreement provides the Company with available borrowings not to exceed $2,124,000, in aggregate, $2,099,000 of which was drawn through December 31, 1999. Principal and interest are due in 36 equal monthly installments with a final payment equal to 15% of the original principal amount due on the 37th month from the time of the borrowing. The notes bear interest at effective rates ranging from 15.0% to 16.4% per annum. Principal repayments for the borrowings are due as follows: 2000, $607,000; 2001, $561,000; and 2002, $50,000.

  In October 1997, the Company entered into a joint venture agreement (the Joint Agreement) with DataCard to form DSIPL. Pursuant to the terms of the Joint Agreement, DSIPL will perform development services for DataCard and the Company. In connection with the Joint Agreement, DataCard loaned Prio $500,000, the proceeds of which were used by Prio to fund DSIPL. DataCard had the option to convert $250,000 of the notes payable into 50% ownership interest in DSIPL, which was exercised by DataCard in May 1998. The remaining amount of the note of $144,000 was paid in full during 1999.

Note 5:  Other Investments

  The Company invests in equity instruments of public and privately-held technology companies for business and strategic purposes. These investments are recorded as long-term assets and are classified as available-for-sale securities.

  The Company also holds warrants in public and privately-held technology companies for business and strategic purposes. Certain of these warrant agreements contain provisions that require the Company to meet specific performance criteria for the warrants to vest. When the Company meets its performance obligations it records revenue equal to the difference in the exercise price of the warrant and the fair market value of the underlying security. The Company recorded revenue in the amount of $1,895,325 for vesting in performance warrants and stock for the year ended December 31, 1999.

                                INFOSPACE, INC.

                                                         Unrealized  Carrying
                                                            Gain       Value
                                                         ---------- -----------
   Investments in public companies...................... $1,324,301 $ 4,060,076
   Investments in privately-held companies..............        --   12,359,800
   Investment in joint venture..........................        --      618,632
                                                         ---------- -----------
   Total other investments.............................. $1,324,301 $17,038,508
                                                         ========== ===========

Note 6:  Stockholders' Equity

  Authorized shares: On May 1, 1998, the Company's Certificate of Incorporation was amended to increase the authorized number of shares of all classes of Company stock to 55,000,000 shares, consisting of 40,000,000 shares of common stock with a par value of $.0001 per share and 15,000,000 shares of preferred stock with a par value of $.0001 per share.

  On August 25, 1998, the Board of Directors approved and the Company effected a one-for-two reverse stock split of the Company's common stock.

  Also, on August 25, 1998, the Company filed a Restated Certificate of Incorporation. The effect was to change the authorized number of all classes of Company stock to 65,000,000 shares, consisting of 50,000,000 shares of common stock with a par value of $.0001 per share and 15,000,000 shares of preferred stock with a par value of $.0001 per share after giving effect to the one-for-two reverse stock split.

  In April 1999, the Company closed a follow-on offering. The Company sold 17,360,000 shares and raised approximately $185 million, net of expenses. Certain shareholders sold 12,080,000 shares.

  On April 6, 1999, the Board of Directors approved a two-for-one stock split of the Company's common stock. The stock split was effected on May 5, 1999.

  On May 24, 1999, the stockholders of the Company approved an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of the Company's common stock to 200,000,000 shares.

  On November 29, 1999, the Board of Directors approved a two-for-one stock split of the Company's common stock. The stock split was effected on January 5, 2000.

  On January 21, 2000, the Board of Directors approved a two-for-one stock split of the Company's common stock. The stock split was effected on April 6, 2000. On April 3, 2000, the stockholders of the Company approved an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares to 900,000,000 shares.

  Restated 1996 Flexible Stock Incentive Plan: On June 3, 1998, the Board of Directors approved the Restated 1996 Flexible Stock Incentive Plan (the Plan). The Plan provides employees (including officers and directors who are employees) of the Company an opportunity to purchase shares of stock pursuant to options which may qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the Code), and employees, officers, directors, independent contractors and consultants of the Company an opportunity to purchase shares of stock pursuant to options which are not described in Section 422 of the Code (nonqualified stock options). The Plan also provides for the sale or bonus of stock to eligible individuals in connection with the performance of service for the Company. Finally, the Plan authorizes the grant of stock appreciation rights, either separately or in tandem with stock options, which

                                INFOSPACE, INC.

entitle holders to cash compensation measured by appreciation in the value of the stock. Not more than 3,000,000 shares of stock shall be available for the grant of options or the issuance of stock under the Plan. If an option is surrendered or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to option but on which the option has not been exercised shall continue to be available under the Plan. The Plan is administered by the Board of Directors. Options granted under the Plan typically vest over four years, 25% one year from the date of grant and ratably thereafter on a monthly basis. Additional options have been granted to retain certain existing employees, which options vest monthly over four years.

  On June 3, 1998, the Board of Directors approved the Option Exchange Program and the Option Replacement Program, allowing employees of the Company to exchange their nonqualified stock options for incentive stock options. Nonqualified stock options to purchase a total of 2,900,424 shares were exchanged for incentive stock options to purchase the equivalent number of shares with an exercise price equal to the fair market value at the date of exchange.

  On May 24, 1999, the stockholders approved an amendment to the Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 8,000,000 shares. On January 21, 2000, the Board of Directors approved the deletion of this limitation.

  On May 24, 1999, the stockholders approved an amendment to the Plan to annually increase the number of shares reserved for issuance on the first day of the Company's fiscal year beginning January 1, 2000 by an amount equal to the lesser of (A) 8,000,000 shares, (B) three percent of the Company's outstanding shares at the end of the Company's preceding fiscal year, and (C) a lesser amount determined by the Board of Directors.

  On May 24, 1999, the stockholders approved an amendment to the Plan to limit the number of shares of Common Stock that may be granted to any one individual pursuant to stock options in any fiscal year of the Company to 8,000,000 shares, plus an additional 8,000,000 shares in connection with his or her initial employment with the Company, which grant shall not count against the limit.

  Included in the table below as outstanding at December 31, 1999 are options to purchase 1,630,675 shares that were issued outside of the Plan, of which 754,269 were exercisable as of December 31, 1999. The options issued outside the Plan include 1,512,971 options that were assumed in acquisitions.

                                INFOSPACE, INC.

  Activity and price information regarding the options are summarized as follows:

                                                                Weighted average
                                                     Options     Exercise price
                                                    ----------  ----------------
   Outstanding, December 31, 1996 .................  8,650,442       $ 0.03
     Granted ......................................  3,348,054         0.56
     Cancelled.....................................    (61,865)        0.76
     Exercised ....................................    (29,470)        0.51
                                                    ----------
   Outstanding, December 31, 1997 ................. 11,907,161         0.18
     Granted ...................................... 16,791,512         1.37
     Cancelled .................................... (4,137,972)        0.41
     Exercised .................................... (2,318,484)        0.45
                                                    ----------
   Outstanding, December 31, 1998 ................. 22,242,217         1.00
     Granted ......................................  8,725,180        13.76
     Cancelled ....................................   (838,008)        2.91
     Exercised .................................... (4,055,202)        0.71
                                                    ----------
   Outstanding, December 31, 1999 ................. 26,074,187         5.26
     Granted ...................................... 18,024,394        53.28
     Cancelled .................................... (4,661,960)        5.52
     Exercised .................................... (6,059,936)        1.12
                                                    ----------
   Outstanding, June 30, 2000...................... 33,376,685        31.40
                                                    ==========
   Options exercisable, June 30, 2000..............  7,761,471        13.01
                                                    ==========

  Information regarding stock option grants during the years ended December 31, 1999, 1998 and 1997 is summarized as follows:

                                 Year ended                                               Year ended
                              December 31, 1999      Year ended December 31, 1998      December 31, 1997
                         --------------------------- ---------------------------- ---------------------------
                                   Weighted Weighted            Weighted Weighted           Weighted Weighted
                                   Average  Average             Average  Average            Average  Average
                                   exercise   fair              exercise   fair             exercise   fair
                          Shares    price    value     Shares    price    value    Shares    price    value
                         --------- -------- -------- ---------- -------- -------- --------- -------- --------
Exercise price exceeds
 market price...........       --   $  --    $  --          --     --     $ --    2,000,000  $0.50    $0.38
Exercise price equals
 market price........... 8,354,955   13.99    14.00  14,659,512   1.46     1.50     413,062   0.19     2.01
Exercise price is less
 than market price......   430,756    8.68    14.20   2,132,000   0.17     0.45     934,992   0.10     0.30

  The Company granted 3,067,527 options in the first quarter of 2000 at exercise prices equal to market prices. The weighted average exercise price and fair market value of these options is $85.45 and $88.28, respectively.

  The Company has elected to follow the measurement provisions of Accounting Principles Board Opinion No. 25, under which no recognition of expense is required in accounting for stock options granted to employees for which the exercise price equals or exceeds the fair market value of the stock at the grant date. In those cases where options have been granted when the option price is below fair market value, the Company recognizes compensation expense over the vesting period using the aggregated percentage of compensation accrued method as prescribed by Financial Standards Accounting Board Interpretation
No. 28. Compensation expense of $884,714, $1,246,132, and $143,922, was recognized during the years

                                INFOSPACE, INC.

ended December 31, 1999, 1998 and 1997, respectively, and $510,037 for the six months ended June 30, 2000 for options granted with exercise prices less than grant date fair market value.

  To estimate compensation expense which would be recognized under SFAS No. 123, Accounting for Stock-based Compensation, the Company uses the modified Black-Scholes option-pricing model with the following weighted-average assumptions for options granted through December 31, 1999: risk-free interest rate ranging from 4.24% to 6.56%; expected dividend yield of 0-%; 121% volatility; and an expected life of five years for 1999 and six years for 1998 and prior.

  Had compensation expense for the Plan been determined based on fair value at the grant dates for awards under the Plan consistent with SFAS No. 123, Accounting for Stock-Based Compensation, the Company's net losses for the years ended December 31, 1999, 1998 and 1997, and six months ended June 30, 2000 would have been adjusted to the following pro forma amounts:

                                      Year ended                   Six months
                         ---------------------------------------      ended
                             1999          1998         1997      June 30, 2000
                         ------------  ------------  -----------  -------------
Net loss as reported.... $(57,571,793) $(25,968,851) $(9,943,915) $(114,944,382)
Net loss, pro forma.....  (73,024,084)  (26,384,715)  (9,995,405)  (251,667,303)
Basic net loss per
 share, pro forma....... $      (0.38) $      (0.23) $     (0.11) $       (1.13)

  Additional information regarding options outstanding as of December 31, 1999, is as follows:

                          Options outstanding              Options exercisable
                   -------------------------------------  -----------------------
                                  Weighted
                                   average     Weighted                 Weighted
     Range of                     remaining    average                  average
     exercise        Number      contractual   exercise     Number      exercise
      prices       outstanding   life (yrs.)    price     Exercisable    price
     --------      -----------   -----------   --------   -----------   --------
   $0.003-- 0.94    7,808,136       6.65        $ 0.13     5,694,528     $ 0.06
     1.00-- 4.89    9,850,925       7.97          1.89     2,722,225       1.94
     5.35-- 9.97    2,802,776       7.74          6.69       346,779       6.65
    10.11--14.32    4,041,800       9.75         16.48           --         --
    15.59--28.78      874,000       9.87         22.99           --         --
    37.25--50.81      696,550       9.94         45.45        49,784      38.13
                   ----------       ----        ------     ---------     ------
                   26,074,187       8.62          5.26     8,813,316       1.11
                   ==========       ====        ======     =========     ======

  At December 31, 1999 17,806,060 shares were available for future grants under the Plan.

  In connection with the May and August 1998 private placement offering, the Company issued warrants to purchase 16,510,688 shares of common stock to five third-party participants for consulting services performed in identifying, structuring and negotiating future financings. These warrants expire between May 21, 2008 and August 6, 2008. The activity and additional information are as follows:

       Outstanding, December 31, 1998............................... 16,510,688
       Exercised.................................................... (1,870,872)
                                                                     ----------
       Outstanding, December 31, 1999............................... 14,639,816
                                                                     ==========

        Range of
        Exercise                                                       Number
         prices                                                      Outstanding
        --------                                                     -----------
       $0.25-0.50..................................................   7,869,968
        0.63-0.75..................................................   3,415,960
        1.25.......................................................   3,353,888

                                INFOSPACE, INC.

  In July 1998, the Company issued warrants to purchase 3,823,736 shares of common stock at an exercise price of $.003 to a former consultant in conjunction with the acquisition of Outpost (Note 4). All of these warrants were exercised in 1999.

  On August 24, 1998, the Company issued to AOL warrants to purchase up to 7,919,328 shares of common stock, which warrants vest in 16 equal quarterly installments over four years, conditioned on the delivery by AOL of a minimum number of searches each quarter on the Company's white pages directory service. The warrants have an exercise price of $1.50 per share. The warrants were valued using the fair value method, as required under SFAS No. 123. The fair value of the warrants was approximately $3,300,000 at the date of grant, and is being amortized ratably over the four-year vesting period. The underlying assumptions used to determine the value of the warrants are an expected life of six years and a 5.5% risk-free interest rate.

  The Company assumed warrants to purchase 288,808 shares of the Company's common stock as a result of the acquisition of INEX Corporation (Note 7). These warrants were issued to seven third-party participants. Two of the third party participants exercised 24,486 of the warrants in December 1999. The remaining warrants expire between January 29, 2000 and July 31, 2000. The range of exercise prices and number outstanding at December 31, 1999 are as follows:

        Range of                                                       Number
       Exercise prices                                               Outstanding
       ---------------                                               -----------
       $1.88........................................................   34,278
        4.00........................................................   85,640

  The Company assumed warrants to purchase 474,203 shares of the Company's stock as a result of the acquisition of Prio, Inc. with an exercise price of $9.97 per share. The warrants were issued to a third-party participant in December of 1998 and are exercisable over a maximum of a 48 month period, based on achievement of performance milestones and other criteria as defined in the warrant agreement. In 1999, Prio recorded warrant expense for all the warrants issued, of which 118,551 were unvested at December 31, 1999, of $18 million based on the fair value of these warrants using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%; expected volatility of 75%; contractual life of nine years; and risk-free interest rate of 6.37%. The compensation cost for the unvested warrants was remeasured when vesting occurred and additional warrant expense of $2.9 million was recognized in the six months ended June 30, 2000.

  Stock purchase rights plan: On June 26, 1998, the Board of Directors approved the InfoSpace Stock Purchase Rights Plan. The plan was offered to employees of the Company and its subsidiaries. The purpose of the plan was to provide an opportunity for employees to invest in the Company and increase their incentive to remain with the Company. A maximum of 4,000,000 shares of common stock were available for issuance under the plan. During July 1998, the Company offered shares to employees under the plan, resulting in the sale of 1,786,008 shares at $.94 per share. The plan was terminated on August 24, 1998.

  1998 Employee Stock Purchase Plan: The Company adopted the 1998 Employee Stock Purchase Plan (the ESPP) in August 1998. The ESPP was implemented upon the effectiveness of the initial public offering. The ESPP is intended to qualify under Section 423 of the Code, and permits eligible employees of the Company and its subsidiaries to purchase common stock through payroll deductions of up to 15% of their compensation. Under the ESPP, no employee may purchase common stock worth more than $25,000 in any calendar year, valued as of the first day of each offering period. In addition, owners of 5% or more of the Company or subsidiary's common stock and the Company's executives may not participate in the ESPP. An aggregate of 3,600,000 shares of common stock are authorized for issuance under the ESPP.

                                INFOSPACE, INC.

  The ESPP was implemented with six-month offering periods, with the first such period commencing upon the effectiveness of the initial public offering and ending July 31, 1999. Thereafter, offering periods will begin on each February 1 and August 1. The price of common stock purchased under the ESPP will be the lesser of 85% of the fair market value on the first day of an offering period and 85% of the fair market value on the last day of an offering period, except that the purchase price for the first offering period was equal to the lesser of 100% of the initial public offering price of the common stock offered hereby and 85% of the fair market value on July 31, 1999. The ESPP does not have a fixed expiration date, but may be terminated by the Company's Board of Directors at any time. There were 152,580 shares issued for the first ESPP offering period which ended on July 31, 1999.

Note 7: Business Combinations

  Millet Software (unaudited): On March 31, 2000 the Company acquired all of the common stock of Millet Software (privacybank.com) for purchase consideration of 488,224 shares of the Company's common stock and acquisition expenses of $54,531. Millet was a privately held company that developed secure technology that provides an automated process for filling in payment forms. The acquisition was accounted for as a purchase in accordance with Accounting Principles Board Opinion ("APB") No. 16. Results of operations for Millet have been included with those of the Company for the period subsequent to the date of acquisition.

  The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values as follows:

   Tangible assets acquired...................................... $   110,354
   Liabilities assumed...........................................    (404,374)
                                                                  -----------
    Book value of net liabilities acquired.......................    (294,020)
   Fair value adjustments:
    Fair value of purchased technology, including in-process
     research and development....................................   6,000,000
    Fair value of assembled workforce............................     170,000
                                                                  -----------
   Fair value of net assets acquired.............................   5,875,980
   Purchase price:
    Fair value of shares issued..................................  29,647,618
    Acquisition costs............................................      54,531
                                                                  -----------
   Excess of purchase price over net assets acquired, allocated to goodwill.................................................. $23,826,169
                                                                  ===========

  The $6,000,000 value of purchased technology includes purchased in-process research and development for future InfoSpace products. Generally accepted accounting principles in the U.S. require purchased in-process research and development with no alternative future use to be recorded and charged to expense in the period acquired. Accordingly, the results of operations for the quarter ended March 31, 2000, include the write-off of $2,400,000 of purchased in-process research and development. The remaining $3,600,000 represents the purchase of core technology and existing products which are being amortized over an estimated useful life of five years. The Company is amortizing the goodwill and assembled workforce over an estimated life of five years.

  Saraide Inc. (unaudited): On March 10, 2000 the Company acquired eighty percent of the common stock of Saraide, Inc. (formerly saraide.com, inc.), a privately held provider of wireless Internet services in

                                INFOSPACE, INC.

Europe, Japan and Canada, for purchase consideration of 9,233,672 shares of the Company's common stock and acquisition expenses of $340,489. The acquisition was accounted for as a purchase in accordance with APB No. 16. Results of operations for Saraide have been included with those of the Company for the period subsequent to the date of acquisition.

  The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values as follows:

   Tangible assets acquired..................................... $ 15,231,884
   Liabilities assumed..........................................  (31,412,332)
                                                                 ------------
    Book value of net liabilities acquired......................  (16,180,448)
   Fair value adjustments:
    Fair value of purchased technology, including in-process
     research and development...................................   97,000,000
    Fair value of contract list.................................   16,000,000
    Fair value of assembled workforce...........................    2,100,000
                                                                 ------------
   Fair value of net assets acquired............................   98,919,552
   Purchase price:
    Fair value of shares issued.................................  347,022,206
    Acquisition costs...........................................      340,489
                                                                 ------------
   Excess of purchase price over net assets acquired, allocated to goodwill................................................. $248,443,143
                                                                 ============

  The $97,000,000 value of purchased technology includes purchased in-process research and development for future InfoSpace products. Generally accepted accounting principles in the United States require purchased in-process research and development with no alternative future use to be recorded and charged to expense in the period acquired. Accordingly, the results of operations for the quarter ended March 31, 2000, include the write-off of $71,700,000 of purchased in-process research and development. The remaining $25,300,000 represents the purchase of core technology and existing products which are being amortized over an estimated useful life of five years. The Company is amortizing the goodwill, assembled workforce and contract list over an estimated life of five years.

 Minority Interest:

  Net liabilities and losses applicable to the minority interest in Saraide exceed the minority interest equity capital in Saraide. The minority interest portion of the net liabilities and further losses are charged against the Company, the majority interest, since the minority interest is not obligated to fund these net liabilities and further losses. If Saraide has future earnings, the Company will recognize income to the extent of such losses previously absorbed.

  Prio, Inc.: On February 14, 2000, the Company completed the merger with Prio, Inc., a privately held provider of commerce solutions specializing in the development of strategic partnerships, technologies and programs that drive commerce in both traditional and online shopping environments. Under the terms of the merger, which was accounted for as a pooling-of-interests, the Company exchanged 9,322,418 shares of the Company's common stock for all of the preferred and common shares of Prio. The consolidated balance sheet as of March 31, 2000, December 31, 1999 and December 31, 1998, the statements of operations and statements of cash flows for the quarters ended March 31, 2000 and 1999 and the years ended December 31, 1999, 1998 and 1997, and the statement of stockholders' equity for the years ended December 31, 1999, 1998 and 1997 are presented as if Prio was a wholly-owned subsidiary since inception.

                                INFOSPACE, INC.

 Pro forma information-- Prio, Inc. merger:

  The following reflects the summarized results of operations for InfoSpace and Prio for the quarters ended March 31, 2000 and 1999. These results of operations have been prepared for comparative purposes only and do not purport to indicate the results of operations which would actually have occurred had the combination been in effect on the dates indicated or which may occur in the future.

                                                     Quarter ended March 31,
                                                     -------------------------
                                                         2000         1999
                                                     ------------  -----------
                                                     (unaudited)   (unaudited)
      Revenues:
        InfoSpace................................... $ 17,686,289  $ 5,259,418
        Prio........................................    1,319,459          --
                                                     ------------  -----------
                                                     $ 19,005,748  $ 5,259,418
                                                     ============  ===========
      Net loss:
        InfoSpace................................... $(66,327,822) $(1,486,150)
        Prio........................................  (17,387,486)  (4,150,553)
                                                     ------------  -----------
                                                     $(83,715,308) $(5,636,703)
                                                     ============  ===========
      Change in stockholders' equity:
        InfoSpace................................... $318,325,098
        Prio........................................  (10,615,185)

  Zephyr Software Inc: On December 29, 1999, the Company acquired all of the common stock of Zephyr Software Inc., a privately held company, and its wholly owned subsidiary Zephyr Software (India) Private Limited ("Zephyr") for a purchase consideration of 651,392 shares of the Company's common stock and acquisition expenses of $539,512. The acquisition was accounted for as a purchase in accordance with Accounting Principles Board Opinion ("APB") No. 16. Results of operations for Zephyr have been included with those of the Company for the period subsequent to the date of acquisition.

  The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values as follows:

                                                                     Book and
                                                                    Fair Value
                                                                    ----------
   Tangible assets acquired.......................................  $  217,932
   Liabilities assumed............................................    (238,622)
                                                                    ----------
     Book value of net liabilities acquired.......................     (20,690)
   Purchase price:
     Fair value of shares issued..................................   8,643,105
     Acquisition costs............................................     539,512
                                                                    ----------
   Excess of purchase price over net assets acquired, allocated to goodwill......................................................  $9,203,307
                                                                    ==========

  The Company is amortizing the goodwill over an estimated useful life of three years.

  eComLive.com, Inc.: On December 16, 1999, the Company acquired all of the common stock of eComLive.com, Inc., a privately held company, for a purchase consideration of 1,372,712 shares and acquisition expenses of $582,246. The acquisition was accounted for as a purchase in accordance with the provisions of APB No. 16.

                                INFOSPACE, INC.

  The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values as follows:

                                                                   Book and
                                                                  Fair Value
                                                                  -----------
   Tangible assets acquired...................................... $    59,128
   Liabilities assumed...........................................     (60,053)
                                                                  -----------
     Book value of net liabilities acquired......................        (925)
   Fair value adjustments:
     Fair value of purchased technology, including in-process
      research and development...................................   5,300,000
     Fair value of assembled workforce...........................     140,000
                                                                  -----------
   Fair value of net assets acquired.............................   5,439,075
   Purchase price:
     Fair value of shares issued.................................  31,995,220
     Acquisition costs...........................................     582,246
                                                                  -----------
   Excess of purchase price over net assets acquired, allocated to goodwill.................................................. $27,138,391
                                                                  ===========

  The $5,300,000 value of purchased technology includes purchased in-process research and development for future InfoSpace products. Generally accepted accounting principles require purchased in-process research and development with no alternative future use to be recorded and charged to expense in the period acquired. Accordingly, the results of operations for the year ended December 31, 1999, include the write-off of $2,000,000 of purchased in-process research and development. The remaining $3,300,000 represents the purchase of core technology and existing products which are being amortized over an estimated useful life of five years. The Company is amortizing the goodwill over an estimated life of five years.

  Union-Street.com: On October 14, 1999, the Company acquired all of the common stock of Union-Street.com, a privately held company, for a purchase consideration of 1,746,588 shares and acquisition expenses of $395,656. The acquisition was accounted for as a purchase in accordance with the provisions of APB No. 16.

  The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values as follows:

                                                                   Book and
                                                                  Fair Value
                                                                  -----------
   Tangible assets acquired...................................... $    69,412
   Liabilities assumed...........................................    (176,631)
                                                                  -----------
     Book value of net liabilities acquired......................    (107,219)
   Fair value adjustments:
     Fair value of purchased technology, including in-process
      research and development...................................   5,300,000
     Fair value of assembled workforce...........................     160,000
                                                                  -----------
   Fair value of net assets acquired.............................   5,352,781
   Purchase price:
     Fair value of shares issued.................................  20,487,518
     Acquisition costs...........................................     395,656
                                                                  -----------
   Excess of purchase price over net assets acquired, allocated to goodwill.................................................. $15,530,393
                                                                  ===========

                                INFOSPACE, INC.

  The $5,300,000 value of purchased technology includes purchased in-process research and development for future InfoSpace products. Generally accepted accounting principles require purchased in-process research and development with no alternative future use to be recorded and charged to expense in the period acquired. Accordingly, the results of operations for the year ended December 31, 1999, include the write-off of $3,300,000 of purchased in-process research and development. The remaining $2,000,000 represents the purchase of core technology and existing products which are being amortized over an estimated useful life of five years. The Company is amortizing the goodwill over an estimated useful life of five years.

  INEX Corporation: On October 14, 1999, the Company completed the merger with INEX Corporation, a privately held company that developed and marketed Internet commerce applications to deliver solutions designed for small and medium-sized merchants to build, manage and promote online storefronts. Under the terms of the merger , which was accounted for as a pooling-of-interests, the Company exchanged 3,600,000 shares of common stock for (1) directly to those INEX shareholders who elected to receive our common stock in exchange for their INEX shares at the closing of the combination, (2) upon the exchange or redemption of the exchangeable shares of InfoSpace.com Canada Holdings Inc., an indirect subsidiary of the Company, which exchangeable shares were issued to those INEX shareholders who elected to receive exchangeable shares, or who did not make an election to receive shares of our common stock at the closing, and (3) upon the exercise of outstanding warrants and options to purchase INEX common shares, which the Company assumed and which will become exercisable for shares of InfoSpace common stock. The consolidated financial statements for the three years ended December 31, 1999 and the accompanying notes reflect the Company's financial position and the results of operations as if INEX was a wholly-owned subsidiary since inception.

  My Agent technology: On June 30, 1999 the Company acquired the MyAgent technology and related assets from Active Voice Corporation for $18 million dollars. The acquisition was accounted for as a purchase in accordance with the provisions of APB No. 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and the liabilities assumed based on their fair values at the date of the acquisition. Other than the MyAgent technology modules, no other assets or liabilities were assumed as part of this acquisition.

  The Company recorded a non-recurring charge of $3.9 million for in-process research and development that had not yet reached technological feasibility and had no alternative future use. Separately, the Company also recorded a one-time charge of approximately $1.0 million for expenses related to bonus payments made to certain Active Voice MyAgent team employees who accepted employment with InfoSpace but who are under no agreement to continue their employment with InfoSpace. The Company also recorded $13.7 million of goodwill and $480,000 of other intangible assets. These intangibles will be amortized over their useful life, which the Company has estimated to be five years.

  The allocation of the purchase price is summarized as follows:

   Fair value of purchased technology, including in-process
    research and development.....................................  $ 4,300,000
   Fair value of assembled workforce.............................       80,000
                                                                   -----------
   Fair value of net assets acquired.............................    4,380,000
   Purchase price:
     Cash paid...................................................   18,000,000
     Acquisition costs...........................................       83,054
                                                                   -----------
   Excess of purchase price over net assets acquired, Allocated to goodwill..................................................  $13,703,054
                                                                   ===========

                                INFOSPACE, INC.

  The $4.3 million value of purchased technology includes purchased in-process research and development for future InfoSpace products. Generally accepted accounting principles require purchased in-process research and development with no alternative future use to be recorded and charged to expense in the period acquired. Accordingly, the results of operations for the quarter ended June 30, 1999, include the write-off of $3.9 million of purchased in-process research and development. The remaining $400,000 represents the purchase of core technology which is being amortized over an estimated useful life of five years. The Company is amortizing the goodwill over an estimated life of five years.

  Prior to the acquisition, the MyAgent product team was not accounted for as a separate entity, a subsidiary, or a line of business, or division of the business, but rather was an integral part of the research and development group. Accordingly, historical financial information is not available.

  Outpost Network, Inc.: On June 2, 1998, the Company acquired all of the common stock of Outpost, a privately held company, for a purchase consideration of 11,999,904 shares of the Company's common stock, cash of $35,000, assumed liabilities of $264,000, and acquisition expenses of $1,957,000. In conjunction with the acquisition, the Company was required to issue warrants valued at $1,902,000 to a former consultant, which are included in acquisition costs. The transaction was accounted for as a purchase.

  Of the purchase price of $7,992,000, $2,800,000 was allocated to in-process research and development, $800,000 was allocated to core technology and existing products and $4,543,000 was recorded as goodwill. Generally accepted accounting principles require purchased in-process research and development with no alternative future use to be recorded and charged to expense in the period acquired. Accordingly, the results of operations for the year ended December 31, 1998, include the write-off of the purchased in-process research and development. The core technology and goodwill are being amortized over a useful life of five years.

  YPI: On May 16, 1997, the Company acquired all outstanding Membership Interest Units of YPI, a limited liability company, in a transaction accounted for as a purchase. YPI operations began to be included in the Company's financial statements on the effective date of the acquisition, May 1, 1997. In conjunction with the acquisition, the Company acquired certain advertising agreements and assumed a note payable for $90,000. The purchase price of $306,000 was allocated to advertising agreements of $85,417, note payable of $90,000 and goodwill of $310,383. The aggregate number of shares of the stock issued was derived from revenues generated by the business during the specified measurement period. Before December 31, 1997, the number of shares to be issued was finalized and a total of 680,000 shares were issued to the sellers on January 2, 1998.

 Pro forma information relating to acquisitions (unaudited)

  The following unaudited pro forma information shows the results of the Company for the year ended December 31, 1999 as if the acquisitions of Zephyr Software, eComLive and Union-Street occurred on January 1, 1999 The pro forma results of operations are unaudited, have been prepared for comparative purposes only and do not purport to indicate the results of operations which would actually have occurred had the combinations been in effect on the dates indicated or which may occur in the future.

                                                                  (unaudited)
                                                                  ------------
   Revenue....................................................... $ 37,470,483
   Net loss......................................................  (70,947,571)
   Basic and diluted net loss per share.......................... $      (0.36)

                                INFOSPACE, INC.

Note 8: Commitments and Contingencies

  The Company has noncancellable operating leases for corporate facilities. The leases expire through 2003. Rent expense under operating leases totaled approximately $1,181,000, $935,000 and $339,000, for the years ended December 31, 1999, 1998 and 1997, respectively. The Company also has noncancellable carriage fee agreements with certain affiliates.

  Future minimum rental payments required under noncancellable operating leases are as follows for the years ending December 31:

     2000............................................................ $1,397,000
     2001............................................................  1,311,000
     2002............................................................  1,296,000
     2003............................................................    596,000
     2004............................................................     17,000
                                                                      ----------
                                                                      $4,617,000
                                                                      ==========

  Future payments required under noncancellable affiliate carriage fee agreements are as follows for the years ending December 31:

     2000........................................................... $12,083,000
     2001...........................................................  11,572,000
     2002...........................................................     900,000
     2003...........................................................     900,000
     2004...........................................................     900,000
                                                                     -----------
                                                                     $26,355,000
                                                                     ===========

  Litigation: On December 15, 1999, a complaint was filed against the Company on behalf of a former employee in federal court in New Jersey alleging claims for breach of contract, breach of the covenant of good faith and fair dealing, fraud, negligent misrepresentation, and promissory estoppel. The former employee contends he agreed to work for InfoSpace on the basis of certain misrepresentations, that he entered into an agreement with the Company that entitles him to an option to purchase 300,000 shares of the Company's common stock, and that he was terminated without cause. The former employee seeks
(1) the right to purchase the shares of stock, (2) unspecified compensatory and punitive damages, and (3) litigation costs and attorney's fees. On January 31, 2000, the Company answered the complaint. Discovery is complete. The case has been transferred to the United States District Court for the Western District of Washington and a trial date has not yet been set. The Company is currently investigating the claims at issue and believes the Company has meritorious defenses to such claims. Nevertheless, litigation is uncertain and the Company may not prevail in this suit.

  One of the shareholders of INEX Corporation filed a complaint on September 22, 1999 alleging that the original shareholders of INEX and INEX itself were bound by a shareholders agreement that entitled it to pre-emptive rights and rights of first refusal. The complaint alleges that INEX improperly made private placements, issued employee options and permitted share transfers after February 1997. The complainant alleges it should have acquired rights in approximately 88% of the INEX share capital, which would be less than one percent of our common stock. The complaint also alleges other breaches of contract, breach of fiduciary duty, corporate oppression, unlawful interference with economic relations and conspiracy. The complaint was amended on December 20, 1999 to allege that the Company assumed the obligations of

                                INFOSPACE, INC.

INEX under the alleged shareholders agreement as a result of our acquisition of INEX on October 14, 1999. The complaint seeks damages against the Company and named former INEX shareholders for the difference between the issue or sale price of INEX shares issued or transferred after February 1997 and before October 14, 1999 and the highest trading value of shares of the Company's common stock received or receivable in exchange attained before the date of trial. In the alternative, the complaint seeks special damages in the amount of $50,000,000 Canadian. The complaint also seeks $500,000 in punitive damages and constructive trusts, equitable liens and tracing remedies in both INEX shares formerly held by certain shareholders and shares of the Company's common stock received by those shareholders in exchange for their INEX shares. 435,134 shares of the Company's common stock and shares exchangeable into the Company's common stock that were part of the INEX purchase price which are held to satisfy this claim. The Company is currently investigating the claims at issue and believes the Company has meritorious defenses to such claims. Nevertheless, litigation is uncertain and the Company may not prevail in this suit.

  On December 23, 1998, the Company initiated litigation against Internet Yellow Pages, Inc., or IYP, by filing suit in United States District Court for the Western District of Washington. On February 3, 1999, the Company served a first amended complaint on IYP and Greg Crane, an agent of IYP, in which the Company asserted claims for (a) account stated, (b) breach of contract, and (c) fraud. On March 5, 1999, IYP answered the Company's complaint in the Washington action, and asserted claims for breach of contract, fraud, extortion and Consumer Protection Act violations. IYP seeks relief consisting of approximately $1,500,000 and other unquantified money damages and treble damages for the CPA and attorneys' fees. Discovery is complete. The Company is currently investigating the claims at issue and believes the Company has meritorious defenses to such claims. Nevertheless, litigation is uncertain and the Company may not prevail in these suits. The case is scheduled for a streamlined mini-trial before a federal magistrate on July 31, 2000.

  Settlement of litigation: On February 8, 2000, the Company reached a settlement with an alleged former employee. Under the terms of the settlement, the alleged former employee received a cash payment of $10.5 million. As this subsequent event was settled prior to the issuance of the financial statements, the expense has been recorded in the fourth quarter of 1999 in Other non-recurring expense.


  On February 22, 1999, the Company reached a settlement with a former employee. Under the terms of the settlement the former employee received a cash payment of $4.5 million. As this subsequent event was settled after December 31, 1998 but prior to the issuance of the financial statements, the expense was recorded in the fourth quarter of 1998 in Other non-recurring expense.

  Contingencies: In the Company's early stage of development, the Company did not clearly document arrangements with employees and consultants, including matters relating to the issuance of stock options. As a result of this incomplete documentation, the Company may receive claims in the future asserting rights to acquire common stock.

                                INFOSPACE, INC.

Note 9: Income Taxes

  No provision for federal income tax has been recorded as the Company has incurred net operating losses through December 31, 1999. The tax effects of temporary differences and net operating loss carryforwards that give rise to the Company's deferred tax assets and liabilities are as follows:

                                           1999          1998         1997
                                       ------------  ------------  -----------
Deferred tax assets:
  Net operating loss carryforward .... $ 24,633,500  $  3,036,000  $ 1,688,000
  Tax credits.........................    1,492,000       472,000      273,000
  Intangible amortization ............      428,000        60,000       37,000
  Compensation expense--stock options
   ...................................      204,000        59,000       59,000
  Allowance for bad debt .............      237,000       203,000       16,000
  Litigation accrual .................    3,675,000     1,530,000       47,000
  Accrued carriage fees...............      318,000           --           --
  Other, net .........................      473,500       503,000      636,000
  Warrants ...........................    6,002,000        46,000          --
  Deferred revenue ...................      199,000       473,000          --
  Sect. 195 start-up costs............    7,273,000     5,604,000    1,400,000
  State tax assets....................    4,236,000     2,564,000      445,000
                                       ------------  ------------  -----------
    Gross deferred tax assets ........   49,171,000    14,550,000    4,601,000
Deferred tax liabilities:
  Purchased technology ...............      868,000       252,000          --
  Prepaid expenses ...................      125,000       113,000          --
  Depreciation .......................      115,000        13,000        2,000
  Unrealized investment gains ........      463,000           --           --
  Other ..............................        5,000           --         2,000
                                       ------------  ------------  -----------
    Gross deferred tax liabilities ...    1,576,000       378,000        4,000
                                       ------------  ------------  -----------
    Net deferred tax assets ..........   47,595,000    14,172,000    4,597,000
Valuation allowance ..................  (47,595,000)  (14,172,000)  (4,597,000)
                                       ------------  ------------  -----------
Deferred tax balance ................. $        --   $        --   $       --
                                       ============  ============  ===========

  At December 31, 1999, 1998 and 1997, the Company fully reserved its deferred tax assets. The Company believes sufficient uncertainty exists regarding the realizability of the deferred tax assets such that a full valuation allowance is required. The net change in the valuation allowance during the years ended December 31, 1999, 1998 and 1997, was $33,423,000, $9,575,000 and $3,080,000,
respectively.

  As of December 31, 1999, the Company's federal net operating loss carryforward for income tax purposes was approximately $70 million. If not utilized, the federal net operating loss carryforwards will begin to expire between 2011 and 2019. Changes in ownership, as defined by Section 382 of the Code, may limit the amount of net operating loss carryforwards used in any one year. The Company's federal research tax credit carryforwards for income tax purposes are approximately $1,492,000. If not utilized, the federal tax credit carryforwards will begin to expire between 2011 and 2019.

  Deferred tax assets of approximately $17.5 million as of December 31, 1999 pertain to certain net operating loss carryforwards and credit carryforwards resulting from the exercise of employee stock options. When recognized, the tax benefit of these loss and credit carryforwards are accounted for as a credit to additional paid-in capital rather than a reduction of the income tax provision.

                                INFOSPACE, INC.

  The Company acquired Prio, Inc. in February 2000. As of the date of acquisition, the availability of Prio's tax attributes consisting primarily of net operating loss carryforwards and credit carryforwards will be limited under Federal and California tax laws. As of December 31, 1998, Prio, Inc. has federal net operating loss carryforwards of $20,750,000, which will expire between 2009 and 2019 and California net operating loss carryforwards of $21,033,000 which will expire from 2001 through 2004. Prio also has available research tax credit carryforwards of $1,120,000, which will expire between 2011 and 2019 and California research & manufacturing credits of $693,000 which will carry forward indefinitely.

Note 10: Net Loss Per Share

  The Company has adopted SFAS No. 128, Earnings per Share. Basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares consist of the incremental common shares issuable upon conversion of the exercise of stock options and warrants (using the treasury stock method). Common equivalent shares are excluded from the computation if their effect is antidilutive. The Company had a net loss for all periods presented herein; therefore, none of the options and warrants outstanding during each of the periods presented, as discussed in Note 5, were included in the computation of diluted loss per share as they were antidilutive. Options and warrants to purchase a total of 31,909,169, 12,757,182 and 5,517,716 shares of common stock were excluded from the calculations of diluted loss per share for the years ended December 31, 1999, 1998 and 1997, respectively. 680,000 contingently issuable shares of common stock have been excluded from the calculation of basic earnings per share for the year ended December 31, 1997 (Note 6).

Note 11: Information on Products and Services

  In June 1997, the FASB issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, SFAS No. 131 establishes standards for the way that companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers as well as the reporting of selected information about operating segments in interim financial statements for the year ended December 31, 1998. The adoption of SFAS 131 did not have a material effect on the Company's primary consolidated financial statements but did affect the Company's disclosures.

  The Company generates substantially all of its revenues through integrated technology and services delivered through a common physical infrastructure, and therefore the Company has only one reportable segment. Substantially all revenues are generated from domestic sources. Substantially all of the Company's long-lived assets are physically located within the United States.

  Total operating expenses are controlled centrally based on established budgets by operating department. Operating departments include product development, sales and marketing, account management and customer service, and finance and administration. Assets, technology, and personnel resources of the Company are shared and utilized for all of the Company's service offerings. These resources are allocated based on contractual requirements, the identification of enhancements to the current service offerings, and other non-financial criteria. The Company does not prepare operating statements by revenue source. The Company does not account for, and does not report to management, its assets or capital expenditures by revenue source.

                                INFOSPACE, INC.

 Revenue Information

  Revenues are derived from the Company's consumer, merchant and wireless services. These services generate revenues from advertising, content carriage, licensing fees, commerce transaction fees and guaranteed transaction fees in lieu of revenue share. Contracts with customers often utilize services from more than one area of service and include revenue from more than one revenue source.

                                                    Year Ended December 31,
                                               ---------------------------------
                                                  1999        1998       1997
                                               ----------- ---------- ----------
     Consumer revenues........................ $29,371,286 $8,370,965 $1,424,748
     Merchant revenues........................   7,355,717  1,260,962    391,794
     Wireless revenues........................     663,300        --         --
                                               ----------- ---------- ----------
     Total revenues........................... $37,390,303 $9,631,927 $1,816,542
                                               =========== ========== ==========

Note 12: Related-Party Transactions

  During the years ended December 31, 1999, 1998 and 1997, the Company sold advertising to other entities in which the Company's chief executive officer had equity interests resulting in revenues of $580,912, $19,269 and $200,000, respectively.

  During 1999, the Company entered into a technology license and development agreement for the development of a shopping cart technology with a software development company whose majority owner is related to the Company's Chairman. Under the terms of the agreement the Company paid a development fee of $400,000. The Company owns all rights to the technology and has granted a perpetual license to the software development company to use the developed technology for certain limited uses.

  In 1999 and 1998, Prio advanced to its affiliate $325,000 and $175,000, respectively. Payments which are due in 13 installments, as defined in the advance agreement, through December 2001, are applied against amounts due affiliate for consulting services provided by the affiliate to Prio. The total expense for such consulting services amounted to $100,000 and $270,000 for the years ended December 31, 1999 and 1998, respectively.

  The outstanding current portion of the advance is $187,000 and $100,000 as of December 31, 1999 and 1998, respectively. The long-term portion of $50,000 as of December 31, 1999 is included in Other Assets.

Note 13: Investments in Joint Ventures

  In 1998, the Company entered into a joint venture with Thomson Directories Limited to form TDL InfoSpace to replicate the Company's infrastructure services in Europe. TDL InfoSpace has targeted the United Kingdom as its first market, and content services were launched in the third quarter of 1998. Under the license agreement between Thomson and TDL InfoSpace, Thomson licenses its U.K. directory information database to TDL InfoSpace. Under the Web site services agreement between Thomson and TDL InfoSpace, Thomson also sells Internet yellow pages advertising for the joint venture through its local sales force. Under the Company's license agreement with TDL InfoSpace, the Company licenses technology and provides hosting services to TDL InfoSpace.

  In October 1997, Prio entered into a joint venture agreement with DataCard to form DSIPL. Pursuant to the terms of the joint venture agreement, DSIPL performs development services for DataCard and Prio.

                                INFOSPACE, INC.

Note 14: Subsequent Events (unaudited)

 Business Combinations:

  On August 4, 2000 the Company acquired all of the outstanding capital of Orchest, Inc., a privately held company based in Cupertino, California, for a purchase consideration of 255,288 shares of our common stock. Orchest is an online provider of financial services that enables users to access a consolidated view of their personal financial information from multiple institutions. The acquisition was accounted for as a purchase.

  On July 26, 2000, the Company signed a definitive agreement to acquire Seattle, Washington-based Go2Net, Inc., a provider of applications and technology infrastructure for narrowband and broadband. Under terms of the acquisition, which will be accounted for as a pooling of interests, the Company will exchange 1.82 shares of its common stock for each of Go2Net's shares and options. The Company expects to complete this acquisition in the third or fourth quarter of 2000, subject to satisfaction of customary closing conditions, including shareholder approval.

  On July 24, 2000, the Company signed a definitive agreement to acquire Thomson Directories Limited's investment in TDL InfoSpace. The acquisition of this investment will give the Company control of TDL InfoSpace. The number of shares to be exchanged will be determined at the close of the transaction. The Company expects this transaction to close in the third or fourth quarter of 2000.

  On July 3, 2000, the Company acquired Tempe, Arizona-based IQorder.com, a company that has developed technology that allows consumers to enter in a model number, UPC code, part number, barcode or ISBN in order to locate a product, compare prices and make an instant purchase. Under the terms of the acquisition, which will be accounted for as a purchase, the Company exchanged 989,959 shares of common stock for all of IQorder's outstanding shares, warrants and options valued at $58 million.

  On June 27, 2000, the Company signed a definitive agreement for an asset purchase with The boxLot Company. The asset purchase is valued at approximately $21.5 million. The Company expects this purchase to be completed in the third or fourth quarter of 2000.

 Commitments:

  In March 2000, the Company entered into a five-year lease agreement which began in May 2000 for the corporate headquarters in Bellevue, Washington. The Company will pay a monthly base rent of $250,825 per month during the first year, $252,647 per month during the second year, $263,551 per month during the third year, $265,373 per month during the fourth year and $276,276 per month during the final year.

 Investment in Joint Venture:

  On May 25, 2000, the Company sold its interest in DSIPL at an amount equal to the Company's book value.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and shareholders of Saraide, Inc. and Subsidiaries
San Mateo, California

  We have audited the accompanying consolidated balance sheets of Saraide, Inc. and subsidiaries (collectively, the "Company") as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1999, and the period from inception (June 30, 1998) to December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the year ended December 31, 1999, and the period from inception
(June 30, 1998) to December 31, 1998, in conformity with accounting principles generally accepted in the United States of America.

  The Company was in the development stage at December 31, 1998; during the year ended December 31, 1999, the Company completed its development activities and commenced its planned principal operations.

DELOITTE & TOUCHE LLP

San Jose, California
May 10, 2000

                         SARAIDE, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                             December 31,
                                                       -------------------------
                                                           1999         1998
                                                       ------------  -----------
                        ASSETS
Current Assets:
  Cash and cash equivalents........................... $  4,768,833  $ 2,319,678
  Accounts receivable, net of allowance for doubtful
   accounts of $18,203................................      619,560          --
  Other receivables...................................      291,713       37,220
  Prepaid expenses and other current assets...........      814,762       46,623
                                                       ------------  -----------
    Total current assets..............................    6,494,868    2,403,521
Intangible Assets, Net................................   13,031,596    1,800,000
Property and Equipment, Net...........................    7,694,196      672,933
Other Long-term Assets................................    1,042,590      290,657
                                                       ------------  -----------
Total................................................. $ 28,263,250  $ 5,167,111
                                                       ============  ===========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities............ $  4,443,038  $ 1,871,711
  Notes payable.......................................   18,950,332          --
  Current portion of capital lease obligations........      311,560          --
  Deferred revenue....................................      799,909          --
                                                       ------------  -----------
    Total current liabilities.........................   24,504,839    1,871,711
Capital Lease Obligations, net of current portion.....      909,957          --
                                                       ------------  -----------
    Total liabilities.................................   25,414,796    1,871,711
Commitments and Contingencies (Note 9)
Stockholders' equity;
  Series A convertible preferred stock, par value
   $0.01; 1999 and 1998, 25,000,000 shares and
   20,000,000 shares authorized, respectively; 1999
   and 1998, 19,061,478 shares and 6,751,078 shares
   issued and outstanding, respectively (liquidation
   preference of $19,061,478)............................   190,615       67,511
  Series B convertible preferred stock, par value
   $0.01; 1999, 2,166,667 shares authorized, 1,666,667
   shares issued and outstanding, none in 1998
   (liquidation preference of $7,500,000)................    16,667          --
  Common stock, par value $0.01; 1999 and 1998,
   43,833,333 and 20,010,000 shares authorized,
   respectively; 1999, 2,468,434 shares issued and
   outstanding, none in 1998..........................       24,684          --
  Additional paid-in capital..........................   37,637,463    6,683,567
  Accumulated deficit.................................  (31,247,278)  (3,411,379)
  Unearned compensation--stock options................   (3,719,960)         --
  Accumulated other comprehensive loss................      (53,737)     (44,299)
                                                       ------------  -----------
    Total stockholders' equity........................    2,848,454    3,295,400
                                                       ------------  -----------
Total................................................. $ 28,263,250  $ 5,167,111
                                                       ============  ===========

                See notes to consolidated financial statements.

                         SARAIDE, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                  Year Ended December 31, 1999 and Period from
              Inception (June 30, 1998) Through December 31, 1998

                                                           1999         1998
                                                        -----------  ----------
Revenues:
  Service revenue...................................... $ 1,662,066  $      --
  Consulting revenue...................................     150,000         --
                                                        -----------  ----------
    Total revenues.....................................   1,812,066         --
Cost of revenues.......................................   8,482,412         --
                                                        -----------  ----------
Gross loss.............................................   6,670,346         --
Operating expenses:
  Product development..................................   2,098,887   1,335,430
  Selling, general and administrative..................  10,279,438   2,161,603
  Amortization of intangible assets....................   1,953,520         --
  In-process research and development..................   3,460,000         --
  Stock compensation expense...........................   2,438,551         --
                                                        -----------  ----------
    Total operating expenses...........................  20,230,396   3,497,033
                                                        -----------  ----------
Operating loss.........................................  26,900,742   3,497,033
Other expense (income):
  Interest income......................................    (348,763)    (85,654)
  Interest expense.....................................   1,189,147         --
  Other................................................      94,773         --
                                                        -----------  ----------
    Total other expense (income).......................     935,157     (85,654)
                                                        -----------  ----------
Net loss...............................................  27,835,899   3,411,379
Currency translation adjustment........................       9,438      44,299
                                                        -----------  ----------
Comprehensive loss..................................... $27,845,337  $3,455,678
                                                        ===========  ==========



                See notes to consolidated financial statements.

                         SARAIDE, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                  Year Ended December 31, 1999 and Period from
              Inception (June 30, 1998) Through December 31, 1998

                           Series A Preferred
                                 Shares        Series B Preferred Shares     Common Stock
                          -------------------- ---------------------------------------------
                            Shares     Amount      Shares       Amount      Shares   Amount
                          ----------- -------- -------------- ---------------------- -------
Preferred stock issued
 to founders for cash in
 July 1998..............    4,751,078 $ 47,511            --  $       --         --  $   --
Preferred stock issued
 to Northern Telecom
 Ltd. in July 1998 for
 developed technology...    2,000,000   20,000            --          --         --      --
Net loss................          --       --             --          --         --      --
Currency translation
 adjustment.............          --       --             --          --         --      --
                          ----------- -------- -------------- ----------- ---------- -------
Balance, December 31,
 1998...................    6,751,078   67,511            --          --         --      --
  Exercise of stock
   options..............          --       --             --          --   1,554,199  15,542
  Common stock issued to
   employees............          --       --             --          --     914,235   9,142
  Warrants issued for
   technology...........          --       --             --          --         --      --
  Warrants issued for
   loan facility........          --       --             --          --         --      --
  Preferred stock and
   warrants issued for
   acquisition..........          --       --       1,666,667      16,667        --      --
  Preferred stock issued
   to investors.........   12,310,400  123,104            --          --         --      --
  Unearned
   compensation--stock
   options..............          --       --             --          --         --      --
  Compensation expense--
   stock options........          --       --             --          --         --      --
  Net loss..............          --       --             --          --         --      --
  Currency translation
   adjustment...........          --       --             --          --         --      --
                          ----------- -------- -------------- ----------- ---------- -------
Balance, December 31,
 1999...................   19,061,478 $190,615      1,666,667 $    16,667  2,468,434 $24,684
                          =========== ======== ============== =========== ========== =======

                                                                   Accumulated
                          Additional                                  Other         Total
                            Paid-in   Accumulated     Unearned    Comprehensive Stockholders'
                            Capital     Deficit     Compensation      Loss         Equity
                          ----------- ------------  ------------  ------------- -------------
Preferred stock issued
 to founders for cash in
 July 1998..............  $ 4,703,567 $        --   $       --      $    --     $  4,751,078
Preferred stock issued
 to Northern Telecom
 Ltd. in July 1998 for
 developed technology...    1,980,000          --           --           --        2,000,000
Net loss................          --    (3,411,379)         --           --       (3,411,379)
Currency translation
 adjustment.............          --           --           --       (44,299)        (44,299)
                          ----------- ------------  -----------     --------    ------------
Balance, December 31,
 1998...................    6,683,567   (3,411,379)         --       (44,299)      3,295,400
  Exercise of stock
   options..............      279,622          --           --           --          295,164
  Common stock issued to
   employees............      212,634          --           --           --          221,776
  Warrants issued for
   technology...........       62,500          --           --           --           62,500
  Warrants issued for
   loan facility........    2,795,000          --           --           --        2,795,000
  Preferred stock and
   warrants issued for
   acquisition..........    9,258,333          --           --           --        9,275,000
  Preferred stock issued
   to investors.........   12,187,296          --           --           --       12,310,400
  Unearned
   compensation--stock
   options..............    6,158,511          --    (6,158,511)         --              --
  Compensation expense--
   stock options........          --           --     2,438,551          --        2,438,551
  Net loss..............          --   (27,835,899)         --           --      (27,835,899)
  Currency translation
   adjustment...........          --           --           --        (9,438)         (9,438)
                          ----------- ------------  -----------     --------    ------------
Balance, December 31,
 1999...................  $37,637,463 $(31,247,278) $(3,719,960)    $(53,737)   $  2,848,454
                          =========== ============  ===========     ========    ============

                See notes to consolidated financial statements.

                         SARAIDE, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  Year Ended December 31, 1999 and Period from
              Inception (June 30, 1998) Through December 31, 1998

                                                         1999         1998
                                                     ------------  -----------
Cash Flows From Operating Activities:
 Net loss........................................... $(27,835,899) $(3,411,379)
 Reconciliation to net cash used in operating
  activities:
  Depreciation of property and equipment............    1,095,591       38,283
  Amortization expense..............................    1,953,520      200,000
  In-process research and development...............    3,460,000          --
  Non-cash compensation expense--stock options......    2,438,551          --
  Non-cash interest expense--warrants...............      745,332          --
  Changes in operating assets and liabilities:
   Accounts receivable..............................   (1,452,925)     (37,220)
   Other non-current assets.........................     (751,933)         --
   Prepaid expenses.................................   (1,059,446)     (46,623)
   Accounts payable and accrued liabilities.........      514,532    1,871,711
   Deferred revenue.................................      799,909          --
   Other current liabilities........................    3,115,099          --
                                                     ------------  -----------
    Net cash used in operating activities...........  (16,977,669)  (1,385,228)
Cash Flows From Investing Activities:
 Capital expenditures...............................   (6,958,460)    (711,216)
 Internally developed software......................   (1,345,661)         --
 Cash balances of acquired business--GSM Network....       50,384          --
 Acquisition of GSM Information Network (Note 3)....   (2,358,858)
 Deposits...........................................                  (290,657)
                                                     ------------  -----------
    Net cash used in investing activities...........  (10,612,595)  (1,001,873)
Cash Flows From Financing Activities:
 Notes payable to related parties...................   16,000,000          --
 Proceeds from issuance of common stock.............      516,940          --
 Net proceeds from capital leases...................    1,221,517          --
 Proceeds from issuance of preferred stock..........   12,310,400    4,751,078
                                                     ------------  -----------
    Net cash provided by financing activities.......   30,048,857    4,751,078
Impact of Changes in Current Exchange Rates.........       (9,438)     (44,299)
                                                     ------------  -----------
Net Increase in Cash and Cash Equivalents...........    2,449,155    2,319,678
Cash and Cash Equivalents:
 Beginning of year..................................    2,319,678          --
                                                     ------------  -----------
 End of year........................................ $  4,768,833  $ 2,319,678
                                                     ============  ===========
Supplemental Disclosure of Cash Flow Information:
 Warrant for loan facility.......................... $  2,795,000  $       --
                                                     ============  ===========
 Preferred stock and warrants issued for GSM
  Information Network acquisition................... $  9,275,000  $       --
                                                     ============  ===========
 Warrants issued for technology..................... $     62,500  $       --
                                                     ============  ===========
 Cash paid during the year for interest............. $     58,308  $       --
                                                     ============  ===========
 Preferred stock issued for developed technology.... $        --   $ 2,000,000
                                                     ============  ===========

                See notes to consolidated financial statements.

                         SARAIDE, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Year Ended December 31, 1999 and Period from
              Inception (June 30, 1998) Through December 31, 1998

Note 1: Nature of Business and Subsequent Event

  Business--Saraide, Inc. (a Delaware corporation) and its subsidiaries (collectively, the "Company") develops processing and transmission engines and establishes relationships with data or information providers for the purposes of developing, improving and distributing services that enable wireless carriers and internet content providers to create and deliver wireless internet services via both Short Message Service ("SMS") and Wireless Application Protocol ("WAP") technologies.

  During the period from its inception (June 30, 1998) to December 31, 1998, the Company devoted substantially all of its efforts to recruiting personnel to conduct research, product development, and sales and marketing and did not generate revenues from services. During the year ended December 31, 1999, the Company completed its development activities and commenced its planned principal operations.

  Subsequent Events--On March 10, 2000, the Company was acquired by InfoSpace, Inc. (formerly InfoSpace.com, Inc.), a global Internet information infrastructure services company. Under the terms of the Reorganization Agreement, InfoSpace's wireless services were merged with and into the Company, and InfoSpace issued 9,590,864 shares (or options to purchase shares), as adjusted for a subsequent 2:1 stock split, of its common stock in exchange for eighty-percent (80%) of the then outstanding shares of the Company's common and preferred stock, and options to purchase shares of common stock.

Note 2: Summary of Significant Accounting Policies

  Basis of Presentation--The consolidated financial statements include the accounts of Saraide, Inc. and its wholly-owned subsidiaries Saraide.com Ltd. (Canada), GSM Information Network, b.v. (GIN) and Saraide Sarl (France). All intercompany balances and transactions have been eliminated.

  Business combinations--The acquisition of GIN (Note 3) was accounted for under the purchase method of accounting in accordance with the provisions of Accounting Principles Board Opinion ("APB") No. 16, "Business Combinations", and the consolidated financial statements include the results of operations of GIN from the date of acquisition. Net assets of GIN were recorded at their fair value at the date of acquisition with the excess of the purchase price over such fair values allocated to goodwill.

  Use of Estimates in Preparation of Financial Statements--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents--The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents include amounts held in bank demand accounts and highly liquid money market funds. The carrying amount of money market funds approximates fair value due to the short maturity of these instruments. The Company's policy is to place its cash and cash equivalents with high credit quality financial institutions, government agencies and corporate entities.

  Property and Equipment--Property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives. Computer equipment, computer software, computer licenses and other property, plant and equipment are depreciated over periods ranging from 3 to 5 years.

                         SARAIDE, INC. AND SUBSIDIARIES

Leasehold improvements are amortized over the shorter of their estimated lives, being 3 years, or the lease term, including option periods, as appropriate.

  Intangible Assets--Intangible assets, consisting of the rights and title to Northern Telecom Ltd.'s DNSP developed software, goodwill and other intangible assets associated with the acquisition of GIN (Note 3), are amortized using the straight-line basis over their estimated useful lives of five years. Accumulated amortization was $2,153,000 and $200,000 at December 31, 1999 and 1998, respectively.

  Long-Lived Assets--In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", the Company reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under SFAS 121, an impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. No such impairment losses were identified by the Company for the years ended December 31, 1999 and in the period from inception to December 31, 1998.

  Revenue Recognition--Revenue recognition policies for each revenue source are as follows:

  . Services--Service revenues are comprised of amounts earned for the delivery of messaging services to wireless carriers. Revenue for these services is recognized as incurred and billed. Fees billed to mobile phone carriers for the set-up and integration of service agreements are deferred and recognized ratably over the contract period.

  . Consulting--Consulting revenues are recognized upon delivery of services to end users.

  Research and Development--Research and development expenses are charged to operations as incurred.

  Foreign Currency--The functional currencies of the foreign subsidiaries are the local currencies. Assets and liabilities denominated in foreign currencies are translated at the exchange rate at the balance sheet date. Translation adjustments resulting from this process are charged or credited to Other Comprehensive Income (Loss). Revenue and expenses are translated at average rates of exchange prevailing during the period. Gains and losses on foreign currency transactions are included in Other Expense (Income).

  Comprehensive Income (Loss)--At December 31, 1999 and 1998, accumulated other comprehensive loss consisted of unrealized exchange rate losses.

  Concentration of credit risk--Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents and trade receivables. These instruments are generally unsecured and uninsured. Accounts receivables are typically unsecured and are derived from revenues earned from wireless carriers located primarily in the Netherlands. The Company performs ongoing credit evaluations of its customers and maintains reserves for potential credit losses. For the years ended December 31, 1999, four customers accounted for approximately 33%, 17%, 13% and 10% of revenues. At December 31, 1999, three customers accounted for approximately 20%, 18% and 16% of account receivables.

  Stock-Based Compensation--As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation", the Company has elected to account for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees." Options granted to non-employees are accounted for using the minimum value method prescribed by SFAS 123.

                         SARAIDE, INC. AND SUBSIDIARIES

  Unearned compensation--Unearned compensation represents the unamortized difference between the option exercise price and the fair value of the Company's common stock for shares subject to grant at the grant date, for options issued under the Company's stock incentive plan (Note 7). Amortization of unearned compensation is charged to operations over the vesting period of the options.

  Income Taxes--The Company accounts for income taxes using the asset and liability approach for financial reporting purposes. Under SFAS No. 109 "Accounting for Income Taxes", deferred tax assets, including net operating loss carryforwards, and liabilities are determined based on temporary differences between the book and tax basis of assets and liabilities. The Company has fully provided for its net operating loss carry forwards as realization is not assured.

  Recent Accounting Pronouncements--In June 1998, the FASB issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. The Company is required to adopt SFAS No. 133 for its fiscal year ending December 31, 2001. Management anticipates the adoption of SFAS No. 133 will not have a significant effect, if any, on the Company's financial position or results of operations.

  Effective January 1, 1999, the Company adopted Statement of Position No. 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Accordingly, in 1999 the Company capitalized direct payroll costs totaling $1,345,661. No depreciation of such costs was recorded in fiscal 1999 as the projects were in progress at year-end. Prior to adoption of SOP 98-1, such software development costs were expensed as incurred.

Note 3: Purchase Business Combinations

  On May 25, 1999, the Company acquired all of the common stock of GIN, a privately held company, for a purchase consideration of $16,775,000, consisting of $7,500,000 in cash ($2,500,000 paid in September 1999 and $5,000,000 to be paid in May 2000); and $9,275,000 representing 1,666,667 shares of Series B Preferred Stock at $4.50 per share, and warrants to purchase a total of 500,000 shares of Series B Preferred Stock, at $1.00 per share.

  The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values as follows:

   Goodwill........................................................ $ 7,972,617
   Developed technology............................................   3,800,000
   In-process research and development.............................   3,460,000
   Customer list...................................................   1,200,000
   Assembled workforce.............................................     150,000
   Other net assets................................................     192,383
                                                                    -----------
     Fair value of net assets acquired............................. $16,775,000
                                                                    ===========

  Accounting principles generally accepted in the United States of America require purchased in-process research and development with no alternative future use to be recorded and charged to expense in the period acquired. Accordingly, the results of operations for the year ended December 31, 1999, include the write-off of $3,460,000 of purchased in-process research and development.

                         SARAIDE, INC. AND SUBSIDIARIES

  The operating results of GIN have been included in the consolidated statements of operations from the date of acquisition. Unaudited pro forma results of operations, assuming the acquisition had taken place at January 1, 1999, would be as follows:

                                                                       1999
                                                                   ------------
   Revenue........................................................ $  2,939,000
                                                                   ============
   Operating loss.................................................  (28,012,000)
                                                                   ============
   Net loss.......................................................  (28,947,000)
                                                                   ============

Note 4: Property and Equipment

  Property and equipment at December 31 consists of:

                                                             1999        1998
                                                          -----------  --------
   Computer hardware..................................... $ 2,795,099  $484,650
   Computer software.....................................   4,027,459   143,907
   Office equipment......................................     543,396    82,659
   Leasehold improvements................................   1,459,244       --
   Other.................................................       4,374       --
                                                          -----------  --------
                                                            8,829,572   711,216
   Accumulated depreciation and amortization.............  (1,135,376)  (38,283)
                                                          -----------  --------
                                                          $ 7,694,196  $672,933
                                                          ===========  ========

Note 5: Accrued Liabilities

  Accounts payable and accrued liabilities at December 31 consist of:

                                                             1999       1998
                                                          ---------- ----------
   Accounts payable...................................... $2,908,523 $1,076,625
   Accrued payroll and related benefits..................    526,958    489,712
   Accrued interest......................................    385,507        --
   Accrued rent..........................................    320,270    303,822
   Taxes payable.........................................    181,412        --
   Other accrued liabilities.............................    120,368      1,552
                                                          ---------- ----------
                                                          $4,443,038 $1,871,711
                                                          ========== ==========

Note 6: Notes Payable

  Notes Payable at December 31, 1999 consists of:

   Bridge loan from shareholders................................... $16,000,000
   Discount on bridge loan.........................................  (2,049,668)
   Note payable for the GIN Acquisition (Note 3)...................   5,000,000
                                                                    -----------
                                                                    $18,950,332
                                                                    ===========

  On September 1, 1999 and November 9, 1999, the Company entered into bridge loan agreements with its shareholders by issuing convertible promissory notes (Promissory Notes), bearing interest at prime (8.50% at December 31, 1999) in exchange for $10 million and $6 million in cash, respectively. Principal and any accrued but unpaid interest were due and payable on December 31, 2000.

                         SARAIDE, INC. AND SUBSIDIARIES

  In connection with the first bridge loan, the Company granted the shareholders warrants ("Warrants") expiring December 31, 2004 or on the occurrence of a liquidity event, as defined, and exercisable for shares of Series A at a rate of 50,000 shares per $1 million of principal amount of the applicable Promissory Note, at a purchase price of either (i) $10.00 per share if the Next Financing were not to have occurred on or prior to December 31, 1999 or (ii) the price per share of the Company's most senior equity securities issued and sold at the Next Financing if this event were to have occurred on or prior to December 31, 1999. No beneficial conversion feature was attributed to the warrants as the $10 per share represent management's best estimate of the fair value of the Next Financing. The estimated value of the warrants was $2,795,000 when issued. Such amount was recognized as an addition to shareholders equity with an offsetting discount against the $10,000,000 face amount of the first bridge loan. The discount is being amortized to interest expense over the term of the loan agreements. Such amortization totaled approximately $745,000 for the year ended December 31, 1999.

  On December 13, 1999, the Company entered into an Election and Termination Agreement in which the shareholders elected not to convert the Promissory Notes into equity and to terminate the Warrants in exchange for the Company's promise to repay the bridge loans as soon as practicable following the closing of the transactions contemplated by the Reorganization Agreement (Note 1). As a result, the bridge loans were repaid immediately following the acquisition of the Company by InfoSpace, Inc., on March 10, 2000.

Note 7: Shareholders' Equity

  Significant terms of the Series A and B preferred shares, which are not redeemable, are as follows:

  Conversion Rights--Each share of Series A and B is convertible (1) at the option of the holder into a number of common shares determined by dividing the Conversion Price, as defined, by the $1.00 and $4.50 Issue Prices, respectively, and (2) will automatically convert into shares of common stock upon the closing of a firmly underwritten public offering by the Company resulting in gross proceeds to the Company of not less than $25,000,000 at a price per share equal to at least $10.00, as adjusted for dilution, provided that the valuation of the Company prior to such offering is not less than $75,000,000 ("Qualified Public Offering"). The Conversion Price is subject to adjustments for certain dilutive issuances, splits and combinations, as defined.

  Liquidation Preferences--Upon any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, Series A and B holders are entitled to receive a distribution in the amount per share equal to the Issue Price as adjusted for stock splits, combinations, recapitalizations or Preferred Dividends, prior and in preference to any payments to common stockholders. After payment of these preferences, any remaining assets shall be distributed ratably to common stock holders.

  Dividend Rights--No dividends or other distributions on common stock unless the Series A and B holders simultaneously receive a distribution at least equal to the per share amount to be declared, paid or set aside for the common stock, multiplied by the number of shares of common stock into which such Series A and B shares is then convertible.

  Voting Rights--The Series A and B holders have the number of votes equal to the number of shares of common stock into which such Series A and B shares are then convertible, and vote together with the common stock holders as a single class.

Stock Option Plans

  In December 1998, the Board of Directors approved the 1998 Equity Incentive Plan (the Plan). The Plan provides employees (including officers and directors who are employees) of the Company an

                         SARAIDE, INC. AND SUBSIDIARIES
opportunity to purchase shares of stock pursuant to options which may qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the Code), and employees, officers, directors, independent contractors and consultants of the Company an opportunity to purchase shares of stock pursuant to options which are not described in Section 422 of the Code (nonqualified stock options). Not more than 4,185,000 shares of stock shall be available for the grant of options under the Plan. If an option is surrendered or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to option but on which the options have not been exercised shall continue to be available under the Plan. The Plan is administered by a committee appointed by the Board of Directors. This committee has the authority to determine the employees, officers, independent contractors and consultants (excluding member(s) of the committee) to whom awards will be made, the amount of the awards, and the other terms and conditions of the awards. Options granted under the Plan typically vest over four years, ratably on a quarterly basis.

  If the continuous service of a participant in the Plan terminates due to an involuntary termination without cause or due to a constructive termination, as defined, within one month before, or eighteen months after a Change of Control, as defined, the vesting and exercisability of all stock option awards of the participant are accelerated in full. The transaction with InfoSpace described in Note 1 resulted in a Change in Control.

  The following transactions have occurred in the Plan from its adoption through December 31, 1999:

                                                                      Weighted
                                                                      Average
                                                          Number of   Exercise
                                                           Options     Price
                                                          ----------  --------
   Granted (fair value of $0.24 per share)...............    612,235   $0.24
   Exercised.............................................        --      --
   Canceled..............................................        --      --
                                                          ----------
   Outstanding, December 31, 1998 (612,235 options
    exercisable).........................................    612,235    0.24
   Granted (fair value of $1.27 per share)...............  2,281,650    0.19
   Exercised............................................. (1,554,199)   0.19
   Canceled..............................................   (198,343)   0.13
                                                          ----------
   Outstanding, December 31, 1999 (1,141,343 options
    exercisable).........................................  1,141,343    0.22
                                                          ==========

  At December 31, 1999, a total of 1,489,458 shares were available for future grants under the Plan.

  The following table summarizes information as of December 31, 1999 concerning options outstanding:

                                                       Options Outstanding
                                                   ----------------------------
                                                               Weighted Average
      Ranges of                                                   Remaining
       Exercise                                      Number      Contractual
        Prices                                     Outstanding   Life (Yrs.)
      ---------                                    ----------- ----------------
     $0.10........................................    753,931        7.95
     $0.45........................................    387,412        9.71
                                                    ---------        ----
     $0.10-0.45...................................  1,141,343        8.53
                                                    =========        ====

Additional Stock Plan Information

  As discussed in Note 1, the Company accounts for stock-based awards to employees using the intrinsic value method in accordance with APB No. 25, "Accounting for Stock Issued to Employees," and its related

                         SARAIDE, INC. AND SUBSIDIARIES
interpretations. Accordingly, no compensation expense has been recognized in the financial statements for employee stock awards granted at fair market value.

  SFAS No. 123, "Accounting for Stock-Based Compensation," requires the disclosure of pro forma net income as if the Company had adopted the fair value method. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of the minimum value method, which requires subjective assumptions, including the expected time to exercise, which affect the calculated values. The Company's calculations were made using the minimum value method with the following weighted average assumptions for 1999 and 1998, respectively: no dividends during the expected term; risk-free interest rates ranging from 4.80% to 5.82%, and expected life of five years. The Company's calculations are based on a multiple option valuation approach and forfeitures are recognized as they occur. If the computed fair value of the employee awards had been amortized to expense over the vesting period of the employee awards, pro forma net loss would have been $28,566,000 for the fiscal year ended December 31, 1999 and would not have been materially different from the net loss for the period from inception through December 31, 1998.

Note 8: Income Taxes

  Deferred tax assets (liabilities) are comprised of the following at December
31:

                                                          1999         1998
                                                       -----------  -----------
   Net operating loss carryforwards--US............... $ 5,758,000  $ 1,284,000
   Net operating loss carryforwards--Foreign..........   3,007,000          --
   Depreciation and amortization......................     183,000      263,000
   Stock compensation.................................     449,000          --
   Deferred revenue...................................     259,000          --
   Other..............................................     329,000       66,000
                                                       -----------  -----------
     Total gross deferred tax assets..................   9,985,000    1,613,000
   Valuation allowance................................  (9,985,000)  (1,613,000)
                                                       -----------  -----------
   Net deferred tax assets............................ $       --   $       --
                                                       ===========  ===========

  At December 31, 1999, the Company has available federal and California state net operating loss carryforwards of approximately $16,934,000 and $2,625,000, respectively, to offset future taxable income through 2019 and 2003, respectively. The Company also has net operating loss carryforwards for Canadian tax purposes of approximately $6,834,000 which will begin to expire in 2005. In addition, the Company has Canadian investment tax credits of approximately $170,000 available to be carried forward. The investment tax credits will expire beginning in 2008. At December 31, 1999, the deferred tax assets have been fully reserved due to the uncertainty surrounding the realization of such benefits.

  Current tax laws impose substantial restrictions on the utilization of net operating loss and credit carryforwards in the event of an "ownership change," as defined by the Internal Revenue Code. The events described under Note 1 may limit the Company's ability to utilize its carryforwards.

Note 9: Commitments and Contingencies

  Leases and Third Party Service Agreements--The Company's offices are leased under various noncancelable operating lease arrangements. The agreements expire at various dates through May 2004, and certain of the leases contain renewal options. The Company also leases certain equipment under various

                         SARAIDE, INC. AND SUBSIDIARIES
capital and operating lease agreements. Future minimum lease payments under capital and operating leases were as follows at December 31, 1999:

                                                           Capital   Operating
                                                            Leases     Leases
                                                          ---------- ----------
   Fiscal year ending:
     2000................................................ $  515,287 $1,823,361
     2001................................................    507,735  1,296,366
     2002................................................    320,661    749,870
     2003................................................        --     369,150
     2004................................................        --     153,813
                                                          ---------- ----------
   Total minimum lease payments..........................  1,343,683 $4,392,560
                                                                     ==========
   Amount representing interest..........................    122,166
                                                          ----------
   Present value of minimum lease payments...............  1,221,517
   Current portion.......................................    311,560
                                                          ----------
   Long-term obligations................................. $  909,957
                                                          ==========

  Capital lease obligations are collateralized by equipment with a cost of $1,572,982 (net book value of $1,482,587) at December 31, 1999.

  Rent expense related to operating leases was $1,672,538 in fiscal 1999.

Note 10: Employee Benefit Plan

  During 1999, the Company adopted a 401(k) Profit Sharing Plan. Qualified employees as defined under the Plan are eligible to participate and may make voluntary contributions subject to the limitation set forth by the Plan or applicable tax laws. Employee salary contributions are fully vested. The Company may make discretionary contributions as determined by the Company's management. There were no contributions made during 1999.

Note 11: Subsequent Event (unaudited)

  The Company recorded a restructuring charge of $2,171,462 in the second quarter of 2000 for the closure of its Dallas, Texas facility. The restructuring charges are broken down as follows:

                                                         Restructuring Reserve
              Type of Charge               Cash/Non-cash    Charge     Balance
              --------------               ------------- ------------- --------
Severance and related costs...............     Cash       $  957,000   $957,000
Lease termination penalties...............     Cash          412,300        --
Leasehold improvements....................     Cash          802,162        --
                                                          ----------   --------
                                                          $2,171,462   $957,000

                                  * * * * * *

                                                                         ANNEX A

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                INFOSPACE, INC.

                            GIANTS ACQUISITION CORP.

                                      AND

                                  GO2NET, INC.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I  THE MERGER...................................................... A- 6
  1.1  The Merger.......................................................... A- 6
  1.2  Effective Time; Closing............................................. A- 6
  1.3  Effect of the Merger................................................ A- 6
  1.4  Certificate of Incorporation; Bylaws................................ A- 6
  1.5  Directors and Officers.............................................. A- 6
  1.6  Effect on Capital Stock............................................. A- 6
  1.7  Surrender of Certificates........................................... A- 8
  1.8  No Further Ownership Rights in Company Common Stock................. A- 9
  1.9  Lost, Stolen or Destroyed Certificates.............................. A- 9
  1.10 Tax and Accounting Consequences..................................... A- 9
  1.11 Taking of Necessary Action; Further Action.......................... A- 9

ARTICLE II REPRESENTATIONS AND WARRANTIES OF COMPANY....................... A-10
  2.1  Organization of Company............................................. A-10
  2.2  Company Capital Structure........................................... A-10
  2.3  Obligations With Respect to Capital Stock........................... A-10
  2.4  Authority........................................................... A-11
  2.5  SEC Filings; Company Financial Statements........................... A-12
  2.6  Absence of Certain Changes or Events................................ A-13
  2.7  Taxes............................................................... A-13
  2.8  Company Intellectual Property....................................... A-14
  2.9  Compliance; Permits; Restrictions................................... A-16
  2.10 Litigation.......................................................... A-16
  2.11 Brokers' and Finders' Fees.......................................... A-16
  2.12 Employee Benefit Plans.............................................. A-16
  2.13 Absence of Liens and Encumbrances................................... A-18
  2.14 Environmental Matters............................................... A-18
  2.15 Labor Matters....................................................... A-18
  2.16 Agreements, Contracts and Commitments............................... A-19
  2.17 Statements; Joint Proxy Statement/Prospectus........................ A-20
  2.18 Board Approval...................................................... A-20
  2.19 State Takeover Statutes............................................. A-20
  2.20 Fairness Opinion.................................................... A-20

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB........ A-21
  3.1  Organization of Parent.............................................. A-21
  3.2  Parent Capital Structure............................................ A-21
  3.3  Obligations With Respect to Capital Stock........................... A-21
  3.4  Authority........................................................... A-22
  3.5  SEC Filings; Parent Financial Statements............................ A-23
  3.6  Absence of Certain Changes or Events................................ A-24
  3.7  Taxes............................................................... A-24
  3.8  Parent Intellectual Property........................................ A-24
  3.9  Compliance; Permits; Restrictions................................... A-25
  3.10 Litigation.......................................................... A-26
  3.11 Brokers' and Finders' Fees.......................................... A-26
  3.12 Employee Benefit Plans.............................................. A-26
  3.13 Absence of Liens and Encumbrances................................... A-28

  3.14 Environmental Matters.............................................. A-28
  3.15 Labor Matters...................................................... A-28
  3.16 Agreements, Contracts and Commitments.............................. A-28
  3.17 Statements; Joint Proxy Statement/Prospectus....................... A-29
  3.18 Board Approval..................................................... A-30
  3.19 State Takeover Statutes............................................ A-30
  3.20 Fairness Opinion................................................... A-30

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME............................ A-30
  4.1  Conduct of Business by Company..................................... A-30
  4.2  Conduct of Business by Parent...................................... A-32

ARTICLE V ADDITIONAL AGREEMENTS........................................... A-35
  5.1  Joint Proxy Statement/Prospectus; S-4; Other Filings; Board
       Recommendations.................................................... A-35
  5.2  Stockholder Meetings............................................... A-36
  5.3  Confidentiality; Access to Information............................. A-38
  5.4  No Solicitation.................................................... A-38
  5.5  Public Disclosure.................................................. A-39
  5.6  Commercially Reasonable Efforts; Notification...................... A-39
  5.7  Third Party Consents............................................... A-40
  5.8  Stock Options; ESPP and Employee Benefits.......................... A-40
  5.9  Form S-8........................................................... A-42
  5.10 Indemnification.................................................... A-42
  5.11 Affiliate Agreements............................................... A-42
  5.12 Regulatory Filings; Reasonable Efforts............................. A-43
  5.13 Action by Board of Directors....................................... A-43
  5.14 Parent of Board of Directors....................................... A-43
  5.15 Nasdaq Listing..................................................... A-44
  5.16 Opinion of Accountants............................................. A-44
  5.17 Tax-Free Reorganization............................................ A-44
  5.18 Non-Disclosure, Invention Release and Non-Competition Agreements... A-44

ARTICLE VI CONDITIONS TO THE MERGER....................................... A-44
  6.1  Conditions to Obligations of Each Party to Effect the Merger....... A-44
  6.2  Additional Conditions to Obligations of Company.................... A-45
  6.3  Additional Conditions to the Obligations of Parent and Merger Sub.. A-45

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER............................. A-46
  7.1  Termination........................................................ A-46
  7.2  Notice of Termination; Effect of Termination....................... A-48
  7.3  Fees and Expenses.................................................. A-48
  7.4  Amendment.......................................................... A-49
  7.5  Extension; Waiver.................................................. A-49

ARTICLE VIII GENERAL PROVISIONS........................................... A-49
  8.1  Non-Survival of Representations and Warranties..................... A-49
  8.2  Notices............................................................ A-50
  8.3  Interpretation..................................................... A-50
  8.4  Counterparts....................................................... A-51
  8.5  Entire Agreement; Third Party Beneficiaries........................ A-51
  8.6  Severability....................................................... A-51

  8.7  Other Remedies; Specific Performance................................ A-51
  8.8  Governing Law....................................................... A-51
  8.9  Rules of Construction............................................... A-51
  8.10 Assignment.......................................................... A-51
  8.11 Waiver of Jury Trial................................................ A-51

                               INDEX OF EXHIBITS

     Exhibit A-1 Form of Company Voting Agreement

     Exhibit A-2 Form of Parent Voting Agreement

     Exhibit B   Form of Stock Option Agreement

     Exhibit C-1 Form of Company Affiliate Agreement

     Exhibit C-2 Form of Parent Affiliate Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION

  This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of July 26, 2000, among InfoSpace, Inc., a Delaware corporation ("Parent"), Giants Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Go2Net, Inc., a Delaware corporation ("Company").

                                    RECITALS

  A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("Delaware Law"), Parent, Merger Sub and Company intend to enter into a business combination transaction.

  B. The Board of Directors of Company (i) has determined that the Merger (as defined in Section 1.1) is consistent with and in furtherance of the long-term business strategy of Company and fair to, and in the best interests of, Company and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) has adopted a resolution declaring the Merger advisable and (iv) has determined to recommend that the stockholders of Company adopt this Agreement.

  C. The Board of Directors of Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of, Parent and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) has adopted a resolution declaring the Merger advisable and (iv) has determined to recommend that the stockholders of Parent approve the issuance of shares of Parent Common Stock (as defined below) pursuant to the Merger (the "Share Issuance").

  D. Concurrently with the execution of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement: (1) certain stockholders of Company are entering into Voting Agreements in substantially the form attached hereto as Exhibit A-1 (the "Company Voting Agreements"), (2) Company is executing and delivering a Stock Option Agreement in favor of Parent in substantially the form attached hereto as Exhibit B (the "Stock Option Agreement"), (3) certain Company Affiliates are entering into Company Affiliate Agreements in substantially the form attached hereto as Exhibit C-1 (the "Company Affiliate Agreements"), and (4) certain individuals are entering into Acknowledgment Agreements in substantially the form attached hereto as Exhibit D (the "Acknowledgment Agreements").

  E. Concurrently with the execution of this Agreement and as a condition and inducement to Company's willingness to enter into this Agreement: (1) certain stockholders of Parent are entering into Voting Agreements in substantially the form attached hereto as Exhibit A-2 (the "Parent Voting Agreements"), and (2) certain Parent affiliates are entering into Parent Affiliate Agreements in substantially the form attached as Exhibit C-2 hereto (the "Parent Affiliate Agreements").

  E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

  F. It is also intended by the parties hereto that the Merger shall qualify for accounting treatment as a pooling of interests.

  NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

  1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into Company (the "Merger"), the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation. Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

  1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the "Certificate of Merger") (the time of such filing (or such later time as may be agreed in writing by Company and Parent and specified in the Certificate of Merger) being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). The closing of the Merger (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in
Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

  1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

  1.4 Certificate of Incorporation; Bylaws.

    (a) At the Effective Time, subject to the provisions of Section 5.10, the Certificate of Incorporation of Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation; provided, however, that the Certificate of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "Go2Net, Inc.".

    (b) Subject to the provisions of Section 5.10, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the effective time, the Bylaws of the Surviving Corporation.

  1.5 Directors and Officers. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time until their successors shall have been duly elected and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time.

  1.6 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, Company or the holders of any of the following securities, the following shall occur:

    (a) Conversion of Company Common Stock. In accordance with the Certificate of Designation of the Company, each share of Preferred Stock, par value $0.01 per share (the "Company Preferred Stock") issued and outstanding immediately prior to the Effective Time will automatically be converted into 30.2526 shares of Common Stock, par value $0.01 per share, of Company (the "Company

  Common Stock"). Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (including shares of Preferred Stock converted into Company Common Stock, but excluding any share of Company Common Stock to be canceled and extinguished pursuant to Section 1.6(b)) will be automatically converted (subject to Sections 1.6(e) and
  (f)) into 1.82 (the "Exchange Ratio") of a share of Common Stock, par value $0.001 per share, of Parent (the "Parent Common Stock"), which shall be referred to in this Agreement as the "Merger Consideration." If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

    (b) Cancellation of Company-Owned Stock. Each share of Company Common Stock held by Company or any direct or indirect wholly-owned subsidiary of Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

    (c) Stock Options; Employee Stock Purchase Plans. At the Effective Time, all options to purchase Company Common Stock then outstanding under Company's 2000 Stock Option Plan and 1996 Stock Option Plan, the Authorize.Net Corporation 1999 Stock Incentive Plan, the Silicon Investor, Inc. 1996 Plan, the Web 21 Stock Option Plan, the Haggle Online, Inc. Non-qualified Stock Option Agreement and the IQC Option to Purchase Common Stock (collectively, the "Company Option Plans"), and Company Option Plans themselves, shall be assumed by Parent in accordance with Section 5.8. At the Effective Time, Company's 1999 Employee Stock Purchase Plan (the "ESPP") will be terminated in accordance with Section 5.8.

    (d) Capital Stock of Merger Sub. Each share of Common Stock, $0.001 par value per share, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.001 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

    (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exercisable or exchangeable for Parent Common Stock or Company Common Stock), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Company Common Stock occurring or having a record date on or after the date hereof and prior to the Effective Time.

    (f) Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificates(s) (as defined in Section 1.7(c)) receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average closing price of one share of Parent Common Stock for the five (5) most recent days that Parent Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market ("Nasdaq").

  1.7 Surrender of Certificates.

    (a) Exchange Agent. Prior to the Effective Time, Parent shall select a bank or trust company reasonably acceptable to Company to act as the exchange agent (the "Exchange Agent") in the Merger.

    (b) Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the shares of Parent Common Stock issuable pursuant to Section 1.6(a) in exchange for outstanding shares of Company Common Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(f) and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 1.7(d).

    (c) Exchange Procedures. As soon as practicable after the Effective Time, and in no event later than fifteen (15) days thereafter, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective
  Time) of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock pursuant to Section 1.6(a), cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.7(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock into which their shares of Company Common Stock were converted pursuant to
  Section 1.6(a), payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 1.6(f) and any dividends or other distributions payable pursuant to Section 1.7(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed, from and after the Effective Time, to evidence only the ownership of the number of whole shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted (including any voting, notice or other rights associated with the ownership of such shares of Parent Common Stock under the Certificate of Incorporation or Bylaws of Parent or under Delaware Law) and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f) and any dividends or other distributions payable pursuant to Section 1.7(d).

    (d) Distributions With Respect to Unexchanged Shares. Dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby when the holders of record of such Certificates surrender such Certificates.

    (e) Transfers of Ownership. If certificates representing shares of Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have (i) paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or (ii) established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

    (f) Required Withholding. Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or state, local or foreign law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

    (g) No Liability. Notwithstanding anything to the contrary in this
  Section 1.7, neither the Exchange Agent, Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

  1.8 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Sections 1.6(f) and 1.7(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock. There shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

  1.9 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue and pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock into which the shares of Company Common Stock represented by such Certificates were converted pursuant to Section 1.6(a), cash for fractional shares, if any, as may be required pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d); provided, however, that the Exchange Agent, may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock and the payment of cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

  1.10 Tax and Accounting Consequences.

    (a) It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Accordingly, both prior to and after the Closing, each party's books and records shall be maintained and all federal, state and local income tax returns and schedules thereto shall be filed in a manner consistent with the Merger being qualified as a reverse triangular merger under Section 368(a)(2)(E) of the Code. Each party shall provide to each other such information, reports, returns or schedules as may be reasonably required to assist such party in accounting for and reporting the Merger being so qualified.

    (b) It is intended by the parties hereto that the Merger shall qualify as a pooling of interests for accounting purposes.

  1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Parent and the Surviving Corporation shall be fully authorized (in the name of Merger Sub, Company, the Surviving Corporation and otherwise) to take all such necessary action.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF COMPANY

  Company represents and warrants to Parent and Merger Sub, subject to such exceptions as are disclosed in writing in the disclosure letter supplied by Company to Parent dated as of the date hereof (the "Company Schedule"), which disclosure shall provide an exception to or otherwise qualify the representations or warranties of Company contained in the section of this Agreement corresponding by number to such disclosure and the other representations and warranties herein to the extent such disclosure shall reasonably appear to be applicable to such other representations or warranties, as follows:

  2.1 Organization of Company.

    (a) Company and each of its subsidiaries is a corporation or limited liability company duly organized, validly existing and in good corporate or limited liability company standing under the laws of the jurisdiction of its incorporation; has the corporate or limited liability power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is duly qualified to do business and in good corporate or limited liability standing as a foreign corporation or limited liability company in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined in Section 8.3) on Company.

    (b) Company has delivered to Parent a true and complete list of all of Company's subsidiaries, indicating the jurisdiction of incorporation of each subsidiary and Company's equity interest therein.

    (c) Company has delivered or made available to Parent a true and correct copy of the Certificate of Incorporation and Bylaws of Company and similar governing instruments of each of its material subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither Company nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

  2.2 Company Capital Structure. The authorized capital stock of Company consists of 499,000,000 shares of Common Stock, par value $0.01 per share, of which there were 31,356,368 shares issued and outstanding as of July 19, 2000, and 1,000,000 shares of Preferred Stock, par value $0.01 per share ("Company Preferred Stock"), of which there were 300,000 shares issued and outstanding as of July 19, 2000. All outstanding shares of Company Common Stock and Company Preferred Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Company or any agreement or document to which Company is a party or by which it is bound. As of July 19, 2000, Company had reserved an aggregate of 18,520,375 shares of Company Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the Company Stock Option Plans, under which options are outstanding for an aggregate of 14,323,344 shares and under which 4,273,717 shares are available for grant as of July 19, 2000. As of July 19, 2000, Company has reserved 1,000,000 shares of Company Common Stock for issuance under the ESPP, of which 6,655 shares had been issued. As of July 19, 2000, the Company had reserved 9,075,783 shares of Company Common Stock for issuance upon conversion of the Company Preferred Stock. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable.

  2.3 Obligations With Respect to Capital Stock.

  Except as set forth in Section 2.2, there are no equity securities, partnership interests or similar ownership interests of any class of Company, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except for securities Company owns, directly or indirectly through one or more subsidiaries, there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except as set forth in Section 2.2, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company or any of its subsidiaries is a party or by which it is bound obligating Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Company or any of its subsidiaries or obligating Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interest or similar ownership interest, call, right, commitment or agreement. There are no registration rights and, to the knowledge of Company there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

  2.4 Authority.

    (a) Company has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and the execution and delivery of the Stock Option Agreement and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of Company, subject only to the adoption of this Agreement by Company's stockholders and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. A vote of the holders of at least (i) a majority of the outstanding shares of the Company Common Stock and Company Preferred Stock, voting as a single class with the Company Preferred Stock voting on an as-converted basis), and (ii) a majority of the outstanding shares of Company Preferred Stock voting as a single class, is required for Company's stockholders to approve and adopt this Agreement and approve the Merger. This Agreement and the Company Stock Option Agreement have been duly executed and delivered by Company and, assuming the due authorization, execution and delivery by Parent and, if applicable, Merger Sub, constitute the valid and binding obligations of Company, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement and the Stock Option Agreement by Company do not, and the performance of this Agreement and the Stock Option Agreement by Company will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Company or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Share Issuance by Parent's stockholders as contemplated in Section 5.2 and compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Company or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect could not, in the case of clause (ii) or (iii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

    (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Company in connection with the execution and delivery of this Agreement and the Stock Option Agreement or the consummation of the transactions contemplated hereby or thereby, except for
  (i) the filing of a Form S-4 Registration Statement (the "S-4") with the Securities and Exchange Commission ("SEC") in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of Delaware, (iii) the filing of the Joint Proxy Statement/Prospectus (as defined in Section 2.18) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the laws of any foreign country and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be material to Company or Parent or have a material adverse effect on the ability of the parties to consummate the Merger.

  2.5 SEC Filings; Company Financial Statements.

    (a) Company has filed all forms, reports and documents required to be filed with the SEC since the initial filing date of the registration statement for Company's initial public offering, and has made available to Parent such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Company may file subsequent to the date hereof) are referred to herein as the "Company SEC Reports." As of their respective dates, the Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the "Company Financials"), including any Company SEC Reports filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of Company and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Company as of June 30, 2000 is hereinafter referred to as the "Company Balance Sheet." Except as disclosed in the Company Financials, neither Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Company and its subsidiaries taken as a whole, except liabilities (i) provided for in the Company Balance Sheet, or (ii) incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices and which would not reasonably be expected to have a Material Adverse Effect on the Company.

    (c) Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which will be required to be filed, to agreements, documents or other instruments which previously had been filed by Company with the SEC pursuant to the Securities Act or the Exchange Act.

  2.6 Absence of Certain Changes or Events. Since the date of the Company Balance Sheet, there has not been: (i) any Material Adverse Effect on Company,
(ii) any material change by Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (iii) any revaluation by Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

  2.7 Taxes.

  Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes", means (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause
(i) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

    (a) Tax Returns and Audits.

      (i) Company and each of its subsidiaries have timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed by Company and each of its subsidiaries with any Tax authority, except such Returns which are not material to Company. Company and each of its subsidiaries have paid all Taxes shown to be due on such Returns.

      (ii) Company and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act and other Taxes required to be withheld, except such Taxes which are not material to Company.

      (iii) Neither Company nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, assessed, or, to Company's knowledge, proposed against Company or any of its subsidiaries, nor has Company or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

      (iv) No audit or other examination of any Return of Company or any of its subsidiaries by any Tax authority is presently in progress, nor has Company or any of its subsidiaries been notified of any request for such an audit or other examination.

      (v) No adjustment relating to any Returns filed by Company or any of its subsidiaries has been proposed in writing formally or to Company's knowledge informally by any Tax authority to Company or any of its subsidiaries or any representative thereof.

      (vi) Neither Company nor any of its subsidiaries has any liability for any material unpaid Taxes which has not been accrued for or reserved on Company Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to Company, other than any liability for unpaid Taxes that may have accrued since June 30, 2000 in connection with the operation of the business of Company and its subsidiaries in the ordinary course.

      (vii) There is no contract, agreement, plan or arrangement to which Company or any of its subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Company or any of its subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Company is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

      (viii) Neither Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have
    Section 341(f)(2) of the Code apply to any disposition of a subsection
    (f) asset (as defined in Section 341(f)(4) of the Code) owned by Company or any of its subsidiaries.

      (ix) Neither Company nor any of its subsidiaries (A) has ever been a member of an affiliated group filing a consolidated federal income Tax Return (other than a consolidated group the common parent of which is Company), (B) is a party to any Tax sharing or Tax allocation agreement, arrangement or understanding, (C) is liable for the Taxes of any other person under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise, and (D) is a party to any joint venture, partnership or other arrangement that could be treated as a partnership for income Tax purposes.

      (x) Neither the Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

      (xi) None of Company's or its subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code.

  2.8 Company Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

    "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world;
  (vi) all databases and data collections and all rights therein throughout the world; (vii) all domain names; (viii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (ix) any similar or equivalent rights to any of the foregoing anywhere in the world.

    "Company Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Company or any of its subsidiaries.

    "Registered Intellectual Property" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

    "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, Company or any of its subsidiaries.

      (a) No Company Intellectual Property or product or service of Company or any of its subsidiaries is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Company or any of its subsidiaries, or which may affect the validity, use or enforceability of such Company Intellectual Property.

      (b) Company or one of its subsidiaries owns and has good and exclusive title to, or has license to (sufficient for the conduct of its business as currently conducted and as proposed to be conducted), each material item of Company Intellectual Property or other Intellectual Property used by Company or any of its subsidiaries free and clear of any lien or encumbrance (excluding licenses and related restrictions); and Company or one of its subsidiaries is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of Company and its subsidiaries, including the sale of any products or the provision of any services by Company and its subsidiaries.

      (c) Company or one of its subsidiaries owns exclusively, and has good title to, all copyrighted works that are Company products or which Company or any of its subsidiaries otherwise expressly purports to own.

      (d) To the extent that any material Intellectual Property has been developed or created by a third party for Company or any of its subsidiaries, Company or one of its subsidiaries has a written agreement with such third party with respect thereto and Company or one of its subsidiaries thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment.

      (e) Neither Company nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Company Intellectual Property, to any third party.

      (f) To the knowledge of Company, the operation of the business of Company and its subsidiaries as such business currently is conducted, including Company's and its subsidiaries' design, development, manufacture, marketing and sale of the products or services of Company and its subsidiaries (including products currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or, to its knowledge, constitute unfair competition or trade practices under the laws of any jurisdiction.

      (g) Neither Company nor any of its subsidiaries has received notice from any third party that the operation of the business of Company or any of its subsidiaries or any act, product or service of Company or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

      (h) To the knowledge of Company, no person has materially infringed or is materially infringing or misappropriating any Company
    Intellectual Property.

      (i) Company and each of its subsidiaries has taken reasonable steps to protect Company's and its subsidiaries' rights in Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Company or any of its subsidiaries, and, without limiting the foregoing, each of Company and its subsidiaries has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent and all current and former employees and contractors of Company and any of its subsidiaries have executed such an agreement, except where the failure to do so is not reasonably expected to be material to Company.

  2.9 Compliance; Permits; Restrictions.

    (a) Neither Company nor any of its subsidiaries is, in any material respect, in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective properties is bound or affected. To the knowledge of Company, no investigation or review by any Governmental Entity is pending or threatened against Company or its subsidiaries, nor has any Governmental Entity indicated in writing an intention to conduct the same. There is no material agreement, judgment, injunction, order or decree binding upon Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Company or any of its subsidiaries, any acquisition of material property by Company or any of its subsidiaries or the conduct of business by Company as currently conducted.

    (b) Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of Company (collectively, the "Company Permits"). Company and its subsidiaries are in compliance in all material respects with the terms of the Company Permits.

  2.10 Litigation. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Company or any of its subsidiaries has received any notice of assertion nor, to Company's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Company or any of its subsidiaries which reasonably would be likely to be material to Company, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

  2.11 Brokers' and Finders' Fees. Except for fees payable to Merrill Lynch & Co. pursuant to an engagement letter dated July 17, 2000, copies of which have been provided to Parent, Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

  2.12 Employee Benefit Plans.

    (a) All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments, agreements or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) covering any active or former employee, director or consultant of Company ("Company Employee" which shall for this purpose mean an employee of Company or an ERISA Affiliate (as defined below)), any subsidiary of Company or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with Company within the meaning of Section 414 of the Code (an "ERISA Affiliate"), or with respect to which Company has or, to its knowledge, may in the future have liability, are listed in Section 2.12(a) of the Company Schedule (the "Company Plans"). Company has provided or will make available to Parent:
  (i) correct and complete copies of all
  documents embodying each Company Plan including (without limitation) all amendments thereto, all related trust documents, and all material written agreements and contracts relating to each such Company Plan; (ii) the most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Plan;
  (iv) all IRS determination, opinion, notification and advisory letters; (v) all material correspondence to or from any governmental agency relating to any Company Plan; (vi) all forms and related notices required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"); (vii) the most recent discrimination tests for each Company Plan; (viii) the most recent actuarial valuations, if any, prepared for each Company Plan; (ix) if the Company Plan is funded, the most recent annual and periodic accounting of the Company Plan assets; and (x) all communication to Company Employees relating to any Company Plan and any proposed Company Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules, or other events which would result in any material liability to Company or any ERISA Affiliate.

    (b) Each Company Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (foreign or domestic), including but not limited to ERISA and the Code, which are applicable to such Company Plans. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Company Plan activities) has been brought, or to the knowledge of Company, is threatened, against or with respect to any such Company Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Company, threatened by the Internal Revenue Service (the "IRS") or Department of Labor (the "DOL") with respect to any Company Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Company Plans have been timely made or accrued. Any Company Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. To the knowledge of Company, no condition or circumstance exists giving rise to a material likelihood that any such Company Plan would not be treated as qualified by the IRS. Company does not have any plan or commitment to establish any new Company Plan, to modify any Company Plan (except to the extent required by law or to conform any such Company Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by the terms of any Company Plan or this Agreement), or to enter into any new Company Plan. Each Company Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, Company or any of its ERISA Affiliates (other than ordinary administration expenses).

    (c) Neither Company, any of its subsidiaries, nor any of their ERISA Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or
  Section 412 of the Code and at no time has Company contributed to or been requested to contribute to any "multiemployer plan," as such term is defined in ERISA. Neither Company, any of its subsidiaries, nor any officer or director of Company or any of its subsidiaries is subject to any material liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA. No "prohibited transaction," within the meaning of
  Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code and Section 408 of ERISA, has occurred with respect to any Company Plan which could subject Company or its ERISA Affiliates to material liability.

    (d) None of the Company Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, and neither Company nor any of its subsidiaries has represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any Company Employee, former employee, director, consultant or other person, except to the extent required by statute.

    (e) Except as would not have a Material Adverse Effect, Company is in compliance in all material respects with all applicable material foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours.

    (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or Company Employee or any of its subsidiaries under any Company Plan or otherwise,
  (ii) materially increase any benefits otherwise payable under any Company Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

  2.13 Absence of Liens and Encumbrances. Company and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the Company Financials and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which would not be material to Company.

  2.14 Environmental Matters.

    (a) Hazardous Materials Activities. Except as would not reasonably be likely to result in a material liability to Company (in any individual case or in the aggregate), (i) neither Company nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to pollutants, contaminants, wastes, any toxic, radioactive or otherwise hazardous materials ("Hazardous Materials") in violation of any law in effect on or before the Closing Date, and (ii) neither Company nor any of its subsidiaries has disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively, "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

    (b) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to Company's knowledge, threatened concerning any Company Permit relating to any environmental matter, Hazardous Material or any Hazardous Materials Activity of Company or any of its subsidiaries. Company is not aware of any fact or circumstance which could involve Company or any of its subsidiaries in any environmental litigation or impose upon Company or any of its subsidiaries any environmental liability.

  2.15 Labor Matters. (i) There are no controversies pending or, to the knowledge of each of Company and its respective subsidiaries, threatened, between Company or any of its subsidiaries and any of their respective employees which could reasonably be expected to result in a cash payment obligation by Company in excess of $250,000; (ii) as of the date of this Agreement, neither Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Company or its subsidiaries nor does Company or its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) as of the date of this Agreement, neither Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Company or any of its subsidiaries.

  2.16 Agreements, Contracts and Commitments. Neither Company nor any of its subsidiaries is a party to or is bound by:

    (a) any employment or consulting agreement, contract or commitment with any officer or director or higher level employee or member of Company's Board of Directors, other than those that are terminable by Company or any of its subsidiaries on no more than thirty (30) days' notice without liability or financial obligation to Company;

    (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

    (c) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in the ordinary course of business of Company;

    (d) any agreement, contract or commitment containing any covenant limiting in any material respect the right of Company or any of its subsidiaries to engage in any line of business (other than with respect to limitations on the distribution by Company of certain content and service providers), or to compete with any person or granting any exclusive distribution rights of Company services;

    (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Company or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Company has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Company's subsidiaries;

    (f) (i) any dealer, distributor, joint marketing or development agreement currently in force under which Company or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less, or (ii) any material agreement pursuant to which Company or any of its subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Company or any of its subsidiaries and which may not be canceled without penalty upon notice of ninety (90) days or less except for agreements, contracts or commitments with an annual value of less than $100,000;

    (g) any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology that is material to Company and its subsidiaries taken as a whole;

    (h) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Company product, service or technology or any agreement, contract or commitment currently in force to sell or distribute any Company products, service or technology except those agreements with customers, distributors or sales representatives made in the normal course of business and substantially in the form previously provided to Parent;

    (i) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

    (j) any settlement agreement entered into within five (5) years prior to the date of this Agreement; or

    (k) any other agreement, contract or commitment that involves annual expenditures or receipts of $2,500,000 or more individually.

  Neither Company nor any of its subsidiaries, nor to Company's knowledge any other party to a Company Contract (as defined below), is in breach, violation or default under, and neither Company nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Company or any of its subsidiaries is a party or by which it is bound that are required to be disclosed in the Company Schedule (any such agreement, contract or commitment, a "Company Contract") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

  2.17 Statements; Joint Proxy Statement/Prospectus. None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in (i) the S-4 (as defined in Section 2.4(b)) will at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) the proxy statement/prospectus to be sent to the stockholders of Company and stockholders of Parent in connection with the meeting of Company's stockholders to consider the adoption of this Agreement (the "Company Stockholders' Meeting") and in connection with the meeting of Parent's stockholders to consider the approval of the Share Issuance (the "Parent Stockholders' Meeting") (such joint proxy statement/prospectus as amended or supplemented is referred to herein as the "Joint Proxy Statement/Prospectus") shall not, on the date the Joint Proxy Statement/Prospectus is first mailed to Company's stockholders and Parent's stockholders, at the time of the Company Stockholders' Meeting or the Parent Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting or the Parent Stockholders' Meeting which has become false or misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to Company or any of its affiliates, officers or directors should be discovered by Company which should be set forth in an amendment to the S-4 or a supplement to the Joint Proxy Statement/Prospectus, Company shall promptly inform Parent. Notwithstanding the foregoing, Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

  2.18 Board Approval. The Board of Directors of Company has, as of the date of this Agreement, (i) determined that the Merger is fair to, advisable and in the best interests of Company and its stockholders, (ii) determined to recommend that the stockholders of Company adopt this Agreement and (iii) duly approved the Merger, this Agreement and the transactions contemplated hereby.

  2.19 State Takeover Statutes. The Board of Directors of Company has approved the Merger, this Agreement, the Stock Option Agreement, the Parent Voting Agreement and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger, this Agreement, the Stock Option Agreement, the Parent Voting Agreement and the transactions contemplated hereby and thereby the provisions of Section 203 of Delaware Law to the extent, if any, such section is applicable to the Merger, this Agreement, the Stock Option Agreement, the Parent Voting Agreement and the transactions contemplated hereby and thereby. No other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, this Agreement, the Stock Option Agreement, the Parent Voting Agreement or the transactions contemplated hereby and thereby.

  2.20 Fairness Opinion. Company has received a written opinion from Merrill Lynch & Co., dated as of the date hereof, to the effect that as of the date hereof, the Exchange Ratio is fair to Company's stockholders from a financial point of view and has delivered to Parent a copy of such opinion.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

  Parent and Merger Sub jointly and severally represent and warrant to Company, subject to such exceptions as are disclosed in writing in the disclosure letter supplied by Parent to Company dated as of the date hereof (the "Parent Schedule"), which disclosure shall provide an exception to or otherwise qualify the representations or warranties of Parent and Merger Sub contained in the section of this Agreement corresponding by number to such disclosure and the other representations and warranties herein to the extent such disclosure shall reasonably appear to be applicable to such other representations or warranties, as follows:

  3.1 Organization of Parent.

    (a) Parent and each of its subsidiaries is a corporation or limited liability company duly organized, validly existing and in good corporate or limited liability company standing under the laws of the jurisdiction of its incorporation; has the corporate or limited liability company power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is duly qualified to do business and in good corporate or limited liability company standing as a foreign corporation or limited liability in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent.

    (b) Parent has delivered to Company a true and complete list of all of Parent's subsidiaries, indicating the jurisdiction of incorporation of each subsidiary and Parent's equity interest therein.

    (c) Parent has delivered or made available to Company a true and correct copy of the Certificate of Incorporation and Bylaws of Parent and similar governing instruments of each of its material subsidiaries, including, without limitation, Merger Sub, each as amended to date, and each such instrument is in full force and effect. Neither Parent nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

  3.2 Parent Capital Structure. The authorized capital stock of Parent consists of 900,000,000 shares of Common Stock, par value $0.0001 per share, of which there were 230,115,,485 shares issued and outstanding as of June 30, 2000 and 15,000,000 shares of Preferred Stock, par value $0.0001 per share, of which one share was issued and outstanding. The authorized capital stock of Merger Sub consists of 100 shares of Common Stock, par value $0.0001 per share (the "Merger Sub Common Stock"), all of which, as of the date hereof, are issued and outstanding and are held by Parent. All outstanding shares of Parent Common Stock, Parent Preferred Stock and Merger Sub Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Parent or Merger Sub, respectively, or any agreement or document to which Parent or Merger Sub is a party or by which it is bound. As of June 30, 2000, Parent had reserved an aggregate of 45,967,866 shares of Parent Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to Parent's 1996 Flexible Stock Incentive Plan (the "Parent Stock Option Plan"), under which options are outstanding for 25,489,533 shares and under which 11,356,009 shares are available for grant as of June 30, 2000. As of June 30, 2000, 7,904,794 shares were reserved for issuance pursuant to options granted outside the Parent Stock Option Plan. As of June 30, 2000, there were 18,965,024 warrants outstanding to purchase shares of Parent Common Stock. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable.

  3.3 Obligations With Respect to Capital Stock. Except as set forth in Section 3.2, there are no equity securities, partnership interests or similar ownership interests of any class of Parent, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except for securities Parent owns, directly or indirectly through one or more subsidiaries, there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of Parent, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except as set forth in Section 3.2, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Parent or any of its subsidiaries is a party or by which it is bound obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interest or similar ownership interest, call, right, commitment or agreement. There are no registration rights and, to the knowledge of Parent there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Parent or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

  3.4 Authority.

    (a) Parent has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby, and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and the execution and delivery of the Stock Option Agreement and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of Parent, subject only to the approval of the Share Issuance by Parent's stockholders and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub. A vote of the holders of at least a majority of the outstanding shares of the Parent Common Stock voting with respect to the Share Issuance is required for Parent's stockholders to approve the Share Issuance. This Agreement and the Stock Option Agreement have been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery by Company, constitute the valid and binding obligations of Parent, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. This Agreement has been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery by Company, constitutes the valid and binding obligation of Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement and the Stock Option Agreement by Parent and of this Agreement by Merger Sub do not, and the performance of this Agreement and the Stock Option Agreement by Parent and of this Agreement by Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Parent or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the approval and adoption of the Share Issuance by Parent's stockholders as contemplated in Section 5.2 and compliance with the requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect could not, in the case of clause (ii) or (iii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

    (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery of this Agreement and the Stock Option Agreement, or to Merger Sub in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of a S-4 with the SEC in accordance with the Securities Act, (ii) the filing of the Certificate of Merger with the Secretary of State of Delaware, (iii) the filing of the Joint Proxy Statement/Prospectus with the SEC in accordance with the Exchange Act, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the HSR Act and the laws of any foreign country and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be material to Parent or Company or have a material adverse effect on the ability of the parties to consummate the Merger.

  3.5 SEC Filings; Parent Financial Statements.

    (a) Parent has filed all forms, reports and documents required to be filed with the SEC since the initial filing date of the registration statement for Parent's initial public offering and has made available to Company such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof) are referred to herein as the "Parent SEC Reports." As of their respective dates, the Parent SEC Reports
  (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "Parent Financials"), including any Parent SEC Reports filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto,
  (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of Parent and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Parent as of June 30, 2000 is hereinafter referred to as the "Parent Balance Sheet." Except as disclosed in the Parent Financials, neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, except liabilities (i) provided for in the Parent Balance Sheet, or
  (ii) incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices which would not reasonably be expected to have a Material Adverse Effect on Parent.

    (c) Parent has heretofore furnished to Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which will be required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

  3.6 Absence of Certain Changes or Events. Since the date of the Parent Balance Sheet, there has not been: (i) any Material Adverse Effect on Parent,
(ii) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (iii) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

  3.7 Taxes.

    (a) Parent and each of its subsidiaries have timely filed all Returns relating to Taxes required to be filed by Parent and each of its subsidiaries with any Tax authority, except such Returns which are not material to Parent. Parent and each of its subsidiaries have paid all Taxes shown to be due on such Returns.

    (b) Parent and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act and other Taxes required to be withheld, except such Taxes which are not material to Parent.

    (c) Neither Parent nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, assessed, or, to Parent's knowledge, proposed against Parent or any of its subsidiaries, nor has Parent or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

    (d) No audit or other examination of any Return of Parent or any of its subsidiaries by any Tax authority is presently in progress, nor has Parent or any of its subsidiaries been notified of any request for such an audit or other examination.

    (e) No adjustment relating to any Returns filed by Parent or any of its subsidiaries has been proposed in writing formally or to Parent's knowledge informally by any Tax authority to Parent or any of its subsidiaries or any representative thereof.

    (f) Neither Parent nor any of its subsidiaries has any liability for any material unpaid Taxes which has not been accrued for or reserved on Parent Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to Parent, other than any liability for unpaid Taxes that may have accrued since June 30, 2000 in connection with the operation of the business of Parent and its subsidiaries in the ordinary course.

  3.8 Parent Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

    "Parent Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Parent or any of its subsidiaries.

    "Parent Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, Parent or any of its subsidiaries.

      (a) No Parent Intellectual Property or product or service of Parent or any of its subsidiaries is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Parent or any of its subsidiaries, or which may affect the validity, use or enforceability of such Parent Intellectual Property.

      (b) Parent or one of its subsidiaries owns and has good and exclusive title to, or has license to (sufficient for the conduct of its business as currently conducted and as proposed to be conducted), each material item of Parent Intellectual Property or other Intellectual Property used by Parent or any of its subsidiaries free and clear of any lien or encumbrance (excluding licenses and related restrictions); and Parent or one of its subsidiaries is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of Parent and its subsidiaries, including the sale of any products or the provision of any services by Parent and its subsidiaries.

      (c) Parent or one of its subsidiaries owns exclusively, and has good title to, all copyrighted works that are Parent products or which Parent or any of its subsidiaries otherwise expressly purports to own.

      (d) To the extent that any material Intellectual Property has been developed or created by a third party for Parent or any of its subsidiaries, Parent or one of its subsidiaries has a written agreement with such third party with respect thereto and Parent or one of its subsidiaries thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment.

      (e) Neither Parent nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Parent Intellectual Property, to any third party.

      (f) To the knowledge of Parent, the operation of the business of Parent and its subsidiaries as such business currently is conducted, including Parent's and its subsidiaries' design, development, manufacture, marketing and sale of the products or services of Parent and its subsidiaries (including products currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or, to its knowledge, constitute unfair competition or trade practices under the laws of any jurisdiction.

      (g) Neither Parent nor any of its subsidiaries has received notice from any third party that the operation of the business of Parent or any of its subsidiaries or any act, product or service of Parent or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

      (h) To the knowledge of Parent, no person has materially infringed or is materially infringing or misappropriating any Parent Intellectual Property.

      (i) Parent and each of its subsidiaries has taken reasonable steps to protect Parent's and its subsidiaries' rights in Parent's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Parent or any of its subsidiaries, and, without limiting the foregoing, each of Parent and its subsidiaries has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Company and all current and former employees and contractors of Parent and any of its subsidiaries have executed such an agreement, except where the failure to do so is not reasonably expected to be material to Parent.

  3.9 Compliance; Permits; Restrictions.

    (a) Neither Parent nor any of its subsidiaries is, in any material respect, in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected. To the knowledge of Parent, no investigation or review by any Governmental Entity is pending or threatened against Parent or its subsidiaries, nor has any Governmental Entity indicated in writing an intention to conduct the same. There is no material agreement, judgment, injunction, order or decree binding upon Parent or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or any of its subsidiaries, any acquisition of material property by Parent or any of its subsidiaries or the conduct of business by Parent as currently conducted.

    (b) Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of Parent (collectively, the "Parent Permits"). Parent and its subsidiaries are in compliance in all material respects with the terms of the Parent Permits.

  3.10 Litigation. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent or any of its subsidiaries has received any notice of assertion nor, to Parent's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Parent or any of its subsidiaries which reasonably would be likely to be material to Parent, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

  3.11 Brokers' and Finders' Fees. Except for fees payable to Morgan Stanley & Co. Incorporated pursuant to an engagement letter dated July 24, 2000, a copy of which has been provided to Company, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

  3.12 Employee Benefit Plans.

    (a) All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments, agreements or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of ERISA) covering any active or former employee, director or consultant of Parent ("Parent Employee" which shall for this purpose mean an employee of Company or any ERISA Affiliate (as defined below)), any subsidiary of Parent or any trade or business (whether or not incorporated) which is an ERISA Affiliate, or with respect to which Parent has or, to its knowledge, may in the future have liability, are listed in Section 3.12(a) of the Parent Schedule (the "Parent Plans"). Parent has provided or will make available to Company: (i) correct and complete copies of all documents embodying each Parent Plan including (without limitation) all amendments thereto, all related trust documents, and all material written agreements and contracts relating to each such Parent Plan; (ii) the most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Parent Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Parent Plan; (iv) all IRS determination, opinion, notification and advisory letters; (v) all material correspondence to or from any governmental agency relating to any Parent Plan; (vi) all forms and related notices required by COBRA; (vii) the most recent discrimination tests for each Parent Plan; (viii) the most recent actuarial valuations, if any, prepared for each Parent Plan; (ix) if the Parent Plan is funded, the most recent annual and periodic accounting of the Parent Plan assets; and (x) all communication to Parent Employees relating to any Parent Plan and any proposed Parent Plan, in each case relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules, or other events which would result in any material liability to Parent or any ERISA Affiliate.

    (b) Each Parent Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (foreign or domestic), including but not limited to ERISA and the Code, which are applicable to such Parent Plans. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Parent Plan activities) has been brought, or to the knowledge of Parent, is threatened, against or with respect to any such Parent Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Parent, threatened by the IRS or the DOL with respect to any Parent Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Parent Plans have been timely made or accrued. Any Parent Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. To the knowledge of Parent, no condition or circumstance exists giving rise to a material likelihood that any such Parent Plan would not be treated as qualified by the IRS. Parent does not have any plan or commitment to establish any new Parent Plan, to modify any Parent Plan (except to the extent required by law or to conform any such Parent Plan to the requirements of any applicable law, in each case as previously disclosed to Company in writing, or as required by the terms of any Parent Plan or this Agreement), or to enter into any new Parent Plan. Each Parent Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Company, Parent or any of its ERISA Affiliates (other than ordinary administration expenses).

    (c) Neither Parent, any of its subsidiaries, nor any of their ERISA Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or
  Section 412 of the Code and at no time has Parent contributed to or been requested to contribute to any "multiemployer plan," as such term is defined in ERISA. Neither Parent, any of its subsidiaries, nor any officer or director of Parent or any of its subsidiaries is subject to any material liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code and Section 408 of ERISA, has occurred with respect to any Parent Plan which could subject Parent or its ERISA Affiliates to material liability.

    (d) None of the Parent Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, and neither Parent nor any of its subsidiaries has represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any Parent Employee, former employee, director, consultant or other person, except to the extent required by statute.

    (e) Except as would not have a Material Adverse Effect, Parent is in compliance in all material respects with all applicable material foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours.

    (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or Parent Employee or any of its subsidiaries under any Parent Plan or otherwise,
  (ii) materially increase any benefits otherwise payable under any Parent Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

  3.13 Absence of Liens and Encumbrances. Parent and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the Parent Financials and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which would not be material to Parent.

  3.14 Environmental Matters.

    (a) Hazardous Materials Activities. Except as would not reasonably be likely to result in a material liability to Parent (in any individual case or in the aggregate), (i) neither Parent nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, and (ii) neither Parent nor any of its subsidiaries has engaged in Hazardous Materials Activities in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

    (b) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to Parent's knowledge, threatened concerning any Parent Permit relating to any environmental matter, Hazardous Material or any Hazardous Materials Activity of Parent or any of its subsidiaries. Parent is not aware of any fact or circumstance which could involve Parent or any of its subsidiaries in any environmental litigation or impose upon Parent or any of its subsidiaries any environmental liability.

  3.15 Labor Matters. (i) There are no controversies pending or, to the knowledge of each of Parent and its respective subsidiaries, threatened, between Parent or any of its subsidiaries and any of their respective employees which could reasonably be expected to result in a cash payment obligation by Parent in excess of $250,000; (ii) as of the date of this Agreement, neither Parent nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent or its subsidiaries nor does Parent or its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) as of the date of this Agreement, neither Parent nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Parent or any of its subsidiaries.

  3.16 Agreements, Contracts and Commitments. Neither Company nor any of its subsidiaries is a party to or is bound by:

    (a) any employment or consulting agreement, contract or commitment with any officer or director or higher level employee or member of Parent's Board of Directors, other than those that are terminable by Parent or any of its subsidiaries on no more than thirty (30) days' notice without liability or financial obligation to Parent;

    (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

    (c) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in the ordinary course of business of Parent and substantially in the form provided to Company;

    (d) any agreement, contract or commitment containing any covenant limiting in any material respect the right of Parent or any of its subsidiaries to engage in any line of business (other than with respect to limitations on the distribution by Parent of certain content and service providers), or to compete with any person or granting any exclusive distribution rights of Parent services;

    (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Parent or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Parent has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Parent's subsidiaries;

    (f) (i) any dealer, distributor, joint marketing or development agreement currently in force under which Parent or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less, or (ii) any material agreement pursuant to which Parent or any of its subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Parent or any of its subsidiaries and which may not be canceled without penalty upon notice of ninety (90) days or less except for agreements, contracts or commitments with an annual value of less than $100,000;

    (g) any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology that is material to Parent and its subsidiaries taken as a whole;

    (h) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Parent product, service or technology or any agreement, contract or commitment currently in force to sell or distribute any Parent products, service or technology except those agreements with customers, distributors or sales representatives made in the normal course of business and substantially in the form previously provided to Company;

    (i) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

    (j) any settlement agreement entered into within five (5) years prior to the date of this Agreement; or

    (k) any other agreement, contract or commitment that involves annual expenditures or receipts of $2,500,000 or more individually.

  Neither Parent nor any of its subsidiaries, nor to Parent's knowledge any other party to a Parent Contract (as defined below), is in breach, violation or default under, and neither Parent nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Parent or any of its subsidiaries is a party or by which it is bound that are required to be disclosed in the Parent Schedule (any such agreement, contract or commitment, a "Parent Contract") in such a manner as would permit any other party to cancel or terminate any such Parent Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

  3.17 Statements; Joint Proxy Statement/Prospectus. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (i) the S-4 will at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) the Joint Proxy Statement/Prospectus shall not, on the date the Joint Proxy Statement/Prospectus is first mailed to Parent's stockholders and Company's stockholders, at the time of the Parent Stockholders' Meeting or the Company Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Stockholders' Meeting or the Company Stockholders' Meeting which has become false or misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to Parent or any of its affiliates, officers or directors should be discovered by Parent which should be set forth in an amendment to the S-4 or a supplement to the Joint Proxy Statement/Prospectus, Parent shall promptly inform Company. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by Company which is contained in any of the foregoing documents.

  3.18 Board Approval. The Board of Directors of Parent has, as of the date of this Agreement, (i) determined that the Merger is fair to and in the best interests of Parent and its stockholders, (ii) determined to recommend that the stockholders of Parent approve the Share Issuance and (iii) duly approved the Merger, this Agreement and the transactions contemplated hereby.

  3.19 State Takeover Statutes. The Board of Directors of Parent has approved the Company Voting Agreement and the transactions contemplated thereby, and such approval is sufficient to render inapplicable to the Company Voting Agreement and the transactions contemplated thereby the provisions of Section 203 of Delaware Law to the extent, if any, such section is applicable to the Company Voting Agreement and the transactions contemplated thereby. No other state takeover statute or similar statute or regulation applies to or purports to apply to the Company Voting Agreement or the transactions contemplated thereby.

  3.20 Fairness Opinion. Parent has received a written opinion from Morgan Stanley & Co. Incorporated, dated as of the date hereof, to the effect that as of the date hereof, the Exchange Ratio is fair to Parent from a financial point of view and has delivered to Company a copy of such opinion.

                                   ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

  4.1 Conduct of Business by Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company and each of its subsidiaries shall, except to the extent that Parent shall otherwise consent in writing, carry on its business in the ordinary course in substantially the same manner as heretofore conducted and in substantial compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due subject to good faith disputes over such obligations, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees, and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has business dealings material to Company's business.

  In addition, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall not do any of the following and shall not permit its subsidiaries to do any of the following:

    (a) Except as required by law or pursuant to the terms of a Plan in effect as of the date hereof, waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

    (b) Grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to Parent, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

    (c) Other than in the ordinary course of business consistent with past practices, transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property, or enter into grants to transfer or license to any person future patent rights; provided that in no event shall Company license on an exclusive basis or sell any Company Intellectual Property (other than in connection with the abandonment of immaterial Company Intellectual Property after at least five business days' written notice to Parent);

    (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

    (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof (or any such agreements entered into in the ordinary course consistent with past practice by Company with employees hired after the date hereof);

    (f) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, or any equity-based awards (whether payable in shares, cash or otherwise) other than (x) the issuance, delivery and/or sale of (i) shares of Company Common Stock pursuant to the exercise of stock options or warrants outstanding as of the date of this Agreement, and (ii) shares of Company Common Stock issuable to participants in the ESPP consistent with the terms thereof, (y) the granting of stock options in the ordinary course of business in such amounts and in all other respects and consistent with past practices and with similar vesting terms except as set forth on Schedule 4.1(f), and (z) shares of Company Common Stock in connection with acquisition completed prior to the date hereof and with acquisitions permitted under Section 4.1(h).

    (g) Cause, permit or submit to a vote of Company's stockholders any amendments to the Company Charter Documents (or similar governing instruments of any of its subsidiaries);

    (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to enter into any joint ventures, strategic partnerships or strategic investments; provided, that Company shall not be prohibited from (i) making strategic investments with a value of up to $20,000,000 per investment, provided, that Company gives Parent prior notice of any such strategic investment with a value of $5,000,000 per investment or more; (ii) making or agreeing to make any acquisitions the value of which does not exceed 2.5% of Company's market capitalization per acquisition (which value and market capitalization shall be determined upon the signing of agreements relating to such transaction); or (iii) entering into business development deals in the ordinary course of business;

    (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets except in the ordinary course of business consistent with past practice, except for the sale, lease, licensing, encumbering or disposition (other than through licensing permitted by clause (c)) of property or assets which are not material, individually or in the aggregate, to the business of Company and its subsidiaries;

    (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of working capital consistent with past practice;

    (k) Except as may be required under Section 5.8(b) and (c), adopt or amend any Company Plan or any employee stock purchase or employee stock option plan; or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"); pay any special bonus or special remuneration to any director or employee; or increase the salaries, wage rates, compensation or other fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants except, in each case, as may be required by law and except for (i) salary increases in the ordinary course of business consistent with past practice for non-officer employees, (ii) salary increases for officers in an amount not exceeding 10% of such officer's salary on the date hereof and (iii) as set forth on Schedule 4.1(k);

    (l) (i) Pay, discharge, settle or satisfy any litigation (whether or not commenced prior to the date of this Agreement) or any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the Company Balance Sheet or incurred since the date of such financial statements or disclosed in Section 2.8 or 2.9 of the Company Schedule, or (ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce the confidentiality or nondisclosure provisions of any agreement to which Company or any of its subsidiaries is a party or of which Company or any of its subsidiaries is a beneficiary, in the case of both (i) and (ii) of this
  Section 4.2(l), which payment, discharge, satisfaction, waiver, termination, modification, release or failure to enforce has a value to Company in excess of $3,000,000; provided, that Company shall provide prior notice to Parent of any such action with a value to Company in excess of $1,000,000;

    (m) Except in the ordinary course of business consistent with past practice, materially modify, amend or terminate any Contract disclosed in
  2.16 of the Company Schedule or waive, delay the exercise of, release or assign any material rights or claims thereunder without providing prior notice to Parent ;

    (n) Except as required by GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

    (o) Engage in any action that would reasonably be expected to (i) cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code or (ii) interfere with Parent's ability to account for the Merger as a pooling of interests, whether or not (in each case) otherwise permitted by the provisions of this Article IV;

    (p) Make any Tax election or accounting method change (except as required by GAAP) inconsistent with past practice that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of Company or any of its subsidiaries, settle or compromise any material Tax liability or consent to any extension or waiver of any limitation period with respect to Taxes; or

    (q) Agree in writing or otherwise to take any of the actions described in
  Section 4.1 (a) through (p) above.

  4.2 Conduct of Business by Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent and each of its subsidiaries shall, except to the extent that Company shall otherwise consent in writing, carry on its business in the ordinary course in substantially the same manner as heretofore conducted and in substantial compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due subject to good faith disputes over such obligations, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees, and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has business dealings material to Parent's business.

  In addition, without the prior written consent of Company, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall not do any of the following and shall not permit its subsidiaries to do any of the following:

    (a) Except as required by law or pursuant to the terms of a Plan in effect as of the date hereof, waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

    (b) Grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to Company, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

    (c) Other than in the ordinary course of business consistent with past practices, transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Parent Intellectual Property, or enter into grants to transfer or license to any person future patent rights; provided that in no event shall Parent license on an exclusive basis or sell any Parent Intellectual Property (other than in connection with the abandonment of immaterial Parent Intellectual Property after at least five business days' written notice to Company);

    (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

    (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Parent or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof (or any such agreements entered into in the ordinary course consistent with past practice by Parent with employees hired after the date hereof);

    (f) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (x) the issuance, delivery and/or sale of (i) shares of Parent Common Stock pursuant to the exercise of stock options or warrants outstanding as of the date of this Agreement, and (ii) shares of Parent Common Stock issuable to participants in the ESPP consistent with the terms thereof, (y) the granting of stock options to employees in the ordinary course of business in such amounts and in all other respects and consistent with past practices and with similar vesting terms, and (z) shares of Parent Common Stock in connection with acquisitions completed prior to the date hereof and with acquisitions permitted under Section 4.2(f);

    (g) Cause, permit or submit to a vote of Parent's stockholders any amendments to the Parent Charter Documents (or similar governing instruments of any of its subsidiaries, except as set forth herein);

    (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to enter into any joint ventures, strategic partnerships or strategic investments; provided, that Parent shall not be prohibited from (i) making strategic investments with a value of up to $20,000,000, provided, that Parent gives Company prior notice of any such strategic investment with a value of $5,000,000 or more; (ii) making or agreeing to make any acquisitions the value of which does not exceed 2.5% of Parent's market capitalization per acquisition (which value and market capitalization shall be determined upon the signing of agreements relating to such transaction); or (iii) entering into business development deals in the ordinary course of business;

    (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets except in the ordinary course of business consistent with past practice, except for the sale, lease, licensing, encumbering or disposition (other than through licensing permitted by clause (a)) of property or assets which are not material, individually or in the aggregate, to the business of Parent and its subsidiaries;

    (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of working capital consistent with past practice;

    (k) Except as may be required under Section 5.8(b) and (c), adopt or amend any Parent Plan or any employee stock purchase or employee stock option plan; or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"); pay any special bonus or special remuneration to any director or employee; or increase the salaries, wage rates, compensation or other fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants except, in each case, as may be required by law and except for (i) salary increases in the ordinary course of business consistent with past practice for non-officer employees, (ii) salary increases for officers in an amount not exceeding 10% of such officer's salary on the date hereof and (iii) as set forth on Schedule 4.1(k);

    (l) (i) Pay, discharge, settle or satisfy any litigation (whether or not commenced prior to the date of this Agreement) or any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the most recent Parent Balance Sheet, or incurred since the date of such financial statements or disclosed in Section 3.8 or 3.9 of the Parent Schedule, or (ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce the confidentiality or nondisclosure provisions of any agreement to which Parent or any of its subsidiaries is a party or of which Parent or any of its subsidiaries is a beneficiary, in the case of both (i) and (ii) of this
  Section 4.2(l), which payment, discharge, satisfaction, waiver, termination, modification, release or failure to enforce has a value to Parent in excess of $3,000,000; provided, that Parent shall provide prior notice to Company of any such action with a value to Parent in excess of $1,000,000;

    (m) Except in the ordinary course of business consistent with past practice, materially modify, amend or terminate any Contract disclosed in
  3.16 of the Parent Schedule or waive, delay the exercise of, release or assign any material rights or claims thereunder without providing prior notice to Company;

    (n) Except as required by GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

    (o) Engage in any action that would reasonably be expected to (i) cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code or (ii) interfere with Parent's ability to account for the Merger as a pooling of interests, whether or not (in each case) otherwise permitted by the provisions of this Article IV;

    (p) Make any Tax election or accounting method change (except as required by GAAP) inconsistent with past practice that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of Parent or any of its subsidiaries, settle or compromise any material Tax liability or consent to any extension or waiver of any limitation period with respect to Taxes; or

    (q) Agree in writing or otherwise to take any of the actions described in
  Section 4.2 (a) through (p) above.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

5.1 Joint Proxy Statement/Prospectus; S-4; Other Filings; Board
Recommendations.

    (a) As promptly as practicable after the execution of this Agreement, Parent and Company shall jointly prepare and Parent shall file with the SEC the S-4, which shall include a document or documents that will constitute
  (i) the prospectus forming part of the registration statement on the S-4 and (ii) the Joint Proxy Statement/Prospectus. Each of the parties hereto shall use all commercially reasonable efforts to cause the S-4 to become effective as promptly as practicable after the date hereof, and, prior to the effective date of the S- 4, the parties hereto shall take all action required under any applicable laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Each of Parent and Company shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Joint Proxy Statement/Prospectus and the S-4, or in any amendments or supplements thereto, and cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Joint Proxy Statement/Prospectus and the S-4. As promptly as practicable after the effective date of the S-4, the Joint Proxy Statement/Prospectus shall be mailed to the stockholders of Company and of Parent. Each of the parties hereto shall cause the Joint Proxy Statement/Prospectus to comply as to form and substance with respect to such party in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, (iii) the rules and regulations of the Nasdaq. As promptly as practicable after the date of this Agreement, each of Company and Parent will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky or related laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Prior to the Effective Time, Parent shall use its commercially reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger will be registered or qualified under the securities law of every jurisdiction in the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders' Meeting; provided that Parent shall not be required to consent generally to the service of process in any jurisdiction in which it is not so subject. Each of Company and Parent will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials of the receipt of notice that the S-4 has become effective, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC or its staff or any other government officials for amendments or supplements to the S-4, the Joint Proxy Statement/Prospectus or any Other Filing or for additional information and, except as may be prohibited by any Governmental Entity or by any Legal Requirement, will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the S-4, the Joint Proxy Statement/Prospectus, the Merger or any Other Filing. Each of Company and Parent will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 5.2(a) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder.

    (b) The Joint Proxy Statement/Prospectus shall (i) solicit the approval of this Agreement and the Merger and include the recommendation of the Board of Directors of Company to Company's stockholders that they vote in favor of approval of this Agreement and the Merger, subject to the right of the Board of Directors of Company to withdraw its recommendation and recommend a Superior Offer in compliance with Section 5.2(c) of this Agreement, and (ii) include the opinion of Merrill Lynch & Co. referred to in Section 2.19; provided, however, that the Board of Directors of Company shall submit this Agreement to Company's stockholders whether or not at any time subsequent to the date hereof such board determines that it can no longer make such recommendation. The Joint Proxy Statement/Prospectus shall
  (A) solicit the approval of the Share Issuance and include the recommendation of the Board of Directors of Parent to Parent's stockholders that they vote in favor of approval of the Share Issuance, and (B) include the opinion of Morgan Stanley & Co. Incorporated referred to in Section
  3.12. Nothing contained in this Agreement shall prevent the Board of Directors of Company from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act.

    (c) Each of Parent and Company shall promptly inform the other of any event which is required to be set forth in an amendment or supplement to the Joint Proxy Statement/Prospectus, the S-4 or any Other Filing and each of Parent and Company shall amend or supplement the Joint Proxy Statement/Prospectus to the extent required by law to do so. No amendment or supplement to the Joint Proxy Statement/Prospectus or the S-4 shall be made without the approval of Parent and Company, which approval shall not be unreasonably withheld or delayed. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the S-4 has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

  5.2 Stockholder Meetings.

    (a) Company shall call and hold the Company Stockholders' Meeting and Parent shall call and hold the Parent Stockholders' Meeting as promptly as practicable after the date hereof for the purpose of voting upon the approval of this Agreement and the Merger or the Share Issuance, as the case may be, pursuant to the Joint Proxy Statement/Prospectus, and Company and Parent shall use commercially reasonable efforts to hold the Company Stockholders' Meeting and the Parent Stockholders' Meeting on the same day and as soon as practicable after the date on which the S-4 becomes effective. Nothing herein shall prevent Company or Parent from adjourning or postponing the Company Stockholders' Meeting or the Parent Stockholders' Meeting, as the case may be, if there are insufficient shares of Company Common Stock or Parent Common Stock, as the case may be, necessary to conduct business at their respective meetings of the stockholders. Unless Company's Board of Directors has withdrawn its recommendation of this Agreement and the Merger in compliance with Section 5.2(c), Company shall use commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger pursuant to the Joint Proxy Statement/Prospectus and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by Delaware Law or applicable stock exchange requirements to obtain such approval. Parent shall use commercially reasonable efforts to solicit from its stockholders proxies in favor of the Share Issuance pursuant to the Joint Proxy Statement/Prospectus and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by Delaware Law or applicable stock exchange requirements to obtain such approval. Unless Company's Board of Directors has withdrawn its recommendation of this Agreement and the Merger in compliance with Section 5.2(c), each of the parties hereto shall take all other action reasonably necessary or advisable to promptly and expeditiously secure any vote or consent of stockholders required by applicable Law and such party's Certificate of Incorporation and Bylaws to effect the Merger. Company's obligation to call, give notice of, convene and hold the Company Stockholders' Meeting in accordance with this Section 5.2(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Company of any Acquisition Proposal or any change in the Board of Directors recommendation regarding the Merger.

    (b) Subject to Section 5.2(c): (i) the Board of Directors of Company shall recommend that Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Stockholders' Meeting;
  (ii) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of Company has recommended that Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Stockholders' Meeting; and (iii) neither the Board of Directors of Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of the Board of Directors of Company that Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger.

    (c) Nothing in this Agreement shall prevent the Board of Directors of Company from withholding, withdrawing, amending or modifying its recommendation in favor of adopting and approving this Agreement and the Merger or from not including its recommendation in favor of adopting and approving this Agreement and the Merger in the Joint Proxy Statement/Prospectus if (i) a Superior Offer (as defined below) is made to Company and not withdrawn, (ii) neither Company nor any of its representatives shall have violated any of the restrictions set forth in
  Section 5.4 and Company is not then in breach of this Agreement, and (iii) the Board of Directors of Company concludes in good faith, after consultation with and receiving advice from its outside counsel, that, in light of such Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is necessary in order for the Board of Directors of Company to comply with its fiduciary obligations to Company's stockholders under applicable law; provided, however, that prior to any commencement thereof Company shall have given Parent at least forty eight
  (48) hours notice thereof and the opportunity to meet with Company and its counsel. Nothing contained in this Section 5.2 shall limit Company's obligation to hold and convene the Company Stockholders' Meeting (regardless of whether the recommendation of the Board of Directors of Company shall have been withdrawn, amended or modified). For purposes of this Agreement, "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Company pursuant to which the stockholders of Company immediately preceding such transaction hold less than 51% of the equity interest in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by Company of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 51% of the fair market value of Company's business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 51% of the voting power of the then outstanding shares of capital stock of Company, in each case on terms that the Board of Directors of Company determines, in its reasonable judgment (based on written advice of a financial advisor of nationally recognized reputation) to be more favorable to Company stockholders from a financial point of view than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the judgment of Company's Board of Directors to be obtained by such third party on a timely basis.

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

  5.3 Confidentiality; Access to Information.

    (a) Confidentiality Agreement. The parties acknowledge that Company and Parent have previously executed a Confidentiality Agreement, dated as of July 12, 2000 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

    (b) Access to Information. Company will afford Parent and its accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Company during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Company, as Parent may reasonably request; provided, that Parent will conduct any such review in a manner that does not interfere with the normal business operations of Company. No information or knowledge obtained by Parent in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger. Parent will afford Company and its accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Parent during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Parent, as Company may reasonably request; provided, that Company will conduct any such review in a manner that does not interfere with the normal business operations of Parent.

  5.4 No Solicitation.

    (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, Company and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined below), (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, (iv) subject to Section 5.2(c), approve, endorse or recommend any Acquisition Proposal or (v) enter into any contract relating to any Acquisition Transaction (as defined below); provided, however, this
  Section 5.4(a) shall not prohibit Company or its Board of Directors from
  (A) furnishing information regarding Company and its subsidiaries to, entering into a confidentiality agreement with or entering into discussions with, any person or group in response to a Superior Offer submitted by such person or group (and not withdrawn), (B) taking the actions described in
  Section 5.2(c) as permitted thereby, (C) recommending a Superior Offer to Company's stockholders or (D) terminating this Agreement pursuant to
  Section 7.1(b) in order to immediately thereafter enter into a definitive agreement with respect to such Superior Offer, if, in the case of either
  (A), (B), (C) or (D), (1) neither Company nor any representative of Company and its subsidiaries shall have violated any of the restrictions set forth in this Section 5.4, (2) the Board of Directors of Company concludes in good faith, after consultation with its outside legal counsel, that such action is necessary in order for the Board of Directors of Company to comply with its fiduciary obligations to Company's stockholders under applicable law, (3) (x) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such person or group, Company gives Parent written notice of the identity of such person or group and of Company's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such person or group and (y) Company receives from such person or group an executed confidentiality agreement containing customary limitations on the use and disclosure of all written and oral information furnished to such person or group by or on behalf of Company, and

  (4) contemporaneously with furnishing any such information to such person or group, Company furnishes such information to Parent (to the extent such information has not been previously furnished by Company to Parent). Nothing in this Section 5.4(a) shall prevent Company or its Board of Directors from complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal with respect to which no violation of this Section 5.4 shall have occurred. Company and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer or director of Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Company or any of its subsidiaries shall be deemed to be a breach of this Section
  5.4 by Company. In addition to the foregoing, Company shall (i) provide Parent with at least twenty four (24) hours prior notice (or such lesser prior notice as provided to the members of Company's Board of Directors) of any meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to consider a Superior Offer.

  For purposes of this Agreement, "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent) relating to any Acquisition Transaction. For the purposes of this Agreement, "Acquisition Transaction" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the total outstanding voting securities of Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving Company pursuant to which the stockholders of Company immediately preceding such transaction hold less than 85% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 15% of the assets of Company; or (C) any liquidation or dissolution of Company.

    (b) In addition to the obligations of Company set forth in paragraph (a) of this Section 5.4, Company as promptly as practicable shall advise Parent orally and in writing of any request received by Company for information which Company reasonably believes would lead to an Acquisition Proposal or of any Acquisition Proposal, or any inquiry received by Company with respect to, or which Company reasonably believes would lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Acquisition Proposal or inquiry. Company will keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

  5.5 Public Disclosure. Parent and Company will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or Nasdaq, in which case reasonable efforts to consult with the other party will be made prior to such release or public statement. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

  5.6 Commercially Reasonable Efforts; Notification.

    (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including to accomplish the following: (i) causing the conditions precedent set forth in Article VI to be satisfied;
  (ii) obtaining all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities; (iii) making all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any); (iv) avoiding any suit, claim, action, investigation or proceeding by any Governmental Entity challenging the Merger or any other transaction contemplated by this Agreement; (v) obtaining all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement; (vi) defending any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (vii) executing or delivering any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, subject to the other terms and conditions hereof, Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use commercially reasonable efforts and take all acts necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or Company or any subsidiary or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

    (b) Company shall give prompt notice to Parent upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, where the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as a result thereof; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

    (c) Parent shall give prompt notice to Company upon becoming aware that any representation or warranty made by it or Merger Sub contained in this Agreement has become untrue or inaccurate, or of any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, where the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as a result thereof; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

  5.7 Third Party Consents. As soon as practicable following the date hereof, Parent and Company will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

  5.8 Stock Options; ESPP and Employee Benefits.

    (a) Stock Options. At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each, a "Company Stock Option") under the Company Option Plans, whether or not vested, shall be assumed by Parent. Each Company Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such Company Stock Options immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting on certain transactions, other than the transactions contemplated by this Agreement), except that (i) each Company Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. Parent shall comply with the terms of all such Company Stock Options and use its best efforts to ensure, to the extent required by and subject to the provisions of, the Company Option Plans, and to the extent permitted under the Code, that any Company Stock Options that qualified for tax treatment as incentive stock options under Section 422 of the Code prior to the Effective Time continue to so qualify after the Effective Time. Parent shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of assumed Company Stock Options on the terms set forth in this Section 5.8 (a).

    (b) ESPP. As of the Effective Time, the ESPP shall be terminated. The rights of participants in the ESPP with respect to any offering period then underway under the ESPP shall be determined by treating the last business day prior to the Effective Time as the last day of such offering period and by making such other pro rata adjustments as may be necessary to reflect the shortened offering period but otherwise treating such shortened offering period as a fully effective and completed offering period for all purposes under the ESPP. Prior to the Effective Time, Company shall take all commercially reasonable actions (including but not limited to, if appropriate, amending the ESPP) that are necessary to give effect to the transaction contemplated by this Section 5.8(b). As of the Effective Time, participants in the ESPP ("ESPP Participants") shall become participants in Parent's Employee Stock Purchase Plan ("Parent ESPP"). An offering period for the ESPP Participant's under the Parent ESPP shall begin as of the Effective Time and continue through January 31, 2000. As of February 1, 2000, ESPP Participants will proceed with participation in Parent's ESPP according to the provisions of the Parent ESPP. Prior to the Effective Time, Parent shall take commercially reasonable efforts (including, but not limited to, if required, amending the Parent ESPP) that are necessary to give effect to the transaction contemplated by this Section 5.8(b).

    (c) 401(k). Company shall terminate, effective as of the day immediately preceding the Effective Time, any and all 401(k) plans sponsored or maintained by Company unless Parent provides written notice to Company prior to the Effective Time that any such 401(k) plan shall not be terminated. Parent shall receive from Company evidence that Company's plan(s) and / or program(s) have been terminated pursuant to resolutions of Company's Board of Directors (the form and substance of such resolutions shall be subject to review and approval of Parent), effective as of the day immediately preceding the Effective Time. Company employees shall be eligible to participate in a 401(k) plan sponsored by Parent as soon as administratively practicable after the Effective Time.

    (d) Benefits; Prior Service. From and after the Effective Time, Company employees shall be provided with employee benefits that are the same as those provided to employees of Parent who are similarly situated. Parent shall cause employees of Company and its subsidiaries to be credited with service with Company and each of its subsidiaries for purposes of eligibility, vesting and accrual of vacation days, personal days and sick leave under each employee benefit plan maintained by Parent or its subsidiaries prior to the Effective Time. Parent shall have the absolute discretion to (i) cash-out Company employees accrued and unused vacation, personal and sick leave days or to (ii) carry over

  Company employees' accrued but unused vacation, personal and sick leave days; provided, that, such service shall not be recognized to the extent that such recognition would result in duplication of benefits.

  5.9 Form S-8. Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Stock Options as soon as is reasonably practicable, and in any event within three (3) business days, after the Effective Time. Prior to Closing, Company shall use commercially reasonable efforts to provide Parent with all information required or reasonably requested by Parent to be included in the Form S-8.

  5.10 Indemnification.

    (a) From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Company (or any predecessor corporation) pursuant to (i) each indemnification agreement between Company and its directors or officers in effect immediately prior to the Effective Time (the "Indemnified Parties") and
  (ii) any indemnification provision under the Company Charter Documents as in effect on the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Company Charter Documents as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party or of individuals who, immediately prior to the Effective Time, were employees or agents of Company, unless such modification is required by law.

    (b) For a period of six (6) years after the Effective Time, Surviving Corporation shall, and Parent shall cause Surviving Corporation to maintain in effect policies of directors' and officers' liability insurance with coverage in amount and scope at least as favorable as Company's existing policies with respect to claims arising from facts or events that occurred prior to the Effective Time; provided, however, that during such period, Surviving Corporation shall in no event be required to expend pursuant to this Section 5.10(b) more than an amount per year equal to 150% of current premiums paid by Company for such insurance, which current premium amount is set forth in Section 5.10(b) of the Company Disclosure Schedule.

    (c) In the event Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers a material amount of its properties and assets to any person in a single transaction or a series of transactions, then, and in each such case, Parent will make or cause to be made proper provision so that the successors and assigns of Company or the Surviving Corporation, as the case may be, assume the indemnification obligations described herein for the benefit of the Indemnified Parties.

    (d) The provisions of this Section 5.10 shall survive the Effective Time and are (i) intended to be for the benefit of, and will be enforceable by, each of the Indemnified Parties and their heirs and representatives and
  (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Indemnified Party may have by contract or otherwise.

  5.11 Affiliate Agreements.

    (a) Set forth in Section 5.11(a) of the Company Schedule is a list of those persons who may be deemed to be, in Company's reasonable judgment, affiliates of Company within the meaning of Rule 145 promulgated under the Securities Act or Opinion 16 of the Accounting Principles Board applicable to SEC rules and regulations (each, a "Company Affiliate"). Company will provide Parent with such information and documents as Parent reasonably requests for purposes of reviewing such list. Company will use its commercially reasonable efforts to deliver or cause to be delivered to Parent, on or as promptly as practicable following the date hereof, from each Company Affiliate that has not delivered a Company Affiliate Agreement on or prior to the date hereof, an executed Company Affiliate Agreement. Each Company Affiliate Agreement will be in full force and effect as of the Effective Time. Parent will be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by a Company Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Company Affiliate Agreement.

    (b) Set forth in Section 5.11(b) of the Parent Schedule is a list of those persons who may be deemed to be, in Parent's reasonable judgment, affiliates of Parent within the meaning of Opinion 16 of the Accounting Principles Board applicable to SEC rules and regulations (each, a "Parent Affiliate"). Parent will provide Company with such information and documents as Company reasonably requests for purposes of reviewing such list. Parent will use its commercially reasonable efforts to deliver or cause to be delivered to Company, on or as promptly as practicable following the date hereof, from each Parent Affiliate that has not delivered a Parent Affiliate Agreement on or prior to the date hereof, an executed Parent Affiliate Agreement. Each Parent Affiliate Agreement will be in full force and effect as of the Effective Time.

  5.12 Regulatory Filings; Reasonable Efforts. As soon as may be reasonably practicable, Company and Parent each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any other applicable jurisdiction, as agreed to by the parties. Company and Parent each shall each use all reasonable efforts to obtain early termination of any waiting period under HSR and Company and Parent shall each promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate; provided, however, that Parent shall not be required to agree to any divestiture by Parent or Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

  5.13 Action by Board of Directors. Prior to the Effective Time, the Board of Directors of Parent, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretative guidance of the SEC so that (i) the assumption of Company Stock Options by Company Insiders (as defined below) pursuant to this Agreement, and (ii) the receipt by Company Insiders of Parent Common Stock in exchange for Company Common Stock pursuant to the Merger, shall in each case be an exempt transaction for purposes of Section 16 of the Exchange Act by any officer or director of Company who may become a covered person of Parent for purposes of Section 16 of the Exchange Act (a "Company Insider").

  5.14 Parent of Board of Directors. Prior to the Effective Time, the Board of Directors of Parent, in accordance with applicable law and the Parent Charter Documents, shall take all necessary action (which action may include the resignation of existing directors) to cause the Board of Directors of Parent, as of the Effective Time, to consist of not more than 8 directors including the following three (3) designees: (i) Russell C. Horowitz as a Class I director and Vice-Chairman of the Board of Directors of Parent, (ii) William Savoy as a Class II director and (iii) a third designee to be selected by Messrs. Horowitz and Savoy and approved by Parent, which approval may be withheld in Parent's sole discretion, as a Class I director. The Board of Directors of Parent shall use commercially reasonable efforts to preserve (A) Mr. Horowitz's designation for so long as he serves as an employee of Parent and (B) Mr. Savoy's designation (or any replacement designated by Vulcan Ventures Incorporated) for so long as Vulcan

Ventures Incorporated continues to beneficially own not less than 80% of the shares of Parent Common Stock beneficially owned by it as of the Effective Time.

  5.15 Nasdaq Listing. Parent agrees to authorize for listing on Nasdaq the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the transaction contemplated hereby, upon final notice of issuance.

  5.16 Opinion of Accountants.

    (a) Company shall use all commercially reasonable efforts to receive from KPMG LLP, independent auditors for Company, a copy of a letter addressed to Company dated as of the Closing Date in substance reasonably satisfactory to Parent (which may contain customary qualifications and assumptions) to the effect that KPMG LLP concurs with Company management's conclusion that no conditions exist related to Company that would preclude Company from being a party to a business combination for which the "pooling-of-interest" method of accounting is used.

    (b) Parent shall use all commercially reasonable efforts to receive from Deloitte & Touche LLP, independent accountants for Parent, a copy of a letter addressed to Parent dated as of the Closing Date in substance reasonably satisfactory to Parent (which may contain customary qualifications and assumptions) to the effect that Deloitte & Touche LLP concurs with Parent management's conclusion that the Merger can properly be accounted for as a "pooling-of-interests."

  5.17 Tax-Free Reorganization. Parent and Merger Sub covenant and agree not
(i) to take any action (or to cause the Surviving Company or any Affiliate of Parent or Merger Sub to take any action), and (ii) to fail to take any action (or to cause the Surviving Company or any Affiliates of Parent or Merger Sub not to fail to take any action), which if taken or not taken, as the case may be, would reasonably be expected to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

  5.18 Non-Disclosure, Invention Release and Non-Competition Agreements.

    (a) Company shall use its commercially reasonable efforts to cause employees of Company and its subsidiaries who will become employees of Parent from and after the Effective Time to enter into Parent's standard form of Non-Disclosure, Invention Release and Non-Competition Agreement prior to the Closing.

    (b) Parent shall use its commercially reasonable efforts to cause employees of Parent and its subsidiaries who have not already entered into Parent's standard form of Non-Disclosure, Invention Release and Non-Competition Agreement to enter into such agreement prior to the Closing.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

  6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any of which may be waived if waived in writing by both Parent and Company:

    (a) Stockholder Approval. This Agreement shall have been adopted and the Merger shall have been duly approved by the requisite vote under applicable law by the stockholders of Company, and the Share Issuance shall have been adopted by the requisite vote under applicable law by the stockholders of Parent.

    (b) S-4 Effective; Joint Proxy Statement. The SEC shall have declared the S-4 effective. No stop order suspending the effectiveness of the S-4 or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Joint Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

    (c) No Order; HSR Act. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

    (d) Tax Opinions. Each of Company and Parent shall have received a written opinion from its respective tax counsel, in form and substance reasonably satisfactory to Company or Parent, as the case may be, and based on customary representations of Parent, Merger Sub and Company and subject to customary assumptions and qualifications, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinion shall not have been withdrawn.

    (e) Nasdaq Listing. The shares of Parent Common Stock to be issued in the Merger shall have been authorized for listing on Nasdaq, subject to notice of issuance.

  6.2 Additional Conditions to Obligations of Company. The obligation of Company to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

    (a) Representations and Warranties. Each representation and warranty of Parent and Merger Sub contained in this Agreement (i) shall have been accurate in all respects as of the date of this Agreement and (ii) shall be true and correct in all respects on and as of the Closing Date with the same force and effect as if made on the Closing Date except, with respect to clauses (i) and (ii), (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Parent; provided, however, such Material Adverse Effect qualifier shall be inapplicable with respect to representations and warranties contained in Sections 3.4, 3.18, 3.19 and
  3.20 (which representations shall have been true and correct in all material respects as of the date of this Agreement and shall have been accurate in all material respects as of the Closing Date) and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualification as set forth in the preceding clause (A)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Parent Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent.

    (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Company shall have received a certificate to such effect signed on behalf of Parent by an authorized officer of Parent.

    (c) Material Adverse Change. There shall not have occurred any Material Adverse Effect with respect to Parent since the date hereof.

  6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

    (a) Representations and Warranties. Each representation and warranty of Company contained in this Agreement (i) shall have been true and correct in all respects as of the date of this Agreement and

  (ii) shall be accurate in all respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except, with respect to clauses (i) and (ii), (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Company; provided, however, such Material Adverse Effect qualifier shall be inapplicable with respect to representations and warranties contained in Sections 2.4, 2.18, 2.19 and 2.20 (which representations shall have been true and correct in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date) and
  (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been accurate (subject to the qualification as set forth in the preceding clause (A)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Parent shall have received a certificate with respect to the foregoing signed on behalf of Company by an authorized officer of Company.

    (b) Agreements and Covenants. Company shall have performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of Company by an authorized officer of Company.

    (c) Material Adverse Change. There shall not have occurred any Material Adverse Effect with respect to Company since the date hereof.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

  7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the stockholders of Company and Parent:

    (a) by mutual written consent duly authorized by the Boards of Directors of Parent and Company;

    (b) by either Company or Parent if the Merger shall not have been consummated by January 31, 2001 (such date, or such other date that may be agreed by mutual written consent, being the "Outside Date") for any reason; provided, however, that the right to terminate this Agreement under this
  Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date if such action or failure to act constitutes a breach of this Agreement;

    (c) by either Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action shall have become final and nonappealable;

    (d) by either Company or Parent if either: (i)(A) the Company Stockholders' Meeting (including any adjournments thereof) shall have been held and completed and the stockholders of Company shall have taken a final vote on a proposal to adopt this Agreement and (B) the required approval of the stockholders of Company contemplated by this Agreement shall not have been obtained or (ii) (A) the Parent Stockholders' Meeting (including any adjournments thereof) shall have been held and completed and the stockholders of Parent shall have taken a final vote on a proposal to approve the Share Issuance and (B) the required approval of the stockholders of Parent contemplated by this Agreement shall not have been obtained; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to Company or Parent where the failure to obtain Company or Parent stockholder approval shall have been caused by the action or failure to act of

  Company or Parent, respectively, and such action or failure to act constitutes a breach by Company or Parent, respectively, of this Agreement;

    (e) by Company, upon a breach of any covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have been untrue when made or shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or
  Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through exercise of its commercially reasonable efforts, then Company may not terminate this Agreement pursuant to this Section 7.1(e) for thirty (30) days after delivery of written notice from Company to Parent of such breach , provided, that Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that Company may not terminate this Agreement pursuant to this Section 7.1(e) if such breach by Parent is cured during such thirty-day period);

    (f) by Parent, upon a breach of any covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have been untrue when made or shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or
  Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Company's representations and warranties or breach by Company is curable by Company through exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement pursuant to this Section 7.1(f) for thirty (30) days after delivery of written notice from Parent to Company of such breach, provided, that Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 7.1(f) if such breach by Company is cured during such thirty-day period);

    (g) by Parent if a Triggering Event (as defined below) shall have occurred.; and

  For the purposes of this Agreement, a "Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of Company or any committee thereof shall for any reason have withheld, withdrawn or refrained from making or shall have modified, amended or changed in a manner adverse to Parent its recommendation in favor of the adoption of this Agreement or the approval of the Merger; (ii) Company shall have failed to include in the Joint Proxy Statement/Prospectus the recommendation of the Board of Directors of Company in favor of the adoption of this Agreement and the approval of the Merger; (iii) the Board of Directors of Company fails to reaffirm its recommendation in favor of the adoption of this Agreement within ten (10) business days after Parent requests in writing that such recommendation be reaffirmed at any time following the public announcement and during the pendency of an Acquisition Proposal; (iv) the Board of Directors of Company or any committee thereof shall have recommended to the stockholders of Company or approved any Acquisition Proposal; (v) Company shall have entered into any agreement or contract accepting any Acquisition Proposal; (vi) Company shall have breached any of the provisions of Section 5.4 of this Agreement or (vii) a tender or exchange offer relating to not less than 15% of the then outstanding shares of capital stock of Company shall have been commenced by a person unaffiliated with Parent and Company shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement disclosing that Company recommends rejection of such tender or exchange offer.

    (h) by Company prior to the vote of the stockholders of Company on the Agreement, if, after receiving a Superior Offer and in the absence of any prior breach of the provisions of Section 5.4 of this Agreement, the Board of Directors of Company determines in good faith, after consulting with outside legal counsel, that such action is necessary to comply with the fiduciary duties of the Board of Directors of Company under applicable law; provided, however, that Company may not terminate this Agreement pursuant to this subsection (h) until two (2) business days have elapsed following delivery to

  Parent of written notice of such determination of Company (which written notice will inform Parent of the material terms and conditions of the Superior Offer); provided, further, that such termination under this
  Section 7.1(h) shall not be effective until Company has made payment to Parent of the amounts required to be paid pursuant to Section 7.3(b)(i).

  7.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 will be effective immediately upon (or if the termination is pursuant to Section 7.1(e) or 7.1(f) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice thereof by the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, with no liability of either party to the other, except (i) as set forth in this Section 7.2, Section 7.3 and Article 8 (General Provisions), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

  7.3 Fees and Expenses.

    (a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses whether or not the Merger is consummated; provided, however, that Parent and Company shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in connection with the printing and filing (with the SEC) of the Joint Proxy Statement/Prospectus (including any preliminary materials related thereto) and the S-4 (including financial statements and exhibits) and any amendments or supplements thereto and any fees required to be paid under the HSR Act.

    (b) Company Payments.

      (i) Company shall pay to Parent in immediately available funds, within one (1) business day after demand by Parent (or prior to, and a condition to the effectiveness of, termination of this Agreement pursuant to Section 7.1(h)), an amount equal to $120,000,000 (the "Termination Fee") if this Agreement is terminated by Parent pursuant to Section 7.1(g) or by Company pursuant to Section 7.1(h).

      (ii) If (A) this Agreement is terminated by Parent or Company, as applicable, pursuant to Sections 7.1(b) or (d)(i), (B) prior to such termination a third party shall have announced an Acquisition Proposal and (C) within twelve (12) months following the termination of this Agreement a Company Acquisition (as defined below) is consummated or Company enters into an agreement or binding letter of intent providing for a Company Acquisition, then Company shall pay Parent in immediately available funds at or prior to consummating such Company Acquisition an amount equal to the Termination Fee.

      (iii) Company acknowledges that the agreements contained in this
    Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if Company fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b) and, in order to obtain such payment, Parent makes a claim that results in a judgment against Company for the amounts set forth in this Section 7.3(b), Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this
    Section 7.3(b) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement. For the purposes of this Agreement, "Company Acquisition" shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Company pursuant to which the stockholders of Company immediately preceding such transaction hold less than 60% of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by Company of assets representing in excess of 60% of the aggregate fair market value of Company's business immediately prior to such sale or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of Company.

  7.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent and Company.

  7.5 Extension; Waiver. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

  8.1 Non-Survival of Representations and Warranties. The representations and warranties of Company, Parent and Merger Sub contained in this Agreement or in any certificate or instrument delivered pursuant to Article VI shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

  8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the day of delivery if delivered personally or sent via telecopy (receipt confirmed) or on the second business day after being sent if delivered by commercial delivery service, to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

  (a) if to Parent or Merger Sub, to:

    InfoSpace, Inc.
    601 108th Avenue NE
    Suite 1200
    Bellevue, WA 98004
    Attention: General Counsel
    Telecopy No.: (425) 201-6170

    with a copy to:

    Wilson Sonsini Goodrich & Rosati
    Professional Corporation
    650 Page Mill Road
    Palo Alto, CA 94304
    Attention: Barry Taylor, Esq.
               Lawrence Steele, Esq.
               Steve Camahort, Esq.
    Telecopy No.: (650) 493-9300

  (b) if to Company, to:

    Go2Net, Inc.
    999 Third Avenue
    Suite 4700
    Seattle, WA 98014
    Attention: Chief Executive Officer
    Telecopy No.: (206) 447-1625

    with a copy to:

    Hutchins, Wheeler & Dittmar, A Professional Corporation
    101 Federal Street
    Boston, MA 02110
    Attention: Francis J. Feeney, Esq.
    Telecopy No.: (617) 951-1295

  8.3 Interpretation.

    (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

    (b) For purposes of this Agreement, the term "knowledge" means with respect to a party hereto, with respect to any matter in question, that any of the officers of such party has actual knowledge of such matter.

    (c) For purposes of this Agreement, the term "person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

    (d) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity and its subsidiaries taken as a whole; provided, however that
  (i) no change, event, violation, inaccuracy, circumstance or effect directly attributable to (A) changes in general economic conditions or changes affecting the Internet industry generally or (B) (x) the loss of current or prospective customers that such entity successfully bears the burden of proving arose from such entity entering into this Agreement or
  (y) any other adverse effect that such entity shall have demonstrated is substantially attributable to the transactions contemplated by this Agreement or the announcement of the transactions contemplated by this Agreement shall constitute a Material Adverse Effect and (ii) in no event shall a decrease in the trading price of such entity's common stock in and of itself constitute a Material Adverse Effect.

    (e) For purposes of this Agreement, an "agreement," "arrangement," "contract," "commitment" or "plan" shall mean a legally binding, written agreement, arrangement, contract, commitment or plan, as the case may be.

  8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

  8.5 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Schedule and the Parent Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood, however, that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) except with respect to the Indemnified Parties under Section 5.10, are not intended to confer upon any other person any rights or remedies hereunder.

  8.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

  8.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

  8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

  8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

  8.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

  8.11 Waiver of Jury Trial. EACH OF PARENT, COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, COMPANY OR

MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT
HEREOF.

                                   * * * * *

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                          INFOSPACE, INC.

                                          By: _________________________________

                                          Name: _______________________________

                                          Title: ______________________________

                                          GIANTS ACQUISITION CORP.

                                          By: _________________________________

                                          Name: _______________________________

                                          Title: ______________________________

                                          GO2NET, INC.

                                          By: _________________________________

                                          Name: _______________________________

                                          Title: ______________________________

                                                                     EXHIBIT A-1

                            COMPANY VOTING AGREEMENT

  THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of July 26, 2000, among INFOSPACE, INC., a Delaware corporation ("Parent"), and the undersigned stockholder (the "Stockholder") of Go2Net, INC., a Delaware corporation ("Company").

                                    RECITALS

  A. The Company, Merger Sub (as defined below) and Parent have entered into an Agreement and Plan of Reorganization of even date herewith (the "Reorganization Agreement"), which provides for the merger (the "Merger") of Giants Acquisition Corp., a wholly-owned subsidiary of Parent ("Merger Sub"), with and into the Company. Pursuant to the Merger, all outstanding capital stock of the Company shall be converted into common stock of Parent, as set forth in the Reorganization Agreement;

  B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock of the Company and shares subject to outstanding options as is indicated on the signature page of this Agreement; and

  C. In consideration of the execution of the Reorganization Agreement by Parent, Stockholder (in his or her capacity as such) agrees to vote the Shares (as defined below) and other such shares of capital stock of the Company over which Stockholder has voting power so as to facilitate consummation of the Merger.

  NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

  1. Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Reorganization Agreement. For purposes of this
Agreement:

    (a) "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been terminated pursuant to Article VII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

    (b) "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

    (c) "Shares" shall mean: (i) all securities of the Company (including all shares of Company Common Stock, Company Preferred Stock and all options, warrants and other rights to acquire shares of Company Common Stock and Company Preferred Stock) owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and Company Preferred Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock and Company Preferred Stock) of which Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date.

    (d) Transfer. A Person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

  2. Transfer of Shares.

    (a) Transferee of Shares to be Bound by this Agreement. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not cause or

                                    A-A-1-1
  permit any Transfer of any of the Shares to be effected unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (a) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request); and (b) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement.

    (b) Transfer of Voting Rights. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares.

  3. Agreement to Vote Shares. At every meeting of the stockholders of the Company called, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company, Stockholder (in his or her capacity as such) shall cause the Shares to be voted in favor of adoption of the Reorganization Agreement. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict Stockholder from acting in Stockholder's capacity as a director or officer of Company (it being understood that this Agreement shall apply to Stockholder solely in Stockholder's capacity as a stockholder of Company) or voting in Stockholder's sole discretion on any matter other than those matters referred to in the preceding sentence.

  4. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

  5. Representations and Warranties of the Stockholder. Stockholder (i) is the beneficial owner of the shares of Company Common Stock and Company Preferred Stock and the options to purchase shares of Company Common Stock indicated on the signature page of this Agreement, which are free and clear of any liens, adverse claims, charges or other encumbrances (except any such encumbrances arising under securities laws); (ii) does not beneficially own any securities of the Company other than the shares of Company Common Stock, shares of Company Preferred Stock and options to purchase shares of Company Common Stock indicated on the signature page of this Agreement; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

  6. Additional Documents. Stockholder (in his or her capacity as such) and Parent hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Agreement.

  7. Legending of Shares. If so requested by Parent, Stockholder agrees that the Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy.

  8. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

  9. Miscellaneous.

    (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and

                                    A-A-1-2
  permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

    (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

    (d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

    (e) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

    If to Parent:

    InfoSpace, Inc.
    601 108th Avenue NE
    Suite 1200
    Bellevue, WA 98004
    Attention: General Counsel
    Telecopy No.: (425) 201-6170

    with a copy to:

    Wilson Sonsini Goodrich & Rosati, Professional Corporation
    650 Page Mill Road
    Palo Alto, CA 94304-1050
    Attention: Barry Taylor, Esq.
               Lawrence Steele, Esq.
               Steve Camahort, Esq.
    Telecopy No.: (650) 493-9300

    If to Stockholder: To the address for notice set forth on the signature page hereof.

    (f) Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without reference to rules of conflicts of law.

    (g) Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

    (h) Effect of Headings. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

    (i) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

    (j) No Obligation to Exercise Options. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall obligate Stockholder to exercise any option, warrant or other right to acquire shares of Company Common Stock.

                                    A-A-1-3

  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

INFOSPACE, INC.                          STOCKHOLDER


By: __________________________________   By: __________________________________
  Signature of Authorized Signatory         Signature


Name: Arun Sarin                         Name: ________________________________


Title: Chief Executive Officer           Title: _______________________________

                                         --------------------------------------

                                         --------------------------------------
                                         Print Address

                                         --------------------------------------
                                         Telephone

                                         --------------------------------------
                                         Facsimile No.

                                         Share beneficially owned:

                                         ___ shares of Parent Common Stock

                                         ___ shares of Parent Common Stock
                                         issuable upon exercise of
                                         outstanding options

                  [Signature Page to Company Voting Agreement]

                                    A-A-1-4

                               IRREVOCABLE PROXY

  The undersigned stockholder (the "Stockholder") of Go2Net, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of InfoSpace, Inc., a Delaware corporation ("Parent"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy until the Expiration Date (as defined below). Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

  This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among Parent and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of Parent entering into that certain Agreement and Plan of Reorganization of even date herewith (the "Reorganization Agreement"), among Parent, Giants Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company. The Reorganization Agreement provides for the merger of Merger Sub with and into the Company in accordance with its terms (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to Article VII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

  The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of the Company and in every written consent in lieu of such meeting in favor of adoption of the Reorganization Agreement.

  The attorneys and proxies named above may not exercise this Proxy on any other matter. The undersigned stockholder may vote the Shares on all other matters.

  Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

  This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: July 26, 2000
                                         Signature of Stockholder:

                                         --------------------------------------

                                         Print Name of Stockholder:

                                         --------------------------------------

                     [Signature Page to Irrevocable Proxy]

                                    A-A-1-5

                                                                     EXHIBIT A-2

                            PARENT VOTING AGREEMENT

  THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of July 26, 2000, among GO2NET, INC., a Delaware corporation ("Company"), and the undersigned stockholder (the "Stockholder") of InfoSpace, INC., a Delaware corporation ("Parent").

                                    RECITALS

  A. The Company, Merger Sub (as defined below) and Parent have entered into an Agreement and Plan of Reorganization of even date herewith (the "Reorganization Agreement"), which provides for the merger (the "Merger") of Giants Acquisition Corp., a wholly-owned subsidiary of Parent ("Merger Sub"), with and into the Company. Pursuant to the Merger, all outstanding capital stock of the Company shall be converted into common stock of Parent, as set forth in the Reorganization Agreement;

  B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock of the Parent and shares subject to outstanding options as is indicated on the signature page of this Agreement; and

  C. In consideration of the execution of the Reorganization Agreement by Company, Stockholder (in his or her capacity as such) agrees to vote the Shares (as defined below) and other such shares of capital stock of Parent over which Stockholder has voting power so as to facilitate consummation of the Merger.

  NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

  1. Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Reorganization Agreement. For purposes of this
Agreement:

    (a) "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been terminated pursuant to Article VII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

    (b) "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

    (c) "Shares" shall mean: (i) all securities of Parent (including all shares of Parent Common Stock and all options, warrants and other rights to acquire shares of Parent Common Stock) owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Parent (including all additional shares of Parent Common Stock and all additional options, warrants and other rights to acquire shares of Parent Common Stock) of which Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date.

    (d) Transfer. A Person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

  2. Transfer of Shares.

    (a) Transferee of Shares to be Bound by this Agreement. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Shares to be effected unless each Person to which any of such

                                    A-A-2-1

  Shares, or any interest in any of such Shares, is or may be transferred shall have: (a) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Company may reasonably request); and (b) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement.

    (b) Transfer of Voting Rights. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares.

  3. Agreement to Vote Shares. At every meeting of the stockholders of Parent called, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Parent, Stockholder (in his or her capacity as such) shall cause the Shares to be voted in favor of the Share Issuance. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict Stockholder from acting in Stockholder's capacity as a director or officer of Parent (it being understood that this Agreement shall apply to Stockholder solely in Stockholder's capacity as a stockholder of Parent) or voting in Stockholder's sole discretion on any matter other than those matters referred to in the preceding sentence.

  4. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Company a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

  5. Representations and Warranties of the Stockholder. Stockholder (i) is the beneficial owner of the shares of Parent Common Stock and the options to purchase shares of Parent Common Stock indicated on the signature page of this Agreement, which are free and clear of any liens, adverse claims, charges or other encumbrances (except any such encumbrances arising under securities laws); (ii) does not beneficially own any securities of the Parent other than the shares of Parent Common Stock and options to purchase shares of Parent Common Stock indicated on the signature page of this Agreement; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

  6. Additional Documents. Stockholder (in his or her capacity as such) and Company hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Company, to carry out the intent of this Agreement.

  7. Legending of Shares. If so requested by Company, Stockholder agrees that the Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy.

  8. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

  9. Miscellaneous.

    (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

                                    A-A-2-2

    (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

    (d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Company shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Company upon any such violation, Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Company at law or in equity.

    (e) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

    If to Company:

    Go2Net, Inc.
    999 Third Avenue
    Suite 4700
    Seattle, WA 98104
    Attention: Chief Executive Officer
    Telecopy No.:

    with a copy to:

    Hutchins, Wheeler & Dittmar, A Professional Corporation
    101 Federal Street
    Boston, MA 02109
    Attention: Francis J. Feeney, Esq.
    Telecopy No.: (617) 951-1295

    If to Stockholder: To the address for notice set forth on the signature page hereof.

    (f) Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without reference to rules of conflicts of law.

    (g) Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

    (h) Effect of Headings. he section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

    (i) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

    (j) No Obligation to Exercise Options. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall obligate Stockholder to exercise any option, warrant or other right to acquire shares of Parent Common Stock.

         [The remainder of this page has been intentionally left blank]

                                    A-A-2-3

  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

GO2NET, INC.                             STOCKHOLDER


By: __________________________________   By: __________________________________
  Signature of Authorized Signatory         Signature


Name: Russell C. Horowitz                Name: ________________________________


Title: Chairman and Chief Executive      Title: _______________________________
Officer

                                         --------------------------------------

                                         --------------------------------------
                                         Print Address

                                         --------------------------------------
                                         Telephone

                                         --------------------------------------
                                         Facsimile No.

                                         Share beneficially owned:

                                         ___ shares of Parent Common Stock

                                         ___ shares of Parent Common Stock
                                         issuable upon exercise of
                                         outstanding options

                  [Signature Page to Parent Voting Agreement]

                                    A-A-2-4

                               IRREVOCABLE PROXY

  The undersigned stockholder (the "Stockholder") of InfoSpace, Inc., a Delaware corporation ("Parent"), hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of Go2Net, Inc., a Delaware corporation ("Company"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Parent that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Parent issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy until the Expiration Date (as defined below). Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

  This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among Company and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of Company entering into that certain Agreement and Plan of Reorganization of even date herewith (the "Reorganization Agreement"), among Parent, Giants Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company. The Reorganization Agreement provides for (i) the merger of Merger Sub with and into the Company in accordance with its terms (the "Merger") and (ii) the issuance of shares of common stock of Parent, par value $.0001 per share, pursuant to the Merger (the "Share Issuance"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to Article VII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

  The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of Parent and in every written consent in lieu of such meeting in favor of the Share Issuance.

  The attorneys and proxies named above may not exercise this Proxy on any other matter. The undersigned stockholder may vote the Shares on all other matters.

  Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

  This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: July 26, 2000
                                         Signature of Stockholder:

                                         --------------------------------------

                                         Print Name of Stockholder:

                                         --------------------------------------

                     [Signature Page to Irrevocable Proxy]

                                    A-A-2-5

                                                                       EXHIBIT B

                                OPTION AGREEMENT

  THIS STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of July 26, 2000, among InfoSpace, Inc., a Delaware corporation ("Parent"), and Go2Net, Inc., a Delaware corporation (the "Company"). Capitalized terms used but not otherwise defined herein will have the meanings ascribed to them in the Reorganization Agreement (as defined below).

                                    RECITALS

  A. The Company, Merger Sub (as defined below) and Parent have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") which provides for the merger (the "Merger") of a wholly-owned subsidiary of Parent ("Merger Sub") with and into the Company. Pursuant to the Merger, all outstanding capital stock of the Company will be converted into the right to receive Parent Common Stock.

  B. As a condition to Parent's willingness to enter into the Reorganization Agreement, Parent has requested that Company agree, and Company has so agreed, to grant to Parent an option to acquire shares of Company's Common Stock, $.01 par value per share (the "Company Shares"), upon the terms and subject to the conditions set forth herein.

  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Reorganization Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

  1. Grant of Option. The Company hereby grants to Parent an irrevocable option (the "Option") to acquire up to a number of Company Shares equal to 19.9% of the issued and outstanding shares as of the date of this Agreement (the "Option Shares"), in the manner set forth below by paying cash at a price per share equal to the product of the Exchange Ratio and the closing price of one share of Parent Common Stock on the last completed Nasdaq trading day prior to execution of this Agreement (the "Exercise Price").

  2. Exercise of Option.

    (a) The Option may be exercised by Parent, in whole or in part, at any time or from time to time (i) after termination of the Reorganization Agreement pursuant to Section 7.1(g) or 7.1(h) thereof or (ii) upon the occurrence of any event causing the Termination Fee to become payable pursuant to Section 7.3(b)(ii) of the Reorganization Agreement (any of the events described in clause (i) and (ii) of this sentence being referred to herein as an "Exercise Event"). In the event Parent wishes to exercise the Option, Parent will deliver to the Company a written notice (each an "Exercise Notice") specifying the total number of Option Shares it wishes to acquire. Each closing of a purchase of Option Shares (a "Closing") will occur on a date and at a time prior to the termination of the Option designated by Parent in an Exercise Notice delivered at least two (2) business days prior to the date of such Closing, which Closing will be held at the principal offices of the Company.

    (b) The Option will terminate upon the earliest of (i) the Effective Time, (ii) twelve (12) months following the date on which the Reorganization Agreement is terminated pursuant to Section 7.1(b) or 7.1(d)(i) thereof, if no event causing the Termination Fee to become payable pursuant to Section 7.3(b)(ii) of the Reorganization Agreement has occurred, (iii) twelve (12) months following the date on which the Reorganization Agreement is terminated pursuant to Section 7.1(g) or 7.1(h) thereof, (iv) in the event the Reorganization Agreement has been terminated pursuant to Section 7.1(b) or 7.1(d)(i) thereof and the Termination Fee became payable pursuant to Section 7.3(b)(ii) thereof, twelve (12) months after payment of the Termination Fee; and (v) the date on which the Reorganization Agreement is terminated other than pursuant to Sections 7.1(b), 7.1(d)(i), 7.1(g) or 7.1(h); provided, however, that if the Option cannot be exercised by reason of any applicable government order or because the waiting period related to the issuance of the Option Shares under the HSR Act will not

                                     A-B-1
  have expired or been terminated, then the Option will not terminate until the tenth business day after such impediment to exercise will have been removed or will have become final and not subject to appeal.

  3. Conditions to Closing. The obligation of Company to issue Option Shares to Parent hereunder is subject to the conditions that (A) any waiting period under the HSR Act applicable to the issuance of the Option Shares hereunder will have expired or been terminated; (B) all material consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Federal, state or local administrative agency or commission or other Federal state or local governmental authority or instrumentality, if any, required in connection with the issuance of the Option Shares hereunder will have been obtained or made, as the case may be; and (C) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance will be in effect. It is understood and agreed that at any time during which the Option is exercisable, the parties will use their respective best efforts to satisfy all conditions to Closing, so that a Closing may take place as promptly as practicable.

  4. Closing. At any Closing, (A) the Company will deliver to Parent a single certificate in definitive form representing the number of Company Shares designated by Parent in its Exercise Notice, such certificate to be registered in the name of Parent and to bear the legend set forth in Section 12 hereof, against delivery of (B) payment by Parent to the Company of the aggregate purchase price for the Company Shares so designated and being purchased by delivery of a certified check or bank check.

  5. Representations and Warranties of the Company. Company represents and warrants to Parent that (A) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (B) the execution and delivery of this Agreement by the Company and consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby; (C) this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company and, assuming this Agreement constitutes a legal, valid and binding obligation of Parent, is enforceable against the Company in accordance with its terms; (D) except for any filings required under the HSR Act, the Company has taken all necessary corporate and other action to authorize and reserve for issuance and to permit it to issue upon exercise of the Option, and at all times from the date hereof until the termination of the Option will have reserved for issuance, a sufficient number of unissued Company Shares for Parent to exercise the Option in full and will take all necessary corporate or other action to authorize and reserve for issuance all additional Company Shares or other securities which may be issuable pursuant to Section 11(a) upon exercise of the Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable; (E) upon delivery of the Company Shares and any other securities to Parent upon exercise of the Option, Parent will acquire such Company Shares or other securities free and clear of all material claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, excluding those imposed by Parent; (F) the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws or equivalent organizational documents of the Company or any of its subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are

                                     A-B-2
bound or affected; and (G) the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity except pursuant to the HSR Act.

  6. Representations and Warranties of Parent. Parent represents and warrants to Company that (A) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (B) the execution and delivery of this Agreement by Parent and consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or any of the transactions contemplated hereby; (C) this Agreement has been duly executed and delivered by Parent and constitutes a legal, valid and binding obligation of Parent and, assuming this Agreement constitutes a legal, valid and binding obligation of the Company, is enforceable against Parent in accordance with its terms; (D) the execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws or equivalent organizational documents of Parent or any of its subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected; and (E) the execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity except pursuant to the HSR Act.

  7.  Certain Rights.

    (a) Parent Put. At the request of and upon notice by Parent (the "Put Notice"), at any time during the period during which the Option is exercisable pursuant to Section 2 (the "Purchase Period"), the Company (or any successor entity thereof) will purchase from Parent all or any portion of the Option, to the extent not previously exercised, at the price set forth in subparagraph (i) below, and all or any portion of the Option Shares, if any, acquired by Parent pursuant thereto, at the price set forth in subparagraph (ii) below:

      (i) The difference between the "Market/Tender Offer Price" for the Company Shares as of the date Parent gives notice of its intent to exercise its rights under this Section 7(a) (defined as the higher of (A) the highest price per share offered as of such date pursuant to any Acquisition Proposal which was made prior to such date and (B) the highest closing sale price of Company Shares then on the Nasdaq National Market during the twenty (20) trading days ending on the trading day immediately preceding such date) and the Exercise Price, multiplied by the number of Company Shares purchasable pursuant to the Option, but only if the Market/Tender Offer Price is greater than the Exercise Price. For purposes of determining the highest price offered pursuant to any Acquisition Proposal which involves consideration other than cash, the value of such consideration will be equal to the higher of (x) if securities of the same class of the proponent as such consideration are traded on any national securities exchange or by any registered securities association, a value based on the closing sale price or asked price for such securities on their principal trading market on such date and (y) the value ascribed to such consideration by the proponent of such Acquisition Proposal, or if no such value is ascribed, a value determined in good faith by the Board of Directors of the Company.

                                     A-B-3

    (ii) The Exercise Price paid by Parent for Company Shares acquired pursuant to the Option plus the difference between the Market/Tender Offer Price and such Exercise Price (but only if the Market/Tender Offer Price is greater than the Exercise Price) multiplied by the number of Company Shares so purchased.

  8. Payment and Redelivery of Option or Shares. In the event Parent exercises its rights under Section 7(a) by delivery of a Put Notice, the Company will, within five (5) business days after Parent delivers such notice, pay the required amount to Parent in immediately available funds and Parent will surrender to the Company all or such portion of the Option with respect to which the Put Notice relates and the certificates evidencing the Company Shares purchased by Parent pursuant to such Put Notice.

  9. Registration Rights.

    (a) Following the termination of the Reorganization Agreement, Parent (sometimes referred to herein as the "Holder") may by written notice (a "Registration Notice") to the Company (the "Registrant") request the Registrant to register under the Securities Act all or any part of the shares acquired by the Holder pursuant to this Agreement (such shares requested to be registered, the "Registrable Securities") in order to permit the sale or other disposition of any or all shares of the Registrable Securities that have been acquired by or are issuable to Holder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Holder, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision. Holder agrees to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee will own beneficially more than 5.0% of the then-outstanding voting power of Registrant. Upon a request for registration, the Registrant will have the option exercisable by written notice delivered to the Holder within ten
  (10) business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities for cash at a price (the "Option Price") equal to the product of
  (i) the number of Registrable Securities so purchased and (ii) the per share average of the closing sale prices of the Registrant's Common Stock on the Nasdaq National Market for the ten (10) trading days immediately preceding the date of the Registration Notice. Any such purchase of Registrable Securities by the Registrant hereunder will take place at a closing to be held at the principle executive offices of the Registrant or its counsel at any reasonable date and time designated by the Registrant in such notice within ten business days after delivery of such notice. The payment for the shares to be purchased will be made by delivery at the time of such closing of the Option Price in immediately available funds.

    (b) If the Registrant does not elect to exercise its option to purchase pursuant to Section 7(a) with respect to all Registrable Securities, the Registrant will use all reasonable efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities requested to be registered in the Registration Notice and to keep such registration statement effective for such period not in excess of 120 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition; provided, however, that the Holder will not be entitled to more than an aggregate of two (2) effective registration statements hereunder. The obligations of Registrant hereunder to file a registration statement and to maintain its effectiveness may be suspended for up to 120 calendar days in the aggregate if the Board of Directors of Registrant shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require premature disclosure of material nonpublic information that would materially and adversely affect Registrant or otherwise interfere with or adversely affect any pending or proposed offering of securities of Registrant or any other material transaction involving Registrant. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 120 days after the filing with the SEC of the initial registration statement therefor, the provisions of this Section 9 will again be applicable to any proposed

                                     A-B-4
  registration. The Registrant will use all reasonable efforts to cause any Registrable Securities registered pursuant to this Section 9 to be qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request and will continue such registration or qualification in effect in such jurisdictions; provided, however, that the Registrant will not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision. If Registrant effects a registration under the Securities Act of Company Common Stock for its own account or for any other stockholders of Registrant (other than on Form S-4 or Form S-8, or any successor form), it will allow Holder the right to participate in such registration by selling its Registrable Securities, and such participation will not affect the obligation of Registrant to effect demand registration statements for Holder under this Section 9; provided that, if the managing underwriters of such offering advise Registrant in writing that in their opinion the number of shares of Company Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Registrant will include the shares requested to be included therein by Holder pro rata with the shares intended to be included therein by Registrant.

    (c) The registration rights set forth in this Section 9 are subject to the condition that the Holder will provide the Registrant with such information with respect to the Holder's Registrable Securities, the plan for distribution thereof, and such other information with respect to the Holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in a registration statement all facts required to be disclosed with respect to a registration thereunder.

    (d) A registration effected under this Section 9 will be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and expenses of counsel to the Holder, and the Registrant will provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings and as such underwriters may reasonably require. In connection with any registration, the Holder and the Registrant agree to enter into an underwriting agreement reasonably acceptable to each such party, in form and substance customary for transactions of this type with the underwriters participating in such offering.

    (e) Indemnification.

      (i) The Registrant will indemnify the Holder, each of its directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, and each underwriter of the Registrant's securities, with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Registrant of any rule or regulation promulgated under the Securities Act applicable to the Registrant in connection with any such registration, qualification or compliance, and the Registrant will reimburse the Holder and, each of its directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, and each underwriter for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, that the Registrant will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written

                                     A-B-5
    information furnished to the Registrant by such Holder or director or officer or controlling person or underwriter seeking indemnification.

      (ii) The Holder will indemnify the Registrant, each of its directors and officers and each underwriter of the Registrant's securities covered by such registration statement and each person who controls the Registrant within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of any rule or regulation promulgated under the Securities Act applicable to the Holder in connection with any such registration, qualification or compliance, and will reimburse the Registrant, such directors, officers or control persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Registrant by the Holder for use therein; provided, that in no event will any indemnity under this Section 9(e) exceed the net proceeds of the offering received by the Holder.

      (iii) Each party entitled to indemnification under this Section 9(e) (the "Indemnified Party") will give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided, that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, will be approved by the Indemnified Party (whose approval will not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party will pay such expense if representation of the Indemnified Party by counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding, and provided further, however, that the failure of any Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its obligations under this Section 9(e) unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation will, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party will be required to indemnify any Indemnified Party with respect to any settlement entered into without such Indemnifying Party's prior consent (which will not be unreasonably withheld).

  10. Profit Limitation.

    (a) Notwithstanding any other provision in this Agreement or the Reorganization Agreement, in no event shall Parent's Total Profit (as defined below) exceed $120,000,000 (the "Maximum Profit") and, if Parent's Total Profit otherwise would exceed the Maximum Profit, Parent, at its sole discretion shall either (i) reduce the number of Option Shares subject to the Option, (ii) deliver to the Company for cancellation Option Shares (or other securities into which such Option Shares are converted or exchanged) previously purchased by Parent, (iii) pay cash to the Company, or (iv) any combination of

                                     A-B-6
  the foregoing, so that Parent's actual realized Total Profit shall not exceed the Maximum Profit after taking into account the foregoing actions; provided, however, that to the extent the payment by the Company of cash to Parent in satisfaction of the Termination Fee pursuant to Section 7.3 of the Reorganization Agreement would cause Parent's Total Profit to exceed the Maximum Profit (after Parent has had an opportunity to reduce Parent's Total Profit pursuant to this Section 10(a)), then the Company need not pay such cash portion of the Termination Fee.

    (b) For purposes of this Agreement, "Total Profit" shall mean: (i) the aggregate amount of (A) any excess of (x) the net cash amounts or fair market value of any property received by Parent pursuant to a sale of Option Shares (or securities into which such shares are converted or exchanged) over (y) Parent's aggregate purchase price for such Option Shares (or other securities), plus (B) any amounts received by Parent on the repurchase of the Option by the Company pursuant to Section 7, plus
  (C) any Termination Fee paid by the Company and received by Parent pursuant to the Reorganization Agreement, minus (ii) the amounts of any cash previously paid by Parent to the Company pursuant to this Section 10 plus the value of the Option Shares (or other securities) previously delivered to the Company for cancellation pursuant to this Section 10.

    (c) For purposes of Section 10(a) and clause (i) of Section 10(b), the value of any Option Shares delivered by Parent to the Company shall be the Market/Tender Offer Price of such Options Shares.

  11. Adjustment Upon Changes in Capitalization.

    (a) In the event of any change in the Company Shares by reason of stock dividends, stock splits, reverse stock splits, mergers (other than the Merger), recapitalizations, combinations, exchanges of shares and the like, the type and number of shares or securities subject to the Option, and the Exercise Price will be adjusted appropriately, and proper provision will be made in the agreements governing such transaction so that Parent will receive, upon exercise of the Option, the number and class of shares or other securities or property that Parent would have received in respect of the Company Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

    (b) Without limiting the parties' relative rights and obligations under the Reorganization Agreement if the number of outstanding shares of Company Common Stock increases after the date of this Agreement (other than pursuant to an event described in Section 11(a)), the number of shares of Company Common Stock subject to the Option (including those Option Shares which may have already been exercised) will be adjusted so that it equals 19.9% of the number of shares of Company Common Stock then issued and outstanding, without giving effect to any Option Shares.

  12. Restrictive Legends. Each certificate representing Option Shares issued to Parent hereunder will include a legend in substantially the following form:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT DATED AS OF JULY 26, 2000, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER.

  It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Holder has delivered to Registrant a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Registrant and its counsel, to the effect that such legend is not required for purposes of the Securities Act

                                     A-B-7
and (ii) the reference to restrictions pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

  13. Listing and HSR Filing. The Company, upon the request of Parent, will promptly file an application to list the Company Shares to be acquired upon exercise of the Option for quotation on the Nasdaq National Market and will use its best efforts to obtain approval of such listing as soon as practicable. Promptly after the date hereof, each of the parties hereto will promptly file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice all required premerger notification and report forms and other documents and exhibits required to be filed under the HSR Act to permit the acquisition of the Company Shares subject to the Option at the earliest possible date.

  14. Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any shares sold by a party in compliance with the provisions of Section 9 will, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement and any transferee of such shares will not be entitled to the rights of such party. Certificates representing shares sold in a registered public offering pursuant to Section 9 will not be required to bear the legend set forth in Section 12.

  15. Specific Performance. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party hereto agrees that in addition to other remedies the other party hereto will be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement or the right to enforce any of the covenants or agreements set forth herein by specific performance. In the event that any action will be brought in equity to enforce the provisions of the Agreement, neither party hereto will allege, and each party hereto hereby waives the defense, that there is an adequate remedy at law.

  16. Entire Agreement. This Agreement and the Reorganization Agreement (including the appendices thereto) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

  17. Further Assurances. Each party hereto will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

  18. Validity. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of the other provisions of this Agreement, which will remain in full force and effect. In the event any Governmental Entity of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the parties hereto will negotiate in good faith and will execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.

  19. Notices. All notices and other communications hereunder will be in writing and will be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to

                                     A-B-8
the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as will be specified by like notice):

  (a)if to Parent, to:

    InfoSpace, Inc.
    601 108th Avenue NE
    Suite 1200
    Bellevue, WA 98004
    Attention: General Counsel
    Telecopy No.: (425) 201-6170

    with a copy to:

    Wilson, Sonsini, Goodrich & Rosati, Professional Corporation
    650 Page Mill Road
    Palo Alto, California 94304-1050
    Attention: Barry Taylor, Esq.
               Lawrence Steele, Esq.
               Steve Camahort, Esq.
    Telecopy No.: (650) 493-9300

  (b)if to the Company, to:

    Go2Net, Inc.
    999 Third Avenue
    Suite 4700
    Seattle, WA 98104
    Attention: Chief Executive Officer
    Telecopy No.: (206) 447-1625

    with a copy to:

    Hutchins, Wheeler & Dittmar, a Professional Corporation
    101 Federal Street
    Boston, Massachusetts 02110
    Attention: Francis J. Feeney, Esq.
    Telecopy No.: (617) 951-1295

  20. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

  21. Expenses. Except as otherwise expressly provided herein or in the Reorganization Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement will be paid by the party incurring such expenses.

  22. Amendments; Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

  23. Assignment. Neither of the parties hereto may sell, transfer, assign or otherwise dispose of any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that the rights and obligations hereunder will inure to the benefit of and be binding upon any successor of a party hereto.

  24. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original, but both of which, taken together, will constitute one and the same instrument.


                                     A-B-9

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                          INFOSPACE, INC.


                                          By:__________________________________
                                            Name: Arun Sarin
                                            Title: Chief Executive Officer

                                          GO2NET, INC.


                                          By:__________________________________
                                            Name: Russel C. Horowitz
                                            Title: Chairman and Chief
                                            Executive Officer

                                     A-B-10

                                                                    EXHIBIT C-1

                          COMPANY AFFILIATE AGREEMENT

  THIS COMPANY AFFILIATE AGREEMENT (this "Agreement") is made and entered into as of July 26, 2000, between InfoSpace, Inc., a Delaware corporation ("Parent"), and the undersigned stockholder of Go2Net, Inc., a Delaware corporation ("Company"), who may be deemed an affiliate ("Affiliate") of Company. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement (as defined below).

                                   RECITALS

  A. The Company, Merger Sub (as defined below) and Parent have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") which provides for the merger (the "Merger") of Giants Acquisition Corp., a wholly-owned subsidiary of Parent ("Merger Sub"), with and into the Company. Pursuant to the Merger, all issued and outstanding capital stock of the Company (the "Company Capital Stock") as of the Effective Time (as defined in the Reorganization Agreement) will be converted into Common Stock of Parent as set forth in the Reorganization Agreement;

  B. The execution and delivery of this Agreement by Affiliate is a material inducement to Parent to enter into the Reorganization Agreement; and

  C. Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of Parent after the Merger as the term "affiliate" is used (i) for purposes of Rule 144 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") and
(ii) in Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an "affiliate" of Parent.

  NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

  1. Acknowledgments by Affiliate. Affiliate acknowledges and understands that the representations, warranties and covenants by Affiliate set forth herein will be relied upon by Parent, the Company and their respective affiliates, counsel and accounting firms for purposes of determining Parent's eligibility to account for the Merger as a "pooling of interests." Affiliate has carefully read this Agreement and the Reorganization Agreement and has had the opportunity to discuss the requirements of this Agreement with Affiliate's professional advisors, who Affiliate believes are qualified to advise Affiliate with regard to such matters.

  2. Beneficial Ownership of Company Capital Stock. The Affiliate is the sole beneficial owner of the number of shares of Company Capital Stock set forth next to its name on the signature page hereto (the "Shares"). There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Affiliate is party or by which it is bound obligating the Affiliate to issue, deliver, sell or redeem prior to the end of the Restricted Period (as defined in Section 3 below), or cause to be issued, delivered, sold or redeemed prior to the end of the Restricted Period, any Shares or obligating the Affiliate to grant or enter into any such option, warrant, call, right, commitment or agreement prior to the end of the Restricted Period. The Affiliate has the sole right to transfer such Shares. The Shares constitute all shares of Company Capital Stock owned, beneficially or of record, by the Affiliate. The Affiliate has not engaged in any sale or other transfer of the Shares in contemplation of the Merger. All shares of Company Capital Stock and common stock of Parent ("Parent Common Stock") acquired by Affiliate subsequent to the date hereof (including shares of Parent Common Stock acquired in the Merger) shall be subject to the provisions of this Agreement, to the extent such provisions are then still applicable, as if held by Affiliate as of the date hereof.

  3. Covenants Related to Pooling of Interests. In accordance with Staff Accounting Bulletin No. 65, during the period from the date 30 days prior to the Effective Time until the day Parent publicly announces

                                    A-C-1-1
financial results covering at least 30 days of combined operations of Parent and the Company (the "Restricted Period"), Affiliate shall not sell, exchange, transfer, pledge, distribute, make any gift or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce Affiliate's risk relative to any shares of Parent Common Stock or Company Capital Stock (including the Shares). Parent may, at its discretion, place a stock transfer notice consistent with the foregoing, with respect to Affiliate's shares of Parent Common Stock provided that such notice shall be countermanded as soon as practicable upon expiration of the necessity therefor.

  4. Compliance with Rule 145 and the Securities Act.

    (a) Affiliate has been advised that (i) the issuance of shares of Parent Common Stock in connection with the Merger is expected to be effected pursuant to a registration statement on Form S-4 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and the resale of such shares shall be subject to restrictions set forth in Rule 145 under the Securities Act, and (ii) Affiliate may be deemed to be an affiliate of the Company. Affiliate accordingly agrees not to sell, transfer or otherwise dispose of any Parent Common Stock issued to Affiliate in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Securities Act, (ii) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration, (iii) Affiliate delivers to Parent a written opinion of counsel, reasonably acceptable to Parent in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act or (iv) an authorized representative of the Commission shall have rendered written advice to Affiliate to the effect that the Commission would take no action, or that the staff of the Commission would not recommend that the Commission take any action, with respect to the proposed disposition if consummated (the "No Action Correspondence").

    (b) Parent shall give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received by Affiliate in the Merger and there shall be placed on the certificates representing such Common Stock, or any substitutions therefor issued prior to the end of the Restricted Period, a legend stating in substance:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE TRANSFERRED (A) IN CONFORMITY WITH RULE 145(d), OR (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR
    (C) IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

  The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) and Parent shall instruct its transfer agent to remove such legend, if Affiliate delivers to Parent (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate shall be issued in the name of the transferee), (ii) the No Action Correspondence, (iii) an opinion of counsel, in form and substance reasonably satisfactory to Parent, to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145, or
(iv) a written request for removal of such legend after the first anniversary of the Effective Time.

  5. Termination.

    (a) This Agreement shall be terminated and shall be of no further force and effect in the event of the termination of the Reorganization Agreement pursuant to Article VII of the Reorganization Agreement.

                                    A-C-1-2

    (b) If at any time prior to the effective time, Parent determines in its sole discretion that the Merger may not be accounted for as a "pooling of interests," or, if at any time after the Effective Time, the Merger is not be accounted for as a "pooling of interests," then the restrictions set forth in Section 3 of this Agreement shall terminate and shall be of no further force and effect.

  6. Miscellaneous.

    (a) Waiver; Severability. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto. In the event that any provision of this Agreement, or the application of any such provision to any person, entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

    (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other party hereto.

    (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

    (d) Injunctive Relief. Each of the parties acknowledge that (i) the covenants and the restrictions contained in this Agreement are necessary, fundamental, and required for the protection of Parent and the Company and to preserve for Parent the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a special, unique, and extraordinary value; and (iii) a breach of any such covenants or any other provision of this Agreement shall result in irreparable harm and damages to Parent and the Company which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, Parent and the Company shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or provision or to specifically enforce the provisions hereof.

    (e) Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

    (f) Entire Agreement. This Agreement sets forth the entire understanding of Affiliate and Parent relating to the subject matter hereof and supersedes all prior agreements and understandings between Affiliate and Parent relating to the subject matter hereof.

    (g) Attorneys' Fees. In the event of any legal actions or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

    (h) Further Assurances. Affiliate shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Agreement.

                                    A-C-1-3

    (i) Third Party Reliance. Counsel to and independent auditors for Parent and the Company shall be entitled to rely upon this Affiliate Agreement.

    (j) Survival. The representations, warranties, covenants and other provisions contained in this Agreement shall survive the Merger.

    (k) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

    If to Parent:

    InfoSpace, Inc.
    601 108th Avenue NE
    Suite 1200
    Bellevue, WA 98004
    Attention: General Counsel
    Telecopy No.: (425) 201-6170

    with a copy to:

    Wilson Sonsini Goodrich & Rosati
    Professional Corporation
    650 Page Mill Road
    Palo Alto, California 94304-1050
    Attention: Barry Taylor, Esq.
               Lawrence Steele, Esq.
               Steve Camahort, Esq.
    Telecopy No.: (650) 493-6811

    If to Affiliate: To the address for notice set forth on the signature page hereof.

    (l) Counterparts. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                                    A-C-1-4

  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

INFOSPACE, INC.                          AFFILIATE


By: __________________________________   By: __________________________________


Name: Arun Sarin                         Affiliate's Address for Notice:


Title: Chief Executive Officer           --------------------------------------
                                         --------------------------------------
                                         --------------------------------------

                                         Share beneficially owned:

                                         ____ shares of Company Common Stock

                                         ____ shares of Company Preferred Stock

                                         ____ shares of Company Common Stock
                                         issuable upon exercise of outstanding
                                         options

                                         ____ shares of Parent Common Stock

                [Signature Page to Company Affiliate Agreement]

                                    A-C-1-5

                                                                    EXHIBIT C-2

                          PARENT AFFILIATE AGREEMENT

  THIS PARENT AFFILIATE AGREEMENT (this "Agreement") is made and entered into as of July 26, 2000, between InfoSpace, Inc., a Delaware corporation ("Parent"), and the undersigned stockholder of Parent who may be deemed an affiliate ("Affiliate") of Parent. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement (as defined below).

                                   RECITALS

  A. Go2Net, Inc. (the "Company"), Merger Sub (as defined below) and Parent have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") which provides for the merger (the "Merger") of Giants Acquisition Corp., a wholly-owned subsidiary of Parent ("Merger Sub"), with and into the Company. Pursuant to the Merger, all issued and outstanding capital stock of the Company (the "Company Capital Stock") as of the Effective Time (as defined in the Reorganization Agreement) will be converted into common stock of Parent, par value $0.0001 per share (the "Parent Common Stock") as set forth in the Reorganization Agreement;

  B. The execution and delivery of this Agreement by Affiliate is a material inducement to Parent to enter into the Reorganization Agreement; and

  C. Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of Parent as the term "affiliate" is used in Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an "affiliate" of Parent.

  NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

  1. Acknowledgments by Affiliate. Affiliate acknowledges and understands that the representations, warranties and covenants by Affiliate set forth herein will be relied upon by Parent, the Company and their respective affiliates, counsel and accounting firms for purposes of determining Parent's eligibility to account for the Merger as a "pooling of interests." Affiliate has carefully read this Agreement and the Reorganization Agreement and has had the opportunity to discuss the requirements of this Agreement with Affiliate's professional advisors, who Affiliate believes are qualified to advise Affiliate with regard to such matters.

  2. Beneficial Ownership of Company Capital Stock. The Affiliate is the sole beneficial owner of the number of shares of Parent Common Stock set forth next to its name on the signature page hereto (the "Shares"). There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Affiliate is party or by which it is bound obligating the Affiliate to issue, deliver, sell or redeem prior to the end of the Restricted Period (as defined in Section 3 below), or cause to be issued, delivered, sold or redeemed prior to the end of the Restricted Period, any Shares or obligating the Affiliate to grant or enter into any such option, warrant, call, right, commitment or agreement prior to the end of the Restricted Period. The Affiliate has the sole right to transfer such Shares. The Shares constitute all shares of Parent Common Stock owned, beneficially or of record, by the Affiliate. The Affiliate has not engaged in any sale or other transfer of the Shares in contemplation of the Merger. All shares of Parent Common Stock acquired by Affiliate subsequent to the date hereof shall be subject to the provisions of this Agreement, to the extent such provisions are then still applicable, as if held by Affiliate as of the date hereof.

  3. Covenants Related to Pooling of Interests. In accordance with Staff Accounting Bulletin No. 65, during the period from the date 30 days prior to the Effective Time until the day Parent publicly announces financial results covering at least 30 days of combined operations of Parent and the Company (the "Restricted Period"), Affiliate shall not sell, exchange, transfer, pledge, distribute, make any gift or otherwise

                                    A-C-2-1
dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce Affiliate's risk relative to any shares of Parent Common Stock (including the Shares). Parent may, at its discretion, place a stock transfer notice consistent with the foregoing, with respect to Affiliate's shares of Parent Common Stock provided that such notice shall be countermanded as soon as practicable upon expiration of the necessity therefor.

  4. Termination.

    (a) This Agreement shall be terminated and shall be of no further force and effect in the event of the termination of the Reorganization Agreement pursuant to Article VII of the Reorganization Agreement.

    (b) If at any time prior to the effective time, Parent determines in its sole discretion that the Merger may not be accounted for as a "pooling of interests," or, if at any time after the Effective Time, the Merger is not be accounted for as a "pooling of interests," then the restrictions set forth in Section 3 of this Agreement shall terminate and shall be of no further force and effect.

  5. Miscellaneous.

    (a) Waiver; Severability. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto. In the event that any provision of this Agreement, or the application of any such provision to any person, entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

    (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other party hereto.

    (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

    (d) Injunctive Relief. Each of the parties acknowledge that (i) the covenants and the restrictions contained in this Agreement are necessary, fundamental, and required for the protection of Parent and the Company and to preserve for Parent the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a special, unique, and extraordinary value; and (iii) a breach of any such covenants or any other provision of this Agreement shall result in irreparable harm and damages to Parent and the Company which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, Parent and the Company shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or provision or to specifically enforce the provisions hereof.

    (e) Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                                    A-C-2-2

    (f) Entire Agreement. This Agreement sets forth the entire understanding of Affiliate and Parent relating to the subject matter hereof and supersedes all prior agreements and understandings between Affiliate and Parent relating to the subject matter hereof.

    (g) Attorneys' Fees. In the event of any legal actions or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

    (h) Further Assurances. Affiliate shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Agreement.

    (i) Third Party Reliance. Counsel to and independent auditors for Parent and the Company shall be entitled to rely upon this Affiliate Agreement.

    (j) Survival. The representations, warranties, covenants and other provisions contained in this Agreement shall survive the Merger.

    (k) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

    If to Parent:

    InfoSpace, Inc.
    601 108th Avenue, NE
    Suite 1200
    Bellevue, WA 98004
    Attention: General Counsel
    Telecopy No.: (425) 201-6170

    with a copy to:

    Wilson Sonsini Goodrich & Rosati
    Professional Corporation
    650 Page Mill Road
    Palo Alto, California 94304-1050
    Attention: Barry Taylor, Esq.
               Lawrence Steele, Esq.
               Steve Camahort, Esq.
    Telecopy No.: (650) 493-9300

    If to Affiliate: To the address for notice set forth on the signature page hereof.

    (l) Counterparts. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                                    A-C-2-3

  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

INFOSPACE, INC.                          AFFILIATE


By: __________________________________   By: __________________________________


Name: Arun Sarin                         Affiliate's Address for Notice:


Title: Chief Executive Officer           --------------------------------------
                                         --------------------------------------
                                         --------------------------------------

                                         Share beneficially owned:

                                         ___ shares of Parent Common Stock

                                         ___ shares of Parent Common Stock
                                         issuable upon exercise of outstanding
                                         options

                 [Signature Page to Parent Affiliate Agreement]

                                    A-C-2-4

                                                                        ANNEX B

                [MORGAN STANLEY & CO. INCORPORATED letterhead]

                                                                  July 26, 2000

Board of Directors
Infospace, Inc.
601-108th Avenue NE
Suite 1200
Bellevue, WA 98004

Members of the Board:

  We understand that Go2Net, Inc. ("Go2Net" or the "Company"), Infospace, Inc. ("Infospace") and Giants Acquisition Corp., a wholly-owned subsidiary of Infospace ("Merger Sub"), propose to enter into an Agreement and Plan of Reorganization, substantially in the form of the draft dated July 26, 2000 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly-owned subsidiary of Infospace and each issued and outstanding share of common stock, par value $0.01 per share, of Go2Net ("Go2Net Common Stock"), other than shares held in treasury or held by Infospace, Merger Sub or any direct or indirect wholly-owned subsidiary of the Company or Infospace, together with any associated rights to purchase Go2Net Common Stock will be converted into the right to receive 1.820 shares (the "Exchange Ratio") of common stock, par value $0.0001 per share, of Infospace ("Infospace Common Stock"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

  You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Infospace.

  For purposes of the opinion set forth herein, we have:

    (i) reviewed certain publicly available financial statements and other information of the Company and Infospace;

    (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

    (iii) reviewed certain financial projections prepared by the management of the Company;

    (iv) reviewed certain internal financial statements and other financial and operating data concerning Infospace prepared by the management of Infospace;

    (v) reviewed certain financial projections prepared by the management of Infospace;

    (vi) reviewed the past and current operations and financial condition and the prospects of the Company and Infospace, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of the Company and Infospace, respectively;

    (vii) reviewed the pro forma impact of the Merger on Infospace's financial performance, including revenue per share and earnings per share;

    (viii) reviewed the reported prices and trading activity for Go2Net Common Stock and Infospace Common Stock;

    (ix) compared the financial performance of the Company and Infospace and the prices and trading activity of Go2Net Common Stock and Infospace Common Stock with that of certain other publicly-traded companies comparable with the Company and Infospace, respectively, and their securities;

    (x) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

    (xi) participated in discussions and negotiations among representatives of the Company and Infospace and their financial and legal advisors;

    (xii) reviewed a draft of the Merger Agreement dated July 26, 2000, and certain related documents; and

    (xiii) performed such other analyses and considered such other factors as we have deemed appropriate.

  We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company and Infospace, respectively. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the draft Merger Agreement dated July 26, 2000, including that the Merger will be treated as a tax-free reorganization and/or exchange, each pursuant to the Internal Revenue Code of 1986. We have relied upon, without independent verification, the assessment by the management of the Company and Infospace of the strategic benefits expected to result from the transaction. We have also relied upon, without independent verification, the assessment by the management of the Company and Infospace of the technologies and products of the Company and Infospace, the timing and risks associated with the integration of the Company and Infospace and the validity of, and risks associated with, the Company's and Infospace's existing and future products and technologies.

  We have not made any independent valuation or appraisal of the assets or liabilities of the Company or Infospace, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

  We have acted as financial advisor to the Board of Directors of Infospace in connection with this transaction and will receive a fee for our services. In addition, in the ordinary course of our business we may actively trade the securities of Infospace for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

  It is understood that this letter is for the information of the Board of Directors of Infospace and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by Infospace in respect of the transaction with the Securities and Exchange Commission. In addition, this opinion does not in any manner address the prices at which Infospace Common Stock will trade following the consummation of the Merger.

  Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Infospace.

                                          Very truly yours,

                                          Morgan Stanley & Co. Incorporated

                                                   /s/ Drago S. Rajkovic
                                          By: _________________________________
                                                     Drago S. Rajkovic
                                                      Vice President

                                                                        ANNEX C

                      [Letterhead of Merrill Lynch & Co.]

                                                                  July 26, 2000

Board of Directors
Go2Net, Inc.
999 Third Avenue, Suite 4700
Seattle, WA 98104

Ladies and Gentlemen:

  Go2Net, Inc. (the "Company") , InfoSpace, Inc. (the "Parent") and Giants Acquisition Corp., a wholly owned subsidiary of the Parent (the "Merger Sub"), propose to enter into an agreement (the "Agreement") pursuant to which the Merger Sub will be merged with and into the Company in a transaction (the "Merger") in which each outstanding share of the Company's common stock, par value $0.01 per share (the "Shares"), will be converted into the right to receive 1.82 shares (the "Exchange Ratio") of the common stock of the Parent, par value $0.0001 per share (the "Parent Shares"). The Merger is expected to be considered by the shareholders of the Company at a special meeting of shareholders to be held on or before November 15, 2000 and consummated on or shortly after the date of such meeting.

  You have asked us whether, in our opinion, the Exchange Ratio is fair to the holders of Shares (other than the Parent and its affiliates) from a financial point of view.

  In arriving at the opinion set forth below, we have, among other things:

    (1) Reviewed certain publicly available business and financial information relating to the Company and the Parent that we deemed to be relevant;

    (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and liabilities and prospects of the Company and the Parent, furnished to us or discussed with us by the Company and the Parent;

    (3) Conducted discussions with members of senior management of the Company and the Parent concerning their respective businesses and prospects, and potential financial benefits of the Merger;

    (4) Reviewed the historical market prices and trading activity for the Shares and the Parent Shares and compared them with that of certain publicly traded companies which we deemed to be reasonably similar to the Company and the Parent, respectively;

    (5) Compared the results of operations of the Company and the Parent with those of certain companies which we deemed to be reasonably similar to the Company and the Parent, respectively;

    (6) Compared the proposed financial terms of the transactions contemplated by the Agreement with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

    (7) Reviewed the Agreement; and

    (8) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

  In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by the Company and the Parent, and we have not independently verified such information or undertaken an independent appraisal of the assets of the Company or the Parent. With respect to the financial forecasts furnished by the Company and the Parent, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's or the Parent's management as to the expected future financial performance of the Company or the Parent, as the case may be. For the purposes of this opinion, we have assumed that neither the Company nor the Parent is a party to any pending transactions, including external financings, recapitalizations or material merger discussions other than the Agreement and those activities undertaken in the ordinary course of conducting their respective businesses.

  Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this letter and any change in such conditions would require a reevaluation of this opinion. In rendering this opinion, we have assumed that the Merger will be consummated substantially on the terms set forth in the Agreement, without any waiver of any material terms or conditions by any party thereto.

  We have, in the past, provided financial advisory and/or financing services to the Company and/or its affiliates and the Parent and may continue to do so. We are acting as financial advisor to the Company in connection with the Merger and will receive a fee for our services, substantially all of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In the ordinary course of business, we may actively trade in the securities of the Company and the Parent for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

  On the basis of, and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair to the holders of the Shares (other than the Parent and its affiliates) from a financial point of view.

                                          Very truly yours,

                                          Merrill Lynch, Pierce, Fenner &
                                                     Smith Incorporated

                                              /s/ Karl Will
                                          By: _________________________________
                                              Managing Director
                                              Investment Banking Group

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

  Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by such section.

  The Registrant's restated certificate of incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

  The Registrant's bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

  The Registrant has entered into indemnification agreements with its directors and executive officers and intends to enter into indemnification agreements with any new directors and executive officers in the future.

  The Registrant has director and officer liability insurance that covers matters, including matters arising under the Securities Act.

Item 21. Exhibits and Financial Statement Schedules

  (a) Exhibits

 Exhibit
 Number                                Description
 -------                               -----------
  2.1(1) Agreement and Plan of Reorganization, dated as of July 26, 2000, by and among InfoSpace, Inc., Go2Net, Inc. and Giants Acquisition Corp.
  3.1(2) Restated certificate of incorporation of InfoSpace
  3.2(6) Certificate of amendment to restated certificate of incorporation of
         InfoSpace
  3.3(2) Restated bylaws of InfoSpace
  4.1(1) Form of Stock Option Agreement dated July 26, 2000
  5.1    Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
  8.1    Form of Tax Opinion of Wilson Sonsini Goodrich & Rosati, Professional
         Corporation
  8.2    Form of Tax Opinion of Hutchins, Wheeler & Dittmar, A Professional
         Corporation
  9.1(1) Form of InfoSpace Voting Agreement dated July 26, 2000
  9.2(1) Form of Go2Net Voting Agreement dated July 26, 2000
 10.1(2) Form of Indemnification Agreement between InfoSpace and each of its
         Directors and Executive Officers
 10.2(3) Restated 1996 Flexible Stock Incentive Plan and Terms of Stock Option
         Grant Program for Nonemployee Directors under the Restated 1996
         Flexible Stock Incentive Plan
 10.3(2) 1998 Employee Stock Purchase Plan
 10.4(2) Lease, dated May 14, 1998, between InfoSpace and TIAA Realty, Inc.
 10.5(2) Registration Rights Agreement, dated May 1, 1997, among InfoSpace,
         John E. Richards, Peter S. Richards, John Enger and Alexander Hutton
         Capital L.L.C., as subsequently amended by Agreement dated as of
         January 2, 1998, among InfoSpace, John E. Richards, Peter S. Richards,
         John Enger and Alexander Hutton Capital, L.L.C.
 10.6(2) Agreement, dated January 2, 1998, among InfoSpace, John E. Richards,
         Peter S. Richards, John Enger and Alexander Hutton Capital, L.L.C.
 10.7(2) Form of Common Stock and Common Stock Warrant Purchase Agreements,
         dated May 21, 1998, between InfoSpace and each of Acorn Ventures-IS,
         LLC, Kellett Partners, LLP and John and Carolyn Cunningham

 10.8(2)  Form of Investor Rights Agreements, dated as of May 21, 1998, between
          InfoSpace and each of Acorn Ventures-IS, LLC, Kellett Partners, LLP and John and Carolyn Cunningham
 10.9(2)  Form of Co-Sale Agreements, dated as of May 21, 1998, among
          InfoSpace, Naveen Jain and each of Acorn Ventures-IS, LLC, Kellett
          Partners, LLP and John and Carolyn Cunningham
 10.10(2) Form of Common Stock Warrant, dated May 21, 1998, between InfoSpace and each of Acorn Ventures-IS, LLC, Kellett Partners, LLP and John
          and Carolyn Cunningham
 10.11(2) Common Stock Purchase Agreement, dated as of August 6, 1998, by and among InfoSpace and the investors named therein
 10.12(2) Stockholder Rights Agreement, dated as of August 6, 1998, by and among InfoSpace and the investors named therein
 10.13(2) Form of Amendment to Common Stock and Common Stock Warrant Purchase
          Agreements, dated August 6, 1998, between InfoSpace and each of Acorn
          Ventures-IS, LLC, Kellett Partners, LLP and John and Carolyn
          Cunningham
 10.14(2) License Agreement, dated July 28, 1998, between InfoSpace and
          American Business Information, Inc. (now known as infoUSA, Inc.)
 10.15(2) Amended and Restated Content Provider Agreement, made as of August
          24, 1996, effective as of April 25, 1998, between InfoSpace and 800-
          U.S. Search
 10.16(2) Letter Agreement with Bernee D. L. Strom, dated November 22, 1998
 10.17(5) Lease, dated February 2000, between InfoSpace and Three Bellevue
          Center, LLC.
 10.18(5) Letter Agreement with Bernee D. L. Strom, dated December 16, 1999
 10.19(5) Letter Agreement with Naveen Jain, dated February 10, 2000
 10.20(6) Employment Agreement between InfoSpace, Inc., Saraide Inc. and Arun
          Sarin
 10.21(7) InfoSpace, Inc. and Saraide Inc. 2000 Stock Plan
 21.1(4)  Subsidiaries of InfoSpace
 23.1     Consent of Deloitte & Touche LLP, Independent Auditors (relating to financial statements of InfoSpace, Inc.)
 23.2     Consent of KPMG LLP, Independent Auditors (relating to financial statements of Go2Net, Inc.)
 23.3     Consent of Morgan Stanley & Co. Incorporated
 23.4     Consent of Merrill Lynch & Co.
 23.5     Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
          (included in opinions filed as Exhibits 5.1 and 8.1)
 23.6     Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation
          (included in opinion filed as Exhibit 8.2)
 23.7     Consent of KPMG LLP, Independent Auditors (relating to financial statements of Prio, Inc.)
 23.8     Consent of Deloitte & Touche LLP, Independent Auditors (relating to financial statements of Saraide Inc.)
 24.1     Power of Attorney (see page II-5)
 99.1     Form of InfoSpace, Inc. proxy card
 99.2     Form of Go2Net, Inc. proxy card
 99.3*    Consent of Person About to Become a Director--Russell C. Horowitz
 99.4*    Consent of Person About to Become a Director--William C. Savoy

--------
 *  To be filed by amendment.

(1) Filed as an annex to the joint proxy statement/prospectus constituting a part of this registration statement and incorporated by reference herein.

(2) Incorporated by reference to the Registration Statement on Form S-1 (No. 333-62323) filed by InfoSpace on August 27, 1998, as amended.

(3) Incorporated by reference to the Registration Statement on Form S-8 (No. 333-81593) filed by InfoSpace on June 25, 1999.

(4) Incorporated by reference to the Registration Statement on Form S-1 (No. 333-86313) filed by InfoSpace on September 1, 1999, as amended.

(5) Incorporated by reference to the Annual Report on Form 10-K filed by InfoSpace for the year ended December 31, 2000.

(6) Incorporated by reference to the Quarterly Report on From 10-Q filed by InfoSpace for the quarter ended March 31, 2000.

(7) Incorporated by reference to the Registration Statement on Form S-3 (No. 333-93167) filed by InfoSpace on December 21, 1999, as amended.

  (b) Financial statement schedules

  Not applicable.

  (c) Reports, opinions or appraisals

  Opinions of Morgan Stanley & Co. Incorporated and Merrill Lynch & Co. (attached as Annexes B and C, respectively, to the joint proxy statement/prospectus filed as part of this registration statement).

Item 22. Undertakings

  (1) The undersigned Registrant hereby undertakes as follows: that prior to any public offering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the undersigned Registrant undertakes that such offering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

  (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (4) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  (5) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

  (6) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, InfoSpace, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 16th day of August, 2000.

                                          InfoSpace, Inc.

                                                     /s/ Ellen B. Alben
                                          By: _________________________________
                                                      Ellen B. Alben,
                                              Senior Vice President, Legal and
                                                      Business Affairs

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ellen B. Alben and Tammy D. Halstead and each of them, his or her attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the 16th day of August, 2000.

                 Signature                                      Title
                 ---------                                      -----

               /s/ Arun Sarin                Chief Executive Officer and Vice Chairman
____________________________________________  (Principal Executive Officer)
                 Arun Sarin

           /s/ Rand L. Rosenberg             Chief Financial Officer and Senior Vice
____________________________________________  President, Finance and Corporate
             Rand L. Rosenberg                Development (Principal Financial Officer)

           /s/ Tammy D. Halstead             Senior Vice President and Chief Accounting
____________________________________________  Officer (Principal Accounting Officer)
             Tammy D. Halstead

              /s/ Naveen Jain                Chairman of the Board
____________________________________________
                Naveen Jain

                 Signature                                      Title
                 ---------                                      -----

         /s/ John E. Cunningham, IV          Director
____________________________________________
           John E. Cunningham, IV

           /s/ Peter L. S. Currie            Director
____________________________________________
             Peter L. S. Currie

             /s/ David C. House              Director
____________________________________________
               David C. House

          /s/ Rufus W. Lumry, III            Director
____________________________________________
            Rufus W. Lumry, III

                                             Director
____________________________________________
              Ashok Narasimhan

                                             Director
____________________________________________
                 Carl Stork

                                 EXHIBIT INDEX

 Exhibit
  Number                               Description
 --------                              -----------
  2.1(1)  Agreement and Plan of Reorganization, dated as of July 26, 2000, by and among InfoSpace, Inc., Go2Net, Inc. and Giants Acquisition Corp.
  3.1(2)  Restated certificate of incorporation of InfoSpace
  3.2(6)  Certificate of amendment to restated certificate of incorporation of
          InfoSpace
  3.3(2)  Restated bylaws of InfoSpace
  4.1(1)  Form of Stock Option Agreement dated July 26, 2000
  5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
  8.1     Form of Tax Opinion of Wilson Sonsini Goodrich & Rosati, Professional
          Corporation
  8.2     Form of Tax Opinion of Hutchins, Wheeler & Dittmar, A Professional
          Corporation
  9.1(1)  Form of InfoSpace Voting Agreement dated July 26, 2000
  9.2(1)  Form of Go2Net Voting Agreement dated July 26, 2000
 10.1(2)  Form of Indemnification Agreement between InfoSpace and each of its
          Directors and Executive Officers
 10.2(3)  Restated 1996 Flexible Stock Incentive Plan and Terms of Stock Option
          Grant Program for Nonemployee Directors under the Restated 1996
          Flexible Stock Incentive Plan
 10.3(2)  1998 Employee Stock Purchase Plan
 10.4(2)  Lease, dated May 14, 1998, between InfoSpace and TIAA Realty, Inc.
 10.5(2)  Registration Rights Agreement, dated May 1, 1997, among InfoSpace,
          John E. Richards, Peter S. Richards, John Enger and Alexander Hutton
          Capital L.L.C., as subsequently amended by Agreement dated as of
          January 2, 1998, among InfoSpace, John E. Richards, Peter S.
          Richards, John Enger and Alexander Hutton Capital, L.L.C.
 10.6(2)  Agreement, dated January 2, 1998, among InfoSpace, John E. Richards,
          Peter S. Richards, John Enger and Alexander Hutton Capital, L.L.C.
 10.7(2)  Form of Common Stock and Common Stock Warrant Purchase Agreements,
          dated May 21, 1998, between InfoSpace and each of Acorn Ventures-IS,
          LLC, Kellett Partners, LLP and John and Carolyn Cunningham
 10.8(2)  Form of Investor Rights Agreements, dated as of May 21, 1998, between
          InfoSpace and each of Acorn Ventures-IS, LLC, Kellett Partners, LLP and John and Carolyn Cunningham
 10.9(2)  Form of Co-Sale Agreements, dated as of May 21, 1998, among
          InfoSpace, Naveen Jain and each of Acorn Ventures-IS, LLC, Kellett
          Partners, LLP and John and Carolyn Cunningham
 10.10(2) Form of Common Stock Warrant, dated May 21, 1998, between InfoSpace and each of Acorn Ventures-IS, LLC, Kellett Partners, LLP and John
          and Carolyn Cunningham
 10.11(2) Common Stock Purchase Agreement, dated as of August 6, 1998, by and among InfoSpace and the investors named therein
 10.12(2) Stockholder Rights Agreement, dated as of August 6, 1998, by and among InfoSpace and the investors named therein
 10.13(2) Form of Amendment to Common Stock and Common Stock Warrant Purchase
          Agreements, dated August 6, 1998, between InfoSpace and each of Acorn
          Ventures-IS, LLC, Kellett Partners, LLP and John and Carolyn
          Cunningham
 10.14(2) License Agreement, dated July 28, 1998, between InfoSpace and
          American Business Information, Inc. (now known as infoUSA, Inc.)
 10.15(2) Amended and Restated Content Provider Agreement, made as of August
          24, 1996, effective as of April 25, 1998, between InfoSpace and 800-
          U.S. Search
 10.16(2) Letter Agreement with Bernee D. L. Strom, dated November 22, 1998
 10.17(5) Lease, dated February 2000, between InfoSpace and Three Bellevue
          Center, LLC.
 10.18(5) Letter Agreement with Bernee D. L. Strom, dated December 16, 1999
 10.19(5) Letter Agreement with Naveen Jain, dated February 10, 2000
 10.20(6) Employment Agreement between InfoSpace, Inc., Saraide Inc. and Arun
          Sarin

 10.21(7) InfoSpace, Inc. and Saraide Inc. 2000 Stock Plan
 21.1(4)  Subsidiaries of InfoSpace
 23.1     Consent of Deloitte & Touche LLP, Independent Auditors (relating to financial statements of InfoSpace, Inc.)
 23.2     Consent of KPMG LLP, Independent Auditors (relating to financial statements of Go2Net, Inc.)
 23.3     Consent of Morgan Stanley & Co. Incorporated
 23.4     Consent of Merrill Lynch & Co.
 23.5     Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
          (included in opinions filed as Exhibits 5.1 and 8.1)
 23.6     Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation
          (included in opinion filed as Exhibit 8.2)
 23.7     Consent of KPMG LLP, Independent Auditors (relating to financial statements of Prio, Inc.)
 23.8     Consent of Deloitte & Touche LLP, Independent Auditors (relating to financial statements of Saraide Inc.)
 24.1     Power of Attorney (see page II-5)
 99.1     Form of InfoSpace, Inc. proxy card
 99.2     Form of Go2Net, Inc. proxy card
 99.3*    Consent of Person About to Become a Director--Russell C. Horowitz
 99.4*    Consent of Person About to Become a Director--William C. Savoy

--------
 *  To be filed by amendment.

(1) Filed as an annex to the joint proxy statement/prospectus constituting a part of this registration statement and incorporated by reference herein.

(2) Incorporated by reference to the Registration Statement on Form S-1 (No. 333-62323) filed by InfoSpace on August 27, 1998, as amended.

(3) Incorporated by reference to the Registration Statement on Form S-8 (No. 333-81593) filed by InfoSpace on June 25, 1999.

(4) Incorporated by reference to the Registration Statement on Form S-1 (No. 333-86313) filed by InfoSpace on September 1, 1999, as amended.

(5) Incorporated by reference to the Annual Report on Form 10-K filed by InfoSpace for the year ended December 31, 2000.

(6) Incorporated by reference to the Quarterly Report on From 10-Q filed by InfoSpace for the quarter ended March 31, 2000.

(7) Incorporated by reference to the Registration Statement on Form S-3 (No. 333-93167) filed by InfoSpace on December 21, 1999, as amended.